UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

RCN CORPORATION
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.

☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

common stock, par value $0.01 per share

(2)	Aggregate number of securities to which transaction applies:

35,294,030 shares of outstanding common stock (including restricted shares); options to purchase 2,274,192 shares of common stock with exercise prices below $15.00 per share; and 2,133,677 restricted stock units

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Solely for the purpose of calculating the filing fee, the underlying value of the transaction was calculated as the sum of: (a) 35,294,030 shares of common stock (including restricted shares) multiplied by $15.00 per share; (b) 2,274,192 shares of common stock underlying outstanding options with exercise prices less than $15.00 per share multiplied by $2.93 (which is the difference between $15.00 per share and the $12.07 weighted average exercise price per share of such options); and (c) 2,133,677 restricted stock units multiplied by $15.00 per restricted stock unit. The filing fee was determined by multiplying $0.00007130 by the maximum aggregate value of the transaction as determined in accordance with the preceding sentence.

(4)	Proposed maximum aggregate value of transaction: $568,082,721.00

(5)	Total fee paid: $40,504.30
☐	Fee paid previously with proxy materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

196 Van Buren Street
Herndon, Virginia 20170
703-434-8200

[          ], 2010

Dear Stockholder:

You are cordially invited to attend a special meeting of the stockholders of RCN Corporation, which we refer to as the Company, to be held on [          ], 2010, at [          ] (Eastern time), at [          ].

On March 5, 2010, we entered into a merger agreement among the Company, Yankee Cable Acquisition, LLC, which we refer to as Cable Buyer, Yankee Metro Parent, Inc., which we refer to as Metro Parent, and Yankee Metro Merger Sub, Inc., which we refer to as Merger Sub, pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation of the merger, but as a wholly owned subsidiary of Metro Parent. Cable Buyer, Metro Parent and Merger Sub are indirect wholly-owned subsidiaries of funds affiliated with ABRY Partners, a private equity fund sponsor, which we refer to as ABRY.

At the special meeting, you will be asked to consider and vote upon a proposal to adopt the merger agreement and to approve the transactions contemplated thereby. If the merger is completed, each share of Company common stock will be converted into the right to receive $15.00 in cash, without interest, which represents a premium of approximately 43% over the Company’s average closing share price during the 30 trading days immediately prior to the public announcement of the execution of the merger agreement.

Upon the closing, but immediately prior to the effective time of the merger, the merger agreement provides that the Company will transfer its Residential and Small and Medium Businesses business unit, which we refer to as the Cable Business, to Cable Buyer on the terms and conditions set forth in the merger agreement. As a result, following the consummation of the merger, the Company’s Cable Business will be owned by Cable Buyer and the Company’s Metro Optical Networks business unit, which we refer to as the Metro Business, will be owned by Metro Parent, and each of Cable Buyer and Metro Parent will be controlled by ABRY and other co-investors.

The proxy statement accompanying this letter is furnished in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the special meeting.

The Board of Directors of the Company, which we refer to as the Board, and the Special Committee of the Board comprised entirely of independent directors that was established to undertake a review of the Company’s strategic alternatives and that negotiated the merger agreement with ABRY, which we refer to as the Special Committee, have carefully considered the terms and conditions of the proposed merger. Based on such consideration, and in the case of the Board based on its adoption of the unanimous recommendation of the Special Committee, each of the Board and the Special Committee has unanimously determined that the merger is fair to and in the best interests of the stockholders of the Company and has unanimously approved and declared advisable the merger agreement. Accordingly, the Board unanimously recommends that you vote FOR approval of the proposal to adopt the merger agreement and to approve the transactions contemplated thereby and FOR approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Your vote is very important.  The merger and the other transactions contemplated by the merger agreement cannot be completed unless holders of at least a majority of shares of Company common stock outstanding and entitled to vote at the special meeting vote to adopt the merger agreement and to approve the transactions contemplated thereby. The failure to vote will have the same effect as a vote AGAINST approval of the proposal to adopt the merger agreement and to approve the transactions contemplated thereby.

Only holders of record of Company common stock at the close of business on [          ], 2010, will be entitled to vote at the special meeting. Please complete, sign, date and return your proxy card. Completing a proxy card now will not prevent you from being able to vote at the special meeting by attending in person and casting a vote. If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote. The failure to instruct your bank, broker or other nominee to vote your shares FOR approval of the proposal to adopt the merger agreement and to approve the transactions contemplated thereby will have the same effect as a vote AGAINST the proposal to adopt the merger agreement and to approve the transactions contemplated thereby.

This proxy statement explains the proposed merger and the merger agreement and provides specific information concerning the special meeting. A copy of the merger agreement is attached as Annex A to the proxy statement. We encourage you to read the entire proxy statement and the merger agreement carefully. You may also obtain more information about the Company from documents that we have filed with the Securities and Exchange Commission.

Sincerely,

Peter D. Aquino
President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

The proxy statement is dated [          ], 2010, and is first being mailed to our stockholders on or about [          ], 2010.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [          ], 2010

To Stockholders of RCN Corporation:

A special meeting of the stockholders of RCN Corporation, which we refer to as the Company, will be held at [          ] (Eastern time), on [          ], 2010, at [          ], for the following purposes:

1. To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of March 5, 2010, as it may be amended from time to time, by and among the Company, Yankee Cable Acquisition, LLC, which we refer to as Cable Buyer, Yankee Metro Parent, Inc., which we refer to as Metro Parent, and Yankee Metro Merger Sub, Inc., which we refer to as Merger Sub, and to approve the transactions contemplated thereby. Cable Buyer, Metro Parent and Merger Sub are indirect wholly-owned subsidiaries of funds affiliated with ABRY Partners, a private equity fund sponsor, which we refer to as ABRY. If the merger and the other transactions contemplated by the merger agreement are consummated, each share of Company common stock will be converted into the right to receive $15.00 in cash, without interest. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement.

2. To consider and vote on a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement and to approve the transactions contemplated thereby.

3. To transact any other business that may properly come before the special meeting, or any adjournment or postponement of the special meeting, by or at the direction of the Board of Directors of the Company.

Only holders of record of shares of Company common stock at the close of business on [          ], 2010, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting. Each share of Company common stock is entitled to vote on all matters that properly come before the special meeting and is entitled to one vote on each matter properly brought before the special meeting. If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote. Completing a proxy now will not prevent you from being able to vote at the special meeting by attending in person and casting a vote.

The Board of Directors of the Company, which we refer to as the Board, and the Special Committee of the Board comprised entirely of independent directors that was established to undertake a review of the Company’s strategic alternatives and that negotiated the merger agreement with ABRY, which we refer to as the Special Committee, have carefully considered the terms and conditions of the proposed merger. Based on such consideration, and in the case of the Board based on its adoption of the unanimous recommendation of the Special Committee, each of the Board and the Special Committee has unanimously determined that the merger is fair to and in the best interests of the stockholders of the Company and has unanimously approved and declared advisable the merger agreement. Accordingly, the Board unanimously recommends that you vote FOR approval of the proposal to adopt the merger agreement and to approve the transactions contemplated thereby and FOR approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

The Company cannot complete the merger and the other transactions contemplated by the merger agreement unless the merger agreement is adopted by stockholders of the Company. Adoption of the merger agreement requires the affirmative vote of holders of at least a majority of shares of Company common stock outstanding and entitled to vote at the special meeting.

The attached proxy statement describes the proposed merger and the actions to be taken in connection with the merger and provides additional information about the parties involved.

Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-paid return envelope, or give your proxy by telephone or over the Internet by following the instructions on the proxy card. You may revoke your proxy at any time prior to its exercise at the special meeting in the manner described in this proxy statement. Completing a proxy now will not prevent you from being able to vote at the special meeting by attending in person and casting a vote. If you are a record holder, your vote at the special meeting will supersede any previously submitted proxy. If you hold your shares through a bank, broker or other nominee, you should follow the procedures provided by your bank, broker or other nominee in order to vote.

If you fail to return your proxy or to attend the special meeting in person, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote AGAINST the adoption of the merger agreement and approval of the transactions contemplated thereby.

Please do not send any stock certificates at this time.

By order of the Board of Directors,

Jennifer McGarey
Acting General Counsel and Secretary

[          ], 2010

References to “RCN Corporation,” “RCN,” the “Company,” “we,” “our” or “us” in this proxy statement refer to RCN Corporation and its subsidiaries unless otherwise indicated by context.

SUMMARY

The following summary highlights selected information in this proxy statement and may not contain all of the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page [          ].

•	The Parties to the Merger (Page [ ])

RCN Corporation is a competitive broadband services provider delivering all-digital and high definition video, high-speed internet and premium voice services to residential and small and medium business customers under the brand names of RCN and RCN Business Services, respectively, which we refer to as the Cable Business. In addition, through our RCN Metro Optical Networks business unit, we deliver fiber-based high-capacity data transport services to large commercial customers, primarily large enterprises and carriers, targeting the metropolitan central business districts in the Company’s geographic markets, which we refer to as the Metro Business.

Yankee Cable Acquisition, LLC, which we refer to as Cable Buyer, was formed by ABRY Partners solely for the purpose of entering into the merger agreement and completing the transactions contemplated thereby, specifically including the acquisition of the Company’s Cable Business.

Yankee Metro Parent, Inc., which we refer to as Metro Parent, was formed by ABRY Partners solely for the purpose of entering into the merger agreement and completing the transactions contemplated thereby, specifically including the acquisition of the Company’s Metro Business.

Yankee Metro Merger Sub, Inc., which we refer to as Merger Sub, was formed by Metro Parent solely for the purpose of entering into the merger agreement and completing the transactions contemplated thereby, specifically including merging with and into the Company. Upon the consummation of the proposed merger, Merger Sub will cease to exist.

Cable Buyer, Metro Parent and Merger Sub are indirect wholly-owned subsidiaries of funds affiliated with ABRY Partners, a private equity fund sponsor, which we refer to as ABRY. Based in Boston, Massachusetts, ABRY is a media and communications focused private equity investment firm. Since 1989, ABRY has completed over $21.0 billion of leveraged transactions and other private equity and mezzanine investments, representing investments in more than 500 media and communications properties.

In this proxy statement, we refer to the Agreement and Plan of Merger, dated as of March 5, 2010, as it may be amended from time to time, among the Company, Cable Buyer, Metro Parent and Merger Sub, as the merger agreement, and the merger of Merger Sub with and into the Company as the merger.

•	The Special Meeting (Page [ ])

We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by our Board of Directors for use at the special meeting.

Date, Time and Place

The special meeting of stockholders of the Company will be held at [          ] (Eastern time), on [          ], 2010, at [          ].

Purpose

At the special meeting, we will ask you to approve a proposal to adopt the merger agreement, pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation of the merger, but as a wholly-owned subsidiary of Metro Parent. If the merger is completed, each share of Company common stock will be converted into the right to receive $15.00 in cash, without interest.

At the closing, but immediately prior to the effective time of the merger, the merger agreement provides that the Company will transfer its Cable Business to Cable Buyer on the terms and conditions set forth in the merger agreement. As a result, following the consummation of the merger, the Company’s Cable Business will be owned by Cable Buyer and the Company’s Metro Business will be owned by Metro Parent, and each of Cable Buyer and Metro Parent will be controlled by ABRY and other co-investors.

You will also be asked to vote to approve any adjournment of the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement and to approve the transactions contemplated thereby.

Record Date; Stockholders Entitled to Vote

You are entitled to vote at the special meeting if you owned shares of Company common stock as of the close of business on [          ], 2010, the record date for the special meeting. As of the record date, there were [          ] shares of Company common stock outstanding. You will have one vote on each matter submitted to a vote at the special meeting for each share of Company common stock that you owned as of the close of business on the record date.

Voting and Proxies

Stockholders of record can vote their shares of Company common stock at the special meeting in four ways:

(a) By Proxy.  After reading the proxy materials, you can cause your shares to be voted by signing, dating and returning the enclosed proxy card. If you do this, the proxies will vote your shares of Company common stock in the manner you indicate. All properly executed proxy cards that we receive prior to the vote at the special meeting, and that are not revoked, will be voted in accordance with the instructions indicated on the proxy cards. If you sign, date and return but do not indicate instructions on the proxy card, your shares of Company common stock will be voted FOR the proposal to adopt the merger agreement and to approve the transactions contemplated thereby and FOR the proposal to adjourn the special meeting.

(b) By Telephone.  After reading the proxy materials and with your proxy card and voting instruction form in front of you, you may call the toll-free number [          ] using a touch-tone telephone. You will be prompted to enter your control number from your proxy card and voting instruction form. This number will identify you and the Company. Then you can follow the simple instructions that will be given to you to record your proxy.

(c) Over the Internet.  After reading the proxy materials and with your proxy card and voting instruction form in front of you, you may use your computer to access the Web site [          ]. You will be prompted to enter your control number from your proxy card and voting instruction form. This number will identify you and the Company. Then you can follow the simple instructions that will be given to you to record your proxy.

(d) In Person.  You may attend the special meeting and cast your vote in person.

Brokers, banks and other nominees holding shares of Company common stock in “street name” may vote your shares of Company common stock on the adoption of the merger agreement and approval of the transactions contemplated thereby and adjournments of the special meeting, if necessary or appropriate, only if you provide instructions on how to vote. Brokers, banks and other nominees will provide you with directions on how to instruct the broker, bank or other nominee to vote your shares of Company common stock, and you should carefully follow these instructions.

Revocation

Any proxy given by a Company stockholder, whether by mail, telephone or over the Internet, may be revoked at any time before it is voted at the special meeting by doing any of the following:

•	delivering a written notice bearing a date later than the date of the first proxy to the Company’s Secretary stating that the first proxy is revoked;

•	completing, signing and delivering a proxy card (either by mail, telephone or over the Internet) relating to the same shares of Company common stock and bearing a later date than the date of the previous proxy; or

•	attending the special meeting and voting in person.

Quorum

A quorum of stockholders is necessary to hold the special meeting. Under our bylaws, the holders of a majority of the outstanding shares of Company common stock, present in person or by proxy, constitute a quorum. If you submit a properly executed proxy card, even if you abstain from voting, your shares of Company common stock will be counted for purposes of determining whether a quorum is present at the special meeting.

Vote Required

Approval of the proposal to adopt the merger agreement and to approve the transactions contemplated thereby requires the affirmative vote of holders of at least a majority of shares of Company common stock outstanding and entitled to vote at the special meeting.

Approval of the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies requires the affirmative vote of holders of a majority of the shares of Company common stock present in person or represented by proxy and entitled to vote on the matter at the special meeting, whether or not a quorum is present.

As of [          ], 2010, the record date for the special meeting, the directors and executive officers of the Company held and were entitled to vote, in the aggregate, 607,417 shares of Company common stock, representing approximately 1.70% of the shares of Company common stock entitled to vote at the special meeting. The directors and executive officers have informed the Company that they currently intend to vote all of their shares of Company common stock FOR the proposal to adopt the merger agreement and to approve the transactions contemplated thereby and FOR the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies. As of the record date, there were [          ] shares of Company common stock outstanding.

Effect of Abstentions and Broker Non-Votes on Voting

Abstentions and shares not in attendance and not voted at the special meeting will have the same effect as a vote AGAINST the proposal to adopt the merger agreement and to approve the transactions contemplated thereby.

Abstentions will have the same effect as a vote AGAINST the proposal to adjourn the special meeting. If you fail to submit a proxy or vote in person at the special meeting, the shares of common stock not voted will not be counted in respect of, and therefore will not have an effect on, the proposal to adjourn the special meeting.

Because banks, brokers and other nominees holding shares of Company common stock in “street name” may vote your shares of Company common stock on the adoption of the merger agreement and adjournments of the special meeting, if necessary or appropriate, only if you provide instructions on how to vote, your failure to provide instructions will result in your shares not being present at the meeting and not being voted on either proposal. Consequently, there will not be any broker non-votes occurring in connection with either proposal at the special meeting.

It is very important that ALL of our stockholders vote their shares of Company common stock, so please promptly complete and return the enclosed proxy card (either by mail, telephone or over the Internet) or give voting instructions to your bank, broker or other nominee, as applicable.

Expenses of Proxy Solicitation

Our directors, officers and other employees may solicit proxies in person, by telephone, electronically, by mail or other means, but they will not be specifically compensated for these services. Brokers, banks and other persons will be reimbursed by us for expenses they incur in forwarding proxy materials to obtain voting instructions from beneficial stockholders. We have also hired Georgeson, Inc. to assist in the solicitation of proxies. The total cost of solicitation of proxies will be borne by us. For a description of the costs and expenses to us of soliciting proxies, see “The Special Meeting — Proposals to be Considered at the Special Meeting — Solicitation Costs” on page [  ].

Stockholders should not send in their stock certificates with their proxies.  A transmittal form with instructions for the surrender of certificates representing shares of Company common stock will be mailed to stockholders if the merger is completed.

•	The Merger and the Merger Agreement (Page [ ] and Page [ ])

The merger agreement provides that Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation of the merger, but as a wholly-owned subsidiary of Metro Parent. At the closing, but immediately prior to the effective time of the merger, the merger agreement provides that the Company will transfer its Cable Business to Cable Buyer on the terms and conditions set forth in the merger agreement. As a result, following the consummation of the merger, the Company’s Cable Business will be owned by Cable Buyer and the Company’s Metro Business will be owned by Metro Parent, and each of Cable Buyer and Metro Parent will be controlled by ABRY and other co-investors.

If the merger and the other transactions contemplated by the merger agreement are consummated, each share of Company common stock (including restricted shares of Company common stock, whether vested or unvested) that is issued and outstanding immediately prior to the effective time of the merger (other than shares held by Cable Buyer, Metro Parent, Merger Sub, the Company or any of its subsidiaries or by stockholders who have perfected and not withdrawn a demand for appraisal rights under Delaware law) will be converted into the right to receive $15.00 in cash, without interest, which amount we refer to as the merger consideration, less any applicable withholding taxes.

If the merger is consummated, each Company stock option (whether vested or unvested) that is outstanding immediately prior to the effective time of the merger will be converted into the right to receive, for each share underlying such option, a cash payment equal to the excess, if any, of the merger consideration over the exercise price per share of such option, without interest, less any applicable withholding taxes. If the merger is consummated, each Company restricted stock unit (whether vested or unvested) that is outstanding immediately prior to the effective time of the merger will be converted into the right to receive a cash payment equal to the merger consideration, without interest, less any applicable withholding taxes.

If the merger is consummated, each warrant to purchase shares of Company common stock that is issued and outstanding immediately prior to the effective time of the merger will become exercisable in accordance with its terms for an amount in cash equal to $15.00 per share of Company common stock covered by such warrant, without interest. As a result, following the effective time of the merger, if any warrant holder validly exercises its warrants, including the payment of the $16.72 per share exercise price therefor, such warrant holder would be entitled to receive an amount in cash equal to $15.00 per share of Company common stock covered by such validly exercised warrants, without interest.

As a result of the merger, the Company will cease to be an independent, publicly traded company. Following consummation of the merger, you will not own any shares of the capital stock of the surviving corporation of the merger.

The rights and obligations of the parties to the merger agreement are governed by the specific terms and conditions of the merger agreement and not by any summary or other information in this proxy statement. Therefore, the information in this proxy statement regarding the merger agreement and the merger is qualified in its entirety by reference to the merger agreement, a copy of which is attached as Annex A to this proxy statement. We encourage you to read the merger agreement carefully and in its entirety because it is the principal legal agreement that governs the merger.

•	Recommendation of our Board of Directors (Page [ ])

The Board of Directors of the Company, which we refer to as the Board, and the Special Committee of the Board comprised entirely of independent directors that was established to undertake a review of the Company’s strategic alternatives and that negotiated the merger agreement with ABRY, which we refer to as the Special Committee, have carefully considered the terms and conditions of the proposed merger. Based on such consideration, and in the case of the Board based on its adoption of the unanimous recommendation of the Special Committee, each of the Board and the Special Committee has unanimously determined that the merger is fair to and in the best interests of the stockholders of the Company and has unanimously approved and declared advisable the merger agreement.

Each of the Board and the Special Committee considered many factors in reaching its conclusion, including, without limitation, the value that stockholders would realize in the merger compared to the value likely to be realized by stockholders in the event the Company remained independent, the current and historical market prices of shares of Company common stock relative to the $15.00 per share merger consideration, and the fact that the merger consideration consists entirely of cash. For a discussion of other material factors considered by the Special Committee and the Board, see “The Merger — Reasons for the Merger” beginning on page [  ].

When considering the recommendation of the Board and the Special Committee with respect to the adoption of the merger agreement and the approval of the transactions contemplated thereby, you should be aware that some of our directors and executive officers have interests in the merger that may be different from, or in addition to, their interests as stockholders and the interests of stockholders generally. The Board and the Special Committee were aware of these interests during their respective deliberations on the merits of the merger and in deciding to recommend that you vote for the adoption of the merger agreement and approval of the transactions contemplated thereby at the special meeting. For a more detailed discussion of these interests, see “The Merger — Interests of Company Directors and Executive Officers in the Merger” beginning on page [  ].

The Board unanimously recommends that you vote FOR approval of the proposal to adopt the merger agreement and to approve the transactions contemplated thereby and FOR approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

•	Opinion of Deutsche Bank Securities Inc. (Page [ ])

In connection with the merger, Deutsche Bank Securities Inc., which we refer to as Deutsche Bank, financial advisor to the Special Committee, delivered to the Board and the Special Committee an oral opinion on March 4, 2010, subsequently confirmed in writing to the Board and the Special Committee on March 5, 2010, to the effect that, as of the date of such opinion, and based upon and subject to the assumptions, limitations, qualifications and conditions described in Deutsche Bank’s opinion, the per share merger consideration to be paid to holders of Company common stock (other than Cable Buyer, Metro Parent, Merger Sub and their affiliates) in the merger was fair, from a financial point of view, to such holders. The full text of the written opinion, dated March 5, 2010, of Deutsche Bank, which describes, among other things, the assumptions made, matters considered and limitations, qualifications and conditions of the review undertaken in rendering its opinion, is attached as Annex B to this proxy statement and is incorporated by reference herein in its entirety.

We encourage you to read the opinion described above carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations, qualifications and conditions on the scope of review undertaken in connection with such opinion. The opinion of Deutsche Bank was provided to the Board and the Special Committee in connection with the Board’s and the Special Committee’s evaluation of the merger consideration from a financial point of view, and Deutsche Bank’s opinion does not address any other aspect of the merger. In addition, the opinion described above does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the merger or any other matter relating thereto.

•  Financing of the Merger (Page [  ])

Metro Parent and Cable Buyer have obtained equity and debt financing commitments for the transactions contemplated by the merger agreement, the aggregate proceeds of which are expected to be sufficient for Metro Parent and Cable Buyer to pay the aggregate merger consideration, the amounts payable with respect to Company stock options, Company restricted shares and Company restricted stock units and related fees and expenses of the transactions contemplated by the merger agreement and to repay certain indebtedness of the Company. An investment fund affiliated with ABRY, which we refer to as the sponsor, has committed to cause the purchase of equity interests in Cable Buyer and Metro Parent. In addition, Metro Parent and Cable Buyer have received debt financing commitment letters from affiliates of SunTrust Bank, General Electric Capital Corporation and Société Générale. The consummation of the merger is not subject to any financing conditions (although funding of the equity and debt financing is subject to the satisfaction of the conditions set forth in the commitment letters under which the financing will be provided). See “The Merger — Financing of the Merger” beginning on page [  ] and “The Merger Agreement — Financing Covenant; Company Cooperation” beginning on page [  ].

•  Limited Guarantee (Page [  ])

In connection with the execution of the merger agreement, the sponsor delivered to the Company a limited guarantee pursuant to which the sponsor has guaranteed the payment of certain payment obligations that may be owed by Metro Parent and/or Cable Buyer pursuant to the merger agreement, including the payment of any reverse termination fee that may become payable by Metro Parent and Cable Buyer following a termination of the merger agreement by the Company in specified circumstances. See “The Merger Agreement — Termination Fees and Expenses” beginning on Page [  ].

•  Alternative Proposals (Page [  ])

The merger agreement provides for a post-signing “go-shop” period. Specifically, during the period beginning on March 5, 2010 and continuing until 12:01 a.m. (Eastern time) on April 15, 2010, the Company may initiate, solicit and/or encourage alternative acquisition proposals from third parties, provide non-public information and participate in discussions and negotiate with third parties with respect to alternative acquisition proposals.

Starting on April 15, 2010, the Company will be prohibited from soliciting alternative acquisition proposals from third parties and/or providing information to or engaging in discussions with third parties regarding alternative acquisition proposals. These “no-shop” restrictions, however, are subject to customary “fiduciary-out” provisions which allow the Company under certain circumstances, prior to the time that the Company stockholders adopt the merger agreement, to provide information to and participate in discussions with third parties with respect to any unsolicited alternative acquisition proposal that the Board or the Special Committee has determined is or could reasonably be expected to, if consummated, result in a transaction more favorable to the Company stockholders from a financial point of view than the transactions contemplated by the merger agreement, and that not taking such action would be inconsistent with its fiduciary duties.

•  Termination of the Merger Agreement and Termination Fees (Pages [  ] and [  ])

The merger agreement contains certain termination rights for the Company and Cable Buyer and Metro Parent. Upon termination of the merger agreement under specified circumstances, including if the Company terminates the merger agreement in order to enter into an alternative acquisition agreement with respect to a superior proposal, and otherwise complies with certain terms of the merger agreement, the Company may be required to pay Cable Buyer and Metro Parent a termination fee of $17.5 million. However, if the Company terminates the merger agreement in order to enter into an alternative acquisition agreement with respect to a superior proposal prior to April 15, 2010, the Company would instead be required to pay a reduced termination fee of $10.0 million.

In addition, in the event that the Company’s stockholders do not vote to adopt the merger agreement at the special meeting or between March 5, 2010 and the consummation of the merger there occurs any material adverse effect with respect to the Company and its subsidiaries (taken as a whole) or either the Cable Business or the Metro Business (each taken separately), then Cable Buyer and Metro Parent would be entitled to terminate the merger agreement and receive from the Company reimbursement of up to $6.0 million in out-of-pocket costs and expenses relating to the merger agreement.

In certain limited circumstances, the merger agreement provides for Cable Buyer and Metro Parent to pay to the Company a reverse termination fee of $30.0 million upon valid termination of the merger agreement by the Company.

•  Conditions to the Merger (Page [  ])

Consummation of the merger is subject to customary conditions, including, the following material conditions: (i) the approval by the holders of a majority of the outstanding shares of Company common stock entitled to vote on the merger; (ii) the absence of any law, order or injunction prohibiting the consummation of the merger or the other transactions contemplated by the merger agreement; (iii) the expiration or termination of the applicable Hart-Scott-Rodino Act waiting period; (iv) the receipt of specified Federal Communications Commission, state public utility commission and local franchising authority regulatory approvals; and (v) the absence of any material adverse effect on the Company and its subsidiaries (taken as a whole) or either the Cable Business or the Metro Business (each taken separately).

In addition, each party’s obligation to consummate the merger is subject to certain other conditions, including the accuracy of the other party’s representations and warranties (subject to customary qualifications) and the other party’s material compliance with its covenants and agreements contained in the merger agreement. We can offer no assurance that all of the conditions will be satisfied or waived or that the merger will occur.

•  Governmental and Regulatory Matters (Page [  ])

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the HSR Act, and the rules promulgated thereunder by the Federal Trade Commission, which we refer to as the FTC, the merger may not be completed until notification and report forms have been filed with the FTC and the Antitrust Division of the Department of Justice, which we refer to as the DOJ, and the applicable waiting period has expired or been terminated. The Company, Cable Buyer and Metro Parent filed their respective notification and report forms under the HSR Act with the FTC and the Antitrust Division of the DOJ on March 19, 2010.

In addition, the consummation of the transactions contemplated by the merger agreement is subject to the receipt by the parties to the merger agreement of specified Federal Communications Commission, state public utility commission and local franchising authority regulatory approvals, including approvals with respect to specified franchises and other agreements (together with any franchises or other agreements for which no approvals are required) as would permit Cable Buyer and Metro Parent to provide video programming service to 92% or more of the Company’s video programming subscribers immediately following the effective time of the merger. The Company, Cable Buyer and Metro Parent have applied, or are applying, for regulatory approvals from the Federal Communications Commission, state public utility commissions and local franchising authorities in connection with the transactions contemplated by the merger agreement.

•  Certain United States Federal Income Tax Consequences (Page [  ])

The exchange of shares of Company common stock for cash pursuant to the merger agreement generally will be a taxable transaction for U.S. federal income tax purposes. Stockholders who exchange their shares of

Company common stock in the merger will generally recognize gain or loss in an amount equal to the difference, if any, between the cash received in the merger and the adjusted tax basis in their shares of Company common stock.

You should read “The Merger — Certain United States Federal Income Tax Consequences” beginning on page [  ] for a more complete discussion of certain United States federal income tax consequences of the merger. Tax matters can be complicated, and the tax consequences of the merger to you will depend on your particular circumstances. We urge you to consult your own tax advisor to fully understand the tax consequences of the merger to you (including the application and effect of any state, local, or foreign income and other tax laws).

•  Market Price of the Company Common Stock (Page [  ])

The closing sale price of the Company common stock on the NASDAQ Stock Market on March 4, 2010, the last trading day prior to the public announcement of the proposed merger, was $12.26 per share. On [          ], 2010, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for Company common stock on the NASDAQ Stock Market was $[  ] per share. You are encouraged to obtain current market quotations for common stock in connection with voting your shares of Company common stock.

•  Appraisal Rights of Company Stockholders (Page [  ])

Holders of shares of Company common stock who do not wish to accept the consideration payable pursuant to the merger agreement may seek, under Section 262 of the General Corporation Law of the State of Delaware, which we refer to as the DGCL, judicial appraisal of the fair value of their shares by the Delaware Court of Chancery. This value could be more than, less than, or the same as the merger consideration for shares of Company common stock. Failure to strictly comply with all procedures required by Section 262 of the DGCL will result in a loss of the right to appraisal, in which event, each share held by the Company stockholder will be deemed to have been converted into the right to receive the $15.00 merger consideration, payable in cash, without interest, pursuant to the merger agreement.

Merely voting against the adoption of the merger agreement will not preserve your right to appraisal under the DGCL. Also, because a submitted proxy not marked “against” or “abstain” will be voted “for” the proposal to adopt the merger agreement and to approve the transactions contemplated thereby, the submission of a proxy not marked “against” or “abstain” will result in the waiver of appraisal rights. If you hold shares in the name of a bank, broker or other nominee, you must cause your bank, broker or other nominee to take the steps necessary to enable you to demand appraisal for your shares.

Annex C to this proxy statement contains the full text of Section 262 of the DGCL, which describes in detail your appraisal rights. We encourage you to read these provisions carefully and in their entirety.

•  Delisting and Deregistration of the Company Common Stock (Page [  ])

If the merger is consummated, the Company common stock will be delisted from the NASDAQ Stock Market and deregistered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. As a result, we would no longer file periodic reports with the Securities and Exchange Commission on account of the Company common stock.

•  Certain Litigation Relating to the Merger (Page [  ])

In connection with the merger, two putative stockholder class action complaints have been filed in the Court of Chancery in the State of Delaware and the United States District Court for the Eastern District of Virginia. The Company intends to defend these lawsuits vigorously.

QUESTIONS AND ANSWERS ABOUT
THE MERGER AND THE SPECIAL MEETING

The following questions and answers are intended to address briefly some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a Company stockholder. Please refer to the “Summary” and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement, which you should read carefully. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on Page [  ].

The Merger

Q.	What is the proposed transaction and what effects will it have on the Company?

A.	If the transactions contemplated by the merger agreement are consummated, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation of the merger, but as a wholly-owned subsidiary of Metro Parent. At the closing, but immediately prior to the effective time of the merger, the merger agreement provides that the Company will transfer its Cable Business to Cable Buyer on the terms and conditions set forth in the merger agreement. As a result, following the consummation of the merger, the Company’s Cable Business will be owned by Cable Buyer and the Company’s Metro Business will be owned by Metro Parent, and each of Cable Buyer and Metro Parent will be controlled by ABRY and other co-investors.

If the merger is consummated, the Company will no longer be a publicly held corporation, our common stock will be delisted from the NASDAQ Stock Market and deregistered under the Exchange Act, we will no longer file periodic reports with the Securities and Exchange Commission, and you will no longer have any interest in our future earnings or growth.

In order to complete the merger, our stockholders must vote to adopt the merger agreement. We are seeking to obtain this approval at the special meeting. A copy of the merger agreement is attached to this proxy statement as Annex A.

Q.	What is the position of the Board of Directors of the Company regarding the merger?

A.	The Board of Directors of the Company, which we refer to as the Board, and the Special Committee of the Board comprised entirely of independent directors that was established to undertake a review of the Company’s strategic alternatives and that negotiated the merger agreement with ABRY, which we refer to as the Special Committee, have carefully considered the terms and conditions of the proposed merger. Based on such consideration, and in the case of the Board based on its adoption of the unanimous recommendation of the Special Committee, each of the Board and the Special Committee has unanimously determined that the merger is fair to and in the best interests of the stockholders of the Company and has unanimously approved and declared advisable the merger agreement. Accordingly, the Board unanimously recommends that you vote FOR approval of the proposal to adopt the merger agreement and to approve the transactions contemplated thereby. See “The Merger — Reasons for the Merger” beginning on page [ ].

Q.	What vote of Company stockholders is required to adopt the merger agreement and to approve the transactions contemplated thereby?

A.	The adoption of the merger agreement and the approval of the transactions contemplated thereby requires the affirmative vote of the holders of at least a majority of the shares of Company common stock outstanding and entitled to vote at the special meeting. A failure to vote in person or by proxy (either by mail, telephone or over the Internet), or to provide your bank, broker or other nominee with instructions, as applicable, will have the same effect as a vote AGAINST the adoption of the merger agreement and approval of the transactions contemplated thereby.

This proxy statement, which you should read carefully, contains important information about the merger, the merger agreement and the special meeting. The enclosed voting materials allow you to vote your shares without attending the special meeting.

Your vote is very important. We encourage you to vote as soon as possible.

Q.	How does the per share merger consideration compare to the market price of the Company common stock prior to announcement of the merger?

A.	The per share merger consideration represents a premium of approximately 22% to the closing share price of the Company common stock on March 4, 2010, the last trading day prior to the public announcement of the merger agreement; a premium of approximately 43% to the average closing price for the 30 trading days prior to March 5, 2010; a premium of approximately 20% to the 52-week high prior to March 5, 2010; and a premium of approximately 439% to the 52-week low prior to March 5, 2010.

Q.	How do the Company’s directors and executive officers intend to vote their shares of Company common stock in respect of adoption of the merger agreement and approval of the transactions contemplated thereby?

A.	All of our directors and executive officers, who collectively held and were entitled to vote approximately 1.70% of the shares of Company common stock entitled to vote at the special meeting as of [ ], 2010, the record date for the special meeting, have informed us that they currently intend to vote all of their shares of Company common stock FOR the adoption of the merger agreement and approval of the transactions contemplated thereby. Consequently, approximately 48.30% of our shares of common stock, or approximately [ ] shares of Company common stock, not held by our directors or executive officers must be voted in favor of adoption of the merger agreement and approval of the transactions contemplated thereby for this proposal to be approved.

Q.	What will happen to my shares of Company common stock if the merger is completed?

A.	Upon completion of the merger, each issued and outstanding share of Company common stock will automatically be converted into the right to receive $15.00 in cash, without interest, which we refer to as the merger consideration, less any applicable withholding taxes. You will not own any shares of capital stock in the surviving corporation of the merger.

Q.	Am I entitled to exercise appraisal rights instead of receiving the merger consideration for my shares of Company common stock?

A.	Yes. As a holder of Company common stock, you are entitled to appraisal rights under Delaware law in connection with the merger if you take certain actions and meet certain conditions. See “Appraisal Rights” beginning on page [ ].

Q.	Should I send in my stock certificates now?

A.	No. Please do not send in your stock certificates with your proxy. If the merger is completed, you will receive a separate letter of transmittal with instructions for the surrender of your stock certificates. Stockholders can expect to receive payment following receipt by the paying agent of a completed and duly executed letter of transmittal and the certificate(s) representing the shares of Company common stock owned by such stockholder.

If your shares of Company common stock are held in “street name” by your bank, broker or other nominee, you will receive instructions from your bank, broker or other nominee as to how to effect the surrender of your “street name” shares of Company common stock in exchange for the merger consideration.

Q.	When does the Company expect the merger to be completed?

A.	We are working to complete the merger as quickly as possible. In addition to obtaining stockholder approval, we must satisfy all other closing conditions, including the expiration or termination of applicable regulatory waiting periods and the receipt of specified Federal Communications Commission, state public utility commission and local franchising authority regulatory approvals. We currently expect to complete the merger in the second half of 2010.

Q.	What happens if the merger is not completed?

A.	If the merger agreement is not adopted by our stockholders at the special meeting or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares of Company common stock in connection with the merger. Instead, the Company will remain an independent public company and the Company common stock will continue to be listed and traded on the NASDAQ Stock Market. Under certain circumstances, the Company may be required to pay to or may receive from Cable Buyer and Metro Parent a fee with respect to the termination of the merger agreement, as applicable, and/or the Company may be required to reimburse Cable Buyer and Metro Parent for certain of their transaction expenses. See “The Merger Agreement — Termination Fees and Expenses” beginning on page [ ].

Q.	Do any of the Company’s directors or executive officers have interests in the merger that may differ from or be in addition to my interests as a stockholder?

A.	Yes. In considering the recommendation of the Board and the Special Committee with respect to the adoption of the merger agreement and approval of the transactions contemplated thereby, you should be aware that the Company’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. The Board and the Special Committee were aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be adopted by the stockholders of the Company. See “The Merger — Interests of Company Directors and Executive Officers in the Merger” beginning on page [ ].

Q.	Is the merger expected to be taxable to me?

A.	Yes. The exchange of shares of Company common stock for cash pursuant to the merger generally will be a taxable transaction to U.S. holders (as defined in “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” on page [ ]) for U.S. federal income tax purposes. If you are a U.S. holder and you exchange your shares of Company common stock in the merger, you will generally recognize gain or loss in an amount equal to the difference, if any, between the cash payments made pursuant to the merger and your adjusted tax basis in your shares of Company common stock. Backup withholding may also apply to the cash payments made pursuant to the merger unless the U.S. holder or other payee provides a taxpayer identification number, certifies that such number is correct and otherwise complies with the backup withholding rules. You should read “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page [ ] for a more detailed discussion of the U.S. federal income tax consequences of the merger. You should also consult your tax advisor for a complete analysis of the effect of the merger on your federal, state and local and/or foreign taxes.

Q.	Who can help answer my questions about the merger?

A.	If you have any questions about the merger or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact us at: RCN Corporation, 196 Van Buren Street, Herndon, Virginia, 20170, Attention: Investor Relations. Alternatively, you may contact Georgeson, Inc., which is referred to as Georgeson, our proxy solicitor, at: [ ].

Other Special Meeting Proposals

Q.	On what other proposals am I being asked to vote at the special meeting?

A.	At the special meeting, in addition to voting on the adoption of the merger agreement and approval of the transactions contemplated thereby, Company stockholders will be asked to approve adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement and to approve the transactions contemplated thereby.

Q.	What vote is necessary to approve an adjournment of the special meeting?

A.	Approval of the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies requires the affirmative vote of holders of a majority of the shares of Company common stock present in person or represented by proxy and entitled to vote on the matter at the special meeting, whether or not a quorum is present.

Abstentions will have the same effect as a vote AGAINST the proposal to adjourn the special meeting. If you fail to submit a proxy or vote in person at the special meeting, the shares of common stock not voted will not be counted in respect of, and therefore will not have an effect on, the proposal to adjourn the special meeting. If your shares of Company common stock are held through a bank, broker or other nominee and you do not instruct your bank, broker or other nominee to vote your shares of Company common stock, your shares of Company common stock will not be voted, but this will not have an effect on the proposal to adjourn the special meeting.

Procedures

Q.	When and where is the special meeting?

A.	The special meeting will be held at [ ] (Eastern time), on [ ], 2010, at [ ].

Q.	Who can vote at the special meeting?

A.	All of our holders of common stock of record as of the close of business on [ ], 2010, the record date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting. Each such holder of our common stock is entitled to cast one vote on each matter properly brought before the special meeting for each share of our common stock that such holder owned as of the record date.

Q.	What is the quorum for the special meeting?

A.	Under our bylaws, the holders of a majority of the outstanding shares of Company common stock, present in person or by proxy, constitute a quorum. If you submit a properly executed proxy card, even if you abstain from voting, your shares of Company common stock will be counted for purposes of determining whether a quorum is present at the special meeting.

Q.	What happens if the special meeting is adjourned or postponed?

A.	Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement and to approve the transactions contemplated thereby. Other than an announcement to be made at the special meeting of the time, date and place of an adjourned meeting, any adjournment may be made without notice (if the adjournment is not for more than 30 days and a new record date has not been fixed). Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow the Company stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Q.	If I am going to attend the special meeting, should I return my proxy card(s)?

A.	Yes. Returning your signed and dated proxy card(s) ensures that your shares will be represented and voted at the special meeting.

Q.	Can I revoke my proxy prior to the special meeting?

A.	Yes. Any proxy given by a Company stockholder, whether by mail, telephone or over the Internet, may be revoked at any time before it is voted at the special meeting by doing any of the following:

• delivering a written notice bearing a date later than the date of the first proxy to the Company’s Secretary stating that the first proxy is revoked;

• completing, signing and delivering a proxy card (either by mail, telephone or over the Internet) relating to the same shares of Company common stock and bearing a later date than the date of the previous proxy; or

• attending the special meeting and voting in person.

Q.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A.	If your shares of Company common stock are registered directly in your name with our transfer agent, Mellon Investor Services, you are considered, with respect to those shares of Company common stock, the “stockholder of record.” This proxy statement, and your proxy card, have been sent directly to you by the Company.

If your shares of Company common stock are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of Company common stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares of common stock, the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares of common stock by following their instructions for voting.

Q.	If my shares of Company common stock are held in “street name” by my bank, broker or other nominee, will my bank, broker or other nominee vote my shares for me?

A.	Your bank, broker or other nominee will vote your shares of Company common stock for you only if you provide instructions on how to vote. You should follow the directions provided by your bank, broker or other nominee regarding how to instruct your bank, broker or other nominee to vote your shares of Company common stock. If you do not provide instructions to your bank, broker or other nominee, your shares of Company common stock will not be voted at the special meeting, which will have the effect of a vote AGAINST adoption of the merger agreement and approval of the transactions contemplated thereby and which will have no effect on the outcome of any vote to adjourn the special meeting.

Q.	What happens if I sell my shares of Company common stock before the special meeting?

A.	The record date for stockholders entitled to vote at the special meeting is earlier than both the date of the special meeting and the consummation of the merger. If you transfer your shares of Company common stock after the record date but before the special meeting you will, unless special arrangements are made, retain your right to vote at the special meeting but will transfer the right to receive the merger consideration to the person to whom you transfer your shares.

Q.	Where can I find more information about the Company?

A.	You can find more information about us from various sources described in “Where You Can Find More Information” on page [ ].

CAUTIONARY STATEMENT CONCERNING
FORWARD-LOOKING INFORMATION

This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in other statements made or to be made by us, contain statements that, in our opinion, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “project,” “estimate,” “will,” “may,” “should,” “future,” “predicts,” “potential,” “continue” and similar expressions identify these forward-looking statements, which appear in a number of places in this proxy statement (and the documents to which we refer you in this proxy statement) and include, but are not limited to, all statements relating directly or indirectly to the timing or likelihood of completing the merger to which this proxy statement relates, plans for future growth and other business development activities as well as capital expenditures, financing sources, dividends and the effects of regulation and competition and all other statements regarding our intent, plans, beliefs or expectations or those of our directors or officers. Investors are cautioned that such forward-looking statements are not assurances for future performance or events and involve risks and uncertainties that could cause actual results and developments to differ materially from those covered in such forward-looking statements. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including our most recent filings on Forms 10-Q and 10-K, factors and matters contained or incorporated by reference in this document, and the following factors:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including a termination under circumstances that could require us to pay a termination fee or expense reimbursement;

•	the failure to obtain the necessary equity and debt financing set forth in the commitment letters received in connection with the execution of the merger agreement or the failure of that financing to be sufficient to complete the merger and the other transactions contemplated by the merger agreement;

•	the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the merger, including required regulatory approvals;

•	the failure of the merger to close for any other reason;

•	risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee and customer retention as a result of the proposed merger;

•	the outcome of any legal proceedings that have been or may be instituted against the Company and/or others relating to the merger agreement;

•	diversion of management’s attention from ongoing business concerns;

•	the effect of the announcement of the transactions contemplated by the merger agreement on our business relationships, operating results and business generally; and

•	the amount of the costs, fees, expenses and charges related to the merger.

The statements made in this proxy statement represent our views as of the date of this proxy statement, and it should not be assumed that the statements made herein remain accurate as of any future date. Moreover, we assume no obligation to update forward-looking statements or update the reasons that actual results could differ materially from those anticipated in forward-looking statements, except as required by law.

You should carefully consider the cautionary statements contained or referred to in this section in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf.

PARTIES TO THE MERGER AGREEMENT

RCN Corporation

RCN Corporation, a Delaware corporation, which we refer to as the Company, is a competitive broadband services provider delivering all-digital and high definition video, high-speed internet and premium voice services to residential and small and medium business customers under the brand names of RCN and RCN Business Services, respectively. In addition, through our RCN Metro Optical Networks business unit, we deliver fiber-based high-capacity data transport services to large commercial customers, primarily large enterprises and carriers, targeting the metropolitan central business districts in the Company’s geographic markets. Our primary service areas include Washington, D.C., Philadelphia, Lehigh Valley (PA), New York City, Boston and Chicago. Our principal executive offices are located at 196 Van Buren Street, Herndon, Virginia, 20170, and our telephone number is (703) 434-8200.

Yankee Cable Acquisition, LLC

Yankee Cable Acquisition, LLC, a Delaware limited liability company, which we refer to as Cable Buyer, was formed solely for the purpose of entering into the merger agreement and completing the transactions contemplated thereby, specifically including acquiring the Company’s Cable Business on the terms and conditions set forth in the merger agreement. Cable Buyer has not conducted any unrelated activities since its organization. Cable Buyer’s principal executive offices are located c/o ABRY Partners, LLC at 111 Huntington Avenue, Boston, Massachusetts 02199, and its telephone number is (617) 859-2959.

Yankee Metro Parent, Inc.

Yankee Metro Parent, Inc., a Delaware corporation, which we refer to as Metro Parent, was formed solely for the purpose of entering into the merger agreement and completing the transactions contemplated thereby, specifically including acquiring the Company’s Metro Business on the terms and conditions set forth in the merger agreement. Metro Parent has not conducted any unrelated activities since its organization. Metro Parent’s principal executive offices are located c/o ABRY Partners, LLC at 111 Huntington Avenue, Boston, Massachusetts 02199, and its telephone number is (617) 859-2959.

Yankee Metro Merger Sub, Inc.

Yankee Metro Merger Sub, Inc., a Delaware corporation, which we refer to as Merger Sub, was formed solely for the purpose of entering into the merger agreement and completing the transactions contemplated thereby, specifically including effecting the merger with the Company contemplated by the merger agreement on the terms and conditions set forth therein. Merger Sub has not conducted any unrelated activities since its organization. Upon the consummation of the proposed merger, Merger Sub will cease to exist and the Company will continue as the surviving corporation of the merger, but as a wholly-owned subsidiary of Metro Parent. Merger Sub’s principal executive offices are located c/o ABRY Partners, LLC at 111 Huntington Avenue, Boston, Massachusetts 02199, and its telephone number is (617) 859-2959.

Cable Buyer, Metro Parent and Merger Sub are indirect wholly-owned subsidiaries of funds affiliated with ABRY Partners, a private equity fund sponsor, which we refer to as ABRY. Based in Boston, Massachusetts, ABRY is a media and communications focused private equity investment firm. Since 1989, ABRY has completed over $21.0 billion of leveraged transactions and other private equity and mezzanine investments, representing investments in more than 500 media and communications properties.

THE SPECIAL MEETING

Date, Time and Place of the Special Meeting

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Board for use at the special meeting to be held at [          ] (Eastern time), on [          ], 2010, at [          ], or any postponement or adjournment thereof.

Record Date; Stockholders Entitled to Vote

The record date for the special meeting is [          ], 2010. You are entitled to receive notice of, and to vote at, the special meeting if you owned shares of Company common stock at the close of business on the record date. Stockholders will have one vote for the merger and any other matter properly brought before the special meeting for each share of Company common stock they owned at the close of business on the record date. On the record date, there were [          ] shares of Company common stock outstanding.

Quorum

A quorum of stockholders is necessary to hold the special meeting. Under our bylaws, the holders of a majority of the outstanding shares of Company common stock, present in person or by proxy, constitute a quorum. If you submit a properly executed proxy card, even if you abstain from voting, your shares of Company common stock will be counted for purposes of determining whether a quorum is present at the special meeting.

Once a share of Company common stock is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment of the special meeting. However, if a new record date is set for the adjourned special meeting, then a new quorum will have to be established. In the event that a quorum is not present at the special meeting, it is expected that the special meeting will be adjourned or postponed to solicit additional proxies.

Attendance

Only stockholders of record or their duly authorized proxies have the right to attend the special meeting. To gain admittance, you must present valid photo identification, such as a driver’s license or passport. If your shares of Company common stock are held through a bank, broker or other nominee, please bring to the special meeting a copy of your brokerage statement evidencing your beneficial ownership of Company common stock as of the record date and valid photo identification. If you are the representative of a corporate or institutional stockholder, you must present valid photo identification along with proof that you are the representative of such stockholder.

PROPOSALS TO BE CONSIDERED AT THE SPECIAL MEETING

ITEM 1 —	THE MERGER AGREEMENT

At the special meeting, our stockholders will consider and vote on a proposal to adopt the merger agreement and to approve the transactions contemplated thereby. You should carefully read this proxy statement in its entirety for more detailed information concerning the merger agreement and the merger. In particular, you should read in its entirety the merger agreement, which is attached as Annex A to this proxy statement.

The Board unanimously recommends that stockholders vote FOR the proposal to adopt the merger agreement and to approve the transactions contemplated thereby.

If you return a properly executed proxy card but do not indicate instructions on your proxy card, your shares of Company common stock represented by such proxy card will be voted FOR the adoption of the merger agreement and approval of the transactions contemplated thereby.

ITEM 2 —	APPROVE AN ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO PERMIT FURTHER SOLICITATION OF PROXIES

Stockholders will be asked to vote on a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement and to approve the transactions contemplated thereby.

The Board unanimously recommends that stockholders vote FOR the proposal to adjourn the special meeting.

If you return a properly executed proxy card but do not indicate instructions on your proxy card, your shares of Company common stock represented by such proxy card will be voted FOR a proposal to adjourn the special meeting.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement and to approve the transactions contemplated thereby. Other than an announcement to be made at the special meeting of the time, date and place of an adjourned meeting, any adjournment may be made without notice (if the adjournment is not for more than 30 days and a new record date has not been fixed). Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow the Company’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Stockholder Vote Required to Adopt the Proposals at the Special Meeting

Adoption of the merger agreement and approval of the transactions contemplated thereby requires the affirmative vote of the holders of at least a majority of shares of Company common stock outstanding and entitled to vote at the special meeting. All of our directors and executive officers, who collectively held and were entitled to vote approximately 1.70% of the shares of Company common stock entitled to vote at the special meeting as of [          ], 2010, the record date for the special meeting, have informed us that they currently intend to vote all of their shares of Company common stock FOR the adoption of the merger agreement and approval of the transactions contemplated thereby. Consequently, approximately 48.30% of our shares of common stock, or approximately [          ] shares of Company common stock, not held by our directors or executive officers must be voted in favor of adoption of the merger agreement and approval of the transactions contemplated thereby for this proposal to be approved.

Abstentions and shares not in attendance at the special meeting will have the same effect as a vote AGAINST the proposal to adopt the merger agreement and to approve the transactions contemplated thereby.

Approval of the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies requires the affirmative vote of holders of a majority of the shares of Company common stock present in person or represented by proxy and entitled to vote on the matter at the special meeting, whether or not a quorum is present.

Abstentions will have the same effect as a vote AGAINST the proposal to adjourn the special meeting. If you fail to submit a proxy or vote in person at the special meeting, the shares of Company common stock not voted will not be counted in respect of, and therefore will not have an effect on, the proposal to adjourn the special meeting.

Because brokers, banks and other nominees holding shares of Company common stock in “street name” may vote your shares of Company common stock on the adoption of the merger agreement and approval of the transactions contemplated thereby and adjournments of the special meeting, if necessary or appropriate, only if you provide instructions on how to vote, your failure to provide instructions will result in your shares not being present at the meeting and not being voted on either proposal. Consequently, there will not be any broker non-votes occurring in connection with either proposal at the special meeting.

Voting

Stockholders of record who hold shares of Company common stock can vote shares on matters presented at the special meeting in four ways:

(a) By Proxy.  After reading the proxy materials, you can cause your shares to be voted by signing, dating and returning the enclosed proxy card. If you do this, the proxies will vote your shares of Company common stock in the manner you indicate. All properly executed proxy cards that we receive prior to the vote at the special meeting, and that are not revoked, will be voted in accordance with the instructions indicated on the proxy cards. If you sign, date and return but do not indicate instructions on the proxy card, your shares of Company common stock will be voted FOR the proposal to adopt the merger agreement and to approve the transactions contemplated thereby.

(b) By Telephone.  After reading the proxy materials and with your proxy card and voting instruction form in front of you, you may call the toll-free number [          ] using a touch-tone telephone. You will be prompted to enter your control number from your proxy card and voting instruction form. This number will identify you and the Company. Then you can follow the simple instructions that will be given to you to record your proxy.

(c) Over the Internet.  After reading the proxy materials and with your proxy card and voting instruction form in front of you, you may use your computer to access the Web site [          ]. You will be prompted to enter your control number from your proxy card and voting instruction form. This number will identify you and the Company. Then you can follow the simple instructions that will be given to you to record your proxy.

(d) In Person.  You may attend the special meeting and cast your vote in person.

The Internet and telephone voting procedures have been set up for your convenience and have been designed to authenticate your identity, allow you to give voting instructions and confirm that those instructions have been recorded properly.

Brokers, banks or other nominees holding shares of Company common stock in “street name” may vote your shares of Company common stock on the adoption of the merger agreement and approval of the transactions contemplated thereby and adjournments of the special meeting, if necessary or appropriate, only if you provide instructions on how to vote. Brokers, banks and other nominees will provide you with directions on how to instruct the broker, bank or other nominee to vote your shares of Company common stock, and you should carefully follow these instructions.

Revocation of Proxies

Any proxy given by a Company stockholder, whether by mail, telephone or over the Internet, may be revoked at any time before it is voted at the special meeting by doing any of the following:

•	delivering a written notice bearing a date later than the date of the first proxy to the Company’s Secretary stating that the first proxy is revoked;

•	completing, signing and delivering a proxy card (either by mail, telephone or over the Internet) relating to the same shares of Company common stock and bearing a later date than the date of the previous proxy; or

•	attending the special meeting and voting in person.

Solicitation Costs

We are soliciting the enclosed proxy card on behalf of our Board. In addition to solicitation by mail, our directors, officers and employees may solicit proxies in person, by telephone or by electronic means. These persons will not be specifically compensated for doing this.

We have retained Georgeson to assist in the solicitation process. We will pay Georgeson a fee of $15,000 for its services plus reimbursement of its out-of-pocket costs and expenses and a per call charge of $5.00. We also have agreed to indemnify Georgeson against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions).

We will ask banks, brokers and other nominees to forward our proxy solicitation materials to the beneficial owners of shares of Company common stock held of record by such nominee holders. We will reimburse these nominee holders for their customary clerical and mailing expenses incurred in forwarding the proxy solicitation materials to the beneficial owners.

Questions and Additional Information

If you have any questions about the merger or how to vote or direct a vote in respect of your shares of Company common stock, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you may contact our Investor Relations Department by phone at (703) 434-8430 or by submitting a question to Georgeson, our proxy solicitor at: [          ].

Stockholders should not send in their stock certificates with their proxy cards. If the merger is completed, you will receive a separate letter of transmittal with instructions for the surrender of your stock certificates. Stockholders can expect to receive payment following receipt by the paying agent of a completed and duly executed letter of transmittal and the certificate(s) representing the shares of Company common stock owned by such stockholder.

If your shares of Company common stock are held in “street name” by your bank, broker or other nominee, you will receive instructions from your bank, broker or other nominee as to how to effect the surrender of your “street name” shares of Company common stock in exchange for the merger consideration.

THE MERGER

The discussion in this proxy statement of the merger and the principal terms of the merger agreement is subject to, and is qualified in its entirety by reference to, the merger agreement, a copy of which is attached to this proxy statement as Annex A. You should read the entire merger agreement carefully.

Background of the Merger

The Board of Directors of the Company, which we refer to as the Board, as part of its ongoing oversight and planning, regularly reviews and evaluates the Company’s business strategy and strategic alternatives with the goal of enhancing stockholder value. As part of these reviews and evaluations, the Board and our management team have periodically considered and received advice from outside financial and legal advisors with respect to possible strategic alternatives. Over the past twelve months, (i) ABRY, (ii) a private equity firm, which we refer to as Bidder A, (iii) a private equity firm, which we refer to as Bidder B, and (iv) a bidder consortium consisting of two private equity firms (including Bidder A) and a company engaged in the telecommunications industry, which bidder consortium we refer to collectively as Bidder C, approached members of our Board or members of our management team about a possible acquisition of the Company. In addition, we have engaged in discussions with fourteen other parties, including six private equity firms and eight companies engaged in the cable and/or telecommunications industries, in connection with various possible strategic alternatives involving the Company. Except as described below, none of these discussions proceeded past preliminary conversations nor resulted in an indication of interest that met the Company’s price expectations.

Beginning in April 2009, we engaged in preliminary discussions with a private equity firm, which we refer to as Private Equity Firm X, which approached the Company regarding a possible acquisition of the Company’s Pennsylvania cable operations. Over the following several months, Private Equity Firm X conducted preliminary due diligence and, on June 16, 2009, requested to add ABRY as a possible equity partner for this potential transaction. The Company approved ABRY as an equity partner and authorized ABRY to conduct preliminary due diligence after ABRY agreed to execute a confidentiality and standstill agreement. After several preliminary due diligence meetings with Company management, in late July 2009, Private Equity Firm X indicated that it would not be able to meet the Company’s price expectation with respect to the proposed acquisition of the Company’s Pennsylvania cable operations. While no further significant negotiations ensued among the Company, Private Equity Firm X and/or ABRY with respect to this potential transaction, Private Equity Firm X and ABRY indicated to the Company that they might be interested in partnering with respect to a potential acquisition of the entire Company. In response, the Company provided Private Equity Firm X and ABRY with limited non-public historical financial information regarding the entire Company.

On April 29, 2009, the Company entered into a confidentiality agreement with a private equity firm, which we refer to as Private Equity Firm Y, with respect to a potential acquisition of the Company’s Pennsylvania cable operations. On May 13, 2009, representatives of Company management and Private Equity Firm Y met to discuss the Company’s Pennsylvania cable operations and to address Private Equity Firm Y’s preliminary due diligence inquiries related to this potential transaction. Shortly thereafter, Company management provided Private Equity Firm Y with limited non-public business and financial information regarding the Company’s Pennsylvania cable operations in order to permit Private Equity Firm Y to conduct preliminary due diligence with respect to this potential transaction.

On July 23, 2009, representatives of our management team met with Bidder B to discuss possible strategic alternatives involving the Company. In early August 2009, the Company provided Bidder B with limited non-public historical financial information regarding the Company to allow Bidder B to commence preliminary due diligence. Throughout the remainder of August 2009, the Company responded to additional due diligence inquiries from Bidder B, and on September 18, 2009, representatives of the Company and Bidder B held a conference call to further discuss the limited non-public financial information that the Company had previously provided to Bidder B.

On September 25, 2009, members of our management team met with representatives of Bidder A to discuss possible strategic alternatives involving the Company. Following this meeting, the Company provided

Bidder A with limited non-public historical financial information to allow Bidder A to commence preliminary due diligence.

On September 29, 2009, the Company received a preliminary, non-binding letter of intent from Private Equity Firm Y with respect to a potential acquisition of the Company’s Pennsylvania cable operations for a purchase price of approximately $410 million. Following further discussions with Company management indicating that the proposed purchase price was insufficient, Private Equity Firm Y provided the Company with a revised preliminary, non-binding letter of intent that included an increased purchase price of approximately $420 million.

On October 16, 2009, in response to an inquiry and request from Private Equity Firm X, representatives of Company management met with representatives of Private Equity Firm X and ABRY to discuss a possible sale of the entire Company. Over the course of the following several weeks, the Company provided limited due diligence information to Private Equity Firm X and ABRY in response to their preliminary requests.

Also on October 16, 2009, Bidder A provided the Company with a written preliminary indication of interest in acquiring all of the outstanding capital stock of the Company for per share consideration between $11.50 and $12.00.

On October 19, 2009, representatives of Company management delivered a presentation relating to the Company’s Pennsylvania cable operations to representatives of Private Equity Firm Y and addressed additional due diligence questions and inquiries posed by Private Equity Firm Y.

On October 26, 2009, the Board convened to discuss various matters, including the written preliminary indication of interest submitted by Bidder A; the interest expressed by each of Bidder B and Private Equity Firm X and ABRY in pursuing a potential acquisition of the entire Company; and the preliminary, non-binding letter of intent submitted by Private Equity Firm Y relating to a potential sale of the Company’s Pennsylvania cable operations. Following a discussion, the Board instructed Company management to reject Bidder A’s written preliminary indication of interest, as it did not meet the Company’s price expectations, but to continue to engage in dialogue with each of Bidder A, Bidder B, Private Equity Firm X and ABRY regarding a potential sale of the Company at a higher price per share and to continue to engage in dialogue with Private Equity Firm Y regarding a possible sale of the Company’s Pennsylvania cable operations.

On November 4, 2009, Private Equity Firm Y indicated to the Company that it was no longer willing to offer $420 million to purchase the Company’s Pennsylvania cable operations, but instead was reducing its preliminary offer to $390 million.

On November 6, 2009, following further discussions with Company management and Lee S. Hillman, the Chairman of our Board, Bidder A provided the Company with a revised written preliminary indication of interest in acquiring all of the outstanding capital stock of the Company at a price per share of $15.00.

Separately, on November 9, 2009, Bidder B provided the Company with a written preliminary indication of interest in acquiring all of the outstanding capital stock of the Company at a price per share between $12.00 and $14.00.

On November 9, 2009, the Board convened a special meeting to discuss the preliminary indications of interest submitted by each of Bidder A and Bidder B and the potential sale of the Company’s Pennsylvania cable operations to Private Equity Firm Y. The Board discussed, among other things, valuation scenarios involving the Company on a stand alone basis as well as in connection with a possible sale of the Company or one or more of its business units (including the Company’s Pennsylvania cable operations) to a third party acquirer, the recent performance of the Company common stock and analyst research and coverage of the Company common stock. The Board agreed that it would not be in the best interests of the Company to actively solicit offers in connection with a possible sale of the Company in part due to the potential negative effects and disruption associated with a broad sale process, but that it would be willing to consider indications of interest submitted by third parties and, depending upon the terms of such indications of interest, authorize third parties to conduct due diligence relating to a potential acquisition of the Company or one or more of its business units. In particular, the Board discussed maintaining the ability to actively solicit alternative acquisition proposals for a sale of the Company pursuant to a so-called “go-shop” provision for a period of time following the execution of any definitive agreement relating to an acquisition of the entire Company.

The Board also discussed the formation of a Special Committee to review any strategic alternatives available to the Company, including those described above, and agreed to form such a Special Committee subject to the execution of a unanimous written consent of the members of the Board delegating to the Special Committee the authority to review and consider any such strategic alternatives. The Board instructed Company management to continue to engage in discussions with each of Bidder A and Bidder B regarding a potential acquisition of the entire Company, but to reject the preliminary indication of interest submitted by Bidder B. The Board also instructed Company management to continue to engage in discussions with Private Equity Firm Y regarding a potential sale of the Company’s Pennsylvania cable operations.

On November 10, 2009, representatives of Company management met with representatives of Bidder A to provide a due diligence presentation relating to the Company’s Metro Business and to discuss various of Bidder A’s due diligence questions and inquiries relating to the Metro Business.

On November 11, 2009, representatives of Company management, Private Equity Firm X and ABRY met to engage in further discussions regarding a possible sale of the Company. Shortly following this meeting, Private Equity Firm X informed the Company that it was no longer interested in pursuing an acquisition of the Company. However, ABRY confirmed that it was still interested in pursuing an acquisition of the Company and that it would be willing to proceed without the involvement of Private Equity Firm X.

On November 12, 2009, we entered into a confidentiality agreement with a company engaged in the cable industry, which we refer to as Company 1, with respect to a possible acquisition by Company 1 of the Company’s Chicago cable operations. Over the following two months, we engaged in discussions with Company 1 regarding the potential terms of such a transaction and provided Company 1 with due diligence materials relating to our Chicago cable operations, including historical financial information and operating metrics for our Chicago cable operations.

On November 16, 2009, Company management met with representatives of Bidder A to provide a due diligence presentation relating to the Company’s Cable Business and to discuss various of Bidder A’s due diligence questions and inquiries relating to the Cable Business.

On November 18, 2009, the Board unanimously resolved by written consent to form a Special Committee of the Board, which we refer to as the Special Committee, to undertake a review of the Company’s strategic alternatives. The members of the Board appointed to the Special Committee consisted of Kurt M. Cellar, Benjamin C. Duster, IV, Lee S. Hillman and Daniel Tseung, each of whom the Board determined to be independent and disinterested in the strategic alternatives under consideration. The Board delegated to the Special Committee the full power and authority to negotiate, consider and evaluate any potential strategic transactions involving the Company and its various subsidiaries and businesses and to make a recommendation to the Board with respect to, among other things, the advisability and fairness of any such strategic transaction. The Board also authorized the Special Committee to select, retain and terminate, at the Company’s expense, any financial or legal advisors, and any other consultants or experts, that the Special Committee might determine to be necessary or appropriate.

On November 19, 2009, ABRY provided the Company with a written preliminary indication of interest in acquiring all of the outstanding capital stock of the Company at a price per share of $15.00.

On November 23, 2009, the Special Committee held its initial meeting, at which the Special Committee’s legal advisor, Jenner & Block LLP, described the rationale underlying the formation of the Special Committee, reviewed the delegation of authority from the Board to the Special Committee with respect to strategic alternatives involving the Company and discussed the fiduciary duties of the members of the Special Committee with respect to such strategic alternatives. The Special Committee unanimously elected Mr. Hillman as the Chairman of the Special Committee. The Special Committee discussed the engagement of legal and financial advisors, and unanimously resolved to engage Jenner & Block LLP as its legal advisor and to authorize the engagement of Deutsche Bank Securities Inc. as its financial advisor, subject to the execution of an engagement letter with Deutsche Bank. The Special Committee also discussed the engagement of Waller Capital as a co-financial advisor (with Deutsche Bank) to the Special Committee in connection with a potential transaction, particularly with respect to the potential solicitation of alternative acquisition proposals in the event that the Company entered into a definitive acquisition agreement that included a “go-shop” provision permitting the Company to actively solicit alternative acquisition proposals.

The Special Committee also noted that, in view of the interest expressed by Bidder A, Bidder B and ABRY in a potential acquisition of the Company, the management of the Company should be instructed to abstain from engaging in discussions with potential acquirers regarding any potential equity or employment arrangements unless specifically authorized to do so by the Special Committee. The Special Committee authorized and instructed Company management to permit Bidder A, Bidder B and ABRY to conduct due diligence with respect to a possible acquisition of the Company and authorized Jenner & Block to prepare a draft merger agreement relating to a potential acquisition of the Company.

On November 30, 2009, Company management met with members of Bidder A’s investment committee to discuss a potential acquisition of the Company by Bidder A and addressed various of their questions and inquiries relating to a potential acquisition of the Company. On December 1, 2009, Company management also met with Bidder A’s potential lenders in connection with a potential acquisition of the Company and addressed various of their due diligence questions and inquiries regarding the Company.

On December 2, 2009, the full Board convened to discuss, among other things, recent developments with respect to the strategic transactions under consideration by the Company described above, including the potential transactions being considered with each of Bidder A, Bidder B and ABRY and the potential divestitures of the Company’s Pennsylvania and Chicago cable operations. Mr. Hillman, as Chairman of the Special Committee, provided the members of the Board with an update regarding the status of the due diligence efforts being undertaken by each of Bidder A, Bidder B and ABRY. In addition, representatives of Jenner & Block discussed with the members of the Board their fiduciary duties with respect to a potential sale of the Company.

On December 3, 2009, representatives of Company management met with ABRY to deliver a presentation regarding the Company’s Cable Business and Metro Business and to address various of ABRY’s due diligence questions and inquiries relating to the Cable Business and the Metro Business.

On December 9, 2009, Bidder A contacted the Company to indicate that it was no longer interested in pursuing a potential acquisition of the Company and that it was withdrawing its earlier preliminary indication of interest.

Also on December 9, 2009, the Special Committee convened to discuss recent developments with respect to the strategic alternatives described above. Mr. Hillman informed the other members of the Special Committee that Bidder A had withdrawn its preliminary indication of interest in an acquisition of the Company. Peter D. Aquino, the Company’s President and Chief Executive Officer, then described to the Special Committee recent communications received by the Company from ABRY and Bidder B, in each case, in connection with a possible acquisition of the Company. The Special Committee discussed the interest expressed by each of the various parties and the merits of their respective preliminary proposals to acquire the Company. Michael Sicoli, the Company’s Chief Financial Officer, provided the Special Committee with an update on the potential divestitures of the Company’s Pennsylvania and Chicago cable operations then under consideration by the Company. The Special Committee discussed these potential transactions and how they might affect any sale of the entire Company.

Later on December 9, 2009, Bidder B submitted a revised written preliminary indication of interest to the Company with respect to a possible acquisition of the Company at a price per share of $15.00.

On December 11, 2009, the Special Committee convened to discuss this preliminary indication of interest as well as the other potential strategic transactions under consideration by the Company described above. Following this discussion, the Special Committee authorized and instructed management of the Company to permit Bidder B to conduct further due diligence with respect to a possible acquisition of the Company.

Also on December 11, 2009, Private Equity Firm Y indicated to the Company that it was no longer interested in pursuing a potential acquisition of the Company’s Pennsylvania cable operations and that it was withdrawing its preliminary, non-binding letter of intent previously provided to the Company. No further discussions were held with Private Equity Firm Y with respect to an acquisition of the Company’s Pennsylvania cable operations or any other strategic alternative.

On December 16, 2009, representatives of Company management met with ABRY to review ABRY’s preliminary financial projections for the Company and to address various of ABRY’s related due diligence questions and inquiries regarding the Company.

On December 21, 2009, a private equity firm, which we refer to as Private Equity Firm Z, and which had previously engaged in preliminary discussions with Company management regarding a possible acquisition of the Company’s Pennsylvania cable operations, indicated to the Company that it would be interested in partnering with Bidder A in connection with a possible acquisition of the entire Company. On December 27, 2009, Bidder A confirmed that, despite the fact that it had previously withdrawn as a potential acquirer of the Company, it was now interested in partnering with Private Equity Firm Z in connection with a possible transaction. Shortly thereafter, Bidder A and Private Equity Firm Z communicated to the Company their mutual interest in partnering with a third party, a company engaged in the telecommunications industry, which we refer to as Company 2. We refer to Bidder A, Private Equity Firm Z and Company 2 collectively as Bidder C.

On December 29, 2009, the Special Committee convened to discuss the status of the strategic alternatives under consideration by the Special Committee described above. Company management provided the Special Committee with an update on the due diligence then being conducted by Bidder B and ABRY. Company management also summarized for the Special Committee recent conversations between Company management and members of the bidder consortium collectively referred to as Bidder C with respect to a possible acquisition of the Company. The Special Committee discussed the possible structure of a transaction involving Bidder C and due diligence and disclosure issues that might need to be addressed in connection with such a transaction due to the involvement of Company 2, one of our strategic competitors. In addition, because the bidder consortium collectively referred to as Bidder C included Bidder A, who had previously withdrawn an indication of interest to acquire the Company, the Special Committee discussed the need to re-establish Bidder A’s interest in being involved in a transaction involving an acquisition of the Company. Following these discussions, the Special Committee agreed that the communication received from Bidder C merited further attention and authorized and instructed Company management to permit Bidder C to conduct preliminary due diligence, subject to the submission of a written proposal from Bidder C describing Bidder C’s proposed transaction in greater detail.

On December 31, 2009, Bidder C provided the Company with a written preliminary indication of interest in acquiring all of the outstanding capital stock of the Company at a price per share of $15.00. On January 6, 2010, the Company authorized Bidder C to conduct due diligence with respect to a potential acquisition of the Company.

Throughout January 2010, ABRY and Bidder C engaged in due diligence and discussions with representatives of Company management with respect to a potential acquisition and various aspects of the Company’s business. Also in January 2010, representatives of Company management met with representatives of Bidder B on several occasions to address various due diligence inquiries submitted by Bidder B and to discuss each of the Company’s business units as well as each of the Company’s principal geographic markets.

On January 8, 2010, we entered into a non-binding letter of intent with Company 1, which set forth preliminary terms of a strategic transaction pursuant to which Company 1 would acquire the assets of our Chicago cable operations. Company 1’s proposed purchase price reflected an enterprise value of approximately $230 million for our Chicago cable operations. Following the execution of the letter of intent, Company 1 conducted more extensive due diligence regarding our Chicago cable operations. However, no definitive agreements were executed or negotiated with Company 1 regarding this potential transaction.

On January 13, 2010, Mr. Hillman, as Chairman of the Special Committee, and representatives of Company management spoke with representatives of ABRY, who indicated that ABRY had completed its initial due diligence; that ABRY’s preliminary per share offer to acquire the Company remained at $15.00; and that ABRY was prepared to proceed to the final stage of its due diligence efforts and to solicit and negotiate debt financing commitments to fund a potential acquisition of the Company.

On January 15, 2010, the Special Committee convened to discuss the status of the strategic alternatives under consideration by the Special Committee, including a potential acquisition of the Company by ABRY, Bidder B or Bidder C and a potential acquisition of the Company’s Chicago cable operations by Company 1. Company management summarized the status of the due diligence work being conducted by each of ABRY, Bidder B and Bidder C and answered questions from the Special Committee relating to the timeframe to complete the remaining due diligence efforts. The Special Committee discussed the status of the indications of interest previously submitted by each of ABRY, Bidder B and Bidder C and the information that it anticipated it would need in order to evaluate these proposals in greater detail. Following the discussion, the Special Committee instructed Company management to provide a letter to each of ABRY, Bidder B and Bidder C requesting that each party submit an updated proposal with its best and final price for a possible acquisition of the Company by no later than February 8, 2010 and to submit mark-ups of the draft merger agreement, which had previously been provided to each of ABRY, Bidder B and Bidder C, by no later than February 1, 2010. The Special Committee also instructed Company management to continue to engage in discussions with Company 1 regarding a potential sale of our Chicago cable operations.

On January 19, 2010, ABRY provided the Company with an updated written indication of interest, which confirmed ABRY’s preliminary offer to acquire the Company at $15.00 per share.

On February 1, 2010, each of ABRY and Bidder B submitted a detailed mark-up of the draft merger agreement that had been previously provided to them by the Company.

On February 4, 2010, the Special Committee convened to discuss the status of the due diligence efforts being undertaken by each of ABRY, Bidder B and Bidder C and the comments received from each of ABRY and Bidder B on the draft merger agreement previously provided to each of them by the Company. Taking into account the advice of Deutsche Bank, the Special Committee considered various strategic alternatives for the Company in addition to a possible sale of the Company to ABRY, Bidder B or Bidder C. The Special Committee and Company management then considered various stand alone strategic alternatives, including the continuation of the Company’s then current business plan, a spin-off of the Metro Business to the Company’s stockholders, the sale of certain of the Company’s subsidiaries and businesses (including the Company’s Pennsylvania and Chicago cable operations) as well as possible acquisitions then under preliminary consideration by Company management. The Special Committee discussed the positive and negative considerations associated with each of these alternatives and how they might affect the Company’s financial performance and market value.

On February 5, 2010, Bidder B notified the Company that it was no longer interested in pursuing a potential acquisition of the Company on its own. Shortly thereafter, Bidder B requested that the Company waive certain provisions of the confidentiality and standstill agreement between the Company and Bidder B in order to allow Bidder B to join the bidder consortium collectively referred to as Bidder C in connection with a potential acquisition of the Company.

On February 8, 2010, Bidder C submitted a detailed mark-up of the draft merger agreement that had been previously provided to it by the Company, which reflected a revised proposed purchase price of $14.00 per share.

On February 10, 2010, the Special Committee convened to review and discuss the proposals that had been submitted on February 8, 2010 by each of ABRY and Bidder C, as well as recent conversations between representatives of the Special Committee and Deutsche Bank with each of ABRY, Bidder B and Bidder C. Deutsche Bank confirmed that Bidder B had withdrawn its earlier preliminary indication of interest, but that Bidder B had requested to join the bidder consortium collectively referred to as Bidder C in connection with a potential acquisition of the Company. Deutsche Bank discussed the financial aspects of the proposals submitted by each of ABRY and Bidder C and led a discussion regarding the proposals generally. Deutsche Bank noted that Bidder C’s proposal contemplated that the Company’s Chicago cable business would need to be divested at a specified price as a condition to the closing of the sale of the Company. In addition, Bidder C had requested a 25-day exclusivity period before it would conduct further due diligence and negotiate a definitive merger agreement. Deutsche Bank reviewed the sources and uses of funds associated with the proposals submitted by ABRY and Bidder C and summarized the draft financing commitments that had been submitted with the proposals. Jenner & Block summarized the comments submitted by ABRY and Bidder C on the draft merger agreements. The Special Committee engaged in a detailed discussion regarding the structure, terms and conditions of the proposals submitted by ABRY and Bidder C.

Overall, the Special Committee viewed ABRY’s proposal more favorably than the proposal submitted by Bidder C in light of the following material factors: ABRY had proposed a price per share of $15.00, while Bidder C had proposed a revised price per share of $14.00; ABRY had included more favorable “go-shop” provisions in its mark-up of the proposed merger agreement than Bidder C; ABRY was further along in its due diligence efforts than Bidder C; the draft debt financing commitments obtained by ABRY were superior to those obtained by Bidder C; ABRY was not requesting an exclusivity period, while Bidder C was requesting a 25-day exclusivity period; and ABRY’s proposal was not conditioned on a sale of any of the Company’s businesses, while Bidder C’s proposal was conditioned on a sale of the Company’s Chicago cable operations. Notwithstanding the foregoing, the Special Committee instructed its financial and legal advisors and Company management to continue to engage in discussions and negotiations with each of ABRY and Bidder C. The Special Committee also instructed Company management to permit Bidder B to partner with Bidder C in connection with a potential acquisition of the Company.

On February 15, 2010, the Special Committee convened to further discuss the proposals that had been previously submitted by ABRY and Bidder C. In particular, the Special Committee discussed recent conversations between representatives of ABRY and representatives of the Special Committee, including a conference call with ABRY’s legal counsel regarding ABRY’s proposed mark-up of the draft merger agreement. The Special Committee also discussed Bidder C’s request for a period of exclusivity during which to negotiate and conduct due diligence with respect to a potential acquisition of the Company. The Special Committee authorized further discussions with Bidder C regarding its request for exclusivity and the circumstances under which Bidder C would be willing to drop this request.

On February 16 and February 17, 2010, the Company engaged in discussions with Bidder C regarding its request for exclusivity as well as the Special Committee’s concerns regarding an exclusivity arrangement. Bidder C indicated that it would be unwilling to move forward with further due diligence or the negotiation of definitive transaction agreements, unless the Company granted Bidder C a 25-day exclusivity period.

On February 18, 2010, the Special Committee convened to discuss the recent conversations with Bidder C regarding Bidder C’s request for exclusivity. Mr. Hillman communicated to the Special Committee that Bidder C would be unwilling to move forward with due diligence and negotiations, unless the Company granted Bidder C a 25-day exclusivity period. Following a discussion with its financial and legal advisors, the Special Committee determined that, in light of its ongoing negotiations with ABRY, it was unwilling to grant Bidder C a period of exclusivity during which to negotiate and conduct due diligence with respect to a potential acquisition of the Company.

On February 20, 2010, as a result of the ongoing negotiations between ABRY and the Company, ABRY provided the Company with a revised draft of the merger agreement, in which ABRY made material concessions, including a reduction in the termination fees payable by the Company under certain circumstances and an increase in the reverse termination fee payable to the Company in the event of a failure of the merger to be consummated under certain circumstances.

On February 25, 2010, the Special Committee convened to discuss the status of negotiations with ABRY and Bidder C. Mr. Hillman reported that Bidder C had withdrawn from the sale process due to the fact that the Company did not enter into an exclusivity arrangement with Bidder C and, therefore, Bidder C was no longer considered a viable acquirer of the Company. Mr. Hillman provided a report to the Special Committee that summarized key business and contract issues with ABRY, which included the following material issues: (i) the definition of Company material adverse effect to be included in the merger agreement and the impact of the occurrence of a Company material adverse effect on the rights and obligations of the parties under the merger agreement; (ii) the conditions to the closing of the transactions contemplated by the merger agreement and the “end date” after which either party could terminate the merger agreement if such conditions to closing were not then satisfied; (iii) the extent and scope of the specific performance remedy available to the Company in the event of a breach of the merger agreement by Cable Buyer and Metro Parent, in particular relating to the Company’s ability to cause Cable Buyer and Metro Parent to specifically enforce the terms of their respective financing commitments; (iv) the amount of the termination fees payable by each of the Company and Cable Buyer and Metro Parent, and the amount of the expense reimbursement payable by the Company to Cable Buyer and Metro Parent, following termination of the merger agreement under different scenarios; (v) the terms and conditions of the “go-shop” and “no-shop” provisions of the merger agreement; and (vi) issues pertaining to the separation of the Company’s Cable Business from the Company’s Metro Business prior to the consummation of the merger. Company management, Deutsche Bank and Jenner & Block responded to questions posed by members of the Special Committee, and a detailed discussion ensued in which the Special Committee outlined and provided input on the relevant issues and anticipated timing of next steps. The Special Committee provided Deutsche Bank and Jenner & Block with further guidance and instructions with respect to the ongoing negotiations with ABRY.

Between February 25, 2010 and March 4, 2010, the Special Committee’s legal advisors negotiated the terms of the merger agreement, the limited guarantee and the debt and equity financing commitments with ABRY and its legal counsel in a manner consistent with the guidance and instructions previously provided by the Special Committee as well as further input and instructions received from Mr. Hillman, the Chairman of the Special Committee. During this period, ABRY concluded its due diligence review of the Company. On and prior to March 4, 2010, Mr. Hillman, as Chairman of the Special Committee, and the Special Committee’s financial advisor, acting on behalf of the Special Committee, sought an increase in ABRY’s proposed $15.00 per share offer price. However, ABRY was unwilling to increase its per share offer price.

On March 2, 2010, the Company entered into an engagement letter with Waller Capital to act as a co-financial advisor (with Deutsche Bank) to the Special Committee in connection with the transaction, particularly with respect to the solicitation of alternative acquisition proposals following the execution of the merger agreement with ABRY pursuant to the “go-shop” provisions set forth in the merger agreement. As compensation for Waller Capital’s services in connection with the transaction, the Company has agreed to pay Waller Capital a transaction fee of approximately $3.3 million, contingent on the consummation of the merger.

On March 3, 2010, Company 1, with whom we had previously entered into a non-binding letter of intent regarding a potential acquisition of our Chicago cable assets, notified us that it was no longer interested in pursuing such a transaction and informed us that it was ceasing its due diligence efforts relating to this potential transaction.

On March 4, 2010, the Special Committee convened to discuss the status of the negotiations with ABRY and the key remaining open business and contract issues. Mr. Hillman reported to the other members of the Special Committee that the negotiations with ABRY regarding the merger agreement, the limited guarantee and the debt and equity financing commitments were substantially complete, subject to the resolution among the parties of which regulatory approvals would be required as conditions to the closing of the merger and the receipt by the Company of executed debt financing commitments for the transactions contemplated by the merger agreement substantially in the forms previously reviewed and considered by the Special Committee and its financial and legal advisors. Mr. Hillman also reported that during the course of the merger agreement negotiations following the prior Special Committee meeting, ABRY had communicated that it was unwilling to increase its per share offer to acquire the Company.

The members of the Special Committee discussed various aspects of the final terms of the proposed merger agreement with ABRY, which had previously been circulated to each of the members of the Special Committee. In particular, the Special Committee discussed the risks associated with failing to obtain required regulatory approvals within the time periods contemplated by the merger agreement. The members of the Special Committee also discussed the premium being offered by ABRY for shares of the Company common stock, the ability of the Company to solicit alternative acquisition proposals for a period of 40 days following execution of the merger agreement and the rights and obligations of the parties following a termination of the merger agreement as a result of the failure to obtain required regulatory approvals within the time periods contemplated by the merger agreement. Based upon this discussion and its consideration of the factors summarized under “Reasons for the Merger” beginning on page [  ], the Special Committee unanimously determined that the merger is in the best interests of the stockholders of the Company, unanimously approved and declared advisable the merger agreement and unanimously determined to recommend that the members of the Board approve the merger agreement, subject to the resolution of the remaining open regulatory issue and the receipt by the Company of executed debt financing commitment letters substantially in the forms previously reviewed and discussed by the Special Committee.

Following the meeting of the Special Committee on March 4, 2010, a full Board meeting was convened. Mr. Hillman reported to the members of the Board that the negotiations with ABRY regarding the merger agreement, the limited guarantee and the debt and equity financing commitments were substantially complete, subject to the resolution of the open items discussed at the meeting of the Special Committee convened immediately prior to the full Board meeting. Mr. Hillman also reported that during the course of the merger agreement negotiations, ABRY had communicated that it was unwilling to increase its per share offer to acquire the Company. Mr. Hillman communicated to the Board the Special Committee’s unanimous determinations and recommendation with respect to the advisability and approval of the merger agreement, subject to resolution of the specified open items. Mr. Hillman and the other members of the Board engaged in a discussion regarding various aspects of the proposed terms of the final merger agreement with ABRY, which had previously been circulated to each of the members of the Board.

Mr. Sicoli reviewed with the Board a five-year projection of the Company’s financial performance. Representatives of Deutsche Bank then reviewed the financial aspects of the proposed transactions contemplated by the merger agreement. At the conclusion of its presentation, Deutsche Bank delivered its oral opinion, subsequently confirmed in writing on March 5, 2010, to the effect that, as of the date of such opinion, and based upon and subject to the assumptions, limitations, qualifications and conditions described therein, the merger consideration to be received by the holders of shares of Company common stock (other than Cable Buyer, Metro Parent, Merger Sub and their affiliates) pursuant to the merger agreement was fair, from a financial point of view, to such holders. Representatives from Jenner & Block reviewed with the members of the Board their fiduciary duties in the context of a strategic transaction involving a sale of the Company. Due to the fact that the remaining open issue in the merger agreement relating to required regulatory approvals had not been resolved and that the Company had not received executed copies of the debt commitment letters contemplated by the merger agreement prior to the completion of the full Board meeting, the Board agreed to reconvene the following morning.

On the morning of March 5, 2010, the members of the Board and the Special Committee reconvened to discuss the status of the remaining open issue in the merger agreement and the status of the debt commitment letters. Representatives of Jenner & Block reported that the remaining open issue in the merger agreement relating to required regulatory approvals had been resolved during negotiations between the parties on the night of March 4, 2010 and that Jenner & Block had received copies of the executed debt commitment letters contemplated by the merger agreement on the morning of March 5, 2010, which were in substantially the forms previously reviewed by the Special Committee’s advisors and discussed by the Special Committee. Following a discussion, the members of the Board unanimously adopted the recommendation of the Special Committee, and the members of the Board and the Special Committee unanimously determined that the merger is fair to and in the best interests of the stockholders of the Company, unanimously approved and declared advisable the merger agreement, unanimously resolved to recommend that Company stockholders vote to approve the merger agreement and authorized the Company’s executive officers to execute and deliver the merger agreement.

On March 5, 2010, each of the Company, Cable Buyer, Metro Parent and Merger Sub executed and delivered the merger agreement; the sponsor and the Company executed the limited guarantee; and the parties jointly announced the signing of the merger agreement.

Reasons for the Merger

In reaching its unanimous determination that the merger is fair to and in the best interests of the Company and its stockholders, to approve and to declare advisable the merger agreement and to recommend that the Board approve the merger agreement, the Special Committee consulted with and received advice from its financial and legal advisors, Company management and considered a number of factors, including the following material factors:

•	the Special Committee, together with its legal and financial advisors, met on eleven occasions to discuss the status of the negotiations and the resolution of the transaction terms with ABRY (and other bidders), during which meetings the members of the Special Committee had the opportunity to, and did, question members of management and representatives of the Special Committee’s legal and financial advisors;

•	discussions with management regarding the Company’s business, financial condition, results of operations, competitive position, business strategy, strategic options and prospects, as well as the risks involved in achieving these prospects, the nature of the Company’s business and the industry in which it competes, and current industry, economic and market conditions, both on a historical and on a prospective basis, which led the Special Committee to conclude that the merger consideration represented a more attractive opportunity for Company stockholders than the value of the Company common stock likely to be realized by stockholders in the event that the Company remained independent;

•	the prospects of continuing to operate the Company in accordance with the existing business plan, the value to stockholders of such alternative and the timing and likelihood of actually achieving additional value from remaining independent;

•	the current and historical market prices of the Company common stock relative to the $15.00 per share merger consideration, and the fact that the merger consideration represents a 22% premium over the closing price of shares of Company common stock on March 4, 2010 (the last full trading day prior to the Special Committee’s approval of the merger agreement) and a 43% premium over the average closing price of shares of Company common stock over the prior thirty trading days;

•	the risk that our stock price will not consistently trade in the near term at or above $15.00 per share, which belief is based on a number of factors, including the Special Committee members’ knowledge and understanding of the Company and our industry;

•	the belief of the Special Committee, after consulting with Deutsche Bank regarding the discussions and negotiations conducted with ABRY, that the Special Committee had obtained the highest price per share that ABRY was willing to pay;

•	the amount of the $15.00 per share merger consideration relative to analysts’ publicly-available expectations for the share price of Company common stock, which ranged from $9.00 to $13.00;

•	the fact that the merger consideration consists entirely of cash, which provides immediate and certain value to stockholders upon closing of the merger compared to a transaction in which stockholders receive stock or other securities;

•	the financial analyses of Deutsche Bank presented to the Special Committee and the Board on March 4, 2010 as well as the opinion of Deutsche Bank as to the fairness, from a financial point of view, of the merger consideration to be received by the holders of shares of Company common stock pursuant to the merger agreement, as more fully described below under “Opinion of Deutsche Bank Securities Inc.” beginning on page [ ];

•	the fact that Company stockholders will have appraisal rights, as described in the section entitled “Appraisal Rights” beginning on page [ ];

•	the terms of the merger agreement, including:

▪	the Company’s ability, during the period beginning on March 5, 2010 and continuing until 12:01 a.m. (Eastern time) on April 15, 2010 to initiate, solicit and encourage alternative acquisition proposals from third parties and negotiate with third parties with respect to such proposals;

▪	the Company’s ability, under certain circumstances, at any time from and after 12:01 a.m. (Eastern time) on April 15, 2010 and prior to the time the Company stockholders approve the merger agreement, to consider and respond to an unsolicited bona fide alternative proposal or engage in discussions or negotiations with the person making such a proposal if the Special Committee shall have determined in good faith (after consultation with its financial advisor and outside legal counsel) that such alternative proposal either constitutes a superior proposal or could reasonably be expected to result in a superior proposal and the Special Committee or the Board shall have determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take such action would be inconsistent with the directors’ exercise of their fiduciary obligations to the stockholders of the Company under applicable laws;

▪	the Company’s ability, under certain circumstances, to terminate the merger agreement in order to enter into an agreement providing for a superior proposal, provided that the Company complies with its obligations relating to the entering into of any such agreement and immediately prior to or concurrently with the termination of the merger agreement pays a termination fee of $10.0 million, if the termination fee were to become payable in connection with an agreement entered into prior to 12:01 a.m. (Eastern time) on April 15, 2010, or $17.5 million in all other circumstances, each of which the Special Committee concluded was reasonable in the context of termination fees payable in comparable transactions and in light of the overall terms of the merger agreement, including the merger consideration;

▪	the ability of the Board, under certain circumstances not involving a superior proposal, to change its recommendation that our stockholders vote in favor of the adoption of the merger agreement and terminate the merger agreement upon payment of a termination fee of $17.5 million;

▪	the fact that there is no financing condition to the completion of the merger in the merger agreement;

▪	the fact that the merger agreement provides that, in the event of a failure of the merger to be consummated under certain circumstances, Cable Buyer and Metro Parent will be required to pay us a $30.0 million reverse termination fee, without our having to establish any damages, and the sponsor’s guarantee of such payment obligation pursuant to the limited guarantee;

•	the receipt of executed debt and equity commitment letters from Cable Buyer’s and Metro Parent’s sources of debt and equity financing for the transactions contemplated by the merger agreement and the terms of such debt and equity financing commitments; and

•	the fact that the terms of the merger agreement and the amount of the merger consideration resulted from extensive negotiations between the Special Committee and its legal and financial advisors, acting on behalf of the Special Committee, on the one hand, and ABRY and its legal and financial advisors, acting on behalf of ABRY, on the other hand.

The Special Committee also considered a number of potentially negative factors in its deliberations concerning the merger, including the following material factors:

•	the risk that, notwithstanding the likelihood of the merger being completed, the merger might not be completed, including the effect of the pendency of the merger and such failure to be completed may have on:

▪	the trading price of shares of Company common stock;

▪	our operating results, including the costs incurred in connection with the merger; and

▪	our ability to attract and retain key personnel and customers;

•	that the Company will no longer exist as a publicly traded company and that stockholders will no longer participate in the future growth of our business, including any growth related to the recovery of the general economy;

•	that, under the terms of the merger agreement, the Company must pay to Cable Buyer and Metro Parent a termination fee and/or reimburse certain expenses incurred in connection with the merger if the merger agreement is terminated under certain circumstances, which may deter other parties from proposing an alternative transaction that may be more advantageous to stockholders or which may become payable following a termination of the merger agreement in circumstances where no alternative acquisition agreement or superior proposal is available to the Company;

•	the fact that gains from an all-cash transaction would generally be taxable to stockholders for United States federal income tax purposes;

•	that if the merger does not close, the Company’s employees will have expended extensive time and efforts to attempt to complete the transaction and will have experienced significant distractions from their work during the pendency of the transaction;

•	the restrictions on the conduct of the Company’s business prior to the completion of the merger, which could delay or prevent the Company from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of the Company absent the pending completion of the merger;

•	the fact that, while the Company expects the merger will be consummated, there can be no assurance that all conditions to the parties’ obligations, including with respect to required regulatory approvals, to complete the merger will be satisfied within the time frames contemplated by the merger agreement, and, as a result, the merger may not be consummated;

•	the fact that Cable Buyer and Metro Parent are newly-formed entities with essentially no assets other than the equity and debt financing commitments and that our remedy in the event of breach of the merger agreement by Cable Buyer, Metro Parent and Merger Sub may be limited to receipt of the $30.0 million reverse termination fee, which is guaranteed by the sponsor;

•	the risk that the financing contemplated by the debt commitment letters for the consummation of the merger might not be obtained; and

•	the fact that our directors and executive officers may have interests in the merger that are different from, or in addition to, our stockholders. See “The Merger — Interests of Company Directors and Executive Officers in the Merger” beginning on Page [ ].

The foregoing discussion of the factors considered by the Special Committee is not intended to be exhaustive, but rather includes certain material factors considered by the Special Committee. In reaching its decision to approve the merger, the merger agreement and the other transactions contemplated by the merger agreement, the Special Committee did not quantify or assign any relative weights to the factors considered and individual directors may have given different weights to different factors. The Special Committee based its recommendation to the Board on the totality of the information presented.

Recommendation of the Board and the Special Committee

The Board and the Special Committee have carefully considered the terms and conditions of the proposed merger and carefully considered many factors, including those described above. Based on such consideration, and in the case of the Board based on its adoption of the unanimous recommendation of the Special Committee, each of the Board and the Special Committee has unanimously determined that the merger is fair to and in the best interests of the stockholders of the Company and has unanimously declared advisable and approved the merger agreement. The Board unanimously recommends that you vote FOR approval of the proposal to adopt the merger agreement and to approve the transactions contemplated thereby.

Opinion of Deutsche Bank Securities Inc.

Deutsche Bank Securities Inc., which we refer to as Deutsche Bank, acted as financial advisor to the Special Committee in connection with the merger and the other transactions contemplated by the merger agreement, which we refer to collectively as the transaction. Deutsche Bank delivered its oral opinion to both the Board and the Special Committee on March 4, 2010, subsequently confirmed in writing on March 5, 2010, to each, to the effect that, as of the date of such opinion, based upon and subject to the assumptions made, matters considered and limitations, qualifications and conditions set forth in the opinion, the per share merger consideration was fair, from a financial point of view, to the holders of Company common stock, excluding Cable Buyer, Metro Parent, Merger Sub and their affiliates.

The full text of Deutsche Bank’s written opinion, dated March 5, 2010, which sets forth, among other things, the assumptions made, matters considered and limitations, qualifications and conditions of the review undertaken by Deutsche Bank in connection with the opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference in its entirety.

The Deutsche Bank opinion is addressed to, and for the use and benefit of, the Special Committee and the Board. The Deutsche Bank opinion is not a recommendation to the holders of the Company common stock to adopt the merger agreement. The Deutsche Bank opinion is limited to the fairness, from a financial point of view, of the per share merger consideration to the holders of Company common stock (excluding Cable Buyer, Metro Parent, Merger Sub and their affiliates). Deutsche Bank was not asked to, and the Deutsche Bank opinion did not, address the fairness of the transaction, or any consideration received in connection therewith, to the holders of any other class of securities, creditors or other constituencies, nor did it address the fairness of the contemplated benefits of the transaction. Deutsche Bank expressed no opinion as to the merits of the underlying decision by the Company to engage in the transaction or the relative merits of the transaction as compared to alternative business strategies, nor did it express any opinion as to how any holders of Company common stock should vote with respect to the transaction. Deutsche Bank did not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of the Company’s officers, directors, or employees, or any class of such persons, in connection with the transaction relative to the per share merger consideration to be received by the holders of Company common stock. The holders of Company common stock are urged to read the Deutsche Bank opinion in its entirety. The summary of the Deutsche Bank opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the Deutsche Bank opinion set forth as Annex B.

In connection with Deutsche Bank’s role as financial advisor to the Special Committee, and in arriving at its opinion, Deutsche Bank has, among other things, reviewed certain publicly available financial and other information concerning the Company and certain internal analyses, financial forecasts and other information relating to the Company prepared by the management of the Company. Deutsche Bank also held discussions with certain senior officers and other representatives and advisors of the Company regarding the businesses and prospects of the Company. In addition, Deutsche Bank has:

•	reviewed the reported prices and trading activity for the Company common stock;

•	to the extent publicly available, compared certain financial and stock market information for the Company with similar information for certain other companies Deutsche Bank considered relevant whose securities are publicly traded;

•	reviewed the terms of the merger agreement and certain related documents, including the debt and equity commitments described in more detail below under “The Merger — Financing of the Merger” beginning on page [ ] and the limited guarantee described in more detail below under “The Merger — Limited Guarantee” beginning on page [ ]; and

•	performed such other studies and analyses and considered such other factors as Deutsche Bank deemed appropriate.

In preparing its opinion, Deutsche Bank did not assume responsibility for the independent verification of, and did not independently verify, any information, whether publicly available or furnished to it, concerning the Company, including, without limitation, any financial information, forecasts or projections, considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, with the Special Committee’s and the Board’s permission, Deutsche Bank assumed and relied upon the accuracy and completeness of all such information. Deutsche Bank did not conduct a physical inspection of any of the properties or assets, and did not prepare or obtain any independent evaluation or appraisal of any of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities), of the Company or Cable Buyer or Metro Parent or any of their respective affiliates, nor has Deutsche Bank evaluated the solvency or fair value of the Company under any state or federal law relating to bankruptcy, insolvency or similar matters. With respect to the financial forecasts made available to Deutsche Bank and used in its analysis, Deutsche Bank assumed, with the Special Committee’s and the Board’s permission, that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby. In rendering its opinion, Deutsche Bank expressed no view as to the reasonableness of such forecasts or the assumptions on which they are based. The Deutsche Bank opinion was necessarily based upon economic, market and other conditions as in effect on, and the information made available to Deutsche Bank as of, the date of such opinion. Deutsche Bank expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting the Deutsche Bank opinion of which it has become aware after the date hereof.

For purposes of rendering its opinion, Deutsche Bank has assumed with the Special Committee’s and the Board’s permission that, in all respects material to its analysis:

•	the transaction would be consummated in accordance with its terms, without any material waiver, modification or amendment of any term, condition or agreement;

•	the transaction would be consummated in accordance with its terms, without any adjustment to the per share merger consideration attributable to changes in the outstanding shares of Company common stock; and

•	all material governmental, regulatory, contractual or other approvals and consents required in connection with the consummation of the transaction will be obtained and that in connection with obtaining any necessary governmental, regulatory, contractual or other approvals and consents, no material restrictions, terms or conditions will be imposed.

Deutsche Bank is not a legal, regulatory, tax or accounting expert and Deutsche Bank relied on the assessments made by the Company and its advisors with respect to these issues.

Deutsche Bank’s Financial Analysis.  Set forth below is a brief summary of the material financial analyses performed by Deutsche Bank in connection with its opinion and reviewed with the Board and the Special Committee on March 4, 2010. The order of the analyses described below does not represent relative importance or weight given to those analyses by Deutsche Bank, the Special Committee or the Board. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Deutsche Bank’s financial analyses. The tables below must be read together with the full text of each summary and are alone not a complete description of Deutsche Bank’ financial analyses.

Historical Stock Performance.  Deutsche Bank reviewed the historical trading price for the Company common stock during the 12-month period ended March 3, 2010. The range of closing share prices for the Company common stock during this period was $3.41 to $12.47. Deutsche Bank also reviewed the closing share price of the Company common stock as of March 3, 2010, which was $12.15 and the 30-day average closing share price of the Company common stock ended March 3, 2010, which was $10.65.

Analysis of Equity Price Targets.  Five equity analysts, representing the publicly-available coverage of the Company, were expecting a share price for the Company common stock in the range of $9.00 to $13.00.

Analysis of Sum of the Parts.  Deutsche Bank performed a “sum of the parts” analysis of the Company’s Metro Business and Cable Business. Deutsche Bank compared certain financial information and commonly used valuation measurements (i) for the Company’s Metro Business to corresponding information and measurements for a group of three publicly traded telecom companies, which provide fiber-based, high bandwidth internet service, consisting of AboveNet, Inc., Cogent Communications Group, Inc. and tw telecom inc. and (ii) for the Company’s Cable Business to corresponding information and measurements for a group of four publicly traded cable companies consisting of Comcast Corporation, Cablevision Systems Corporation,

Time Warner Cable Inc. and Knology, Inc. We refer to the telecom and cable comparison companies collectively as the selected companies. The financial information and valuation measurements, included, among other things:

•	common equity market valuation;

•	equity market value as adjusted for debt and cash, which we refer to as enterprise value;

•	estimated revenue growth as measured by a compound annual growth rate, which we refer to as revenue growth CAGR, for the years 2008 to 2010 and 2009 to 2011;

•	estimated EBITDA (earnings before interest expense, income taxes and depreciation and amortization) growth as measured by a compound annual growth rate, which we refer to as EBITDA growth CAGR, for the years 2008 to 2010 and 2009 to 2011;

•	estimated 2010 EBITDA as a percentage of 2010 estimated revenues, which we refer to as 2010E EBITDA Margin; and

•	enterprise value in relation to estimated 2010 EBITDA, which we refer to as the 2010E EBITDA.

To calculate the financial performance measures and trading multiples for the selected companies, Deutsche Bank used publicly available information concerning historical and forecasted financial performance, including published historical financial information and forecasted estimates based on Wall Street research. In addition, to calculate the financial performance measures for the Company’s Metro Business and Cable Business, Deutsche Bank used information provided by Company management concerning historical and forecasted financial performance.

					2010E	Enterprise
	Revenue Growth CAGR		EBITDA Growth CAGR		EBITDA	Value/2010E
Telecom Companies	2008 - 2010	2009 - 2011	2008 - 2010	2009 - 2011	Margin	EBITDA

AboveNet	13.4%	15.5%	25.1%	17.1%	44.2%	8.4x
Cogent	10.3%	9.9%	14.2%	16.4%	29.9%	7.9x
tw telecom	4.7%	5.7%	8.0%	7.8%	36.7%	7.4x
Metro Business	10.0%	13.6%	19.1%	16.5%	33.4%	N/A

Cable Companies	2008 - 2010	2009 - 2011	2008 - 2010	2009 - 2011

Comcast	4.0%	2.5%	3.0%	1.2%	40.4%	5.0x
Cablevision	5.2%	4.8%	6.6%	4.5%	40.5%	6.1x
Time Warner Cable	4.1%	4.0%	4.3%	3.5%	36.1%	5.3x
Knology	4.5%	5.0%	6.0%	6.7%	34.2%	6.4x
Cable Business	1.4%	1.8%	3.4%	0.4%	26.6%	N/A

Using the foregoing information, among other financials measures, Deutsche Bank determined (i) an estimated enterprise value to 2010E EBITDA reference range of 6.5x to 8.5x for the Metro Business and (ii) an estimated enterprise value to 2010E EBITDA reference range of 4.0x to 5.0x for the Cable Business, resulting in a range of implied price per share for the entire Company from $11.45 to $18.37, as shown below.

		Metro Business 2010E EBITDA Multiple
		6.5x	7.5x	8.5x

Cable Business	4.0x	$11.45	$13.24	$15.00
2010E EBITDA	4.5x	$13.46	$15.20	$16.84
Multiple	5.0x	$15.41	$17.00	$18.37

None of the companies utilized as a comparison are identical to either the Metro Business or the Cable Business. Accordingly, Deutsche Bank believes the sum of the parts analysis is not simply mathematical. Rather, it involves complex considerations and qualitative judgments, reflected in Deutsche Bank’s opinion, concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies.

Discounted Cash Flow Analysis.  Deutsche Bank performed a discounted cash flow analysis for the Company based on the Company forecasts. Deutsche Bank calculated the discounted cash flow value for the Company as the sum of the net present value of (i) the estimated future unlevered free cash flow, calculated as EBITDA minus cash taxes, capital expenditures and changes in working capital, that the Company will generate for the years 2010 through 2014, plus (ii) the value of the Company at the end of such period, or the terminal value. The estimated future cash flows were based on the financial projections for the Company for the years 2010 through 2014 as prepared by the Company’s management. Deutsche Bank used discount rates ranging from 9.0% to 11.0%. Deutsche Bank used such discount rates based on its judgment of the estimated weighted average cost of the Company’s capital. The terminal value of the Company was calculated using perpetuity growth rates ranging from 1.5% to 3.5%. This analysis indicated an implied equity value of $3.32 to $15.81 per share. Additionally, Deutsche Bank performed a discounted cash flow analysis that also included the net present value of the Company’s net operating losses, based on estimated usage of such net operating losses discounted at an estimated cost of equity of 13.0%. This analysis indicated an implied equity value of $8.46 to $19.77 per share.

Precedent Premium Analysis.  Deutsche Bank performed a precedent premium analysis to determine an implied equity value per share of Company common stock derived from premiums paid in previous transactions. Based on estimated premiums paid for shares of U.S. based target companies over the last five years involving all transactions ranging from $100 million to $2.0 billion, other than those transactions related to hostile offers, mergers of equals, real estate and financial services, Deutsche Bank determined an estimated premium range of 25% to 40%. Deutsche Bank applied the premium range to $10.65, the 30-day average share price of the Company common stock ended March 3, 2010, and $12.15, the share price as of March 3, 2010. This analysis indicated an estimated implied equity value of $13.31 to $17.01 per share.

The foregoing summary describes all analyses and factors that Deutsche Bank deemed material in its presentation to the Special Committee and the Board, but is not a comprehensive description of all analyses performed and factors considered by Deutsche Bank in connection with preparing its opinion. The preparation of a fairness opinion is a complex process involving the application of subjective business judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to summary description. Deutsche Bank believes that its analyses must be considered as a whole and that considering any portion of such analyses and of the factors considered without considering all analyses and factors could create a misleading view of the process underlying the opinion. In arriving at its fairness determination, Deutsche Bank did not assign specific weights to any particular analyses.

In conducting its analyses and arriving at its opinion, Deutsche Bank utilized a variety of generally accepted valuation methods. Except as described above, the Company did not impose any limitations on the scope of the investigation made by Deutsche Bank in rendering its opinion. The analyses were prepared solely for the purpose of enabling Deutsche Bank to provide its opinion to the Special Committee and the Board as to the fairness of the per share merger consideration to the holders of Company common stock and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold or traded, which are inherently subject to uncertainty. In connection with its analyses, Deutsche Bank made, and was provided by the Company’s management with, numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the Company’s control. Analyses based on estimates or forecasts of future results are not necessarily indicative of actual past or future values or results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the Company or their respective advisors, neither the Company nor Deutsche Bank nor any other person assumes responsibility if future results or actual values are materially different from these forecasts or assumptions.

The terms of the transaction were determined through negotiations between the Company and ABRY and were approved by the Special Committee and the Board. Although Deutsche Bank provided advice to the Special Committee during the course of these negotiations, the decision to enter into the transaction was solely that of the Special Committee and the Board. Deutsche Bank’s opinion was provided to the Board and the Special Committee to assist them in connection with their consideration of the transaction and does not constitute a recommendation to any holder of Company common stock as to how to vote with respect to the transaction.

The Company selected Deutsche Bank as financial advisor in connection with the transaction based on Deutsche Bank’s qualifications, expertise, reputation and experience in mergers and acquisitions. The Company has retained Deutsche Bank pursuant to a letter agreement dated February 24, 2010, which we refer to as the engagement letter. As compensation for Deutsche Bank’s services in connection with the transaction, the Company has agreed to pay to Deutsche Bank a transaction fee of approximately $7.8 million, contingent on the consummation of the transaction. The transaction fee payable to Deutsche Bank will be reduced by the amount of any opinion fees paid by the Company to Deutsche Bank. The Company has agreed to pay Deutsche Bank an opinion fee of $750,000 upon delivery of Deutsche Bank’s fairness opinion, and an additional opinion fee of $350,000 upon delivery of an additional opinion (or upon Deutsche Bank advising the Special Committee it would be unable to deliver such additional opinion). Regardless of whether the transaction is consummated, the Company has agreed to reimburse Deutsche Bank for reasonable fees and disbursements of Deutsche Bank’s counsel and all of Deutsche Bank’s reasonable travel and other out-of-pocket expenses incurred in connection with the transaction or otherwise arising out of the retention of Deutsche Bank under the engagement letter. The Company has also agreed to indemnify Deutsche Bank and certain related persons to the fullest extent lawful against certain liabilities, including certain liabilities under the federal securities laws arising out of its engagement or the transaction. In the past two years Deutsche Bank has received no compensation from the Company or its affiliates other than as described above.

Deutsche Bank is an internationally recognized investment banking firm experienced in providing advice in connection with mergers and acquisitions and related transactions. Deutsche Bank is an affiliate of Deutsche Bank AG, which together with its affiliates we refer to as the DB Group. One or more members of the DB Group have, from time to time, provided investment banking, commercial banking (including extensions of credit) and other financial services to the Company or its affiliates for which it has received compensation, including the Company’s acquisition of Neon Communications Group, Inc. in 2007 and the refinancing of the Company’s senior bank debt in 2007. A portion of the proceeds from the transaction will be used to repay indebtedness of the Company which has been extended in part by one or more members of the DB Group. DB Group may also provide investment and commercial banking services to Cable Buyer, Metro Parent and the Company and their respective affiliates in the future, for which the DB Group would expect to receive compensation. In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of the Company or affiliates of Cable Buyer or Metro Parent for their own accounts and for the accounts of their customers. Accordingly, the DB Group may at any time hold a long or short position in such securities, instruments and obligations.

Deutsche Bank has consented to the inclusion in this proxy statement of its written opinion delivered to the Special Committee and the Board.

Certain Financial Information

The Company does not, as a matter of course, publicly disclose forecasts as to future financial performance, earnings or other results and is especially cautious of making forecasts for extended periods due to the unpredictability of the underlying assumptions and estimates. However, in connection with the evaluation of a possible transaction involving the Company, the Company provided the Board, the Special Committee, the Special Committee’s advisors and ABRY (and other interested bidders) with certain non-public forecasts, as described in more detail below, that were prepared by management of the Company and not for public disclosure.

A summary of these forecasts is being included in this document because these forecasts were made available to the Board, the Special Committee and the Special Committee’s advisors and, in the case of the Company’s 2010 budget, to ABRY (and other interested bidders), not to influence your decision whether to vote for or against the proposal to adopt the merger agreement and to approve the transactions contemplated thereby. The inclusion of this information should not be regarded as an indication that the Board, the Special Committee, the Special Committee’s advisors, ABRY or any other person considered, or now considers, such forecasts to be a reliable prediction of actual future results. The forecasts are subjective in many respects. There can be no assurance that these forecasts will be realized or that actual results will not be significantly higher or lower than forecasted. The forecasts cover multiple years and such information by its nature becomes subject to greater uncertainty with each successive year. As a result, the inclusion of the forecasts in this proxy statement should not be relied on as necessarily predictive of actual future events.

In addition, the forecasts were not prepared with a view toward public disclosure or toward complying with generally accepted accounting principles, which we refer to as GAAP, the published guidelines of the SEC regarding projections and the use of non GAAP measures or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The forecasts included below were prepared by, and are the responsibility of, our management. Neither our independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the forecasts contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability. The report of the independent registered public accounting firm, which is incorporated by reference in this proxy statement, relates to the Company’s historical financial information. It does not extend to the forecasts and should not be read to do so.

These forecasts were based on numerous variables and assumptions that are inherently uncertain and are partially or wholly beyond the control of the Company. Important factors that may affect actual results and cause these forecasts to not be achieved include, but are not limited to, risks and uncertainties relating to the Company’s business (including its ability to achieve strategic goals, objectives and targets over the applicable periods), industry performance, regulatory environment, general business and economic conditions and other factors described under “Cautionary Statement Concerning Forward-Looking Information” beginning on page [  ]. In addition, the forecasts do not reflect revised prospects for the Company’s business, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the forecasts were prepared. There can be no assurance that these forecasts will be realized or that the Company’s future results will not materially vary from these forecasts.

No one has made or makes any representation to any stockholder or anyone else regarding the information included in the forecasts set forth below. We have not updated and do not intend to update, or otherwise revise the forecasts to reflect circumstances existing after the date when made or to reflect the occurrence of subsequent events, even in the event that any or all of the assumptions are shown to be in error.

The forecasts prepared by management of the Company and given to the Board, the Special Committee and the Special Committee’s advisors, but not to ABRY (or other interested bidders), included the following material forecasts (in millions of dollars):

	2010	2011	2012	2013	2014

Total Revenue	$792	$840	$878	$911	$940
Cable Business	$584	$595	$604	$614	$623
Metro Business	$207	$245	$274	$297	$317
Total EBITDA (1)	$225	$243	$258	$272	$283
Cable Business	$155	$156	$158	$158	$159
Metro Business	$69	$86	$100	$113	$124
Total Capital Expenditures	$126	$127	$129	$129	$130
Cable Business	$78	$78	$79	$77	$77
Metro Business	$48	$49	$51	$52	$52

(1)	EBITDA, when used in reference to the Cable Business or the Metro Business, means operating income before depreciation and amortization, stock-based compensation, exit costs and restructuring charges.

In preparing the five-year forecasts summarized above, the Company made the following assumptions for the period from 2010 to 2014:

•	a stable regulatory, competitive and economic environment;

•	with respect to the Cable Business:

•	moderate revenue growth, driven by increases in customers and average revenue per customer;

•	declining gross margins, as programming costs are expected to increase at a higher rate than average revenue per customer;

•	flat-to-moderate EBITDA growth, as sales, general and administrative expenses are expected to continue to decline as a percentage of revenues; and

•	flat capital expenditures from 2010-2014, which represents a reduction compared to 2007-2009 levels due to the completion of our analog crush program;

•	with respect to the Metro Business:

•	continued robust revenue growth due to strong demand for transport services and a significant increase in success-based capital expenditures, partially offset by assumed increases in revenue churn;

•	continued EBITDA margin expansion due to the relatively strong operating leverage of our business model; and

•	40% increase in capital expenditures from 2009-2010, with moderate annual increases thereafter.

Although the Company did not provide ABRY (or other interested bidders) with the five-year forecasts summarized above, the Company did provide ABRY (and other interested bidders) with a copy of its 2010 budget, which had previously been prepared for Company management for internal use in assessing strategic direction, related capital and resource needs and allocations and other management decisions and to provide performance targets for management in connection with the determination of incentive compensation. The Company’s 2010 budget reflected a more aggressive set of assumptions than the five-year forecasts summarized above, including, among other things, greater revenue growth and declines in sales, general and administrative expenses. The Company’s 2010 budget included the following material forecasts (in millions of dollars): Total Revenues of $798 ($586 for the Cable Business and $212 for the Metro Business); EBITDA of $230 ($158 for the Cable Business and $72 for the Metro Business); and Capital Expenditures of $130 ($80 for the Cable Business and $50 for the Metro Business).

Financing of the Merger

Metro Parent and Cable Buyer have obtained equity and debt financing commitments for the transactions contemplated by the merger agreement, the aggregate proceeds of which are expected to be sufficient for Metro Parent and Cable Buyer to pay the aggregate merger consideration, the amounts payable with respect to Company stock options, Company restricted shares and Company restricted stock units and related fees and expenses of the transactions contemplated by the merger agreement and to repay certain indebtedness of the Company.

Equity Financing

An investment fund affiliated with ABRY, which we refer to as the sponsor, has committed to cause the purchase of equity interests in Cable Buyer and Metro Parent. Specifically, Cable Buyer has entered into an equity commitment letter with the sponsor pursuant to which the sponsor has committed to cause the purchase of equity securities of Cable Buyer for an aggregate amount in cash equal to $247.0 million, or a lesser amount to the extent permitted by the merger agreement, and Metro Parent has entered into an equity commitment letter with the sponsor pursuant to which the sponsor has committed to cause the purchase of equity securities of Metro Parent for an aggregate amount in cash equal to $286.5 million, or a lesser amount to the extent permitted by the merger agreement.

The funding of the equity financing is generally subject to the satisfaction or waiver by Cable Buyer and Metro Parent of the conditions to the obligations of Cable Buyer, Metro Parent and Merger Sub to consummate the transactions contemplated by the merger agreement. See “The Merger Agreement — Conditions to the Merger” beginning on page [  ]. The obligation of the sponsor to fund the equity financing will terminate automatically upon the earliest to occur of (i) the effective time of the merger, (b) the valid termination of the merger agreement in accordance with its terms, (iii) the funding of the equity financing and (iv) November 3, 2010, unless a claim shall have been made by the Company against Cable Buyer or Metro Parent, as applicable, for specific performance of Cable Buyer’s or Metro Parent’s obligation to cause the equity financing to be funded to fund the merger in accordance with specified provisions of the merger agreement.

Debt Financing

In addition, Metro Parent and Cable Buyer have received debt financing commitment letters from affiliates of SunTrust Bank, General Electric Capital Corporation and Société Générale. Specifically, Cable Buyer has entered into a debt commitment letter with affiliates of each of SunTrust Bank, General Electric Capital Corporation and Société Générale, which we refer to as the lenders, to, severally and not jointly, provide up to $620.0 million in senior secured credit facilities (consisting of a revolving credit facility of up to $40.0 million and a term loan facility of up to $580.0 million) to Cable Buyer in connection with the transactions contemplated by the merger agreement. Metro Parent has entered into a debt commitment letter with affiliates of SunTrust Bank to provide up to $265.0 million in senior secured credit facilities (consisting of a revolving credit facility of up to $25.0 million and a term loan facility of up to $240.0 million) to Metro Parent in connection with the transactions contemplated by the merger agreement.

The facilities contemplated by the debt financing commitments are subject to customary closing conditions, including the following material conditions:

•	the preparation, execution and delivery of mutually acceptable and customary loan documentation consistent with the debt commitment letters, which will not impose any additional conditions to the closing and availability of the credit facilities;

•	the payment of all fees due under the fee letters relating to the debt commitments;

•	the absence of any Company material adverse effect since December 31, 2008;

•	the accuracy of specified representations and warranties of the Company in the merger agreement;

•	a closing of the credit facilities on or prior to September 5, 2010;

•	evidence that, after giving pro forma effect to the transactions contemplated by the merger agreement, each of the Cable Business and the Metro Business will satisfy specified financial conditions;

•	consummation of the equity financing described above;

•	outstanding borrowings under the revolving credit facilities (if any) shall not exceed specified thresholds;

•	the receipt by the lenders of customary legal opinions, officers’ certificates and closing documentation;

•	the receipt by the lenders of certain documentation and information required by bank regulatory authorities;

•	the receipt by the lenders of payoff letters and related documentation executed by creditors holding indebtedness of the Company that is to be refinanced upon consummation of the debt financing;

•	the receipt by the lenders of certified articles of incorporation, good standing certificates and other organizational documents for the borrowers under the credit facilities;

•	the satisfaction of the obligations of Cable Buyer, Metro Parent and Merger Sub to consummate the transactions contemplated by the merger agreement;

•	the receipt by the lenders of specified financial statements (including pro forma financial statements) relating to the Cable Business or the Metro Business, as applicable;

•	the receipt by SunTrust of a customary certificate of insurance, a notice of initial borrowing and funds disbursement instructions;

•	the receipt by the lenders of a business plan for the Cable Business or the Metro Business, as applicable, which shall include specified financial forecasts;

•	the receipt by the lenders of customary solvency certificates;

•	the assets and liabilities of the Company and its subsidiaries shall have been allocated as between the Cable Business and the Metro Business in accordance with the terms of the merger agreement;

•	the completion of a thirty day syndication period for the facilities contemplated by the debt commitment letters, which will not commence until the later of the receipt by the lenders of a written authorization for the release of the confidential information memoranda for such facilities and the launch of the related syndication and immediately prior to the closing of the facilities contemplated by the debt commitment letters; and

•	the Board shall not have effected a change of recommendation with respect to the merger nor approved any alternative acquisition agreement.

The Company is not a third-party beneficiary under any of the equity or debt commitment letters described above.

Notwithstanding the financing arrangements that Metro Parent and Cable Buyer have in place, the consummation of the merger is not subject to any financing conditions (although funding of the equity and debt financing is subject to the satisfaction of the conditions set forth in the commitment letters under which the financing will be provided, as described above). See “The Merger Agreement — Financing Covenant; Company Cooperation” beginning on page [  ].

Limited Guarantee

Pursuant to a limited guarantee, which we refer to as the limited guarantee, delivered by the sponsor in favor of the Company, dated March 5, 2010, the sponsor has agreed to guarantee the payment of (i) the obligations of Cable Buyer and Metro Parent under the merger agreement to pay a reverse termination fee of $30.0 million to the Company and (ii) the obligations of Cable Buyer and Metro Parent under the merger agreement to reimburse the Company for certain expenses paid in respect of regulatory approvals required in connection with the transactions contemplated by the merger agreement, in each case, following a valid termination of the merger agreement giving rise to the obligations of Cable Buyer and Metro Parent to pay such $30.0 million reverse termination fee. See “The Merger Agreement — Termination Fees and Expenses” beginning on page [  ].

Subject to certain exceptions, the limited guarantee will terminate upon the earlier of (i) the effective time of the merger; (ii) the valid termination of the merger agreement under circumstances not giving rise to a claim for payment of any payment obligations subject to the limited guarantee; (iii) 90 days after any valid termination of the merger agreement under any other circumstances (provided that if the Company shall have made a claim against the sponsor under the limited guarantee prior to such date, then the sponsor’s obligations under the limited guarantee will continue until the date on which such claim is finally satisfied or otherwise resolved by agreement of the parties or by a final, non-appealable judgment of a governmental entity of competent jurisdiction); and (iv) the indefeasible payment to the Company of the full amount of the payment obligations subject to the limited guarantee.

Interests of Company Directors and Executive Officers in the Merger

In considering the recommendation of the Board and the Special Committee to approve the merger agreement, Company stockholders should be aware that some of the directors and executive officers of the Company have interests in the merger that may be different from, or in addition to, the interests of Company stockholders generally and that may create potential conflicts of interest. The Board and the Special Committee were aware of and considered the interests of the Company’s directors and executive officers when they considered, adopted and approved the merger agreement and determined to recommend to the Company stockholders that they approve the adoption of the merger agreement and the transactions contemplated thereby.

Treatment of Company Stock Options

If the merger is consummated, each Company stock option (whether vested or unvested) that is outstanding immediately prior to the effective time of the merger will be converted into the right to receive, for each share underlying such option, a cash payment equal to the excess, if any, of $15.00 over the exercise price per share of such option, without interest, less any applicable withholding taxes. The following table shows, for our executive officers, the aggregate number of shares subject to outstanding Company stock options, both previously vested and unvested, and the cash-out value of all outstanding options with a per share exercise price less than $15.00 (excluding the effect of any applicable withholding taxes). The information in the table is as of [          ], 2010. Other than Mr. Aquino, none of our directors held any outstanding Company stock options (whether vested or unvested) as of such date.

	Aggregate Shares	Aggregate Cash-Out	Aggregate Shares	Aggregate Cash-Out
	Subject to Unvested	Value of Unvested	Subject to Previously	Value of Previously
	Company	Company	Vested Company	Vested Company
Name	Stock Options	Stock Options	Stock Options	Stock Options

Peter D. Aquino	70,176	$265,265	418,498	$867,085
Michael T. Sicoli	52,846	$199,758	251,412	$372,116
Jose A. Cecin, Jr.	—	—	—	—
Felipe Alvarez	31,471	$187,252	—	—
PK Ramani	29,963	$131,022	110,860	$162,123
Richard Ramlall	25,825	$115,380	108,792	$154,306
Leslie J. Sears	35,712	$174,208	8,820	$33,340

Treatment of Company Restricted Stock

If the merger is consummated, each restricted share of Company common stock (whether vested or unvested) that is outstanding immediately prior to the effective time of the merger will be converted into the right to receive a cash payment equal to $15.00, without interest, less any applicable withholding taxes. The following table shows, for our directors and executive officers, the aggregate number of previously vested restricted shares of Company common stock and the cash-out value of such previously vested restricted shares (excluding the effect of any applicable withholding taxes). The information in the table is as of [          ], 2010. As of such date, none of our directors or executive officers held any unvested restricted shares of Company common stock.

		Aggregate Cash-Out
	Aggregate Number of	Value of
	Previously Vested	Previously Vested
	Company Restricted	Company Restricted
Name	Shares	Shares

Peter D. Aquino	120,245	$1,803,675
Michael T. Sicoli	61,187	$917,805
Jose A. Cecin, Jr.	—	—
Felipe Alvarez	9,158	$137,370
PK Ramani	15,685	$235,275
Richard Ramlall	9,765	$146,475
Leslie J. Sears	6,510	$97,650
Kurt Cellar	—	—
Benjamin C. Duster, IV	32,066	$480,990
Lee S. Hillman	28,632	$429,480
Charles E. Levine	—	—
Casimir Skrzypczak	—	—
Daniel Tseung	22,798	$341,970

Treatment of Company Restricted Stock Units

If the merger is consummated, each Company restricted stock unit (whether vested or unvested) that is outstanding immediately prior to the effective time of the merger will be converted into the right to receive a cash payment equal to $15.00, without interest, less any applicable withholding taxes. The following table shows, for our directors and executive officers, the aggregate number of Company restricted stock units, both previously vested and unvested, and the cash-out value of such Company restricted stock units (excluding the effect of any applicable withholding taxes). The information in the table is as of [          ], 2010.

			Aggregate Number of	Aggregate Cash-Out
	Aggregate Number of	Aggregate Cash-Out	Previously Vested	Value of
	Unvested Company	Value of Unvested	Company	Previously Vested
	Restricted	Company Restricted	Restricted	Company Restricted
Name	Stock Units	Stock Units	Stock Units	Stock Units

Peter D. Aquino	521,237	$7,818,555	121,137	$1,817,055
Michael T. Sicoli	144,155	$2,162,325	7,965	$119,475
Jose A. Cecin, Jr.	140,066	$2,100,990	4,804	$72,060
Felipe Alvarez	58,105	$871,575	3,061	$45,915
PK Ramani	58,106	$871,590	3,196	$47,940
Richard Ramlall	48,717	$730,755	2,659	$39,885
Leslie J. Sears	48,717	$730,755	2,659	$39,885
Kurt Cellar	8,868	$133,020	—	—
Benjamin C. Duster, IV	15,066	$225,990	22,978	$344,670
Lee S. Hillman	20,001	$300,015	22,251	$333,765
Charles E. Levine	15,066	$225,990	17,724	$265,860
Casimir Skrzypczak	8,868	$133,020	—	—
Daniel Tseung	15,066	$225,990	15,504	$232,560

Treatment of Company Common Stock

If the merger is consummated, each share of Company common stock that is issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive $15.00 in cash, without interest, less any applicable withholding taxes. In addition to the payments described above with respect to Company stock options, Company restricted shares and Company restricted stock units, if the merger is consummated, certain of our directors and executive officers will be entitled to receive payments of merger consideration in respect of shares of Company common stock beneficially owned by such directors and executive officers.

Specifically, Peter D. Aquino will be entitled to receive $750,000 in respect of 50,000 shares of Company common stock; Felipe Alvarez will be entitled to receive $45,000 in respect of 3,000 shares of Company common stock; Benjamin C. Duster, IV will be entitled to receive $24,000 in respect of 1,600 shares of Company common stock; Lee S. Hillman will be entitled to receive $117,495 in respect of 7,833 shares of Company common stock; and Charles E. Levine will be entitled to receive $225,000 in respect of 15,000 shares of Company common stock. The foregoing information is as of [          ], 2010 and excludes the effect of any applicable withholding taxes.

Employment Agreements

We are a party to an amended and restated employment agreement with our President and Chief Executive Officer, Peter D. Aquino, dated December 21, 2004, as amended on December 21, 2007. Mr. Aquino’s employment agreement provides that he will be entitled to severance payments and other benefits if the Company or the surviving corporation of the merger terminates his employment without cause (as defined in his employment agreement) or Mr. Aquino terminates his employment for good reason (as defined in his employment agreement), whether before or after consummation of the merger. Such severance payments and other benefits would include:

•	any earned but unpaid portion of his salary, bonus, benefits and unreimbursed business expenses;

•	equal monthly installments equal to one-twelfth of the sum of his base salary and 100% of his target bonus (as defined in his employment agreement) for the two-year period beginning one month after his date of termination;

•	continued medical coverage for the two-year period beginning one month after his date of termination or until he receives subsequent employer-provided coverage; and

•	full equity vesting and exercisability of Company stock options and Company restricted stock units that would have otherwise vested during the two-year period following his date of termination.

We are a party to an employment agreement with our Executive Vice President and Chief Operating Officer, Jose A. Cecin, Jr., dated September 28, 2009, and an employment agreement with our Executive Vice President and Chief Financial Officer, Michael T. Sicoli, dated September 28, 2009. Each executive’s employment agreement provides for severance payments to the applicable executive if his employment is terminated within the two-year period following the consummation of the merger under either of the following circumstances:

•	the surviving corporation of the merger terminates the executive’s employment without cause (as defined in his employment agreement); or

•	the executive terminates his employment for good reason (as defined in his employment agreement).

If the executive’s employment is terminated under either of the circumstances described above within the two-year period following the consummation of the merger, the executive would be entitled to receive:

•	all accrued compensation then payable to such executive;

•	a one-time payment equal to 1.5 times the executive’s aggregate base salary and target bonus (as defined in his employment agreement) less applicable taxes and deductions;

•	continued medical, dental and vision coverages and benefits for 18 months;

•	a pro rata bonus, which is based on the executive’s target bonus applied to the executive’s eligible salary from January 1 of the year of termination through the applicable termination date; and

•	full equity vesting and exercisability of all unvested and unexercisable Company stock options, Company restricted shares and Company restricted stock units.

Change of Control Plan

Certain of our executive officers may be entitled to severance and other benefits under the Amended and Restated RCN Corporation Change of Control Severance Plan, which we refer to as the change of control plan, following consummation of the merger. If following the consummation of the merger and prior to the second anniversary of the effective time of the merger, the employment of any Company employee covered under the change of control plan is terminated by the surviving corporation of the merger without cause (as defined in the change of control plan) or by such company employee for good reason (as defined in the change of control plan), such Company employee will generally be entitled to receive the following benefits:

•	any accrued but unpaid base salary through the date of termination;

•	any accrued but unpaid bonus payments attributable to periods prior to the year of termination;

•	an amount equal to any accrued vacation time;

•	a one-time payment equal to such employee’s base salary for the twelve months following the date of termination;

•	a one-time payment equal to such employee’s target bonus then in effect;

•	a prorated annual bonus for the year of termination (based on the assumption that the employee’s target bonus is achieved);

•	continued medical, dental and vision coverages and benefits for twelve months following the date of termination; and

•	accelerated vesting of all unvested, outstanding equity compensation.

Excise Tax Gross-Up

Pursuant to the terms of the employment agreements of each of Mr. Aquino and Mr. Sicoli and the change of control plan described above for certain of our employees covered thereunder, if any payment in the nature of compensation (within the meaning of Section 280G(b)(2) of the Internal Revenue Code) to or for the benefit of the applicable executive officer, which we refer to as a Company payment, would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, which we refer to as the excise tax, then the amount of such Company payment would be automatically reduced to an amount one dollar less than the amount that would subject such executive officer to the excise tax, which amount we refer to as the safe harbor limit. However, if a Company payment exceeds the safe harbor limit by more than 10% of the safe harbor limit, then the applicable executive officer would instead be entitled to receive an additional payment, which we refer to as the gross-up payment, in an amount such that, after payment by such executive officer of all taxes, including any income taxes and excise tax imposed upon the gross-up payment, such executive officer would retain an amount of the gross-up payment equal to the excise tax imposed upon such Company payment.

Summary Table

The following table summarizes the estimated amount of the change in control and severance payments and other benefits that would be received by our executive officers if each executive officer’s employment were terminated by the surviving corporation of the merger without cause or by the applicable executive officer for good reason (in each case, as defined in such executive officer’s employment agreement or in the Company’s change of control plan, as applicable) immediately following the consummation of the merger, assuming a July 31, 2010 closing date of the merger:

	Severance	Benefits	Pro Rata	Excise Tax
Name of Executive Officer	Payments	Continuation	Bonus	Gross-Up	Total

Peter D. Aquino	$2,400,000	$22,779	$350,000	$3,479,600	$6,252,439
Michael T. Sicoli	$866,250	$17,085	$132,708	$0	$1,016,043
Jose A. Cecin, Jr.	$853,125	$17,085	$142,188	$0	$1,012,398
Felipe Alvarez	$375,000	$0	$72,917	$0	$447,917
PK Ramani	$331,338	$11,701	$55,233	$0	$398,272
Richard Ramlall	$350,000	$8,405	$58,333	$0	$416,738
Leslie J. Sears	$302,564	$11,390	$50,427	$350,271	$714,652

Indemnification and Insurance

The merger agreement requires that the indemnification provisions of the certificate of incorporation, bylaws and similar organizational documents of the surviving corporation of the merger and its subsidiaries as in effect as of the effective time of the merger not be amended, repealed or otherwise modified for a period of six years from and after the effective time of the merger in any manner that would adversely affect the rights of any present or former director or officer of the Company or its subsidiaries.

Cable Buyer and Metro Parent have also agreed to indemnify the present and former directors and officers of the Company and its subsidiaries and, for a period of six years from and after the effective time of the merger, to cause the surviving corporation of the merger to provide directors’ and officers’ liability insurance coverage for the benefit of the present and former directors and officers of the Company and its subsidiaries, subject to certain limitations on the amount of premiums required to be paid for such insurance coverage. The surviving corporation of the merger will pay all reasonable expenses, including reasonable attorneys’ fees, which may be incurred by any present or former director or officer of the Company or its subsidiaries in enforcing the foregoing indemnity and other obligations.

Retention Plan

Prior to the consummation of the merger, the Company has the authority to establish a retention bonus plan, in which (i) employees of the Company and its subsidiaries at the level of director and below and (ii) members of the Board would be eligible to participate. The aggregate bonuses for eligible employees would not exceed $650,000 and the aggregate bonuses for members of the Board would not exceed $350,000. The Company has agreed to consult with each of Cable Buyer and Metro Parent with respect to the terms of and participants in any such retention plan.

Arrangements with Cable Buyer and Metro Parent

As of the date of this proxy statement, none of our executive officers has entered into any agreement, arrangement, or understanding with either Cable Buyer or Metro Parent regarding employment with, or the right to purchase or participate in the equity of, any of Cable Buyer, Metro Parent or the surviving corporation of the merger. Some of our executive officers may enter into discussions with Cable Buyer or Metro Parent regarding new agreements and/or amendments to their existing agreements. However, we cannot presently determine the terms of any such agreements

Special Committee Fees

Each of the members of the Special Committee (other than Mr. Hillman) has received a monthly fee of $10,000 for his service on the Special Committee, and Mr. Hillman has received a monthly fee of $15,000 for serving as Chairman of the Special Committee.

Governmental and Regulatory Matters

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the HSR Act, and the rules promulgated thereunder by the Federal Trade Commission, which we refer to as the FTC, the merger may not be completed until notification and report forms have been filed with the FTC and the Antitrust Division of the Department of Justice, which we refer to as the DOJ, and the applicable waiting period has expired or been terminated. The Company, Cable Buyer and Metro Parent filed their respective notification and report forms under the HSR Act with the FTC and the Antitrust Division of the DOJ on March 19, 2010.

In addition, the consummation of the transactions contemplated by the merger agreement is subject to the receipt by the parties to the merger agreement of specified Federal Communications Commission, state public utility commission and local franchising authority regulatory approvals, including approvals with respect to specified franchises and other agreements (together with any franchises or other agreements for which no approvals are required) as would permit Cable Buyer and Metro Parent to provide video programming service to 92% or more of the Company’s video programming subscribers immediately following the effective time of the merger. The Company, Cable Buyer and Metro Parent have applied, or are applying, for regulatory approvals from the Federal Communications Commission, state public utility commissions and local franchising authorities in connection with the transactions contemplated by the merger agreement.

Certain United States Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) whose shares of common stock are converted into the right to receive cash in the merger. This summary does not purport to consider all aspects of U.S. federal income taxation that might be relevant to our stockholders. For purposes of this discussion, we use the term “U.S. holder” to mean a beneficial owner of shares of Company common stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any of its political subdivisions;

•	a trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds Company common stock, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. A partner of a partnership holding Company common stock should consult the partner’s tax advisor regarding the U.S. federal income tax consequences of the merger to such partner.

This discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, judicial authority and administrative rulings, all of which are subject to change, possibly with retroactive effect. The discussion applies only to beneficial owners who hold shares of Company common stock as capital assets, and does not apply to shares of Company common stock received in connection with the exercise of Company stock options, upon settlement of Company restricted stock units or otherwise as compensation, stockholders who hold an equity interest, actually or constructively, in the surviving corporation after the merger, stockholders who validly exercise their rights under the DGCL to object to the merger or to certain types of beneficial owners who may be subject to special rules (such as insurance companies, banks, tax-exempt organizations, financial institutions, broker-dealers, partnerships, S corporations or other pass-through entities, mutual funds, traders in securities who elect the mark-to-market method of accounting, stockholders subject to the alternative minimum tax, stockholders that have a functional currency other than the U.S. dollar or stockholders who hold Company common stock as part of a hedge, straddle, constructive sale or conversion transaction). This discussion also does not address the U.S. tax consequences to any stockholder who, for U.S. federal income tax purposes, is a non-resident alien individual, foreign corporation, foreign partnership or foreign estate or trust. This discussion does not address any aspect of state, local or foreign tax laws.

Exchange of Shares of Common Stock for Cash Pursuant to the Merger

The exchange of shares of Company common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of Company common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received with respect to such shares (determined before the deduction of any applicable withholding taxes) and the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis will generally equal the price the U.S. holder paid for such shares. Gain or loss will be determined separately for each block of shares of Company common stock (i.e., shares of common stock acquired at the same cost in a single transaction). Such gain or loss will be long-term capital gain or loss provided that the U.S. holder’s holding period for such shares of Company common stock is more than 12 months at the time of the completion of the merger. Long-term capital gains of non-corporate U.S. holders are eligible for reduced rates of taxation. Generally, capital losses are deductible only against capital gains and are not available to offset ordinary income; however, individuals are allowed to offset a limited amount of net capital losses against ordinary income. The gain or loss will generally be income or loss from sources within the U.S. for foreign tax credit limitation purposes.

Backup Withholding and Information Reporting

Backup withholding of tax (at the rate of 28%) may apply to cash payments to which a non-corporate U.S. holder is entitled under the merger agreement, unless the U.S. holder or other payee provides a taxpayer identification number, certifies that such number is correct, and otherwise complies with the backup withholding rules. Each of our U.S. holders should complete and sign, under penalty of perjury, the Substitute Form W-9 to be included as part of the letter of transmittal and return it to the paying agent, in order to provide the information and certification necessary to avoid backup withholding, unless an exemption applies and is established in a manner satisfactory to the paying agent. U.S. holders who fail to provide their correct taxpayer identification numbers may be subject to penalties imposed by the Internal Revenue Service.

Backup withholding is not an additional tax. Any amounts withheld from cash payments to a U.S. holder pursuant to the merger under the backup withholding rules will be allowable as a refund or a credit against such U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

Cash payments made pursuant to the merger will also be subject to information reporting unless an exemption applies.

The U.S. federal income tax consequences described above are not intended to constitute a complete description of all tax consequences relating to the merger. Because individual circumstances may differ, each stockholder should consult the stockholder’s tax advisor regarding the applicability of the rules discussed above to the stockholder and the particular tax effects to the stockholder of the merger in light of such stockholder’s particular circumstances, the application of state, local and foreign tax laws, and, if applicable, the tax consequences of the receipt of cash in connection with the cancellation of Company stock options or Company restricted stock units.

Delisting and Deregistration of Shares of Company Common Stock

If the merger is consummated, the Company common stock will be delisted from the NASDAQ Stock Market and deregistered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. As such, we would no longer file periodic reports with the Securities and Exchange Commission on account of the Company common stock.

Certain Litigation Relating to the Merger

On March 8, 2010 and March 11, 2010, class action complaints were filed in the Court of Chancery in the State of Delaware and the United States District Court for the Eastern District of Virginia, respectively, on behalf of putative classes of Company stockholders and naming the Company, all of the members of the Board, Cable Buyer, Metro Parent, Merger Sub and, in the case of the Delaware complaint, ABRY, as defendants. The plaintiffs allege that, in connection with approving the merger agreement, the members of the Board breached their fiduciary duties. The plaintiffs further allege that Cable Buyer, Metro Parent, Merger Sub and, in the case of the Delaware complaint, ABRY, aided and abetted the members of the Board in the alleged breaches of their fiduciary duties.

The plaintiffs seek a determination that the respective lawsuits are proper class actions and that the plaintiffs are proper class representatives; orders preliminarily and permanently enjoining the consummation of the transactions contemplated by the merger agreement; orders rescinding or invalidating such transactions or awarding rescissory damages if consummated; orders directing the members of the Board to exercise their duties to obtain a transaction that is in the best interests of Company stockholders; orders imposing a constructive trust, in favor of the plaintiff and the putative classes of Company stockholders, upon any benefits improperly received by members of the Board and ABRY, Cable Buyer, Metro Parent and Merger Sub as a result of their allegedly wrongful conduct; an accounting for all damages that the putative classes of Company stockholders may sustain as a result of such allegedly wrongful conduct; an accounting for all the profits and special benefits obtained as a result of such allegedly wrongful conduct; an award of the costs of the lawsuit, including reasonable attorneys’ and experts’ fees and other costs; and such other relief as the applicable courts may find just and proper.

The Company intends to defend these lawsuits vigorously.

THE MERGER AGREEMENT

The following description of the merger agreement describes the material provisions of the merger agreement but does not purport to describe all of the terms of the merger agreement. The full text of the merger agreement is attached to this proxy statement as Annex A and is incorporated by reference into this proxy statement. You are urged to read the merger agreement in its entirety because it is the legal document that governs the merger.

The merger agreement has been included in this proxy statement to provide you with information regarding its terms. The representations, warranties and covenants contained in the merger agreement were made as of a specified date and were negotiated between the parties for the principal purpose of setting the respective rights and obligations of the parties regarding closing the merger should events or circumstances change or be different from those stated in the representations and warranties. As such, the representations and warranties may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the merger agreement. While the Company does not believe that the confidential disclosures contain information that securities laws require to be publicly disclosed, such information modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached merger agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those generally applicable to investors. The terms of the merger agreement, such as the representations and warranties, should not be relied on as disclosures about the Company without consideration to the entirety of public disclosure by the Company as set forth in all of the Company’s public reports filed with the SEC. Moreover, it is understood that matters may change from the state of affairs contemplated by the representations and warranties set forth in the merger agreement.

The Merger

At the effective time of the merger, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation of the merger, but as a wholly-owned subsidiary of Metro Parent. Immediately prior to the effective time of the merger, the Company will transfer its Cable Business to Cable Buyer on the terms and conditions set forth in the merger agreement. As a result, following the consummation of the merger, the Company’s Cable Business will be owned by Cable Buyer and the Company’s Metro Business will be owned by Metro Parent, and each of Cable Buyer and Metro Parent will be controlled by ABRY and other co-investors.

If the merger is consummated, the Company will cease to be an independent, publicly traded company and the Company common stock will be delisted from the NASDAQ Stock Market and deregistered under the Exchange Act. As such, we would no longer file periodic reports with the Securities and Exchange Commission on account of the Company common stock. Following consummation of the merger, you will not own any shares of the capital stock of the surviving corporation of the merger.

Directors and Officers; Certificate of Incorporation; Bylaws

The board of directors of the surviving corporation will, from and after the effective time of the merger, consist of the directors of Merger Sub until their successors have been duly elected and qualified or until their earlier death, resignation or removal. The officers of the Company at the effective time of the merger will, from and after the effective time of the merger, be the officers of the surviving corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal.

The certificate of incorporation of the surviving corporation will be amended to read in its entirety as the certificate of incorporation of Merger Sub read immediately prior to the effective time of the merger (except with respect to the name of the Company), until amended in accordance with applicable law. The bylaws of the surviving corporation will be amended to read in their entirety as the bylaws of Merger Sub as in effect immediately prior to the effective time of the merger (except with respect to the name of the Company), until amended in accordance with applicable law.

Closing and Effective Time of the Merger; Marketing Period

The merger will become effective at the time a certificate of merger is filed with the Secretary of State of the State of Delaware or such later date or time as the Company, Cable Buyer and Metro Parent mutually agree and specify in the certificate of merger, which we refer to as the effective time of the merger.

The closing of the merger will take place on the second business day after satisfaction or waiver of the conditions described below under “Conditions to the Merger” beginning on page [  ] (other than those conditions that by their nature are to be satisfied at the closing but subject to the fulfillment or waiver of those conditions), unless otherwise mutually agreed by the Company, Cable Buyer and Metro Parent. However, if the marketing period (as defined below) has not ended at such time, the closing of the merger will take place on the date following the satisfaction or waiver of such conditions that is the earliest to occur of (i) a date during the marketing period specified by Cable Buyer and Metro Parent on no less than three business days’ prior written notice to the Company and (ii) the second business day immediately following the end of the marketing period (as it may be extended under the terms of the merger agreement), or on such other date as agreed to in writing by the Company, Cable Buyer and Metro Parent.

The marketing period is defined as the first period of 35 consecutive calendar days beginning on the later of (i) the delivery by the Company to Cable Buyer and Metro Parent of certain financial statements relating to the Cable Business and the Metro Business and certain other financial information relating to the Company, the Cable Business and the Metro Business, which information we refer to as the required information, and (ii) the first business day following the date on which the conditions to the obligations of Cable Buyer and Metro Parent to consummate the merger have been satisfied (other than the receipt of specified Federal Communications Commission, state public utility commission and local franchising authority regulatory approvals and other than those conditions that by their nature are to be satisfied at the closing of the merger), throughout and at the end of which (A) Cable Buyer and Metro Parent shall have (and their lenders or other financing sources shall have) access to the required information and (B) the conditions to the obligations of Cable Buyer and Metro Parent to consummate the merger have been satisfied (other than the receipt of specified Federal Communications Commission, state public utility commission and local franchising authority regulatory approvals and other than those conditions that by their nature are to be satisfied at the closing of the merger).

If the Company in good faith reasonably believes that it has delivered the required information to Cable Buyer and Metro Parent, it may deliver to Cable Buyer and Metro Parent a written notice to that effect (stating when it believes it completed such delivery), in which case the required information will be deemed to have been delivered on the date of such notice unless Cable Buyer and Metro Parent in good faith reasonably believe the Company has not completed delivery of the required information and, within three business days after the delivery of such notice by the Company, deliver a written notice to the Company to that effect (stating with specificity which required information the Company has not delivered).

If at any time during the marketing period (i) the required information becomes stale, ceases to comport with the SEC requirements that would apply to a registered public offering of debt securities or otherwise does not include the required information, (ii) the required information does not include audited financial statements of the Company and its subsidiaries or the Cable Business as a stand-alone entity or the Metro Business as a stand-alone entity, as of and for the year ended December 31, 2009, (iii) the independent registered public accounting firm for the Company, or for the Cable Business as a stand-alone entity, or for the Metro Business as a stand-alone entity, shall have withdrawn its audit opinion with respect to the most recently issued audited consolidated financial statements of the Company, the Cable Business as a stand-alone entity or the Metro Business as a stand-alone entity, as the case may be, (iv) the Company shall have been delinquent in filing any periodic report or material current report with the SEC required under the Exchange Act, or (v) the Company shall have announced any intention to restate any material financial information included in the required information or that any such restatement is under consideration, then the marketing period shall not be deemed to have occurred and shall be deemed to have commenced only when such deficiency or condition has been cured or no longer exists.

Consideration to be Received in the Merger

If the merger is consummated, each share of Company common stock (including shares of Company restricted stock, whether vested or unvested) that is issued and outstanding immediately prior to the effective time of the merger (other than shares held by Cable Buyer, Metro Parent, Merger Sub, the Company or any of its subsidiaries or by stockholders who have perfected and not withdrawn a demand for appraisal rights under Delaware law) will be converted into the right to receive $15.00 in cash, without interest, less any applicable withholding taxes, which amount we refer to as the merger consideration.

Treatment of Stock Options and Restricted Stock Units

If the merger is consummated, each Company stock option (whether vested or unvested) that is outstanding immediately prior to the effective time of the merger will be converted into the right to receive, for each share underlying such option, a cash payment equal to the excess, if any, of the merger consideration over the exercise price per share of such option, without interest, less any applicable withholding taxes.

Each Company restricted stock unit (whether vested or unvested) that is outstanding immediately prior to the effective time of the merger will be converted into the right to receive a cash payment equal to the merger consideration, without interest, less any applicable withholding taxes.

There are no outstanding equity-based awards other than Company restricted stock, Company stock options and Company restricted stock units.

Treatment of Warrants

If the merger is consummated, each warrant to purchase shares of Company common stock that is issued and outstanding immediately prior to the effective time of the merger will become exercisable in accordance with its terms for an amount in cash equal to $15.00 per share of Company common stock covered by such warrant, without interest. As a result, following the effective time of the merger, if any warrant holder validly exercises its warrants, including the payment of the $16.72 per share exercise price therefor, such warrant holder would be entitled to receive an amount in cash equal to $15.00 per share of Company common stock covered by such validly exercised warrants, without interest.

Cancellation of Shares

Each share of Company common stock held by the Company or any of its subsidiaries (including treasury stock) and each share of Company common stock owned, directly or indirectly, by Cable Buyer, Metro Parent or Merger Sub, in each case, immediately prior to the effective time of the merger will be automatically cancelled and will not be entitled to any merger consideration nor any other payment or distribution.

Dissenting Shares

Shares of Company common stock held by any Company stockholder that neither votes in favor of the adoption of the merger agreement nor consents thereto in writing and that properly demands payment for its shares in compliance with the appraisal rights under Section 262 of the DGCL will not be converted into the right to receive the merger consideration. Company stockholders properly exercising appraisal rights will be entitled to payment as further described below under “Appraisal Rights” beginning on page [  ]. However, if any Company stockholder withdraws his or her demand for appraisal (in accordance with Section 262 of the DGCL) or otherwise loses the right to appraisal, then that Company stockholder will not be paid in accordance with Section 262 of the DGCL, and the shares of Company common stock held by such stockholder will be converted as of the effective time of the merger into the right to receive the merger consideration, without interest.

Payment for Shares

Prior to the effective time of the merger, the Company, Cable Buyer and Metro Parent will mutually agree upon a paying agent to act as paying agent for the payment of the merger consideration. Prior to the effective time of the merger, Cable Buyer and Metro Parent will deposit, or cause to be deposited, with the paying agent funds, together with any cash held by the Company and not needed for other purposes, sufficient to pay the aggregate merger consideration payable in respect of shares of Company common stock and the aggregate amounts payable in respect of Company restricted shares, Company stock options and Company restricted stock units.

As soon as reasonably practicable after the effective time of the merger, but in no event later than three business days after the effective time of the merger, the paying agent will mail (i) to each record holder of shares of Company common stock as of immediately prior to the effective time of the merger a letter of transmittal containing instructions on how to surrender stock certificates or book-entry shares in exchange for the merger consideration and (ii) to each holder of Company restricted shares, Company stock options and/or Company restricted stock units, a check in an amount due and payable to such holder with respect to such Company restricted shares, Company stock options and/or Company restricted stock units.

You should not return your stock certificates with the enclosed proxy card.

No interest will be paid or accrued on the cash payable with respect to shares of Company common stock, Company restricted shares, Company stock options or Company restricted stock units, as provided above. Cable Buyer, Metro Parent, Merger Sub, the surviving corporation of the merger and the paying agent will be entitled to deduct and withhold any applicable taxes from such amounts. Any sum that is withheld will be deemed to have been paid to the person with regard to whom it is withheld.

At the effective time of the merger, the stock transfer books of the Company will be closed, and there will be no further registration of transfers on the stock transfer books of the surviving corporation of the merger of the shares of Company common stock that were outstanding immediately prior to the effective time of the merger. If, after the effective time of the merger, certificates or book-entry shares are presented to the surviving corporation of the merger for transfer, they will be cancelled and exchanged for a check in the proper amount pursuant to the terms of the merger agreement, as provided above.

Any portion of the exchange fund (including the proceeds of any investments thereof) that remains undistributed to the former holders of shares of Company common stock and the former holders of Company stock options, Company restricted shares and Company restricted stock units for one year after the effective time of the merger will be delivered to the surviving corporation of the merger upon demand, and any such holder who has not received the payments contemplated by the merger agreement, as provided above, will thereafter be entitled to look only to the surviving corporation for payment of their claim for such payments, without any interest thereon.

Representations and Warranties

We made customary representations and warranties in the merger agreement that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement or in the disclosure schedule the Company delivered to Cable Buyer, Metro Parent and Merger Sub in connection therewith. These representations and warranties relate to, among other things:

•	corporate organization, good standing, qualification, ownership of subsidiaries and similar matters;

•	our capital structure and equity securities and the equity securities of our subsidiaries;

•	corporate power and authority to enter into the merger agreement and due execution, delivery and enforceability of the merger agreement;

•	the absence of required governmental consents in connection with the execution and delivery of the merger agreement or the closing of the merger;

•	the absence of conflicts with charter documents, applicable laws and certain contracts;

•	our SEC filings since January 1, 2007 and the financial statements included therein;

•	our compliance with the Sarbanes-Oxley Act of 2002 and the rules and regulations of the NASDAQ Stock Market;

•	our disclosure controls and procedures and internal controls over financial reporting;

•	the absence of certain undisclosed liabilities;

•	compliance with applicable laws, licenses, permits and other regulatory matters;

•	environmental matters and compliance with environmental laws;

•	employee compensation and benefits matters;

•	the absence of a Company material adverse effect (as defined below) and certain other changes;

•	material legal proceedings;

•	certain matters relating to this proxy statement;

•	personal property and the absence of certain liens thereon;

•	tax matters;

•	labor and employee matters;

•	intellectual property matters;

•	real estate matters;

•	receipt of a fairness opinion from Deutsche Bank;

•	the required vote of the Company stockholders for adoption of the merger agreement;

•	material contracts and the absence of any default under any material contract;

•	the absence of any undisclosed finders’ or brokers’ fees payable in connection with the merger;

•	the inapplicability of state takeover statutes;

•	insurance policies;

•	regulatory contribution and fee matters;

•	privacy and data security matters; and

•	fiscal year 2009 segment financial results for each of the Cable Business and the Metro Business.

Many of our representations and warranties are qualified by, among other things, exceptions relating to “materiality” or the absence of a “Company material adverse effect,” which means such facts, circumstances, events, conditions, occurrences or changes having a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or either the Cable Business or the Metro Business, each taken separately (but in assessing the adverse effect of any such facts, circumstances, events, conditions, occurrences or changes on either the Metro Business or the Cable Business, taken separately, treating the Metro Business and the Cable Business as comparable in size and value, such that the size and value of the Company and its subsidiaries, taken as a whole, as a result of such adjustments, is neither increased nor decreased). Notwithstanding the foregoing, no fact, circumstance, event, condition, occurrence or change to the extent resulting from, attributable to or arising out of any of the following will constitute, or be considered in determining whether there has occurred, a Company material adverse effect:

•	changes in general economic or political conditions or the securities, banking, credit, currency, commodities, capital or financial markets in general (including general changes to monetary policy, inflation, interest rates, exchange rates or stock, bond or debt prices) in the United States or in any other geographic market;

•	changes that are generally applicable to the industries in which the Company and its subsidiaries operate (including any competitive and/or technological changes relevant to such industries);

•	changes in general legal, regulatory or political conditions generally applicable to the industries in which the Company and its subsidiaries operate, including the adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of any law after the date of the merger agreement, or changes in U.S. generally accepted accounting principals or in other applicable accounting standards (or in the interpretation thereof);

•	the execution of the merger agreement or the announcement, pendency or consummation of the transactions contemplated by the merger agreement, including (i) the threatened or actual impact thereof on relationships, contractual or otherwise, with current or prospective customers, suppliers, vendors, distributors, partners, financing sources, employees or landlords to the extent caused by the execution of the merger agreement or the announcement, pendency or consummation of the transactions contemplated by the merger agreement, and (ii) any litigation or investigation arising from allegations of a breach of fiduciary duty or other violation of applicable law relating to the merger agreement or the transactions contemplated by the merger agreement;

•	the identity of Cable Buyer, Metro Parent or any of their respective affiliates as the acquirer of the Cable Business, the Metro Business and/or the Company or any facts or circumstances concerning Cable Buyer, Metro Parent or any of their respective affiliates;

•	compliance with the terms of, or the taking of any action required or contemplated by, the merger agreement or action or inaction consented to or requested by Cable Buyer or Metro Parent;

•	natural disasters, weather events, geopolitical conditions, acts or threats of war, sabotage or terrorism, military actions or the escalation or worsening thereof;

•	changes in the trading volume or market price of the Company common stock on the NASDAQ Stock Market or the suspension of trading generally on the NASDAQ Stock Market (provided that the exception in this bullet point will not prevent or otherwise affect a determination that any fact, circumstance, event, condition, occurrence or change underlying such change has resulted in, or contributed to, a Company material adverse effect);

•	any increase in the cost or availability of the financing necessary for Cable Buyer, Metro Parent and/or Merger Sub to consummate the transactions contemplated by the merger agreement; or

•	any failure to meet internal or published projections, forecasts (including any forecasted performance measures or forecasted operating statistics), estimates or revenue or earnings predictions for any period or the issuance of revised projections that are not as optimistic as those in existence as of the date of the merger agreement (provided that the exception in this bullet point will not prevent or otherwise affect a determination that any fact, circumstance, event, condition, occurrence or change underlying such failure has resulted in, or contributed to, a Company material adverse effect);

except, in the case of the first, second, third and seventh bullet points above, to the extent such changes or developments referred to therein have a materially disproportionate impact on either the Cable Business or the Metro Business, each taken separately, or the Company and its subsidiaries, taken as a whole, relative to other companies in the industries and in the geographic markets in which the Company and its subsidiaries operate after taking into account the size of the Company and its subsidiaries relative to such other companies (but only to the extent of such materially disproportionate impact).

The merger agreement also contains a number of representations and warranties by Cable Buyer, Metro Parent and Merger Sub, including representations and warranties relating to:

•	corporate organization, good standing, qualification and similar matters;

•	power and authority to enter into the merger agreement and due execution, delivery and enforceability of the merger agreement;

•	the absence of required governmental consents in connection with the execution and delivery of the merger agreement or the closing of the merger;

•	the absence of conflicts with charter documents, applicable laws and certain contracts;

•	material legal proceedings;

•	qualifications with respect to certain regulatory matters;

•	the accuracy of information provided by Cable Buyer and Metro Parent to be included in this proxy statement;

•	the validity and enforceability of the equity commitment letters and the debt commitment letters obtained by Cable Buyer and Metro Parent;

•	the absence of any defaults under the equity commitment letters and the debt commitment letters obtained by Cable Buyer and Metro Parent;

•	the absence of contingencies related to the funding of Cable Buyer’s and Metro Parent’s financing other than as set forth in the equity commitment letters and the debt commitment letters obtained by Cable Buyer and Metro Parent or the payment of fees pursuant to the related fee letters;

•	the capitalization of Merger Sub;

•	the operation of Merger Sub since its formation;

•	the absence of a requirement under applicable law that the stockholders of Cable Buyer or Metro Parent vote on or consent to the merger;

•	the absence of any finders’ or brokers’ fees payable in connection with the merger;

•	the lack of ownership of shares of Company common stock by Cable Buyer, Metro Parent and their respective subsidiaries;

•	the absence of any plans of Cable Buyer, Metro Parent or Merger Sub concerning Company employees after the closing of the merger that would require service of notice under the Worker Adjustment and Retraining Act of 1998;

•	the solvency of Cable Buyer, Metro Parent and the surviving corporation immediately following consummation of the merger;

•	delivery of an executed limited guarantee of the sponsor in favor of the Company and the enforceability thereof; and

•	the absence of certain arrangements with management of the Company.

Certain of the representations and warranties of Cable Buyer, Metro Parent and Merger Sub are qualified by, among other things, exceptions relating to “materiality” or the absence of a “Parent material adverse effect,” which means the prevention or a material delay or impairment of the ability of Cable Buyer, Metro Parent or Merger Sub to consummate the merger and the other transactions contemplated by the merger agreement.

The representations and warranties in the merger agreement of each of the Company, Cable Buyer, Metro Parent and Merger Sub will terminate upon the consummation of the merger or the termination of the merger agreement in accordance with its terms.

Conduct of Business Prior to the Closing

We have agreed that during the period from the date of the merger agreement until the effective time of the merger, subject to certain exceptions, we will use our commercially reasonable efforts to conduct our business in all material respects in the ordinary course and use our commercially reasonable efforts to: (i) timely file all forms, registration statements, reports and other documents required to be filed by us with the SEC; (ii) maintain and preserve our business organization and good standing under applicable law, assets, rights and properties; (iii) preserve our business relationships and contracts with customers, suppliers and others having business dealings with us in the ordinary course; (iv) continue to make capital expenditures, in the aggregate, materially in accordance with our current capital expenditure budget; and (v) keep available the services of our current officers and key employees.

Without limiting the foregoing, but subject to certain exceptions, we have agreed that during the period from the date of the merger agreement until the effective time of the merger, without the prior written consent of either Cable Buyer or Metro Parent, we:

•	will not, and will not permit any of our subsidiaries to, authorize or pay any dividends on, or make any distribution with respect to, our outstanding shares of capital stock (whether in cash, assets, stock or other securities), except for dividends or distributions by our subsidiaries to us or to one of our wholly-owned subsidiaries;

•	will not, and will not permit any of our subsidiaries to, split, combine, subdivide, pledge, modify or reclassify any of our capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of our capital stock;

•	subject to limited exceptions, will not, and will not permit any of our subsidiaries to, (i) increase the compensation or other benefits payable or provided to our directors, officers or other employees, (ii) adopt, enter into, terminate, amend, accelerate or waive rights and/or amend any company employee benefits plan or (iii) enter into any employment, change of control, severance or retention agreement with any employee of the Company;

•	will not, and will not permit any of our subsidiaries to, materially change our financial accounting policies or procedures or methods of reporting income, deductions or other items for financial accounting purposes;

•	will not, and will not permit any of our subsidiaries to, adopt any amendments to our certificates of incorporation or by-laws or similar applicable organizational documents;

•	will not, and will not permit any of our subsidiaries to, issue, sell, grant, pledge, dispose of or encumber, amend the terms of or accelerate or waive rights under or authorize the issuance, sale, grant, pledge, disposition or encumbrance or amendment of the terms of, any shares of our capital stock or other ownership interest or any securities convertible into or exchangeable or exercisable for any such shares or ownership interest, or any rights, warrants or options to acquire or with respect to any such shares of capital stock, ownership interest or convertible or exchangeable or exercisable securities or take any action to cause to be exercisable any otherwise unexercisable option under any existing stock option plan, other than as contemplated by the merger agreement or certain issuances in connection with outstanding Company stock options, Company restricted shares, Company restricted stock units and the Company’s outstanding warrants;

•	will not, and will not permit any of our subsidiaries to, directly or indirectly, purchase, redeem or otherwise acquire any shares of our capital stock or any rights, warrants or options to acquire any such shares, subject to limited exceptions;

•	will not, and will not permit any of our subsidiaries to, incur, assume, guarantee, prepay or otherwise become liable for or materially amend, modify, accelerate or waive rights under any contract for, any indebtedness for borrowed money, other than borrowings under our existing credit facility in the ordinary course of business and certain other limited exceptions;

•	will not sell, lease, license, transfer, exchange or swap, mortgage or otherwise encumber, or subject to any lien (other than certain permitted liens) or otherwise dispose of (i) the capital stock of any of our subsidiaries or (ii) any portion of our properties or assets with a value or purchase price in the aggregate in excess of $10.0 million, subject to limited exceptions in the case of clause (ii) only;

•	will not, and will not permit any of our subsidiaries to, modify, amend, terminate, accelerate or waive any rights under any material contract in any material respect in a manner which is adverse to the Company or any of our subsidiaries other than in the ordinary course of business;

•	will not, and will not permit any of our subsidiaries to, enter into or renew any contract that (i) would constitute a material contract other than in the ordinary course of business and, in the case of any such renewals, on terms that are, giving effect to prevailing industry conditions and past practices of the Company and our subsidiaries, not materially less favorable to the Company and our subsidiaries than the contract in effect as of the date hereof, (ii) would contain any non-competition or other agreement that prohibits or otherwise restricts, in any material respect, the Company or any of our subsidiaries or affiliates from freely engaging in business anywhere in the world, or (iii) would otherwise require a material payment to such other party as a result of the transactions contemplated by the merger agreement;

•	will not, and will not permit any of our subsidiaries to, (i) make, change or revoke any material tax election, (ii) agree to any extension or waiver of the statute of limitations with respect to assessment or determination of a material amount of taxes or enter into any closing agreement with respect to any material amount of taxes, (iii) file any material amended tax return or (iv) settle or compromise any material liability for taxes or surrender any material claim for a refund of taxes, subject to certain limited exceptions;

•	will not enter into any material new line of business;

•	will not adopt a plan or agreement of liquidation or dissolution, consolidation, merger, restructuring, recapitalization or other reorganization;

•	will not pay, discharge, compromise, settle or agree to settle any pending or threatened suit, action or claim, other than compromises, settlements or agreements that would not (i) require payments in excess of $2.0 million (net of any insurance proceeds) in the aggregate, (ii) involve injunctive or equitable relief or material restrictions on our business activities or (iii) involve the issuance of capital stock or rights exchangeable or exercisable therefor;

•	will not make any capital expenditures or other expenditures with respect to our property, plant or equipment that are, in the aggregate, materially in excess of the aggregate amount set forth in our current capital expenditures budget;

•	will not effectuate or permit a “plant closing” or “mass layoff,” as those terms are defined in the Worker Adjustment and Retraining Act of 1998, affecting in whole or in part any of our sites of employment, facilities, operating units or employees;

•	will not grant any material refunds, credits, rebates or other allowances to any customer or supplier, other than in the ordinary course of business;

•	as appropriate, will not fail to timely file a Section 626 notice for any franchise that is scheduled to expire prior to March 4, 2013;

•	will not fail to timely give any requisite notices to the holders of the Company’s outstanding warrants or the warrant agent for such warrants that are required to be given prior to the effective time of the merger; and

•	will not, and will not permit any of our subsidiaries to, agree, in writing or otherwise, to take any of the foregoing actions.

Each of Cable Buyer, Metro Parent and Merger Sub has agreed that during the period from the date of the merger agreement until the effective time of the merger, except as may be required by applicable law or as may be consented to in writing by the Company, they will not, and will not permit any of their respective subsidiaries or affiliates to, take or agree to take any action (including entering into agreements with respect to any acquisitions, mergers, consolidations or business combinations), directly or indirectly, which would reasonably be expected to result in, individually or in the aggregate, a Parent material adverse effect.

Investigation

Subject to certain limitations, until the effective time of the merger, we have agreed to afford to Cable Buyer and Metro Parent and their representatives and financing sources such access to the properties, contracts, commitments, books and records, facilities, personnel and other information of the Company and its subsidiaries as Cable Buyer and Metro Parent shall reasonably request. We will also make available to Cable Buyer and Metro Parent certain summary periodic reports customarily delivered to management-level employees of the Company as well as copies of certain correspondence, filings, submissions and notices made to, or received from, the Federal Communications Commission, state public utility commissions and local franchising authorities. ABRY has agreed to hold any such information provided in confidence to the extent required by the provisions of the confidentiality and standstill agreement between us and ABRY.

Alternative Proposals

At any time prior to 12:01 a.m. (Eastern time) on April 15, 2010, which we refer to as the no-shop period start date, we have the right (acting under the direction of the Special Committee), pursuant to an acceptable confidentiality agreement:

•	to initiate, solicit and/or encourage the submission of one or more alternative proposals, including by furnishing to any person any non-public information relating to us and/or our subsidiaries or by affording to any person access to our business, properties, assets, books, records or other non-public information, or to our personnel;

•	to continue, enter into, participate in and/or engage in any discussions or negotiations with respect to one or more alternative proposals or any other proposals that could lead to an alternative proposal; and

•	to the extent not otherwise prohibited by the merger agreement, to otherwise cooperate with, assist or take any action to facilitate any alternative proposals or any other proposals that could lead to any alternative proposals.

On the no-shop period start date, we have agreed to cease and cause to be terminated any discussions or negotiations with any person that would otherwise be prohibited by the terms of the merger agreement. Promptly following the no-shop period start date, we have agreed to deliver a written notice to each such person to the effect that we are ending all discussions and negotiations with such person with respect to any alternative proposal and that we are requesting that such person promptly return or destroy all confidential information concerning us and/or our subsidiaries.

In addition, during the period commencing on the no-shop period start date and continuing until the earlier to occur of the effective time of the merger or the termination of the merger agreement, we have agreed not to, directly or indirectly:

•	solicit, initiate or knowingly encourage any inquiry with respect to, or the making, submission or announcement of, any alternative proposal;

•	furnish to any person any non-public information relating to us and/or our subsidiaries, or afford to any person access to our business, properties, assets, books, records or other non-public information, or to our personnel, in any such case relating to an alternative proposal or any inquiries or the making of any proposal that could lead to an alternative proposal;

•	engage in, continue or otherwise participate in any discussions or negotiations regarding any alternative proposal with any person, except to notify such person as to the existence of certain provisions of the merger agreement relating to alternative proposals;

•	approve, endorse or recommend an alternative proposal;

•	grant any waiver, amendment or release under any standstill or confidentiality agreement (except for any portion of any such standstill or confidentiality agreement that restricts the ability of a person to communicate an alternative proposal to the Special Committee or the Board), or anti-takeover laws;

•	otherwise knowingly facilitate any effort or attempt by any person to make an alternative proposal; or

•	enter into any letter of intent or agreement in principle or any agreement providing for any alternative proposal (other than any acceptable confidentiality agreement).

Notwithstanding the foregoing, at all times during the period commencing on the no-shop period start date until the receipt of Company stockholder approval of the merger agreement, we may (acting under the direction of the Special Committee) participate or engage in discussions or negotiations with, furnish any non-public information relating to us and/or our subsidiaries to, and/or afford access to our business, properties, assets, books, records or other non-public information, or to our personnel, pursuant to an acceptable confidentiality agreement to any person (which may include persons with whom we held discussions or negotiations before the no-shop period start date) that has made or delivered to us an alternative proposal that was not solicited in breach of the provisions of the merger agreement summarized in the immediately preceding paragraph. However, prior to initiating any such action:

•	the Special Committee must have determined in good faith (after consultation with its financial advisor and outside legal counsel) that such alternative proposal either constitutes a superior proposal or could reasonably be expected to result in a superior proposal; and

•	the Special Committee or the Board must have determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take such action would be inconsistent with the directors’ exercise of their fiduciary obligations to the stockholders of the Company under applicable laws.

Except as provided in the immediately following paragraph, neither the Special Committee nor the Board is permitted to:

•	resolve to withdraw, modify or qualify and/or withdraw, modify or qualify in a manner adverse to Cable Buyer, Metro Parent and/or Merger Sub its recommendation that the stockholders of the Company approve the adoption of the merger agreement, which we refer to as a change of recommendation; or

•	cause or permit us or any of our subsidiaries to enter into any alternative acquisition agreement relating to any alternative proposal (other than any acceptable confidentiality agreement).

Notwithstanding anything to the contrary described above or set forth in the merger agreement, at any time prior to receipt of the Company stockholder approval of the merger agreement, (x) if we are then in receipt of a bona fide written alternative proposal from any person that is not withdrawn and that the Special Committee or the Board concludes in good faith (after consultation with its financial advisor and outside legal counsel) constitutes a superior proposal after giving effect to all adjustments to the terms of the merger agreement, the financing commitments and/or the limited guarantee which may be offered by Cable Buyer and Metro Parent, the Special Committee or the Board may (1) effect a change of recommendation, and/or (2) adopt, approve, endorse or recommend, or publicly propose to adopt, approve, endorse or recommend, to the stockholders of the Company any superior proposal and authorize the Company to terminate the merger agreement to enter into an alternative acquisition agreement with respect to such superior proposal (provided that the Company concurrently terminates the merger agreement and enters into a definitive acquisition agreement relating to the superior proposal), or (y) if an event, fact, circumstance, development or occurrence that affects, or would reasonably be expected to affect, our business, assets, operations or results of operations and that had not occurred or was unknown to the Board as of the date of the merger agreement occurs or becomes known to the Special Committee or the Board, then the Special Committee or the Board may effect a change of recommendation, in each case, if and only if:

•	the Special Committee or the Board shall have determined in good faith (after consultation with its financial advisor and outside legal counsel) that failure to take such action would be inconsistent with the directors’ exercise of their fiduciary obligations to the stockholders of the Company under applicable laws;

•	(i) we shall have provided prior written notice to Cable Buyer and Metro Parent at least five days in advance, which we refer to as the notice period, to the effect that absent any revision to the terms and conditions of the merger agreement, the Special Committee or the Board has resolved to effect a change of recommendation and/or to terminate the merger agreement, and which includes details and documentation regarding any superior proposal; (ii) prior to effecting such change of recommendation, or, in the case of a superior proposal, approving or recommending such superior proposal or terminating the merger agreement to enter into a proposed definitive agreement with respect to such superior proposal, we shall have negotiated, and shall have caused our financial and legal advisors to negotiate, during the notice period, with Cable Buyer and Metro Parent and their respective representatives in good faith (to the extent that Cable Buyer and Metro Parent desire to negotiate) to make such adjustments in the terms and conditions of the merger agreement as would allow the Special Committee or the Board not to effect a change of recommendation and/or terminate the merger agreement; and (iii) the Special Committee or the Board shall have considered in good faith any changes to the merger agreement, the financing commitments and the limited guarantee offered in writing by Cable Buyer and Metro Parent and shall have determined that the superior proposal would continue to constitute a superior proposal if such changes were to be given effect;

•	we must have complied in all material respects with our obligations set forth in specified provisions of the merger agreement with respect to any such superior proposal; and

•	prior to approving any superior proposal or terminating the merger agreement in order to enter into any alternative acquisition agreement with respect to any superior proposal, we must have validly terminated the merger agreement and paid to Cable Buyer and Metro Parent the applicable termination fee required by the merger agreement.

Nothing in the merger agreement prohibits us, the Special Committee or the Board from (i) taking and disclosing to our stockholders a position contemplated by Rules 14d-9 or 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder, or (ii) making any disclosure to our stockholders if the Special Committee or the Board determines in good faith (after consultation with its outside legal counsel) that the failure to make such disclosure would be inconsistent with the directors’ exercise of their fiduciary obligations to our stockholders under applicable law or would constitute a violation of applicable law.

We have agreed not to take any action to exempt any other person from the restrictions on “business combinations” contained in Section 203 of the DGCL (or any similar provisions of any other law) or otherwise cause such restrictions not to apply to any other person. We have also agreed to keep Cable Buyer and Metro Parent reasonably informed regarding the matters summarized above, including by promptly (and in any event within 48 hours) notifying Cable Buyer and Metro Parent of our receipt of any proposals or offers with respect to any alternative proposal and, following the no-shop period start date, promptly (and in any event within 48 hours) notifying Cable Buyer and Metro Parent if any non-public information is requested from us or any discussions or negotiations are sought to be initiated or continued with us.

As used in this proxy statement, an acceptable confidentiality agreement means a customary confidentiality and standstill agreement that contains confidentiality and standstill provisions that are not materially less favorable in the aggregate to us than those contained in the confidentiality and standstill agreement between us and ABRY or, to the extent applicable, a confidentiality agreement entered into prior to the execution of the merger agreement.

As used in this proxy statement, an alternative proposal means any proposal or offer, including any proposal or offer from or to our stockholders, made by any person or group relating to, whether in a single transaction or series of related transactions, and whether directly or indirectly, any (i) merger, reorganization, share exchange, consolidation, business combination, joint venture, partnership, recapitalization, dissolution, liquidation or similar transaction involving the Company and/or any subsidiary or subsidiaries of the Company whose business or businesses constitute 25% or more of the assets, revenues or earnings of the Company and its subsidiaries, taken as a whole, (ii) acquisition of assets of the Company and/or its subsidiaries equal to 25% or more of the consolidated assets of the Company and its subsidiaries or to which 25% or more of the Company’s revenues or earnings on a consolidated basis are attributable or (iii) acquisition of beneficial ownership (as defined under Rule 13(d) of the Exchange Act) of equity interests representing a 25% or greater economic or voting interest in the Company or tender offer or exchange offer that, if consummated, would result in any person or group (as defined under Rule 13(d) of the Exchange Act) beneficially owning equity interests representing a 25% or greater economic or voting interest in the Company.

As used in this proxy statement, a superior proposal means any bona fide (i) alternative proposal (except that references to “25% or more” in the definition thereof will be deemed to be references to “50% or more”) or (ii) written proposal to acquire assets or businesses of the Company and/or its subsidiaries for a purchase price in excess of $665 million in each case made by any person that is on terms that the Special Committee or the Board determines in good faith (after consultation with its financial advisor and outside legal counsel and after taking into account all legal, financial (including the financing terms thereof), regulatory, timing and other aspects of the proposal, as well as any modification to the merger agreement, the limited guarantee and/or the financing commitments (or any alternative acquisition agreement offered by Cable Buyer or Metro Parent in the case of clause (ii)) proposed by Cable Buyer and Metro Parent, are more favorable to our stockholders from a financial point of view than the transactions contemplated by the merger agreement.

Stockholder Meeting

Unless the merger agreement is validly terminated in accordance with its terms, following the clearance of this proxy statement by the SEC, we have agreed to promptly: (i) take all action necessary in accordance with the DGCL and our certificate of incorporation and bylaws to duly call, give notice of, convene and hold the special meeting as promptly as practicable following the mailing of this proxy statement (and in any event no later than 25 business days after the filing of the definitive version of this proxy statement with the SEC), and (ii) recommend approval of the merger agreement to our stockholders and use all reasonable efforts to solicit from our stockholders proxies in favor of the approval of the merger agreement.

We may postpone or adjourn the special meeting: (i) with the consent of either Cable Buyer or Metro Parent; (ii) for the absence of a quorum; (iii) to allow reasonable additional time for the filing and distribution of any supplemental or amended disclosure which the Special Committee or the Board has determined in good faith (after consultation with its outside legal counsel) is necessary under applicable laws and for such supplemental or amended disclosure to be disseminated to and reviewed by our stockholders prior to the special meeting; or (iv) in the event we have provided timely written notice to Cable Buyer and Metro Parent of our intention to effect a change of recommendation or terminate the merger agreement in light of a superior proposal and the deadline with respect to such notice has not been reached.

Employee Matters

For a period of 12 months following the effective time of the merger, each of Cable Buyer and Metro Parent has agreed to use its commercially reasonable efforts to provide, or cause to be provided, to our current and former employees compensation, salary, wages, cash incentive opportunities, severance, medical and other welfare benefit plans, programs and arrangements (in each case excluding equity compensation) that are comparable, in the aggregate, to the compensation, salary, wages, cash incentive opportunities, severance, medical and other welfare benefit plans, programs and arrangements (in each case excluding equity compensation) provided to our employees immediately prior to the effective time of the merger. Each of Cable Buyer and Metro Parent has agreed to use its commercially reasonable efforts to provide, or cause to be provided, to our employees whose employment terminates during the twelve-month period following the effective time of the merger severance benefits at the levels and pursuant to the terms of our existing severance guidelines and consistent with past practices.

For all purposes (including purposes of vesting, eligibility to participate and benefits accruals) under the employee benefit plans of Cable Buyer and Metro Parent providing benefits to our current or former employees after the effective time of the merger, which we refer to as the new plans, each such employee will be credited with his or her years of service with the Company and its subsidiaries prior to the effective time of the merger, to the same extent as such employee was entitled, prior to the effective time of the merger, to credit for such service under any similar Company employee benefit plan in which such employee participated or was eligible to participate immediately prior to the effective time of the merger, except to the extent of any duplication of benefits with respect to the same period of service. In addition, (i) each current or former employee of the Company will be immediately eligible to participate, without any waiting time, in any and all new plans to the extent coverage under such new plan is comparable to a Company employee benefit plan in which such employee participated immediately prior to the effective time of the merger, which we refer to as the old plans, and (ii) for purposes of each new plan providing medical, dental, pharmaceutical and/or vision benefits to any such employee, either Cable Buyer or Metro Parent will cause all pre-existing condition exclusions and actively-at-work requirements of such new plan to be waived for such employee and his or her covered dependents, unless such conditions would not have been waived under the comparable old plans in which such employee participated immediately prior to the effective time of the merger and either Cable Buyer or Metro Parent will cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the old plan ending on the date such employee’s participation in the corresponding new plan begins to be taken into account under such new plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such new plan.

Reasonable Best Efforts and Regulatory Filings

Subject to the terms and conditions set forth in the merger agreement, each of the Company, Cable Buyer, Metro Parent and Merger Sub has agreed to use its reasonable best efforts (subject to, and in accordance with, applicable law) to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary, proper or advisable under applicable laws to consummate and make effective the transactions contemplated by the merger agreement, including:

•	the obtaining of all necessary actions or non-actions, waivers, consents and approvals from governmental entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action by, any governmental entity;

•	the obtaining of all necessary consents, approvals or waivers from third parties;

•	the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging the merger agreement or the consummation of the transactions contemplated by the merger agreement; and

•	the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by the merger agreement.

Without limiting the obligations set forth above, and except with respect to local franchising authority regulatory approvals (which are discussed in more detail below), each of the Company, Cable Buyer, Metro Parent and Merger Sub has agreed to:

•	promptly make their respective filings and thereafter make any other required submissions under the HSR Act;

•	as promptly as practicable, make the necessary applications, requests, notices and other filings, and thereafter timely make all other filings and notifications, required to obtain or maintain all Federal

Communications Commission approvals, which we refer to as the FCC approvals, and all state public utility commission approvals, which we refer to as state PUC approvals, in each case, required in connection with the consummation of the transactions contemplated by the merger agreement;

•	use their respective reasonable best efforts to cooperate with each other in (i) determining whether any filings are required to be made with, or consents, permits, authorizations, waivers or approvals are required to be obtained from, any third parties or other governmental entities in connection with the execution and delivery of the merger agreement and the consummation of the transactions contemplated by the merger agreement and (ii) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals;

•	use their respective reasonable best efforts to obtain the FCC approvals and state PUC approvals as expeditiously as possible;

•	use their respective reasonable best efforts to take, or cause to be taken, all other actions that would not reasonably be expected to constitute, individually or in the aggregate, a Company material adverse effect, and do, or cause to be done, all other things that would not reasonably be expected to constitute, individually or in the aggregate, a Company material adverse effect, necessary, proper or advisable to consummate and make effective the transactions contemplated by the merger agreement; and

•	subject to applicable legal limitations and the instructions of any governmental entity, keep each other apprised of the status of matters relating to the completion of the transactions contemplated by the merger agreement, including promptly furnishing the other with copies of notices or other communications received from any third party and/or any antitrust authority (as described below), the FCC and/or any state public utility commission with respect to such transactions.

In furtherance of the foregoing, each of the Company, Cable Buyer, Metro Parent and Merger Sub has agreed to take all such further actions that would not reasonably be expected to constitute, individually or in the aggregate, a Company material adverse effect, as may be necessary to resolve such objections, if any, as the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, state antitrust enforcement authorities or competition authorities of any other nation or other jurisdiction, which we refer to as antitrust authorities, may assert under any regulatory law with respect to the transactions contemplated by the merger agreement, and, consistent with the foregoing, to avoid or eliminate each and every impediment under any law that would reasonably be expected to be asserted by any governmental entity with respect to the transactions contemplated by the merger agreement, including: (i) proposing, negotiating, committing to and effecting, by consent decree, hold separate order, trust or otherwise, the sale, divestiture or disposition of such assets or businesses of Cable Buyer, Metro Parent or any of their respective subsidiaries or affiliates or of the Company or its subsidiaries to the extent such actions would not reasonably be expected to have, individually or in the aggregate, a Company material adverse effect, and (ii) otherwise taking or committing to take actions that would not reasonably be expected to have, individually or in the aggregate, a Company material adverse effect that after the effective time of the merger would limit the freedom of either Cable Buyer’s or Metro Parent’s (or any of their subsidiaries’) freedom of action with respect to, or its ability to retain, one or more of their subsidiaries’ businesses, product lines or assets, in each case as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding which would otherwise have the effect of preventing or materially delaying the consummation of the transactions contemplated by the merger agreement,

As soon as practicable after the date of the merger agreement, the Company, Cable Buyer, Metro Parent and Merger Sub have agreed to prepare and submit to any applicable local franchising authority, which we refer to as an LFA, FCC Form 394 transfer applications, or such other applications, notices and/or requests, as the parties reasonably agree are appropriate in order to obtain the LFA approvals required in connection with the consummation of the transactions contemplated by the merger agreement, and the Company, Cable Buyer, Metro Parent and Merger Sub have agreed to cooperate with each other to provide any information required by such applications. Subject to the terms and conditions set forth in the merger agreement, each of the Company, Cable Buyer, Metro Parent and Merger Sub has agreed to use its reasonable best efforts to obtain such LFA approvals as expeditiously as possible and to cooperate fully with each other in obtaining such LFA approvals.

If any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transactions contemplated by the merger agreement as violative of any regulatory law, each of the Company, Cable Buyer and Metro Parent has agreed to cooperate in all respects with each other and has agreed to use its reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by the merger agreement. In addition, the Company, Cable Buyer and Metro Parent have agreed not to take any action (including any acquisition of businesses or assets) which would reasonably be expected to prevent or delay the consummation of the transactions contemplated by the merger agreement due to the actions of any antitrust authority, the Federal Communications Commission or any state public utility commission.

Takeover Statutes

We have agreed to take all action necessary to ensure that no “fair price,” “moratorium,” “control share acquisition” or other form of anti-takeover statute or regulation is or becomes applicable to the merger agreement or the transactions contemplated by the merger agreement. If any such statute or regulation becomes applicable to the merger agreement or the transactions contemplated by the merger agreement, we have agreed to grant such approvals and take such actions necessary so that the transactions contemplated by the merger agreement may be consummated as promptly as practicable on the terms and conditions contemplated by the merger agreement and otherwise act to eliminate or minimize the effects of such statute or regulation.

Indemnification and Insurance

The merger agreement requires that the indemnification provisions of the certificate of incorporation, bylaws and similar organizational documents of the surviving corporation of the merger and its subsidiaries as in effect as of the effective time of the merger not be amended, repealed or otherwise modified for a period of six years from and after the effective time of the merger in any manner that would adversely affect the rights of any present or former director or officer of the Company or its subsidiaries. Cable Buyer and Metro Parent have also agreed to indemnify the present and former directors and officers of the Company and its subsidiaries and, for a period of six years from and after the effective time of the merger, to cause the surviving corporation of the merger to provide directors’ and officers’ liability insurance coverage for the benefit of the present and former directors and officers of the Company and its subsidiaries, subject to certain limitations on the amount of premiums required to be paid for such insurance coverage. The surviving corporation of the merger will pay all reasonable expenses, including reasonable attorneys’ fees, which may be incurred by any present or former director or officer of the Company or its subsidiaries in enforcing the foregoing indemnity and other obligations. Notwithstanding the obligations described above, Cable Buyer’s obligations relating to indemnification and directors’ and officer’s liability insurance coverage shall cease and be of no further effect as of immediately prior to any sale of Cable Buyer following the closing of the merger.

Financing Covenant; Company Cooperation

Subject to the terms and conditions of the merger agreement, each of Cable Buyer, Metro Parent and Merger Sub has agreed to use its reasonable best efforts to obtain the equity and debt financing described in the equity and debt financing commitment letters obtained by Metro Parent, which we refer to as the Metro financing, and in the equity and debt financing commitments obtained by Cable Buyer, which we refer to as the Cable financing, as applicable, on the terms and conditions described in such financing commitments, including using its reasonable best efforts to:

•	comply with their respective obligations under the applicable financing commitments;

•	maintain in effect the applicable financing commitments;

•	negotiate and enter into definitive agreements with respect to the applicable financing commitments on terms and conditions not materially less favorable, in the aggregate and taken as a whole, to Cable Buyer, Metro Parent and Merger Sub than those contained in the applicable financing commitments;

•	satisfy on a timely basis all conditions applicable to Cable Buyer, Metro Parent and Merger Sub contained in the applicable financing commitments (or any definitive agreements related thereto) within their control; and

•	upon satisfaction of such conditions, and the conditions to the obligations of Cable Buyer and Metro Parent to consummate the transactions contemplated by the merger agreement, enforce all of their rights under the applicable financing commitments (or any definitive agreements related thereto) and consummate the Metro financing and the Cable financing, as applicable, at or prior to the closing date of the merger but in no event later than September 4, 2010.

Each of Cable Buyer and Metro Parent has agreed to keep the Company reasonably informed of the status of its efforts to arrange the Metro financing and the Cable financing and to give the Company prompt notice upon having knowledge of any breach by any party of any of the financing commitments or any termination of any of the financing commitments. Other than as described below, Cable Buyer and Metro Parent have agreed not to, without the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed), amend, modify, supplement or waive any of the conditions or contingencies to funding contained in the financing commitments (or any definitive agreements related thereto) or any other provision of, or remedies under, the financing commitments (or any definitive agreements related thereto), in each case to the extent such amendment, modification, supplement or waiver would reasonably be expected to have the effect of (i) adversely affecting in any material respect the ability of Cable Buyer, Metro Parent or Merger Sub to timely consummate the transactions contemplated by the merger agreement, (ii) amending, modifying, supplementing or waiving the conditions or contingencies to the financing in a manner materially adverse to the Company or the holders of shares of Company common stock or (iii) materially delaying the effective time or the closing of the merger.

Each of Cable Buyer, Metro Parent and Merger Sub may, and if all or any portion of the debt financing becomes unavailable (other than due to the failure of a condition to the consummation of the debt financing resulting from a breach of the representations, warranties, covenants or agreements of the Company set forth in the merger agreement), each of Cable Buyer, Metro Parent and Merger Sub has agreed to use its reasonable best efforts to: (i) arrange to promptly obtain the debt financing or such portion of the debt financing from alternative sources, in an amount sufficient, when added to the portion of the financing that is available, together with any cash or cash equivalents held by the Company (not needed for other purposes) at the effective time of the merger, to pay in cash all amounts required to be paid by Cable Buyer, Metro Parent, Merger Sub and the surviving corporation in connection with the transactions contemplated by the merger agreement, and (ii) obtain a new financing commitment letter and a new definitive agreement with respect thereto that provides for financing (A) on terms not materially less favorable, in the aggregate, to Cable Buyer, Metro Parent and Merger Sub, (B) containing conditions to draw and other terms that would reasonably be expected to affect the availability thereof that (1) are not more onerous, taken as a whole, than those conditions and terms contained in the debt financing commitments and (2) would not reasonably be expected to materially delay the effective time or the closing of the merger and (C) in an amount that is sufficient, when added to the portion of the financing that is available, together with any cash or cash equivalents held by the Company as of the effective time of the merger, to pay in cash all amounts required to be paid by Cable Buyer, Metro Parent, Merger Sub and the surviving corporation in connection with the transactions contemplated by the merger agreement.

We have agreed to cooperate reasonably with Cable Buyer, Metro Parent, Merger Sub and their representatives in connection with the arrangement and closing of the debt financing, including by:

•	assisting in the preparation for and participating in lender and investor meetings, presentations, road shows, due diligence sessions, meetings with rating agencies and similar events, and providing reasonable assistance to Cable Buyer and Metro Parent in obtaining any ratings contemplated by the debt financing;

•	furnishing information (including financial statements) reasonably required to be included in, and providing reasonable assistance with, the preparation of offering memoranda, private placement memoranda, bank information memoranda, prospectuses, rating agency presentations and similar documents;

•	furnishing Cable Buyer, Metro Parent and their lenders with financial and other information regarding the Company and its subsidiaries as may be reasonably requested by Cable Buyer and Metro Parent (including in connection with their preparation of pro forma financial statements), including annual and interim financial statements, financial data, audit reports and other information, to consummate the debt financing, or as otherwise reasonably required in connection with the debt financing and the transactions contemplated by the merger agreement or as otherwise necessary in order to assist in receiving customary “comfort” (including “negative assurance” comfort) from independent accountants in connection with the debt financing, including certain audited segment financial statements for each of the Cable Business and the Metro Business and certain pro forma segment financial information for each of the Cable Business and the Metro Business, and any other financial statements or other information reasonably requested by Cable Buyer’s and Metro Parent’s lenders in connection with the debt financing;

•	using reasonable best efforts to obtain customary accountants’ comfort letters, appraisals and surveys (including providing reasonable access to all owned real property for such purposes), title insurance and other documentation and items relating to the debt financing as reasonably requested by Cable Buyer and Metro Parent and, if requested, to cooperate with and assist Cable Buyer, Metro Parent and Merger Sub in obtaining such documentation and items;

•	arranging for consents of accountants for appropriate use of their reports in any materials relating to the debt financing and reasonably facilitating the pledging or the re-affirmation of the pledge of collateral (including cooperation in connection with the pay-off of existing indebtedness and the release of related liens);

•	taking commercially reasonable actions necessary to (i) permit Cable Buyer’s and Metro Parent’s lenders to evaluate the Company’s and its subsidiaries’ current assets, cash management and accounting systems, policies and procedures relating thereto for the purposes of establishing collateral arrangements and (ii) assist Cable Buyer and Metro Parent to establish or maintain bank and other accounts and blocked account agreements and lock box arrangements in connection with the financing; and

•	taking all corporate actions, subject to the consummation of the merger, reasonably requested by Cable Buyer and Metro Parent that are necessary or customary to permit the consummation of the debt financing, including any high yield financing, and to permit the proceeds thereof, together with the cash or cash equivalents of the Company and its subsidiaries (not needed for other purposes), to be made available to the Company to consummate the transactions contemplated by the merger agreement.

We have also agreed to supplement and keep current certain of the financial information described above on a reasonably periodic basis and provide any supplements reasonably requested by Cable Buyer and Metro Parent so that they may access the financing markets.

Each of Cable Buyer, Metro Parent and Merger Sub has agreed not to (i) retain any financial advisor on an exclusive basis other than advisors to which the Special Committee consents (which consent shall not be unreasonably withheld, delayed or conditioned) or (ii) enter into any exclusivity, lock-up or other similar agreement, arrangement or understanding, with any bank or investment bank or other potential provider of debt or equity financing that could reasonably be expected to prevent such provider from providing or seeking to provide such financing to any third party in connection with a transaction relating to the Company or its subsidiaries.

Additional Covenants

The merger agreement contains additional agreements between us and Cable Buyer, Metro Parent and/or Merger Sub relating to, among other things:

•	consultations regarding public announcements;

•	the preparation and filing of this proxy statement with the SEC;

•	notification of certain changes;

•	confirmation that control of operations of the Company between signing the merger agreement and the effective time of the merger remains with the Company;

•	the exemption of dispositions of Company equity securities pursuant to the merger by certain directors and officers of the Company under Rule 16b-3 promulgated under the Exchange Act; and

•	delisting of the Company common stock from the NASDAQ Stock Market following the effective time of the merger.

Conditions to the Merger

The respective obligations of the Company, Cable Buyer, Metro Parent and Merger Sub to consummate the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction (or waiver in writing by all parties, to the extent permitted by applicable law) of the following conditions:

•	Our stockholders shall have approved the merger agreement in accordance with the DGCL and our certificate of incorporation and bylaws;

•	No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental entity that prohibits or makes illegal consummation of the transactions contemplated by the merger agreement and shall continue to be in effect;

•	Any applicable waiting period under the HSR Act shall have expired or been earlier terminated;

•	Specified Federal Communications Commission and state public utility commission approvals required in connection with the transactions contemplated by the merger agreement shall have become effective and shall remain in effect; and

•	Specified local franchising authority approvals required in connection with the transactions contemplated by the merger agreement shall have become effective and shall remain in effect, including approvals with respect to specified franchises and other agreements (together with any franchises or other agreements for which no approvals are required) as would permit Cable Buyer and Metro Parent to provide video programming service to 92% or more of the Company’s video programming subscribers immediately following the effective time of the merger.

The obligation of the Company to consummate the merger and the other transactions contemplated by the merger agreement is further subject to the satisfaction (or waiver in writing by the Company, to the extent permitted by applicable law) of the following further conditions:

•	The representations and warranties of Cable Buyer, Metro Parent and Merger Sub set forth in the merger agreement or in any other document delivered pursuant to the merger agreement shall be true and correct both when made and at and as of the closing date of the merger, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” qualifiers set forth therein) would not have, individually or in the aggregate, a Parent material adverse effect;

•	Each of Cable Buyer, Metro Parent and Merger Sub shall have in all material respects performed all obligations and complied with all covenants required by the merger agreement to be performed or complied with by it on or prior to the closing date of the merger; and

•	Each of Cable Buyer, Metro Parent and Merger Sub shall have delivered to the Company a certificate, dated as of the closing date of the merger and signed by its chief executive officer or another senior officer, certifying to the effect that the conditions set forth in the preceding bullet points have been satisfied.

The obligations of Cable Buyer, Metro Parent and Merger Sub to consummate the merger and the other transactions contemplated by the merger agreement are further subject to the satisfaction (or waiver in writing by Cable Buyer, Metro Parent and Merger Sub, to the extent permitted by applicable law) of the following further conditions:

•	Our representations and warranties relating to:

▪	the number of fully-diluted shares of Company common stock outstanding as of the closing date of the merger and the absence of any Company material adverse effect between December 31, 2008 and the date of the merger agreement shall be true and correct in all respects as of the closing date of the merger as if made on and as of such date;

▪	the 2009 segment financial results for each of the Cable Business and the Metro Business shall be true and correct in all material respects as of the closing date of the merger as if made on and as of such date;

▪	the required vote of our stockholders in connection with the approval of the merger agreement and the inapplicability of Section 203 of the DGCL to the transactions contemplated by the merger agreement shall be true and correct both when made and at and as of the closing date of the merger, as if made at and as of such date; and

▪	our due organization and qualification, our subsidiaries, our capital stock, our approval of and corporate authority to enter into the merger agreement and the absence of any undisclosed finders or brokers, disregarding all qualifications contained therein relating to materiality or Company material adverse effect, shall be true and correct in all material respects both when made and at and as of the closing date of the merger, as if made at and as of such date (except to the extent expressly made as of an earlier date, in which case as of such date);

•	All of our other representations and warranties shall be true and correct both when made and at and as of the closing date of the merger, as if made at and as of such date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure to be so true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” qualifiers set forth therein) has not resulted in or would not reasonably be expected to result in, individually or in the aggregate, a Company material adverse effect;

•	We shall have in all material respects performed all obligations and complied with all covenants required by the merger agreement to be performed or complied with by us on or prior to the closing date of the merger;

•	Since the date of the merger agreement, there shall not have occurred and be continuing any facts, circumstances, events, conditions, occurrences or changes that have had or would reasonably be expected to have, individually or in the aggregate, a Company material adverse effect; and

•	We shall have delivered to Cable Buyer and Metro parent a certificate, dated as of the closing date of the merger and signed by our chief executive officer or chief financial officer, certifying to the effect that the conditions set forth in the preceding bullet points have been satisfied.

The conditions to each of the parties’ obligations to consummate the merger are for the sole benefit of such parties and may be waived by such parties in whole or in part (to the extent permitted by applicable laws). We can provide no assurance that all of the conditions to each of the parties’ obligations to consummate the merger and the other transactions contemplated by the merger agreement will be satisfied or waived by the party permitted to do so.

Termination

The merger agreement may be terminated and abandoned at any time prior to the effective time of the merger, whether before or after any approval of the matters presented in connection with the merger by our stockholders (unless otherwise indicated below), by the mutual written consent of the Company, Cable Buyer and Metro Parent and in the other circumstances described below.

Either the Company, on the one hand, or Cable Buyer and Metro Parent, on the other hand, may terminate the merger agreement:

•	if the merger shall not have been consummated on or before September 4, 2010, which we refer to as the end date, except that this termination right will not be available to a party if the failure to consummate the merger prior to the end date was proximately caused by such party’s material breach of its obligations under the merger agreement;

•	if there shall be any applicable United States federal or state law that makes the transactions contemplated by the merger agreement illegal or otherwise prohibited or any governmental entity having competent jurisdiction shall have entered an injunction or other order permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by the merger agreement and such injunction or order shall have become final and non-appealable; or

•	if the special meeting (including any adjournments or postponements thereof) shall have concluded and our stockholders shall not have approved the merger agreement.

The Company may terminate the merger agreement:

•	if, prior to approval of the merger agreement by the Company stockholders, the Board or the Special Committee shall have effected a change of recommendation;

•	in order to enter into an alternative acquisition agreement with respect to a superior proposal;

•	if Cable Buyer, Metro Parent or Merger Sub shall have breached or failed to perform in any material respect any of their respective representations, warranties, covenants or other agreements contained in the merger agreement, which breach or failure to perform (i) would result in a failure of a condition to the obligation of the Company to consummate the transactions contemplated by the merger agreement and (ii) shall not have been cured, or is not capable of being cured, within 20 days following receipt by Cable Buyer or Metro Parent of written notice of such breach or failure to perform from the Company (or if earlier, the end date) (provided that the Company will not have this right to terminate if it is then in breach of its representations, warranties, covenants or other agreements contained in the merger agreement that would result in any of the conditions to Cable Buyer’s and Metro Parent’s obligations to consummate the merger not to be satisfied); or

•	if all of the conditions to the obligations of Cable Buyer and Metro Parent to consummate the transactions contemplated by the merger agreement have been satisfied and the Company has indicated in writing that it is ready, willing and able to consummate the transactions contemplated by the merger agreement, and Cable Buyer, Metro Parent and Merger Sub fail to consummate the transactions contemplated by the merger agreement within ten business days following the date on which the closing of the merger should have occurred pursuant to the terms of the merger agreement.

Cable Buyer and Metro Parent may terminate the merger agreement:

•	if the Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the merger agreement, which breach or failure to perform (i) would result in a failure of a condition to the obligations of Cable Buyer, Metro Parent and Merger Sub to consummate the transactions contemplated by the merger agreement and (ii) shall not have been cured, or is not capable of being cured, within 20 days following receipt by the Company of written notice of such breach or failure to perform from Cable Buyer or Metro Parent (or if earlier, the end date) (provided that Cable Buyer and Metro Parent will not have this right to terminate if either of them is then in breach of its representations, warranties, covenants or other agreements contained in the merger agreement that would result in any of the conditions to the Company’s obligation to consummate the merger not to be satisfied);

•	if (i) the Company has failed to recommend approval of the merger agreement to the Company stockholders in the proxy statement or the Special Committee or the Board or any other authorized committee thereof has effected a change of recommendation prior to approval of the merger agreement by the Company stockholders; (ii) the Special Committee, the Board or any other authorized committee thereof shall have adopted, approved, endorsed or recommended to the Company stockholders an alternative proposal; (iii) a tender offer or exchange offer for outstanding shares of Company common stock that would, if consummated in accordance with its terms, constitute an alternative proposal shall have been commenced (other than by Cable Buyer or Metro Parent or any of their respective affiliates) and the Special Committee, the Board or any other authorized committee thereof recommends that the Company stockholders tender their shares in such tender or exchange offer or, within ten business days after the public announcement of such tender or exchange offer or, if earlier, prior to the date of the special meeting, the Special Committee, the Board or any other authorized committee thereof fails to recommend against acceptance of such offer; (iv) the Company enters into an alternative acquisition agreement; or (v) the Company, the Special Committee, the Board or any other authorized committee thereof shall have publicly announced its intention to do any of the foregoing; or

•	if after March 5, 2010, there shall have occurred any facts, circumstances, events, conditions, occurrences or changes that have had or would reasonably be expected to have, individually or in the aggregate, a Company material adverse effect, which (if curable) shall not have been cured by the Company within 20 days following receipt by the Company of written notice from Cable Buyer and Metro Parent of such Company material adverse effect (or if earlier, the end date).

Termination Fees and Expenses

We will be required to pay to Cable Buyer and Metro Parent a termination fee equal to $17.5 million, or if the merger agreement is terminated in order for the Company to enter into a transaction with respect to a superior proposal prior to 12:01 a.m. (Eastern time), on April 15, 2010, a fee equal to $10.0 million, if:

•	(i) the merger agreement is terminated by either the Company or Cable Buyer and Metro Parent as a result of (A) the failure to consummate the merger prior to the end date, (B) the failure to obtain Company stockholder approval of the merger agreement or (C) the material breach of our covenants in the merger agreement described above under “Alternative Proposals” beginning on page [ ] and “Stockholder Meeting” beginning on page [ ]; (ii) following the execution and delivery of the merger agreement any bona fide alternative proposal (substituting 50% for the 25% thresholds set forth in the definition of “alternative proposal”), which we refer to as a qualifying transaction, shall have been communicated to the Company or a member of the Board (whether or not publicly disclosed) and not withdrawn or otherwise abandoned (and, if publicly disclosed, not publicly withdrawn or otherwise abandoned); and (iii) within 12 months following the termination of the merger agreement, either a qualifying transaction is consummated or the Company enters into a definitive agreement providing for any qualifying transaction;

•	the merger agreement is terminated by the Company in order to effect a change of recommendation prior to approval of the merger agreement by our stockholders or to enter into an alternative acquisition agreement with respect to a superior proposal; or

•	the merger agreement is terminated by Cable Buyer and Metro Parent because: (i) the Company has failed to recommend approval of the merger agreement to the Company stockholders in the proxy statement or the Special Committee or the Board or any other authorized committee thereof has effected a change of recommendation prior to approval of the merger agreement by the Company stockholders; (ii) the Special Committee, the Board or any other authorized committee thereof shall have adopted, approved, endorsed or recommended to the Company stockholders an alternative proposal; (iii) a tender offer or exchange offer for outstanding shares of Company common stock that would, if consummated in accordance with its terms, constitute an alternative proposal shall have been commenced (other than by Cable Buyer or Metro Parent or any of their respective affiliates) and the Special Committee, the Board or any other authorized committee thereof recommends that the Company stockholders tender their shares in such tender or exchange offer or, within ten business days after the public announcement of such tender or exchange offer or, if earlier, prior to the date of the special meeting, the Special Committee, the Board or any other authorized committee thereof fails to recommend against acceptance of such offer; (iv) the Company enters into an alternative acquisition agreement; or (v) the Company, the Special Committee, the Board or any other authorized committee thereof shall have publicly announced its intention to do any of the foregoing.

We will be required to pay to Cable Buyer and Metro Parent the amount of the actual documented, out-of-pocket expenses incurred by or on behalf of Cable Buyer, Metro Parent and either of their affiliates relating to the transactions contemplated by the merger agreement, up to a maximum of $6.0 million, if:

•	the merger agreement is terminated by either the Company or Cable Buyer and Metro Parent as a result of the failure to obtain Company stockholder approval of the merger agreement; or

•	the merger agreement is terminated by Cable Buyer and Metro Parent as a result of the occurrence of any facts, circumstances, events, conditions, occurrences or changes that have had or would reasonably be expected to have, individually or in the aggregate, a Company material adverse effect after the date of the merger agreement.

The Company is not required to reimburse the expenses of Cable Buyer and Metro Parent as described above if at the time of termination of the merger agreement, Cable Buyer, Metro Parent or Merger Sub is in material breach of any of its representations, warranties, covenants or other agreements contained in the merger agreement that would cause any of the conditions to the Company’s obligation to consummate the merger not to be satisfied. If the Company subsequently becomes obligated to pay the termination fee described above, then the Company will receive credit to the extent of the amount of any expenses previously paid to Cable Buyer or Metro Parent.

Cable Buyer and Metro Parent will be required to pay to the Company a reverse termination fee equal to $30.0 million if the merger agreement is terminated by the Company because:

•	Cable Buyer, Metro Parent or Merger Sub shall have breached or failed to perform in any material respect any of their respective representations, warranties, covenants or other agreements contained in the merger agreement, which breach or failure to perform (i) would result in a failure of a condition to the obligation of the Company to consummate the transactions contemplated by the merger agreement and (ii) shall not have been cured, or is not capable of being cured, within 20 days following receipt by Cable Buyer or Metro Parent of written notice of such breach or failure to perform from the Company (or if earlier, the end date); or

•	if all of the conditions to the obligations of Cable Buyer and Metro Parent to consummate the transactions contemplated by the merger agreement have been satisfied and the Company has indicated in writing that it is ready, willing and able to consummate the transactions contemplated by the merger agreement, and Cable Buyer, Metro Parent and Merger Sub fail to consummate the transactions contemplated by the merger agreement within ten business days following the date on which the closing of the merger should have occurred pursuant to the terms of the merger agreement.

The sponsor has agreed to guarantee the obligation of Cable Buyer and Metro Parent to pay the reverse termination fee described above pursuant to the limited guarantee. See “The Merger — Limited Guarantee” beginning on page [  ].

All fees paid in respect of any HSR Act or other regulatory filings (including in connection with Federal Communications Commission approvals, state public utility commission approvals and local franchising authority approvals) will be borne 50% by Cable Buyer and Metro Parent and 50% by the Company.

Except as described above, whether or not the transactions contemplated by the merger agreement are consummated, all costs and expenses incurred in connection with such transactions and the merger agreement will be paid by the party incurring or required to incur such expenses.

Remedies

In addition to any other remedy to which they are entitled at law or in equity, the parties are entitled, subject to the limitations described below, to an injunction, specific performance and other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms of the merger agreement, in each case, in the manner and subject to the conditions specified in the merger agreement.

Subject to the limitations described below, the merger agreement explicitly allows us to seek specific performance of Cable Buyer’s and Metro Parent’s obligations to seek to enforce the terms of the financing commitments obtained by Cable Buyer and Metro Parent against their lenders, the sponsor and any other applicable party to the fullest extent permissible pursuant to such financing commitments (or any definitive agreements related thereto) and applicable laws and to thereafter cause the transactions contemplated by the merger agreement to be consummated, in each case, if the conditions to the obligations of Cable Buyer, Metro Parent and Merger Sub to consummate the transactions contemplated by the merger agreement have been satisfied or waived (other than conditions which by their nature cannot be satisfied until the closing of the merger, but subject to the satisfaction or waiver of such conditions).

Notwithstanding the foregoing, we will be entitled to seek specific performance of Cable Buyer’s and Metro Parent’s obligations to cause the equity financing to be funded and to consummate the transactions contemplated by the merger agreement only in the event that (i) Cable Buyer, Metro Parent and Merger Sub are then required to consummate the transactions contemplated by the merger agreement pursuant to the terms and conditions thereof, (ii) the debt financing has been funded or will be funded at the closing of the merger if the equity financing is funded at the closing of the merger, (iii) Cable Buyer, Metro Parent and Merger Sub fail to complete the closing of the merger in accordance with the terms and conditions of the merger agreement, and (iv) we have irrevocably confirmed that if specific performance is granted and the equity financing and debt financing are funded, then the closing of the merger will occur.

Amendments, Extensions and Waivers

At any time prior to the effective time of the merger, any provision of the merger agreement may be amended or waived if such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Cable Buyer, Metro Parent and Merger Sub, or in the case of a waiver, by the party against whom the waiver is to be effective. However, after approval of the merger agreement by the stockholders of the Company, if any such amendment or waiver requires further approval of the stockholders of the Company by applicable law or in accordance with the rules and regulations of the NASDAQ Stock Market, the effectiveness of such amendment or waiver will be subject to the approval of the stockholders of the Company.

At any time prior to the effective time of the merger, any party may, subject to applicable law, (i) waive any inaccuracies in the representations and warranties of any other party to the merger agreement, (ii) extend the time for the performance of any of the obligations or acts of any other party to the merger agreement or (iii) waive compliance by any other party to the merger agreement with any of the agreements contained in the merger agreement or, except as otherwise provided in the merger agreement, waive any of such party’s conditions.

MARKET PRICE OF COMPANY COMMON STOCK

The Company common stock is listed for trading on the NASDAQ Stock Market under the symbol “RCNI.” The table below sets forth, for the periods indicated, the high and low sales prices per share of Company common stock. No dividends were declared on the Company common stock during the periods covered by the table below. The merger agreement restricts us from paying dividends on the Company common stock prior to the consummation of the merger.

	High ($)		Low ($)

Fiscal Year Ended December 31, 2008
First Quarter		$15.09		$9.85
Second Quarter		$12.51		$10.48
Third Quarter		$13.91		$10.82
Fourth Quarter		$11.61		$5.04
Fiscal Year Ended December 31, 2009
First Quarter		$6.00		$3.13
Second Quarter		$6.26		$3.75
Third Quarter		$9.85		$5.69
Fourth Quarter		$11.05		$8.10
Fiscal Year Ended December 31, 2010
First Quarter	$	[ ]	$	[ ]
Second Quarter through [ ], 2010	$	[ ]	$	[ ]

The closing price of the Company common stock on the NASDAQ Stock Market on March 4, 2010, the last trading day prior to the public announcement of the execution of the merger agreement, was $12.26 per share. On [     ], 2010, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for the Company common stock on the NASDAQ Stock Market was $[     ] per share of Company common stock. You are encouraged to obtain current market quotations for shares of the Company common stock in connection with voting your shares of Company common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth as to each current director and executive officer of the Company and each person or entity who, to the knowledge of the Company, beneficially owns more than five percent of the Company common stock outstanding: (1) the number of shares of Company common stock beneficially owned by such person or entity and (2) the percentage of total shares of Company common stock outstanding that are beneficially owned by such person or entity. In the case of our directors and executive officers, the information presented is based upon representations made to us by our directors and executive officers and is not necessarily indicative of beneficial ownership for any other purpose.

In the table below, we have deemed a person or entity to be a “beneficial owner” of a security if that person or entity has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security. Beneficial ownership includes any security with respect to which a person or entity has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. As of [     ], 2010, there were [     ] shares of Company common stock outstanding. Unless otherwise indicated in the footnotes to the tables, the information is presented as of [          ], 2010.

	Number of Shares		Percent of
Name and Address of Beneficial Owner**	Beneficially Owned		Shares

JGD Management Corp. c/o York Capital Management 767 Fifth Avenue, 17th Floor New York, New York 10153	8,650,754	(1)	24.5%
Plainfield Asset Management LLC 100 West Putnam Avenue Greenwich, Connecticut 06830	4,703,813	(2)	11.8%
New South Capital Management, Inc. 100 Ridgeway Loop Rd., Suite 144 Memphis, TN 38120	3,317,573	(3)	9.4%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	2,735,223	(4)	7.7%
Mast Capital Management, LLC 200 Clarendon Street, 51st Floor Boston, MA 02116	2,405,529	(5)	6.6%
Peter D. Aquino	709,880	(6)	2.0%
Michael T. Sicoli	320,564	(7)	*
Jose A. Cecin, Jr.	4,804	(8)	*
Felipe Alvarez	15,219	(9)	*
PK Ramani	129,741	(10)	*
Richard Ramlall	121,216	(11)	*
Leslie J. Sears	17,989	(12)	*
Kurt Cellar	—		*
Benjamin C. Duster IV	56,644	(13)	*
Lee S. Hillman	58,716	(14)	*
Charles E. Levine	32,724	(15)	*
Casimir Skrzypczak	—		*
Daniel Tseung	38,302	(16)	*
All current directors and executive officers as a group (13 persons)	1,505,799		4.2%

*	Represents less than 1% of the outstanding shares of Company common stock.

**	The address of each director and executive officer of the Company listed in the table is c/o RCN Corporation, 196 Van Buren Street, Herndon, Virginia 20170.

(1)	Based on information provided in the Schedule 13G filed by the reporting persons on February 16, 2010. As of December 31, 2009, 1,650,930 shares of Company common stock were directly owned by York Capital Management, L.P. (“York Capital”); 2,757,802 shares of Company common stock were directly owned by York Investment Master Fund, L.P. (“York Investment”); 1,068,285 shares of Company common stock were directly owned by York Select, L.P. (“York Select”); 545,730 shares of Company common stock were directly owned by York Credit Opportunities Fund, L.P. (“York Credit Opportunities”); 1,006,054 shares of Company common stock were directly owned by York Select Master Fund, L.P. (“York Select Master”); 121,546 shares of Company common stock were directly owned by York Global Value Master Fund, L.P. (“York Global Value”); 22,548 shares of Company common stock were directly owned by York Long Enhanced Fund, L.P. (“York Long Enhanced”); 1,180,434 shares of Company common stock were directly owned by York Credit Opportunities Master Fund, L.P. (“York Credit Opportunities Master”); and 297,425 shares of Company common stock were directly owned by certain other accounts managed by or through JGD Management Corp. The general partners and/or managers of York Capital, York Investment, York Select, York Credit Opportunities, York Select Master, York Global Value, and York Credit Opportunities Master have delegated certain management and administrative duties of such funds to JGD Management Corp.

(2)	Based on information provided in the Schedule 13G filed by the reporting persons on February 16, 2010. As of December 31, 2009, the shares beneficially owned by Plainfield Asset Management LLC (“PAMLLC”) were attributable to 3,681,952 shares of Company common stock that Plainfield Special Situations Master Fund Limited (“Master Fund”) has the right to acquire upon the exercise of warrants; 126,877 shares of Company common stock owned by Plainfield Special Situations Master Fund II Limited (“Master Fund II”) and 506,896 shares of Company common stock that Master Fund II has the right to acquire upon the exercise of warrants; 68,087 shares of Company common stock owned by Plainfield OC Master Fund Limited (the “OC Fund”) and 314,965 shares that the OC Fund has the right to acquire upon the exercise of warrants; and 5,036 shares of Company common stock owned directly by Plainfield Liquid Strategies Master Fund Limited (“Liquid Strategies Fund”). PAMLLC is the manager of the Master Fund, Master Fund II, the OC Fund, and the Liquid Strategies Fund, and Max Holmes is the chief investment officer of PAMLLC and, therefore, PAMLLC and Max Holmes may be deemed to be the beneficial owners of such shares. PAMLLC and Max Holmes disclaim any beneficial ownership of such shares.

(3)	Based on the Schedule 13G filed by the reporting person on February 12, 2010. Of the shares beneficially owned by New South Capital Management, Inc. (“New South”), (i) 10,875 shares are held in accounts placed in the management control of New South through a Morgan Keegan Preferred Program, the holders of which continue to retain SEC reporting responsibility with respect to such shares, and (ii) 40,486 shares are managed by New South through a Thomas Weisel Partners LLC Asset Management Consulting Program, the holders of which continue to retain SEC reporting responsibility with respect to such shares.

(4)	Based on the Schedule 13G filed by the reporting person on January 29, 2010. As of December 31, 2009, the shares beneficially owned by BlackRock, Inc. were attributable to 2,735,223 shares of Company common stock.

(5)	Based on information provided in the Schedule 13G filed by the reporting persons on January 29, 2010. As of December 31, 2009, the shares beneficially owned by Mast Capital Management, LLC (“Capital”) were attributable to 358,977 shares of Company common stock directly owned by Mast OC I Master Fund L.P. (“LP”) and 2,000,386 shares of Company common stock, which includes the right to acquire 902,868 shares of Company common stock through the exercise of warrants, owned by Mast Credit Opportunities I Master Fund (“Fund”). Capital, as the investment adviser to the Fund and the investment adviser and general partner of LP, and Christopher B. Madison and David J. Steinberg, as the managers of Capital, each beneficially own 2,359,363 shares of Company common stock. In addition, David J. Steinberg owns an additional 46,166 shares of Company common stock in his individual capacity. The Fund and the LP each has the power to vote and dispose all of the shares of Company common stock beneficially owned by such entity (as described above). Capital, as the investment adviser of the Fund and the investment adviser and general partner of the LP, has the authority to vote and dispose of all of the shares of Company common stock beneficially owned by the Fund and LP. Each of Messrs. Madison and Steinberg, by virtue of his position as manager of Capital, has the authority to vote and dispose of all of the shares of Company common stock beneficially owned by the Fund and LP. In addition, Mr. Steinberg has the sole authority to vote and dispose of all of the Company common stock held by him individually (as described above).

(6)	Represents 291,382 shares of Company common stock (including 241,382 shares of Company common stock acquired in connection with prior vesting of Company restricted shares and Company restricted stock units); and 418,498 shares of Company common stock issuable upon exercise of Company stock options that have vested or will vest within 60 days of [ ], 2010.

(7)	Represents 69,152 shares of Company common stock acquired in connection with prior vesting of Company restricted shares and Company restricted stock units; and 251,412 shares of Company common stock issuable upon exercise of Company stock options that have vested or will vest within 60 days of [ ], 2010.

(8)	Represents 4,804 shares of Company common stock acquired in connection with prior vesting of Company restricted stock units.

(9)	Represents 15,219 shares of Company common stock (including 12,219 shares of Company common stock acquired in connection with prior vesting of Company restricted shares and Company restricted stock units).

(10)	Represents 18,881 shares of Company common stock acquired in connection with prior vesting of Company restricted shares and Company restricted stock units; and 110,860 shares of Company common stock issuable upon exercise of Company stock options that have vested or will vest within 60 days of [ ], 2010.

(11)	Represents 12,424 shares of Company common stock acquired in connection with prior vesting of Company restricted shares and Company restricted stock units; and 108,792 shares of Company common stock issuable upon exercise of Company stock options that have vested or will vest within 60 days of [ ], 2010.

(12)	Represents 9,169 shares of Company common stock acquired in connection with prior vesting of Company restricted shares and Company restricted stock units; and 8,820 shares of Company common stock issuable upon exercise of Company stock options that have vested or will vest within 60 days of [ ], 2010.

(13)	Represents 56,644 shares of Company common stock (including 55,044 shares of Company common stock acquired in connection with prior vesting of Company restricted shares and Company restricted stock units).

(14)	Represents 58,716 shares of Company common stock (including 50,883 shares of Company common stock acquired in connection with prior vesting of Company restricted shares and Company restricted stock units).

(15)	Represents 32,724 shares of Company common stock (including 17,724 shares of Company common stock acquired in connection with prior vesting of Company restricted stock units).

(16)	Represents 38,302 shares of Company common stock acquired in connection with prior vesting of Company restricted shares and Company restricted stock units.

APPRAISAL RIGHTS

Record holders of shares of Company common stock who do not vote in favor of adoption of the merger agreement, and who otherwise comply with the applicable provisions of Section 262 of the DGCL, will be entitled to exercise appraisal rights under Section 262 of the DGCL in connection with the merger. A person having a beneficial interest in shares of Company common stock held of record in the name of another person, such as a broker, bank or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL, which is reprinted in its entirety as Annex C and incorporated into this proxy statement by reference. The following summary does not constitute any legal or other advice nor does it constitute a recommendation that stockholders exercise their appraisal rights. All references in Section 262 of the DGCL and in this summary to a “stockholder” or “holder” are to the record holder of the shares of Company common stock as to which appraisal rights are asserted.

Holders of shares of Company common stock who follow the procedures set forth in Section 262 of the DGCL will be entitled to have their shares of Company common stock appraised by the Delaware Court of Chancery and to receive, in lieu of the merger consideration, payment in cash of the “fair value” of their shares of Company common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, as determined by that court (described more fully below).

Under Section 262 of the DGCL, when a proposed merger of a Delaware corporation is to be submitted for adoption at a meeting of its stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal that appraisal rights are so available, and must include in this required notice a copy of Section 262 of the DGCL.

This proxy statement constitutes the required notice to the holders of the shares of Company common stock in respect of the merger, and Section 262 of the DGCL is attached to this proxy statement as Annex C.  Any Company stockholder who wishes to exercise appraisal rights in connection with the merger or who wishes to preserve the right to do so should review the following discussion and Annex C carefully, because failure to comply timely and properly with the procedures specified in Annex C will result in the loss of appraisal rights under the DGCL. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of Company common stock, the Company believes that if a stockholder considers exercising such rights, such stockholder should seek the advice of legal counsel.

A holder of Company common stock wishing to exercise appraisal rights must not vote in favor of adoption of the merger agreement, and must deliver to the Company before the taking of the vote on the adoption of the merger agreement at the special meeting a written demand for appraisal of their shares of Company common stock. This written demand for appraisal must be in addition to and separate from any proxy or vote on adoption of the merger agreement. Neither abstaining from voting or failing to vote on adoption of the merger agreement or instructing or effecting a vote against adoption of the merger agreement will in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262 of the DGCL. This demand must reasonably inform the Company of the identity of the stockholder and of the stockholder’s intent thereby to demand appraisal of their shares in connection with the merger. A stockholder’s failure to make the written demand prior to the taking of the vote on the adoption of the merger agreement at the special meeting will constitute a waiver of appraisal rights. A holder of Company common stock wishing to exercise appraisal rights must be the record holder of the shares of Company common stock on the date the written demand for appraisal is made and must continue to hold the shares of Company common stock through the effective date of the merger. Accordingly, a holder of Company common stock who is the record holder of Company common stock on the date the written demand for appraisal is made, but who thereafter transfers the shares of Company common stock prior to the effective date of the merger, will lose any right to appraisal in respect of those shares of Company common stock.

If a stockholder signs and returns a proxy card, or votes by submitting a proxy by telephone or through the Internet, without expressly directing that his, her or its shares of Company common stock be voted against the adoption of the merger agreement, that stockholder will effectively waive his, her or its appraisal rights. Such shares represented by the proxy will be voted for the adoption of the merger agreement and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote AGAINST adoption of the merger agreement and approval of the transactions contemplated thereby, or abstain from voting on the adoption of the merger agreement and the approval of the transactions contemplated thereby.

Only a holder of record of Company common stock on the date of the making of a demand for appraisal will be entitled to assert appraisal rights for the shares of Company common stock registered in that holder’s name. A demand for appraisal in respect of shares of Company common stock should be executed by or on behalf of the holder of record, fully and correctly, as the holder’s name appears on the holder’s stock certificates, should specify the holder’s name and mailing address and the number of shares registered in the holder’s name and must state that the person intends to demand appraisal of the holder’s shares in connection with the merger. If the shares of Company common stock are held of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian), depository or other nominee, execution of the demand should be made in that capacity, and if the Company common stock is held of record by more than one holder as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint holders. An authorized agent, including an agent for one or more joint holders, may execute a demand for appraisal on behalf of a holder of record. The agent, however, must identify the record holder or holders and expressly disclose the fact that, in executing the demand, the agent is acting as agent for the record holder or holders. A record holder such as a broker, bank or nominee who holds Company common stock as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of Company common stock held for one or more beneficial owners while not exercising appraisal rights with respect to the Company common stock held for other beneficial owners. In this case, the written demand should set forth the number of shares of Company common stock as to which appraisal is sought. When no number of shares of Company common stock is expressly mentioned, the demand will be presumed to cover all shares of Company common stock in brokerage accounts or other nominee forms held by such record holder, and those who hold shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights under Section 262 of the DGCL are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

All written demands for appraisal pursuant to Section 262 of the DGCL should be sent or delivered to RCN Corporation, 196 Van Buren Street, Herndon, Virginia 20170, Attention: Corporate Secretary, before the vote is taken to approve the proposal to adopt the merger agreement at the special meeting.

At any time within 60 days after the effective date of the merger, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the merger agreement by delivering to the Company, as the surviving corporation of the merger, a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective date of the merger will require written approval of the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Court deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the merger consideration offered pursuant to the merger agreement within 60 days after the effective date of the merger. If the surviving corporation does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws such stockholder’s right to appraisal in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the consideration being offered pursuant to the merger agreement.

Within 10 days after the effective date of the merger, the Company, or the surviving corporation of the merger, will notify each former Company stockholder who has properly asserted appraisal rights under Section 262 of the DGCL, and has not voted in favor of the adoption of the merger agreement, of the date the merger became effective.

Within 120 days after the effective date of the merger, but not thereafter, the surviving corporation of the merger or any former Company stockholder who has complied with the statutory requirements summarized above and is entitled to appraisal rights under Section 262 of the DGCL may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by the stockholder, demanding a determination of the fair value of the shares of Company common stock that are entitled to appraisal rights. None of Cable Buyer, Metro Parent, the surviving corporation of the merger or the Company is under any obligation to and none of them has any present intention to file a petition with respect to the appraisal of the fair value of the shares of Company common stock, and stockholders seeking to exercise appraisal rights should not assume that the surviving corporation of the merger, the Company, Cable Buyer or Metro Parent will file a petition. Accordingly, it is the obligation of Company stockholders wishing to assert appraisal rights to take all necessary action to perfect and maintain their appraisal rights within the time prescribed in Section 262 of the DGCL.

Within 120 days after the effective date of the merger, any former Company stockholder who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving corporation of the merger a statement setting forth the aggregate number of shares of Company common stock not voted in favor of adoption of the merger agreement, and with respect to which demands for appraisal have been received and the aggregate number of former holders of these shares of Company common stock. The statement must be mailed within 10 days after a written request therefor has been received by the surviving corporation of the merger or within 10 days after expiration of the period for delivery of demands for appraisal under Section 262 of the DGCL, whichever is later. Notwithstanding the foregoing, a person who is the beneficial owner of shares of Company common stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the surviving corporation the statement described in this paragraph.

If a petition for an appraisal is filed timely with the Delaware Court of Chancery by a former Company stockholder and a copy thereof is served upon the surviving corporation of the merger, the surviving corporation will then be obligated within 20 days of service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all former Company stockholders who have demanded appraisal of their shares of Company common stock and with whom agreements as to the value of their shares have not been reached. After notice to such former Company stockholders as required by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing on such petition to determine those former Company stockholders who have complied with Section 262 of the DGCL and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the former Company stockholders who demanded appraisal of their shares of Company common stock to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceeding. If any former stockholder fails to comply with such direction, the Delaware Court of Chancery may dismiss the proceedings as to that former stockholder.

After determining which, if any, former Company stockholders are entitled to appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings, and the Delaware Court of Chancery will appraise such holders’ shares of Company common stock, determining their “fair value,” exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Company stockholders considering seeking appraisal should be aware that the fair value of their shares of Company common stock as determined under Section 262 of the DGCL could be more than, the same as, or less than the value of the consideration they would receive pursuant to the merger agreement if they did not seek appraisal of their shares of Company common stock and that the investment banking opinion as to fairness from a financial point of view included in this proxy statement is not necessarily an opinion as to fair value under Section 262 of the DGCL. Although the Company believes that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. Neither Cable Buyer, Metro Parent, the surviving corporation nor the Company anticipates offering more than the applicable merger consideration to any stockholder of the Company exercising appraisal rights, and each reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262 of the DGCL, the “fair value” of a share of Company common stock is less than the applicable merger consideration. The Delaware courts have stated that the methods which are generally considered acceptable in the financial community and otherwise admissible in court may be considered in the appraisal proceedings.

In determining “fair value,” the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

In addition, Delaware courts have decided that a stockholder’s statutory appraisal remedy may or may not be a dissenter’s exclusive remedy, depending on the factual circumstances. Depending on such circumstances and the court’s findings of fact and view of the equities, a court could grant additional remedies in the form of injunctive relief, money damages for breach of fiduciary duties, rescission or rescissory damages.

If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the appraisal action (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and levied upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a former Company stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by any former Company stockholder in connection with an appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts used in the appraisal proceeding, be charged pro rata against the value of all of the shares of Company common stock entitled to appraisal.

Any holder of Company common stock who has duly demanded an appraisal in compliance with Section 262 of the DGCL will not, after the consummation of the merger, be entitled to vote the shares of Company common stock subject to this demand for any purpose or be entitled to the payment of dividends or other distributions on those shares of Company common stock (except dividends or other distributions payable to holders of record of Company common stock as of a record date prior to the effective date of the merger).

If any stockholder who properly demands appraisal of his, her or its Company common stock under Section 262 of the DGCL fails to perfect, or effectively withdraws or loses, his, her or its right to appraisal, as provided in Section 262 of the DGCL, that stockholder’s shares of Company common stock will be deemed to have been converted at the effective date of the merger into the right to receive the merger consideration payable (without interest) pursuant to the merger agreement. A Company stockholder will fail to perfect, or effectively lose, his, her or its right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the effective date of the merger. In addition, as indicated above, a stockholder may withdraw his, her or its demand for appraisal in accordance with Section 262 of the DGCL and accept the merger consideration offered pursuant to the merger agreement.

Failure to follow strictly the steps required by Section 262 of the DGCL for perfecting appraisal rights will result in the loss of these rights, in which event the shares held by the Company stockholder will be deemed to have been converted into the right to receive the merger consideration payable (without interest) pursuant to the merger agreement.

Any stockholder wishing to exercise appraisal rights is urged to consult with legal counsel and financial advisors prior to attempting to exercise such rights.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC website at www.sec.gov.

Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement. We incorporate by reference the documents listed below.

Securities and Exchange Commission Filings

Commission File Number 001-16805	Period

Annual Report on Form 10-K	Year ended December 31, 2009 (filed on March 9, 2010)
Definitive Proxy Statement	For annual meeting on June 2, 2009 (filed on April 30, 2009)
Current Report on Form 8-K	Filed on March 5, 2010

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written or telephonic request directed to RCN Corporation, Attn: Investor Relations, 196 Van Buren Street, Herndon, Virginia, 20170, Telephone (703) 434-8200, on the “Investor Relations” portion of our website (www.rcn.com); or from our proxy solicitor, Georgeson at [     ]; or from the SEC through the SEC website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES OF COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [     ], 2010. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

STOCKHOLDER PROPOSALS FOR ANNUAL MEETING

If the merger is consummated, we will not hold an annual meeting of stockholders in 2010 because we will not have public stockholders and there will be no public participation in any future meeting of stockholders of the surviving corporation of the merger. However, if the merger is not completed or if we are otherwise required to do so under applicable law, we will hold an annual meeting of stockholders in 2010. If an annual meeting of stockholders is held in 2010:

•	any proposal that you intend to submit for inclusion in our proxy statement and form of proxy must be received by us within a reasonable time before we begin to print and send our proxy materials and satisfy the other conditions set forth in the SEC rules (including Rule 14a-8 under the Securities Exchange Act of 1934) and our bylaws, a copy of which is available upon written request addressed to 196 Van Buren Street, Herndon, Virginia 20170, Attention: Investor Relations; and

•	any proposal that is not intended for inclusion in our proxy materials may be brought before the annual meeting so long as we receive the proposal not less than 60 days and no more than 90 days prior to the meeting, provided, however, that in the event of less than 70 days notice or prior public disclosure of the date of the meeting is given to stockholders, notice must be received by the tenth day following the day on which such notice of the date of the meeting or such public disclosure was given or made, whichever occurs first.

HOUSEHOLDING OF PROXY MATERIAL

The SEC has adopted rules that permit companies and intermediaries (e.g., banks, brokers and other nominees) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. Each stockholder who participates in householding will continue to receive a separate proxy card.

Some banks, brokers and other nominees with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank, broker or other nominee that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your bank, broker or other nominee, and direct a request to RCN Corporation, Attn: Investor Relations, 196 Van Buren Street, Herndon, Virginia, 20170, Telephone (703) 434-8200. If any stockholders in your household wish to receive a separate copy of this proxy statement, please contact us, and we will provide such additional copies. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their bank, broker or other nominee.

Annex A

AGREEMENT AND PLAN OF MERGER
by and among
YANKEE CABLE ACQUISITION, LLC,
YANKEE METRO PARENT, INC.,
YANKEE METRO MERGER SUB, INC.
and
RCN CORPORATION
Dated as of March 5, 2010

A-i

A-ii

EXHIBIT

Exhibit A — Form of Limited Guarantee

A-iii

AGREEMENT AND PLAN OF MERGER, dated as of March 5, 2010 (as amended, modified or supplemented from time to time in accordance with its terms, the “Agreement”), by and among Yankee Cable Acquisition, LLC, a Delaware limited liability company (“Cable Buyer”), Yankee Metro Parent, Inc., a Delaware corporation (“Metro Parent”, and collectively with Cable Buyer, the “Parents”), Yankee Metro Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Metro Parent (“Merger Sub”), and RCN Corporation, a Delaware corporation (the “Company”). Capitalized terms used in this Agreement are defined in the Sections indicated for such terms in Section 8.16(b), and certain other terms used in this Agreement are defined in Section 8.16(a).

WITNESSETH:

WHEREAS, the parties intend that Merger Sub be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Metro Parent.

WHEREAS, the parties intend that the Cable Transfer be consummated immediately prior to the Merger.

WHEREAS, the Board of Directors of the Company, acting upon the recommendation of a special committee of independent directors of the Company (the “Special Committee”), has by unanimous vote (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement, (ii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, including the Merger and the other Acquisition Transactions, and (iii) resolved to recommend adoption of this Agreement by the stockholders of the Company.

WHEREAS, the Boards of Directors or Managers, as applicable, of Cable Buyer, Metro Parent and Merger Sub have approved this Agreement and declared it advisable for Cable Buyer, Metro Parent and Merger Sub, respectively, to enter into this Agreement.

WHEREAS, Cable Buyer, Metro Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements specified herein in connection with this Agreement.

WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Sponsor is entering into a Limited Guarantee in favor of the Company with respect to certain obligations of Cable Buyer, Metro Parent and Merger Sub under this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, Cable Buyer, Metro Parent, Merger Sub and the Company agree as follows:

ARTICLE I

THE ACQUISITION TRANSACTIONS

Section 1.1  The Acquisition Transactions.

(a) On the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and other applicable Laws, at or prior to the Closing, the Company shall effect, and shall cause its Subsidiaries to effect, the following transactions (collectively, the “Pre-Acquisition Transactions”) in the following order (provided that the formation of the entities described below need not occur in the following order):

(i) The Company shall form a Delaware limited liability company (“Cable Opco”) that is a direct and wholly-owned Subsidiary of the Company. The Company shall contribute all of its employees, assets and liabilities related to the Cable Business, including those employees, assets and liabilities that relate to shared services between the Cable Business and the Fiber Business, to Cable Opco.

(ii) RCN Telecom Services of Illinois, LLC, an Illinois limited liability company (“RCN IL”), shall distribute all of its assets and liabilities related to the Fiber Business to the Company. The Company shall then contribute its membership interests in RCN IL to Cable Opco in exchange for membership interests in Cable Opco.

(iii) Starpower Communications, LLC, a Delaware limited liability company (“Starpower”), shall distribute all of its assets and liabilities related to the Fiber Business to RCN Telecom Services of Washington, D.C., Inc., a District of Columbia corporation (“RCN D.C.”). RCN D.C. shall then contribute its membership interests in Starpower to Cable Opco in exchange for membership interests in Cable Opco.

(iv) RCN Telecom Services of Massachusetts, Inc., a Massachusetts corporation (“RCN MA Inc.”), shall form a Delaware limited liability company (“RCN-BecoCom LLC”) that is a direct and wholly-owned subsidiary of RCN MA Inc. RCN-BecoCom, Inc., a Massachusetts corporation, shall then merge with and into RCN-BecoCom LLC, and RCN-BecoCom LLC shall be the surviving company. RCN-BecoCom LLC shall distribute all of its assets and liabilities related to the Fiber Business to RCN MA Inc. RCN MA Inc. shall then contribute its membership interests in RCN-BecoCom LLC to Cable Opco in exchange for membership interests in Cable Opco.

(v) RCN Telecom Services, Inc., a Pennsylvania corporation (“RCN Telecom”), shall form a Delaware corporation (“RCN PA Newco”) that is a direct and wholly-owned subsidiary of RCN Telecom. RCN PA Newco shall form a Delaware limited liability company (“RCN Telecom (Philadelphia)”) that is a direct and wholly-owned subsidiary of RCN PA Newco. RCN Telecom Services of Philadelphia, Inc., a Pennsylvania corporation, shall then merge with and into RCN Telecom (Philadelphia), and RCN Telecom (Philadelphia) shall be the surviving company. RCN Telecom (Philadelphia) shall distribute all of its assets and liabilities related to the Fiber Business to RCN PA Newco. RCN PA Newco shall then contribute its membership interests in RCN Telecom (Philadelphia) to Cable Opco in exchange for membership interests in Cable Opco.

(vi) RCN Telecom shall form a Delaware limited liability company (“RCN NY LLC 1”) that is a direct and wholly-owned subsidiary of RCN Telecom, and shall then contribute the fixed assets included in the Cable Business relating to the New York system (the “Fixed NY Assets”) to RCN NY LLC 1. RCN NY LLC 1 shall then contribute the Fixed NY Assets to a newly formed Delaware limited partnership (“RCN TS NY LP”) in exchange for a limited partnership interest in RCN TS NY LP. RCN Telecom shall then contribute all of the remaining assets, and all of the liabilities, included in the Cable Business relating to the New York system to RCN TS NY LP in exchange for a general partnership interest in RCN TS NY LP. The Company shall form a Delaware corporation (“RCN NY Newco”) that is a direct and wholly-owned Subsidiary of the Company. RCN NY Newco shall then form a Delaware limited liability company that is a direct and wholly-owned Subsidiary of RCN NY Newco (“RCN Telecom (Lehigh)”). RCN Telecom shall then merge with and into RCN Telecom (Lehigh) and RCN Telecom (Lehigh) shall be the surviving company. RCN Telecom (Lehigh) shall distribute all of its assets and liabilities related to the Fiber Business to RCN NY Newco.

(vii) RCN Telecom (Lehigh) shall distribute its (i) partnership interest in RCN TS NY LP, (ii) membership interests in RCN NY LLC 1, (iii) capital stock in RCN PA Newco, (iv) membership interests in RCN New York Telecommunications LLC, (iv) capital stock in RCN MA Inc. and (v) capital stock in RCN D.C. to RCN NY Newco.

(viii) RCN NY Newco shall contribute its membership interests in RCN Telecom (Lehigh) and RCN NY LLC 1 and its partnership interest in RCN TS NY LP to Cable Opco in exchange for membership interests in Cable Opco.

(ix) RCN Telecom (Lehigh) shall distribute all of its employees, assets and liabilities that relate to shared services between the Cable Business and the Fiber Business to Cable Opco.

(x) RCN Internet Services, Inc., a Delaware limited liability company (“RCN Internet”), shall form a Delaware limited liability company (“RCN ISP LLC”). RCN Internet shall contribute its assets and liabilities related to the internet service provider business to RCN ISP LLC. RCN Internet shall then contribute its membership interests in RCN ISP LLC to Cable Opco in exchange for membership interests in Cable Opco.

The relative percentage of (A) membership interests in Cable Opco owned by each of the Company, RCN D.C., RCN MA Inc., RCN PA Newco, RCN NY Newco and RCN Internet and (B) partnership interests in RCN TS NY LP owned by Cable Newco and RCN NY LLC 1, in each case following the consummation of the Pre-Acquisition Transactions, shall be as instructed in writing by the Parents no later than five (5) business days prior to the Closing. All newly formed limited liability companies and partnerships described in Section 1.1(a) shall not elect to be taxed as corporations.

(b) On the terms and subject to the conditions set forth in this Agreement, and contingent upon the consummation of the Pre-Acquisition Transactions, at the Closing each of the Company, Cable Buyer, Metro Parent and Merger Sub shall effect, and shall cause their respective Subsidiaries to effect, the following transactions (together with the Pre-Acquisition Transactions, the “Acquisition Transactions”), in accordance with the DGCL and other applicable Laws, in the following order:

(i) Each of the members of the boards of directors of RCN D.C., RCN MA Inc., RCN PA Newco, RCN NY Newco and RCN Internet shall resign as members of the boards of directors of such entities. The Company and/or its Subsidiaries, as appropriate, shall fill such vacant directorships with individuals designated in writing by the Parents, and approved by the Company (which approval shall not be unreasonably withheld, conditioned or delayed), prior to the Closing.

(ii) Metro Parent, Cable Buyer, the Company and each of its Subsidiaries (including any Subsidiaries of the Company formed pursuant to Section 1.1(a)) shall execute and deliver a general instrument of transfer and assumption of liabilities pursuant to which (A) the Company and each entity that will be a Subsidiary of the Company immediately after the Effective Time will assign and transfer all of its right, title and interest in and to all assets, properties and rights that are principally used by or principally useful to the Cable Business to Cable Buyer or such other entity as Cable Buyer may direct, (B) each entity that will be a Subsidiary of Cable Buyer immediately after the Effective Time will assign and transfer all of its right, title and interest in and to all assets, properties and rights that are principally used by or principally useful to the Fiber Business to the Company or such other entity as the Company shall direct, (C) the Company or one or more of the entities that will be a Subsidiary of the Company immediately after the Effective Time will assume and indemnify against those liabilities and obligations of Cable Buyer and each entity that will be a Subsidiary of Cable Buyer immediately after the Effective Time to the extent arising from the ownership or operation of the Fiber Business prior to the Effective Time, (D) Cable Buyer or one or more of the entities that will be a Subsidiary of Cable Buyer immediately after the Effective Time will assume and indemnify those liabilities and obligations of the Company and each entity that will be a Subsidiary of the Company immediately after the Effective Time to the extent arising from the ownership or operation of the Cable Business prior to the Effective Time and (E) those assets, properties, rights, liabilities and obligations of the Company and its Subsidiaries not covered by clauses (A), (B), (C) or (D) above shall be allocated equitably between the Company and Cable Buyer and their respective Subsidiaries, as mutually agreed upon by Metro Parent and Cable Buyer.

(iii) Cable Buyer shall purchase, effective as of immediately prior to the Effective Time, all of the issued and outstanding membership interests of Cable Opco from the Company, RCN D.C., RCN MA Inc., RCN PA Newco, RCN NY Newco and RCN Internet in exchange for cash in the aggregate amount of $753,000,000, as may be equitably adjusted, as mutually agreed upon by Metro Parent and Cable Buyer (the “Cable Transfer Payment”). The Cable Transfer Payment will be deemed to have been (A) paid to the Company, RCN D.C., RCN MA Inc., RCN PA Newco, RCN NY Newco and RCN Internet in exchange for their membership interests in Cable Opco and then (B) to the extent so deemed paid to RCN D.C., RCN MA Inc., RCN PA Newco, RCN NY Newco and RCN Internet, distributed to the Company pursuant to dividend distributions or plans of liquidation. The proceeds of the Cable Transfer Payment, together with any cash held by the Company (not needed for other purposes), will (A) be applied to the discharge of Obligations (as defined in that certain Credit Agreement, dated as of May 25,

2007, by and among the Company, Deutsche Bank Trust Company Americas and various lenders (as amended, the “Credit Agreement”)) and the obligations of the Company under the ISDA Agreements (as defined in the Company Disclosure Schedule) and (B) to the extent of any remaining proceeds of the Cable Transfer Payment, or any cash held by the Company (not needed for other purposes), following the discharge in full of all such obligations of the Company under the Credit Agreement and the ISDA Agreements, be deposited with the Paying Agent into the Exchange Fund for the benefit of the holders of the Shares, the Company Stock Options, the Company Restricted Shares, the Company Restricted Stock Units and the Company Stock-Based Awards in accordance with Section 2.2. The allocation of the Cable Transfer Payment among the Company, RCN D.C., RCN MA Inc., RCN PA Newco, RCN NY Newco and RCN Internet shall be in accordance with their respective membership interests in Cable Opco as specified by the Parents pursuant to Section 1.1(a) (the foregoing transactions described in this clause (iii) are referred to as the “Cable Transfer”).

(iv) Immediately following and contingent upon the consummation of the Cable Transfer, Merger Sub will merge with and into the Company, the separate corporate existence of Merger Sub will cease and the Company will continue its corporate existence under Delaware law as the surviving corporation in the Merger (the “Surviving Corporation”). The parties hereto will cause a certificate of merger (the “Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with Section 251 of the DGCL to effect the Merger. The Merger will become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by the Company and Merger Sub in writing and specified in the Certificate of Merger in accordance with the DGCL (the effective time of the Merger being hereinafter referred to as the “Effective Time”).

(c) Immediately following the Effective Time, Cable Buyer and Metro Parent shall effect the following transactions:

(i) In the order in which the following entities are listed, each of (A) RCN MA Inc., (B) RCN PA Newco, (C) RCN NY Newco, (D) RCN Internet and (E) RCN D.C. shall merge with and into RCN New York Communications LLC, a New York limited liability company (“RCN New York LLC 2”), and RCN New York LLC 2 shall be the surviving company.

(ii) The Surviving Corporation shall contribute all of its assets and liabilities related to the Fiber Business to RCN New York LLC 2.

(iii) Cable Buyer and Metro Parent shall enter into a long term services agreement pursuant to which (i) Cable Buyer will provide, and will cause its Subsidiaries to provide, certain support services and shared assets to the Surviving Corporation and its Subsidiaries in support of the Fiber Business and (ii) the Surviving Corporation will provide, and will cause its Subsidiaries to provide, certain support services and shared assets to Cable Buyer and its Subsidiaries in support of the Cable Business.

(d) Each of the parties hereto shall, and shall cause their respective Subsidiaries and affiliates to, enter into, execute, deliver and file any and all agreements, documents, certificates, instruments and/or filings necessary to effect the Acquisition Transactions, which shall be in form and substance customary for similar transactions by and among a parent entity and its wholly-owned subsidiaries and/or affiliates and reasonably satisfactory to the parties to this Agreement taking into consideration the tax consequences intended by Cable Buyer and Metro Parent in separating the Cable Business and the Fiber Business (such agreements, documents, certificates, instruments and filings are collectively referred to as “Transaction Documents”).

Section 1.2  Closing.

The closing of the Acquisition Transactions (the “Closing”) shall take place at the offices of Jenner & Block LLP, 353 North Clark Street, Chicago, Illinois at 8:00 a.m., Central time, on a date to be specified by the parties (the “Closing Date”), which shall, subject to Section 5.16, be no later than the second (2nd) business day after the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or at such other place, date and time as the Company and the Parents may agree in writing.

Section 1.3  Effects of the Merger.

The Merger shall have the effects set forth in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses and authority of each of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Corporation.

Section 1.4  Certificate of Incorporation and By-laws of the Surviving Corporation.

Subject to Section 5.9, at the Effective Time, (a) the certificate of incorporation of the Surviving Corporation shall be amended to read in its entirety as the certificate of incorporation of Merger Sub read immediately prior to the Effective Time until thereafter amended in accordance with applicable Law, except that the name of the Surviving Corporation shall be RCN Corporation and the provision in the certificate of incorporation of Merger Sub naming its incorporator shall be omitted, and (b) the by-laws of the Surviving Corporation shall be amended so as to read in their entirety as the by-laws of Merger Sub as in effect immediately prior to the Effective Time until thereafter amended in accordance with applicable Law, except that the references to Merger Sub’s name shall be replaced by references to RCN Corporation.

Section 1.5  Directors.

Subject to applicable Law, the directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation as of the Effective Time and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

Section 1.6  Officers.

The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation as of the Effective Time and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

ARTICLE II

CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

Section 2.1  Effect on Capital Stock.

At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Merger Sub or the holders of any securities of the Company or Merger Sub:

(a) Conversion of Company Common Stock.  Each share of common stock, par value $0.01 per share, of the Company issued and outstanding immediately prior to the Effective Time (such shares, collectively, “Company Common Stock,” and each, a “Share”), other than (i) Cancelled Shares (which shall be treated in accordance with Section 2.1(b)), (ii) Dissenting Shares (which shall be treated in accordance with Section 2.1(d)), and (iii) Company Restricted Shares (which shall be treated in accordance with Section 5.5(a)(ii)), shall be converted automatically into and shall thereafter represent the right to receive $15.00 in cash (the “Merger Consideration”) without interest. All Shares that have been converted into the right to receive the Merger Consideration as provided in this Section 2.1 shall be automatically cancelled and shall cease to exist, and the holders of certificates which immediately prior to the Effective Time represented such Shares shall cease to have any rights with respect to such Shares other than the right to receive the Merger Consideration upon the surrender of such certificates in accordance with Section 2.2.

(b) Cancelled Shares.  Each Share that is owned, directly or indirectly, by Cable Buyer, Metro Parent or Merger Sub immediately prior to the Effective Time or held by the Company or any of its Subsidiaries immediately prior to the Effective Time (in each case, other than any such Shares held on behalf of third parties) (the “Cancelled Shares”) shall be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange for such cancellation and retirement.

(c) Conversion of Merger Sub Capital Stock.  Each share of common stock, par value $0.00001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.00001 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted. Each share of preferred stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of preferred stock, par value $0.01 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted. From and after the Effective Time, all certificates representing the capital stock of Merger Sub shall be deemed for all purposes to represent the number of shares of capital stock of the Surviving Corporation into which they were converted in accordance with this Section 2.1(c).

(d) Dissenters’ Rights.  Notwithstanding any provision of this Agreement to the contrary, if required by the DGCL (but only to the extent required thereby), Shares that are issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares) and that are held by holders of such Shares who have not voted in favor of the adoption of this Agreement or consented thereto in writing and who have properly exercised appraisal rights with respect thereto in accordance with, and who have complied with, Section 262 of the DGCL (the “Dissenting Shares”) will not be converted into the right to receive the Merger Consideration, and holders of such Dissenting Shares will be entitled to receive payment of the fair value of such Dissenting Shares in accordance with the provisions of such Section 262 of the DGCL unless and until any such holder fails to perfect or effectively withdraws or loses its rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such Dissenting Shares will thereupon be treated as if they had been converted into and have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon, and the Surviving Corporation shall remain liable for payment of the Merger Consideration for such Shares in accordance with Section 2.2. At the Effective Time, any holder of Dissenting Shares shall cease to have any rights with respect thereto, except the rights provided in Section 262 of the DGCL and as provided in the previous sentence. The Company will give the Parents (i) prompt written notice and a copy of any written demands received by the Company for appraisals of Shares, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL that relates to such demand, and (ii) the opportunity to participate in all negotiations and proceedings with respect to such notices, demands or instruments. The Company shall not, except with the prior written consent of the Parents (not to be unreasonably withheld or delayed) or as otherwise required by applicable Law, make any payment with respect to any such demands for appraisal or settle any such demands.

(e) Adjustments.  If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur as a result of any reclassification, recapitalization, reorganization, stock split (including a reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend or stock distribution is declared with a record date during such period, the Merger Consideration shall be equitably adjusted to reflect such change.

Section 2.2  Exchange of Certificates.

(a) Paying Agent.  At, or prior to, the time at which the Cable Transfer is consummated, the Parents shall deposit, or shall cause to be deposited, with a U.S. bank or trust company that shall be appointed to act as a paying agent hereunder and approved in advance by the Company and the Parents in writing (and pursuant to an agreement in form and substance reasonably acceptable to the Parents and the Company) (the “Paying Agent”), in trust for the benefit of holders of the Shares, the Company Stock Options, the Company Restricted Shares, the Company Restricted Stock Units and the Company Stock-Based Awards, cash in U.S. dollars which (together with any funds to be deposited with the Paying Agent pursuant to Section 1.1(b)(iii)) is sufficient to pay (i) the aggregate Merger Consideration in exchange for all of the Shares outstanding immediately prior to the Effective Time (other than any Cancelled Shares, any Company Restricted Shares and any Dissenting Shares) payable upon due surrender of the certificates that immediately prior to the Effective Time represented Shares (“Certificates”) (or effective affidavits of loss in lieu thereof) or non-certificated Shares represented by book-entry (“Book-Entry Shares”) pursuant to the provisions of this Article II, and (ii) the Option and Stock-Based Consideration payable pursuant to Section 5.5 (such cash referred to in subsections (a)(i) and (ii) being hereinafter referred to as the “Exchange Fund”). The Paying Agent shall, pursuant to irrevocable instructions from Metro Parent, make payments out of the Exchange Fund as provided for in this Article II, and the Exchange Fund shall not be used for any other purpose. If, for any reason, the Exchange Fund is inadequate to pay the amounts to which holders of Shares shall be entitled under Section 2.1(a) and the Option and Stock-Based Consideration pursuant to Section 5.5, the Parents shall, or shall cause the Surviving Corporation to, promptly deposit additional cash with the Paying Agent to make all payments of Merger Consideration and Option and Stock-Based Consideration, and each of the Parents and the Surviving Corporation shall in any event be liable for payment thereof. For the avoidance of doubt, the Parents shall be responsible for all fees and expenses of the Paying Agent.

(b) Payment Procedures.

(i) As soon as reasonably practicable after the Effective Time and in any event not later than the third (3rd) business day following the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail (A) to each holder of record of Shares whose Shares were converted into the Merger Consideration pursuant to Section 2.1, (x) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon delivery of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares to the Paying Agent and shall be in such form and have such other provisions as the Parents and the Company may mutually agree) and (y) instructions for use in effecting the surrender of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares in exchange for the Merger Consideration and (B) to each holder of a Company Stock Option, a Company Restricted Share, a Company Restricted Stock Unit or a Company Stock-Based Award, a check in an amount due and payable to such holder pursuant to Section 5.5 hereof in respect of such Company Stock Option, Company Restricted Share, Company Restricted Stock Unit or Company Stock-Based Award; provided that, in lieu of the payments contemplated by subsection (B), the Parents and the Surviving Corporation may direct the Paying Agent to reimburse the Surviving Corporation (or its designees) for (but only to the extent of) any amounts actually paid by or on behalf of the Surviving Corporation to the holders of Company Stock Options, Company Restricted Shares, Company Restricted Stock Units or Company Stock-Based Awards in respect of the consideration payable therefor pursuant to Section 5.5.

(ii) Upon surrender of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares to the Paying Agent together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may customarily be required by the Paying Agent, the holder of such Certificates or Book-Entry Shares shall be entitled to receive in exchange therefor a check in an amount equal to the product of (A) the number of Shares represented by such holder’s properly surrendered Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares multiplied by (B) the Merger Consideration. No interest will be paid or accrued on any amount payable upon due surrender of Certificates or Book-Entry Shares. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a check for any cash to be paid upon due surrender of the Certificate may be paid to such a transferee if the Certificate formerly representing such Shares is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid or are not applicable.

(iii) Each of the Company, Metro Parent, Cable Buyer, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable under this Agreement to any holder of Shares or holder of Company Stock Options, Company Restricted Shares, Company Restricted Stock Units or Company Stock-Based Awards such amounts as are required to be withheld or deducted by such person under the Internal Revenue Code of 1986 (the “Code”) or any provision of U.S. state or local Tax Law with respect to the making of such payment. To the extent that amounts are so withheld or deducted and paid over to the applicable Governmental Entity, such withheld or deducted amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares or the holder of the Company Stock Options, Company Restricted Shares, Company Restricted Stock Units or Company Stock-Based Awards, in respect of which such deduction and withholding were made.

(c) Closing of Transfer Books.  At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or Metro Parent for transfer, they shall be cancelled and exchanged for a check in the proper amount pursuant to this Article II.

(d) Termination of Exchange Fund.  Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains undistributed to the former holders of Shares and the former holders of Company Stock Options, Company Restricted Shares, Company Restricted Stock Units and Company Stock-Based Awards for one year after the Effective Time shall be delivered to the Surviving Corporation upon demand, and any such holder who has not received the payments contemplated by this Section 2.2 or Section 5.5, as applicable, shall thereafter look only to the Surviving Corporation for payment of their claim for such payments, without any interest thereon.

(e) No Liability.  Notwithstanding anything herein to the contrary, none of the Company, Cable Buyer, Metro Parent, Merger Sub, the Surviving Corporation, the Paying Agent or any other person shall be liable to any former holder of Shares or any former holder of Company Stock Options, Company Restricted Shares, Company Restricted Stock Units or Company Stock-Based Awards for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(f) Investment of Exchange Fund.  The Paying Agent shall invest all cash included in the Exchange Fund as reasonably directed by the Parents; provided, however, that any investment of such cash shall be limited to direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government. Any interest and other income resulting from such investments shall be paid to the Surviving Corporation pursuant to Section 2.2(d). The Parents shall promptly replace any funds deposited with the Paying Agent lost through any investment made pursuant to this Section 2.2(f).

(g) Lost Certificates.  In the case of any Certificate that has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Paying Agent, the posting by such person of a bond in customary amount as indemnity against any claim that may be made against it, Metro Parent or the Surviving Corporation with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate a check in the amount of the number of Shares represented by such lost, stolen or destroyed Certificate multiplied by the Merger Consideration.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as disclosed in, or incorporated by reference into, the Company SEC Documents (as defined in Section 3.4(a)) filed prior to the date of this Agreement (excluding any risk factor disclosures and any forward-looking statements or other statements that are predictive or forward looking in nature) (other than with respect to the representations and warranties in Sections 3.2(a), (b) or (c) and 3.3(a), which for the avoidance of doubt will be qualified only by clause (b) immediately below and not by this clause (a)) or (b) as disclosed in the disclosure schedule delivered by the Company to the Parents and Merger Sub immediately prior to the execution of this Agreement (the “Company Disclosure Schedule”) (it being agreed that disclosure of any information in a particular section or subsection of the Company Disclosure Schedule shall be deemed disclosure with respect to any other section or subsection of this Agreement to which the relevance of such information is reasonably apparent on its face), which hereby is incorporated by reference and constitutes an integral part of this Agreement, the Company represents and warrants to the Parents and Merger Sub as follows:

Section 3.1  Qualification; Organization; Subsidiaries; etc.

Each of the Company and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or limited liability company power and authority, as the case may be, to own or lease its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation or limited liability company, as the case may be, in each jurisdiction where the ownership or leasing of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized or validly existing (in the case of Subsidiaries only), or the failure to be so qualified or in good standing, or to have such power or authority, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Section 3.1 of the Company Disclosure Schedule sets forth all Subsidiaries of the Company, their respective jurisdictions of formation and sets forth a complete and accurate list of all outstanding securities of each such Subsidiary and the registered and beneficial owner thereof. All of the outstanding shares of capital stock and other equity securities or interests of each Subsidiary of the Company are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and all such shares are owned, of record and beneficially, by the Company or another of its wholly-owned Subsidiaries free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Company’s voting rights, charges or other encumbrances (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interests). The Company has made available to the Parents or their respective Representatives prior to the date of this Agreement true and complete copies of the certificate of incorporation and by-laws or other equivalent organizational documents of the Company and each of its Subsidiaries, each as amended through the date hereof. Neither the Company nor any of its Subsidiaries is in violation of its certificate of incorporation or by-laws or other equivalent organizational documents, as applicable, in any material respect. As used in this Agreement, any reference to any facts, circumstances, events or changes having a “Company Material Adverse Effect” means such facts, circumstances, events, conditions, occurrences or changes having a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or either the Cable Business or the Fiber Business, each taken separately (but in assessing the adverse effect of any such facts, circumstances, events, conditions, occurrences or changes on either the Fiber Business or the Cable Business, taken separately, treating the Fiber Business and the Cable Business as comparable in size and value, such that the size and value of the Company and its Subsidiaries, taken as a whole, as a result of such adjustments, is neither increased nor decreased); provided, however, that no fact, circumstance, event, condition, occurrence or change to the extent resulting from, attributable to or arising out of any of the following shall constitute, or be considered in determining whether there has occurred, a Company Material Adverse Effect: (a)(i) changes in general economic or political conditions or the securities, banking, credit, currency, commodities, capital or financial markets in general (including general changes to monetary policy, inflation, interest rates, exchange rates or stock, bond or debt prices) in the United States or in any other geographic market, (ii) changes that are generally applicable to the industries in which the Company and its Subsidiaries operate (including any competitive and/or technological changes relevant to such industries), (iii) changes in general legal, regulatory or political conditions generally applicable to the industries in which the Company and its Subsidiaries operate, including the adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of any Law after the date hereof, or changes in GAAP or in other applicable accounting standards (or in the interpretation thereof), (iv) the execution of this Agreement or the announcement, pendency or consummation of the transactions contemplated by this Agreement, including (A) the threatened or actual impact thereof on relationships, contractual or otherwise, with current or prospective customers, suppliers, vendors, distributors, partners, financing sources, employees or landlords to the extent caused by the execution of this Agreement or the announcement, pendency or consummation of the transactions contemplated by this Agreement, and (B) any litigation or investigation arising from allegations of a breach of fiduciary duty or other violation of applicable Law relating to this Agreement or the transactions contemplated by this Agreement, (v) the identity of Cable Buyer, Metro Parent or any of their respective affiliates as the acquiror of the Cable Business, the Fiber Business and/or the Company or any facts or circumstances concerning Cable Buyer, Metro Parent or any of their respective affiliates, (vi) compliance with the terms of, or the taking of any action required or contemplated by, this Agreement or action or inaction consented to or requested by Cable Buyer or Metro Parent, (vii) natural disasters, weather events, geopolitical conditions, acts or threats of war, sabotage or terrorism, military actions or the escalation or worsening thereof, (viii) changes in the trading volume or market price of the Company Common Stock on the NASDAQ Stock Market or the suspension of trading generally on the NASDAQ Stock Market (provided that the exception in this clause (a)(viii) shall not prevent or otherwise affect a determination that any fact, circumstance, event, condition, occurrence or change underlying such change has resulted in, or contributed to, a Company Material Adverse Effect) or (ix) any increase in the cost or availability of the financing necessary for Cable Buyer, Metro Parent and/or Merger Sub to consummate the transactions contemplated by this Agreement, except, in the case of the foregoing clauses (i), (ii), (iii) and (vii), to the extent such changes or developments referred to therein have a materially disproportionate impact on either the Cable Business or the Fiber Business, each taken separately, or the Company and its Subsidiaries, taken as a whole, relative to other companies in the industries and in the geographic markets in which the Company and its Subsidiaries operate after taking into account the size of the Company and its Subsidiaries relative to such other companies (but only to the extent of such materially disproportionate impact) or (b) any failure to meet internal or published projections, forecasts (including any forecasted performance measures or forecasted operating statistics), estimates or revenue or earnings predictions for any period or the issuance of revised projections that are not as optimistic as those in existence as of the date hereof (provided that the exception in this clause (b) shall not prevent or otherwise affect a determination that any fact, circumstance, event, condition, occurrence or change underlying such failure has resulted in, or contributed to, a Company Material Adverse Effect). With respect to references to “Company Material Adverse Effect” in the representations and warranties set forth in Section 3.3(b) and Section 3.3(c), the exception set forth in clause (a)(iv) shall not apply. As used herein, (x) the “Cable Business” shall mean the delivery of video, cable modem internet and voice services primarily to residential and small and medium business customers under the brand names of RCN and RCN Business Services, respectively and which currently constitutes the Company’s Residential/SMB operating segment, and (y) the “Fiber Business” shall mean the delivery of fiber-based high-capacity data and internet transport services to carrier, enterprise and other large commercial end user customers through the Company’s RCN Metro Optical Networks business unit, and which currently constitutes the Company’s RCN Metro operating segment.

Section 3.2  Capital Stock.

(a) The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 20,000,000 shares of preferred stock, par value $0.01 per share (“Company Preferred Stock”). As of February 28, 2010, (i) 35,276,955 shares of Company Common Stock (including 51,672 Company Restricted Shares, but excluding 436,749 shares of Company Common Stock held in treasury) were issued and outstanding, (ii) 6,007,506 shares of Company Common Stock were reserved for issuance under the employee and director stock plans of the Company (the “Company Stock Plans”) (including 2,391,168 shares of Company Common Stock issuable upon exercise of outstanding Company Stock Options and 2,149,890 shares of Company Common Stock issuable upon settlement of outstanding Company Restricted Stock Units), (iii) 8,018,276 shares of Company Common Stock were issuable upon exercise of the warrants to purchase shares of Company Common Stock (the “Warrants”) pursuant to that certain Warrant Agreement, dated as of May 25, 2007 (the “Warrant Agreement”), by and between the Company and HSBC Bank USA, N.A., as warrant agent (the “Warrant Agent”), and (iv) no shares of Company Preferred Stock were issued and outstanding. All outstanding shares of Company Common Stock, and all shares of Company Common Stock reserved for issuance as noted in clauses (ii) and (iii) above, when issued in accordance with the respective terms thereof, as well as all shares of capital stock or similar equity interests of each Subsidiary of the Company, are or will be duly authorized, validly issued, fully paid and non-assessable and free of pre-emptive rights. Section 3.2(a) of the Company Disclosure Schedule sets forth a complete and accurate list, as of the date hereof, of (A) all outstanding Company Stock Options and the number of Shares subject thereto, the exercise prices (if applicable) and, with respect to directors, officers and employees at the Vice President level and higher, the names of the holders thereof, (B) all Company Restricted Shares and Company Restricted

Stock Units, the number of Shares subject thereto and, with respect to directors, officers and employees at the Vice President level and higher, the names of the holders thereof and (C) all Company Stock-Based Awards and the number of Shares represented thereby or the benefits attributable thereto as a result of the value of the Shares and, with respect to directors, officers and employees at the Vice President level and higher, the names of the grantees thereof. As of the Closing, the only shares of capital stock or warrants, options, convertible securities, exchangeable securities or other rights to acquire capital stock of the Company (or rights or benefits measured in whole or in part by the value of capital stock of the Company) that shall be issued or outstanding shall be (i) the Warrants and any shares of Company Common Stock issued upon the exercise of Warrants and (ii) shares of Company Common Stock (including Company Restricted Shares, but excluding shares of Company Common Stock issued upon the exercise of Warrants), Company Stock Options, Company Restricted Stock Units and Company Stock-Based Awards representing in the aggregate, with respect to securities described in this clause (ii), not more than 39,858,013 Fully Diluted Shares. As used in this Agreement, “Fully Diluted Shares” means, at any time, the sum of (x) the number of issued and outstanding shares of Company Common Stock (including Company Restricted Shares, but excluding shares of Company Common Stock held in treasury) at such time plus (y) the total number of shares of Company Common Stock issuable upon the exercise, exchange or conversion of all securities or obligations issued and outstanding at such time that are exercisable for, convertible into, or exchangeable for shares of Company Common Stock, including Company Stock Options, Company Restricted Stock Units, Company Stock-Based Awards and any other options, restricted stock units, Company stock-based awards, warrants or other rights to subscribe for or purchase Company Common Stock or to purchase other equity securities or obligations of the Company that are, directly or indirectly, exercisable for, convertible into or exchangeable for Company Common Stock, in each case, whether or not then vested, exercisable, convertible or exchangeable, but excluding, in each case, the Warrants and any shares of Company Common Stock issuable upon exercise of the Warrants.

(b) Except as set forth in subsection (a) above, as of the date hereof, (i) the Company does not have any shares of its capital stock issued or outstanding other than shares of Company Common Stock that have become outstanding after February 28, 2010, which were reserved for issuance as of February 28, 2010, as set forth in subsections (a)(ii) and (iii) above, and (ii) there are no outstanding subscriptions, options, warrants, calls, convertible securities or other similar rights, agreements or commitments relating to the issuance of capital stock to which the Company or any of its Subsidiaries is a party obligating the Company or any of its Subsidiaries to (A) issue, transfer or sell any shares of capital stock or other equity interests of the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, (B) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement, (C) redeem or otherwise acquire any such shares of capital stock or other equity interests or (D) provide a material amount of funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary. Except for the issuance of shares of Company Common Stock that were reserved for issuance as set forth in subsections (a)(ii) and (iii) above, from September 30, 2009 to the date hereof, the Company has not declared or paid any dividend or distribution in respect of the Company Common Stock, and has not issued, sold, repurchased, redeemed or otherwise acquired any Company Common Stock, and its Board of Directors has not authorized any of the foregoing.

(c) Except for the Warrants and any awards to acquire or receive shares of Company Common Stock under any Company Stock Plan, neither the Company nor any of its Subsidiaries has outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

(d) There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock or other equity interests of the Company or any of its Subsidiaries.

Section 3.3  Corporate Authority Relative to This Agreement; No Violation.

(a) The Company has all requisite corporate power and authority to enter into this Agreement and, subject to receipt of the Company Stockholder Approval, to consummate the transactions contemplated by this

Agreement. The Board of Directors of the Company, acting upon the recommendation of the Special Committee, at a duly held meeting has (i) unanimously determined that it is in the best interests of the Company and its stockholders (other than holders of Shares that are affiliates of Cable Buyer or Metro Parent), and declared it advisable, to enter into this Agreement, (ii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, including the Merger and the other Acquisition Transactions, and (iii) resolved to recommend that the stockholders of the Company approve the adoption of this Agreement (the “Recommendation”) and directed that such matter be submitted for consideration of the stockholders of the Company at the Company Meeting. Except for the Company Stockholder Approval, the filing of any Transaction Documents with the applicable Governmental Entities, and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no other corporate proceedings on the part of the Company are necessary to authorize the consummation of the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Cable Buyer, Metro Parent and Merger Sub, this Agreement constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (A) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (B) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b) The execution, delivery and performance by the Company of this Agreement and the consummation of the Acquisition Transactions by the Company do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to any United States or foreign governmental or regulatory agency, commission, court, body, entity or authority (each, a “Governmental Entity”), other than (i) the filing of the Certificate of Merger and/or the filing of any Transaction Documents with the applicable Governmental Entities, (ii) compliance with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), (iii) such filings and approvals as may be required under the applicable requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), including the filing of the Proxy Statement, (iv) compliance with the rules and regulations of the NASDAQ Stock Market, (v) compliance with any applicable state securities or blue sky laws, (vi) such consents, approvals, authorizations, licenses, permits, actions, filings and/or notifications (the “FCC Approvals”) as are required to be made with or obtained from the Federal Communications Commission (the “FCC”) under the Communications Act of 1934 (the “Communications Act”), (vii) such consents, approvals, authorizations, licenses, permits, actions, filings and/or notifications (collectively, the “State PUC Approvals”) as are required to be made with or obtained from any state public service or public utility commission or similar state regulatory bodies with jurisdiction over the provision of intrastate telecommunications services (each, a “State PUC”), and (viii) such consents, approvals, authorizations, licenses, permits, actions, filings and/or notifications (the “LFA Approvals”) as are required to be made with or obtained from any local franchise authority or other Governmental Entity (each, a “Local Franchising Authority” or “LFA”) concerning a franchise or other agreement, license, permit, resolution, ordinance or other written acknowledgement (“Franchise”) and that authorizes the construction, upgrade, maintenance and operation of any telecommunications, cable or open video system (as defined in the Communications Act) by the Company or any of its Subsidiaries (collectively, clauses (i) through (viii), the “Company Approvals”), and other than any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not reasonably be expected to (A) have, individually or in the aggregate, a Company Material Adverse Effect or (B) prevent or materially delay the consummation of the Acquisition Transactions.

(c) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Acquisition Transactions and the other transactions contemplated by this Agreement do not and will not (i) contravene or conflict with the organizational or governing documents of the Company or any of its Subsidiaries, (ii) assuming compliance with the matters referenced in Section 3.3(b) and the receipt of the Company Stockholder Approval, contravene or conflict with or constitute a violation of any provision of any Law binding upon or applicable to the Company or any of its Subsidiaries or any of their respective properties or assets or (iii) assuming compliance with the matters referenced in Section 3.3(b), result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, concession, franchise, right or license binding upon the Company or any of its Subsidiaries or result in the creation of any liens, claims, mortgages, encumbrances, pledges or security interests (each, a “Lien”), other than any such Lien (A) for Taxes or governmental assessments, charges or claims of payment not yet due, being contested in good faith or for which adequate accruals or reserves have been established, in each case, as set forth in the most recent consolidated balance sheet of the Company or notes thereto contained in the Company SEC Documents filed prior to the date of this Agreement, (B) which is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar lien arising in the ordinary course of business as to which there is no default on the part of the Company or any of its Subsidiaries or for which adequate accruals or reserves have been established as set forth in the most recent consolidated balance sheet of the Company or notes thereto contained in the Company SEC Documents filed prior to the date of this Agreement, (C) which is disclosed in the most recent consolidated balance sheet of the Company or notes thereto prior to the date of this Agreement, (D) with respect to the real property owned or leased by the Company or its Subsidiaries, which is an easement, right-of-way, covenant, restriction, servitude, encroachment or similar matter or exception, whether or not of public record, that would be disclosed by a current title commitment and/or current survey of the applicable real property, and which individually or in the aggregate, would not materially interfere with or affect the ownership, present use or occupancy of the affected real property, or (E) which was incurred in the ordinary course of business since the date of the most recent consolidated balance sheet of the Company contained in the Company SEC Documents filed prior to the date of this Agreement that is not material in amount or does not materially detract from the value of or materially impair the existing use of the property affected by such Lien (each of the foregoing, a “Permitted Lien”), upon any of the properties or assets of the Company or any of its Subsidiaries, other than, in the case of clauses (ii) and (iii), any such conflict, violation, default, termination, cancellation, acceleration, loss or Lien that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.4  Reports and Financial Statements.

(a) The Company has filed or furnished on a timely basis all forms, registration statements, reports and other documents (including all exhibits and amendments thereto) required to be filed or furnished by it with the Securities and Exchange Commission (the “SEC”) since January 1, 2007 (the “Applicable Date”), and the Company will file prior to the Effective Time all forms, registration statements, reports and other documents (including all exhibits and amendments thereto) with the SEC that are required to be filed by it prior to such time (all such forms, registration statements, reports and other documents, including exhibits and amendments thereto since the Applicable Date, the “Company SEC Documents”). As of their respective filing dates (or, if amended by a filing prior to the date of this Agreement, as of the date of such amended filing) the Company SEC Documents complied or will comply, as the case may be, in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act, as the case may be, as in effect as of the time such Company SEC Document was, or will be, filed. As of their respective filing dates (or, if amended by a filing prior to the date of this Agreement, as of the date of such amended filing), none of the Company SEC Documents contained or will contain, as the case may be, any untrue statement of a material fact or omitted or will omit, as the case may be, to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No executive officer of the Company has failed to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to any Company SEC Document. Neither the Company nor any of its executive officers has received notice from any Governmental Entity challenging or questioning the accuracy, completeness, form or manner of filing of such certifications. True and correct copies of all Company SEC Documents filed on or prior to the date of this Agreement have been furnished to the Parents or their respective Representatives or are publicly available through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) database. Except for (i) requests to extend the duration of confidential treatment of redacted portions of exhibits filed with the SEC, (ii) correspondence relating to SEC reviews and comments as to which no comments remain outstanding and (iii) as are available on the EDGAR database, the Company has provided to the Parents or their respective

Representatives copies of all correspondence sent to or received from the SEC by or on behalf of the Company and its Subsidiaries since the Applicable Date. There are no outstanding comments from or unresolved issues raised by the SEC with respect to any of the Company SEC Documents. Since the Applicable Date (subject to any applicable grace periods), the Company has been and is in compliance, in all material respects, with the applicable listing and corporate governance rules and regulations of the NASDAQ Stock Market and with the Sarbanes-Oxley Act. As of the date hereof, none of the Company’s Subsidiaries is subject to the reporting requirements of Section 13(a) or Section 15(d) under the Exchange Act.

(b) The consolidated financial statements of the Company included in the Company SEC Documents (including all related notes and schedules, where applicable) do or will, as the case may be, fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof, and their consolidated results of operations and consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited quarterly financial statements filed on Form 10-Q, to notes and normal year-end audit adjustments and to any other adjustments described therein, as permitted by the SEC on Form 10-Q) in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto or, in the case of unaudited interim financial statements, as permitted by the SEC on Form 10-Q). There are no unconsolidated Subsidiaries of the Company or any off-balance sheet arrangements of the type required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated under the Securities Act (“Regulation S-K”), that have not been so described in the Company SEC Documents filed prior to the date hereof.

Section 3.5  Internal Controls and Procedures.

The Company has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. The Company’s disclosure controls and procedures are designed to ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The Company’s management has evaluated, with the participation of its principal executive officer and principal financial officer, the effectiveness of the Company’s disclosure controls and procedures as of September 30, 2009, and such assessment concluded that such controls were effective. The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2008, and such assessment concluded that such controls were effective. Neither the Company nor, to the knowledge of the Company, its independent registered public accounting firm, has identified or been made aware of (A) any significant deficiency or material weakness in the system of internal control over financial reporting utilized by the Company and its Subsidiaries, in each case which has not been substantially remediated, or (B) any fraud which involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company and its Subsidiaries. Since the Applicable Date, any material change in the internal control over financial reporting or failure or inadequacy of disclosure controls required to be disclosed in any Company SEC Document has been so disclosed.

Section 3.6  No Undisclosed Liabilities.

There are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever in existence, whether accrued, contingent, absolute, determined, determinable or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries (or the notes thereto), other than: (a) liabilities or obligations disclosed and provided for in the Company balance sheet as of September 30, 2009 included in the Company SEC Documents filed prior to the date hereof or in the notes thereto; (b) liabilities or obligations incurred in the ordinary course of business consistent with past practices since September 30, 2009, none of which individually (in the case of this clause (b)) is material to the business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole; (c) liabilities or obligations arising on or after the date hereof under this Agreement or incurred on or after the date hereof in connection with the transactions contemplated by this Agreement or permitted pursuant to Section 5.1; or (d) liabilities or obligations that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.7  Compliance with Law; Permits; Franchises.

(a) The Company and each of its Subsidiaries are in compliance with, and are not in default under or in violation of, any applicable federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, tariff or agency requirement of any Governmental Entity (collectively, “Laws” and each, a “Law”), except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Notwithstanding anything contained in this Section 3.7(a), no representation or warranty shall be deemed to be made in this Section 3.7(a) in respect of the matters referenced in Section 3.4 or Section 3.5, or in respect of environmental, Tax, employee benefits, labor Law or Intellectual Property matters, each of which matters is addressed by other sections of this Agreement.

(b) Section 3.7(b) of the Company Disclosure Schedule sets forth all material FCC, State PUC and LFA authorizations, licenses, consents, Franchises, certificates, approvals and other permits and grants necessary for the Company and its Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted (the “Company Permits”).

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(i) each Company Permit is valid and in full force and effect either pursuant to its terms or by operation of law;

(ii) there is no pending or, to the knowledge of the Company, threatened Action by the FCC, any State PUC, any LFA, or any other Governmental Entity or other person to suspend, revoke, terminate, challenge or modify any of the Company Permits. Any actual or threatened claim, action, suit, proceeding, investigation or other legal proceeding, whether civil, criminal, administrative or investigative shall constitute an “Action”;

(iii) there is no Action pending or, to the knowledge of the Company, threatened against or relating to any of the Company Permits before the FCC, any State PUC, any LFA or any other Governmental Entity;

(iv) neither the Company nor any of its Subsidiaries has received any written notice from the FCC, any State PUC, any LFA or any other Governmental Entity or other person specifying a default, violation or other problem with respect to a Company Permit, except where such default, violation or other problem has already been cured;

(v) the Company and its Subsidiaries are in compliance with the Communications Act, the Communications Assistance to Law Enforcement Act and any other law or regulation applicable to interstate and international telecommunications (“Federal Communications Laws”), and any laws, ordinances, or regulations concerning the provision of intrastate telecommunications services or concerning the operation of any telecommunications, cable, or open video system (“State Communications Laws”), and there is not pending or, to the knowledge of the Company, threatened, investigation by the FCC, any State PUC or any LFA for any alleged violations of Federal Communications Laws or State Communications Laws;

(vi) where the requirements of Section 626 of the Communications Act are applicable or where otherwise required to submit such a notice by statute, ordinance, regulation or agreement, a valid request for renewal has been duly and timely filed under Section 626 of the Communications Act with the proper

LFA with respect to any Franchise that has expired or will expire within thirty (30) months after the date of this Agreement;

(vii) to the knowledge of the Company, there exist no facts or circumstances that make it likely that any Company Permit will not be renewed or extended on commercially reasonable terms; and

(viii) as of the date hereof, no Governmental Entity has commenced, or given written notice to the Company or any of its Subsidiaries that it intends to commence, a proceeding to revoke or suspend any Company Permit, or given written notice that it intends not to renew any Company Permit.

Section 3.8  Environmental Laws and Regulations.

(a) Except for such matters as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries are in compliance with all applicable Environmental Laws, (ii) to the knowledge of the Company, none of the properties owned, leased or used by the Company or any of its Subsidiaries contains any Hazardous Substance in amounts exceeding the levels permitted by applicable Environmental Laws and none of the properties leased or operated or formerly owned, leased or operated, contain any Hazardous Substances in amounts exceeding the levels permitted by applicable Environmental Laws, (iii) neither the Company nor any of its Subsidiaries has received or is subject to any outstanding notices, demand letters or requests for information from any federal, state, local or foreign Governmental Entity indicating that the Company or any of its Subsidiaries may be in violation of, or liable under, any applicable Environmental Law in connection with the ownership or operation of its businesses, or the ownership, use, leasing or subleasing of any Real Property, (iv) to the knowledge of the Company, no Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental Law, or in a manner giving rise to any liability under any applicable Environmental Law, from any properties owned, leased or operated by the Company or any of its Subsidiaries as a result of any activity of the Company or any of its Subsidiaries during the time such properties were owned, leased, used or operated by the Company or any of its Subsidiaries and (v) neither the Company, its Subsidiaries nor any of their respective properties are in violation of or liable under any suit, settlement, court order, administrative order, judgment or written claim asserted or arising under any applicable Environmental Law. It is agreed and understood that no representation or warranty is made in respect of environmental matters in any Section of this Agreement other than this Section 3.8.

(b) As used herein, “Environmental Law” means any Law relating to (i) the protection, preservation or restoration of the environment (including human health, air, water, vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Substances, in each case as in effect as of the date hereof.

(c) As used herein, “Hazardous Substance” means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law. Hazardous Substance includes any substance as to which exposure is regulated by any Governmental Entity or any Environmental Law, including any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or byproduct thereof, radon, radioactive material, asbestos, or asbestos containing material, urea formaldehyde, foam insulation or polychlorinated biphenyls.

Section 3.9  Employee Benefit Plans.

(a) Section 3.9(a) of the Company Disclosure Schedule lists all material Company Benefit Plans. “Company Benefit Plans” means all plans, programs, policies, agreements or other arrangements, including any employee welfare plan within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974 (“ERISA”), any employee pension benefit plan within the meaning of Section 3(2) of ERISA, and any bonus, deferred compensation, vacation, stock option, stock or stock-based, employment, change in control, severance or employment or fringe benefit plan, program or agreement, in each case that are sponsored, maintained or contributed to by the Company or any of its Subsidiaries for the benefit of current or former employees or directors of the Company or its Subsidiaries or with respect to which the Company or any of its Subsidiaries has any liability, contingent or otherwise. It is agreed and understood that no representation or warranty is made in respect of employee benefit matters in any Section of this Agreement other than this Section 3.9.

(b) The Company has heretofore made available to the Parents or their respective Representatives true and complete copies of each of the material Company Benefit Plans and certain related documents, including (i) the plan document and amendments thereto and any related trust or custodial agreement or other funding instrument, (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedules, if any, for each such Company Benefit Plan, (iii) the most recent determination letter from the Internal Revenue Service (the “IRS”) (if applicable) for each such Company Benefit Plan, (iv) any summary plan description or employee handbook, and (v) copies of any material correspondence from the IRS or Department of Labor relating to any compliance issues.

(c) Except as would not reasonably be expected to have a have, individually or in the aggregate, a Company Material Adverse Effect: (i) each Company Benefit Plan has been maintained and administered in compliance with its terms and with applicable Law, including ERISA and the Code to the extent applicable thereto, (ii) each of the Company Benefit Plans intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS or is entitled to rely upon a favorable opinion issued by the IRS, and to the knowledge of the Company, there are no existing circumstances or any events that have occurred that could reasonably be expected to adversely affect the qualified status of any such Company Benefit Plan, (iii) all contributions or other amounts payable by the Company or its Subsidiaries as of the date hereof with respect to each Company Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP, (iv) neither the Company nor its Subsidiaries has engaged in a transaction in connection with which the Company or its Subsidiaries reasonably could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code and (v) there are no pending, or to the knowledge of the Company, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Company Benefit Plans or any trusts related thereto which could reasonably be expected to result in any liability of the Company or any of its Subsidiaries.

(d) Except as contemplated by Section 5.5(a) of this Agreement, the execution, delivery of and performance by the Company of its obligations under the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Company Benefit Plan that will or may result in any payment, acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits, or (ii) result in the triggering or imposition of (A) any restriction or limitation on the right of the Company or any of its Subsidiaries to amend or terminate any Company Benefit Plan, or (B) result in any “excess parachute payments” within the meaning of Section 280G of the Code.

(e) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there is no contract, plan or arrangement covering any employee or former employee of the Company or any Subsidiary of the Company that could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 162(m) of the Code.

(f) No Company Benefit Plan is (i) a multiemployer plan within the meaning of Section 3(37) of ERISA or (ii) subject to Title IV of ERISA.

Section 3.10  Absence of Certain Changes or Events.

Since December 31, 2008 through the date of this Agreement, there have not occurred any facts, circumstances, events, conditions, occurrences or changes that have had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since December 31, 2008 through the date of this Agreement, except (a) as otherwise contemplated, required or permitted by this Agreement or (b) as may be affected by actions contemplated, required or permitted to be taken pursuant to Section 5.1, the businesses of the Company and its Subsidiaries have been conducted, in all material respects, in the ordinary course of business.

Section 3.11  Investigations; Litigation.

As of the date hereof, (a) there is no material investigation or review pending (or, to the knowledge of the Company, threatened) by any Governmental Entity with respect to the Company or any of its Subsidiaries and (b) there are no material Actions, inquiries or proceedings pending (or, to the knowledge of the Company, threatened) against or affecting the Company or any of its Subsidiaries, or any of their respective properties at law or in equity before, and there are no material orders, judgments or decrees of, or before, any Governmental Entity binding on the Company or any of its Subsidiaries.

Section 3.12  Proxy Statement; Other Information.

At the time it is first mailed to stockholders of the Company or at the time of the Company Meeting, the Proxy Statement (a) will not contain any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading, and (b) will comply in all material respects with the applicable provisions of the Exchange Act. Notwithstanding the foregoing, no representation is made by the Company with respect to statements made in the Proxy Statement based on information supplied, or required to be supplied, by or on behalf of Cable Buyer, Metro Parent, Merger Sub or any of their respective affiliates for inclusion or incorporation by reference therein.

Section 3.13  Personal Property.

Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) the machinery, equipment, furniture, fixtures and other tangible personal property and assets owned, leased or used by the Company or any of its Subsidiaries are, in the aggregate, sufficient and adequate to carry on their respective businesses as presently conducted and (b) the Company and its Subsidiaries are in possession of and have good title to, or valid leasehold interests in or valid rights under contract to use, such tangible personal property and assets material to the Company and its Subsidiaries, free and clear of all Liens (other than Permitted Liens).

Section 3.14  Tax Matters.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries have prepared and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them and all such filed Tax Returns are complete and accurate, (ii) the Company and each of its Subsidiaries have paid all Taxes that are required to be paid by any of them, (iii) the U.S. consolidated federal income Tax Returns of the Company have been examined by the IRS (or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired), (iv) as of the date of this Agreement, there are not pending or, to the knowledge of the Company, threatened in writing, any audits, examinations, investigations or other proceedings in respect of U.S. federal income Taxes, U.S. federal income Tax matters, or other material Taxes or Tax matters, (v) there are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries (other than Permitted Liens) and (vi) none of the Company or any of its Subsidiaries has been a “controlled corporation” or a “distributing corporation” in any distribution occurring during the two-year period ending on the date hereof that was purported or intended to be governed by Section 355 of the Code (or any similar provision of state, local or foreign Law), except, in the case of clauses (i), (ii) and (iv) hereof, with respect to matters contested in good faith or for which adequate reserves have been established in accordance with GAAP.

(b) The Company has made available to the Parents or their respective Representatives correct and complete copies of all Tax Returns for U.S. federal income Taxes and all other Tax Returns for material Taxes specifically requested by the Parents and any associated examination reports and statements of deficiencies assessed against or agreed to by the Company or any of its Subsidiaries since January 1, 2004.

(c) For taxable years beginning on or after January 1, 2004, neither the Company nor any of its Subsidiaries has “participated” (within the meaning of United States Treasury Regulation

Section 1.6011-4(c)(3)(i)(A)) in any “reportable transaction” (within the meaning of United States Treasury Regulation Section 1.6011-4(b)) or any similar provision of state, local or foreign Tax Law.

(d) Neither the Company nor any of its Subsidiaries has any liability for any Taxes of any person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of Tax Law in any jurisdiction), as a transferee or successor, or by contract.

(e) Neither the Company nor any of its Subsidiaries has an outstanding application for a ruling or determination from a Governmental Entity regarding Taxes for a past or prospective transaction of the Company or any of its Subsidiaries, except for any rulings or determinations that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(f) Neither the Company nor any of its Subsidiaries has received written notice from a Governmental Entity in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns claiming that the Company or any such Subsidiary is or may be subject to taxation by that jurisdiction, except for any claims that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(g) Neither the Company nor any of its Subsidiaries has been a United States real property holding company within the meaning of Section 897(c) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(h) Neither the Company nor any of its Subsidiaries has applied for, been granted, or agreed to any accounting method change for which it will be required to take into account any adjustment under Section 481 of the Code or any similar provision of the Code or corresponding Tax Laws of any Governmental Entity in any taxable period ending after the Closing Date, except for any accounting changes that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(i) Since December 31, 2009, the Company and each of its Subsidiaries has only incurred liabilities for Taxes arising in the ordinary course of business, except for any liabilities that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and except for any Taxes arising as a result of the transactions contemplated by this Agreement or any contemporaneous transactions involving Cable Buyer, Metro Parent or any of their respective affiliates.

(j) As used in this Agreement, (i) “Taxes” means any and all domestic or foreign, federal, state, local or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity, including taxes on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, social security, workers’ compensation or net worth, and taxes in the nature of excise, withholding, ad valorem or value added, and (ii) “Tax Return” means any return, report or similar filing (including the attached schedules) required to be filed with respect to Taxes, including any information return, claim for refund, amended return or declaration of estimated Taxes. It is agreed and understood that no representation or warranty is made in respect of Tax matters in any Section of this Agreement other than this Section 3.14. Notwithstanding anything in this Agreement to the contrary (including this Section 3.14), the Company makes no representations or warranties with respect to the Tax consequences of the Pre-Acquisition Transactions or the Cable Transfer and hereby expressly disclaims any and all such representations and warranties.

Section 3.15  Labor Matters.

Neither the Company nor any of its Subsidiaries is a party to any currently effective collective bargaining agreement with any union or labor organization representing any Employees. Except for such matters which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) there are no strikes or lockouts with respect to any Employees, (b) to the knowledge of the Company, there is no union organizing effort pending or threatened with respect to Employees and (c) there is no unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has any liabilities under the Worker Adjustment and Retraining Act of 1998 (the “WARN Act”) as a result of any action taken by the Company (other than at the written direction of either Parent or as a result of any of the transactions contemplated by this Agreement) that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. It is agreed and understood that no representation or warranty is made in respect of labor matters in any Section of this Agreement other than this Section 3.15.“Employee” means any employee of the Company or any of its Subsidiaries.

Section 3.16  Intellectual Property.

Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, either the Company or a Subsidiary of the Company owns, or is licensed or otherwise possesses legally enforceable rights to use, all trademarks, trade names, service marks, service names, assumed names, registered and unregistered copyrights, patents or applications and registrations used in their respective businesses as currently conducted (collectively, the “Intellectual Property”). Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) there are no pending or, to the knowledge of the Company, threatened claims by any person alleging infringement by the Company or any of its Subsidiaries for their use of the Intellectual Property of the Company or any of its Subsidiaries, (b) the conduct of the business of the Company and its Subsidiaries does not infringe any intellectual property rights of any person, (c) neither the Company nor any of its Subsidiaries has made any claim of a violation or infringement by others of its rights to or in connection with the Intellectual Property of the Company or any of its Subsidiaries and (d) to the knowledge of the Company, no person is infringing any Intellectual Property of the Company or any of its Subsidiaries.

Section 3.17  Real Property.

Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries own and have good and valid title to all of their respective owned real properties (“Real Property”) and have valid leasehold interests in all of their respective leased properties and valid rights of way, easements or other rights of use, free and clear of all Liens (other than Permitted Liens).

Section 3.18  Opinion of Financial Advisor.

The Board of Directors of the Company has received the opinion of Deutsche Bank Securities Inc., dated the date of this Agreement, substantially to the effect that, as of such date, based upon and subject to the assumptions, limitations, qualifications and conditions set forth therein, the Merger Consideration is fair, from a financial point of view, to the holders of the Company Common Stock, excluding the Parents and their respective affiliates. The Company shall deliver an executed copy of such opinion to the Parents (solely for informational purposes) promptly following receipt of such opinion in written form.

Section 3.19  Required Vote of the Company Stockholders.

Subject to the accuracy of the representations and warranties of Cable Buyer, Metro Parent and Merger Sub in Section 4.9, the affirmative vote of the holders of outstanding shares of Company Common Stock representing at least a majority of all the votes entitled to be cast thereupon by holders of Company Common Stock in accordance with the DGCL is the only vote of holders of securities of the Company which is required to approve this Agreement, the Merger and the other Acquisition Transactions (the “Company Stockholder Approval”).

Section 3.20  Material Contracts.

(a) Section 3.20 of the Company Disclosure Schedule sets forth a list of all Company Material Contracts as of the date of this Agreement, except for any such contract which has been filed as an exhibit to any

Company SEC Document prior to the date of this Agreement. “Company Material Contract” means any of the following:

(i) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K);

(ii) any agreement, contract or commitment in connection with which or pursuant to which the Company and its Subsidiaries will spend or receive (or are expected to spend or receive), in the aggregate, more than $1,000,000 during the current fiscal year;

(iii) any non-competition or other agreement that prohibits or otherwise restricts, in any material respect, the Company or any of its Subsidiaries from freely engaging in business anywhere in the world (including any agreement that restricts, in any material respect, the Company or any of its Subsidiaries from competing in any line of business or in any geographic area);

(iv) any contract related to (A) programming pursuant to which the Company and its Subsidiaries will spend (or are expected to spend), in the aggregate, more than $1,000,000 during the current fiscal year or (B) the retransmission of television broadcast stations;

(v) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other contracts relating to the borrowing of money, deferred purchase price of property, extension of credit, surety bonds or guarantees of indebtedness in each case in excess of $2,000,000 other than (A) accounts receivables and payables, and (B) unsecured loans to direct or indirect wholly-owned Subsidiaries, in each case in the ordinary course of business;

(vi) any contract that involves any joint venture, partnership or similar joint ownership arrangement;

(vii) any contract or agreement that would obligate the Company or any of its Subsidiaries to file a registration statement under the Securities Act, which filing has not yet been made;

(viii) any agreement entered into after December 31, 2008 that involves, other than sales or repurchases of inventory in the ordinary course of business consistent with past practice, acquisitions or dispositions, directly or indirectly (by merger or otherwise), of (A) capital stock or other voting securities or equity interests of the Company or any of its Subsidiaries or (B) assets or capital stock or other voting securities or equity interests of another person or assets of the Company or any of its Subsidiaries for aggregate consideration in excess of $1,000,000 (including any continuing or contingent obligations of the Company or any of its Subsidiaries);

(ix) any agreement that relates to any material settlement, other than (A) releases immaterial in nature or amount entered into with former employees or independent contractors of the Company or any of its Subsidiaries in the ordinary course of business consistent with past practice in connection with the routine cessation of any such employee’s or independent contractor’s employment with the Company or any of its Subsidiaries, (B) settlement agreements entered into prior to the date of this Agreement for cash only (which has been paid) and does not exceed $2,000,000 as to such settlement or (C) settlement agreements entered into more than one year prior to the date of this Agreement under which neither the Company nor any of its Subsidiaries has any continuing material obligations, liabilities or rights (excluding releases);

(x) any contract relating to the lease, indefeasible right of use, or other similar right of the Company or any of its Subsidiaries to utilize fiber in its business and pursuant to which the Company and its Subsidiaries will spend (or are expected to spend) in the aggregate, more than $500,000 during the current fiscal year;

(xi) any interconnection agreement to which the Company or any of its Subsidiaries is a party and pursuant to which the Company and its Subsidiaries will spend or receive (or are expected to spend or receive), in the aggregate, more than $2,000,000 during the current fiscal year; and

(xii) any contract relating to the lease of any real property to which the Company or any of its Subsidiaries is a party and pursuant to which the Company and its Subsidiaries will spend (or are expected to spend), in the aggregate, more than $100,000 during the current fiscal year, as well as any contract relating to the lease of any MegaPOP or any of the top twenty (20) hub sites of the Company and its Subsidiaries (measured by expenditures of the Company and its Subsidiaries made under the applicable lease agreements for such hub sites) during the current fiscal year.

(b) Neither the Company nor any of its Subsidiaries, nor to the knowledge of the Company, any other party to any Company Material Contract is in breach of or default under the terms of any Company Material Contract where such breach or default would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received written notice that it is in breach of or default under the terms of any Company Material Contract where such breach or default would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Material Contract is a valid and binding obligation of the Company or the Subsidiary of the Company which is party thereto and, to the knowledge of the Company, of each other party thereto, and is in full force and effect, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 3.21  Finders or Brokers.

Except for Deutsche Bank Securities Inc. and Waller Capital Partners, LLC, neither the Company nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who might be entitled to any fee or any commission in connection with or upon consummation of the Acquisition Transactions.

Section 3.22  Section 203 of the DGCL.

Assuming that the representations of Cable Buyer, Metro Parent and Merger Sub set forth in Section 4.9 are true and correct, the Board of Directors of the Company has taken all actions necessary so that the restrictions contained in Section 203 of the DGCL applicable to a “business combination” (as defined in Section 203 of the DGCL) shall not apply to the execution and delivery of this Agreement or the consummation of the Acquisition Transactions. No other “fair price,” “moratorium,” “control share acquisition” or similar anti-takeover statute or regulation enacted under state or federal Laws in the United States applies to the Company as a result of the execution and delivery of this Agreement or the consummation of the Acquisition Transactions.

Section 3.23  Insurance.

Each of the Company and its Subsidiaries maintains insurance polices with reputable insurance carriers against all risks of a character and in such amounts as are usually insured against by similarly situated companies in the same or similar businesses. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (a) all such insurance polices are in full force and effect, (b) no written notice of cancellation or modification has been received, (c) there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default, by any insured thereunder, (d) there is no material claim pending under any of such polices as to which coverage has been questioned, denied or disputed by the underwriters of such polices and (e) there has been no threatened termination of, or material premium increase with respect to, any such polices.

Section 3.24  Contributions and Fees.

Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have filed all reports, and paid all contributions and fees, required by the Communications Act, the rules, regulations, orders, and published policies of the FCC, State Communications Laws, any State PUC, any Franchise, or any Law applicable to the telecommunications, internet or multichannel video business of the Company and its Subsidiaries, including with respect to FCC regulatory fees, contributions to state or federal universal service support mechanisms, contributions to intrastate or interstate telecommunications relay services, contributions to administration of the North American Numbering Plan, contributions to the shared costs of local number portability administration, state regulatory fees, franchise fees, and state E911 fees. There is not pending or, to the knowledge of the Company, threatened any audits, examinations, investigations, or other proceedings in respect of the reporting and payment of any such contributions or fees, in each case, which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.25  Privacy and Data Security Matters.

Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of the Company or any of its Subsidiaries has, with respect to its data or systems (or to the knowledge of the Company, the data or systems of any vendor or agent), suffered any unauthorized access or disclosure, or violation of any applicable privacy or data security Law, including but not limited to those requiring notification to any person or Governmental Entity, in connection with the confidential or personal information of any person.

Section 3.26  2009 Segment Results.

For the fiscal year ended December 31, 2009, (a) for the Cable Business, EBITDA was approximately $155 million and (b) for the Fiber Business, EBITDA was approximately $63 million, in each case as calculated and subject to the qualifications set forth herein. “EBITDA”, when used in reference to the Cable Business or the Fiber Business, means operating income before depreciation and amortization, stock-based compensation, exit costs and restructuring charges. Operating income before depreciation and amortization, stock-based compensation, exit costs and restructuring charges shall be calculated in accordance with the Company’s preliminary unaudited statements of operations for the year ended December 31, 2009, which fairly present in all material respects the Company’s results of operations for the year ended December 31, 2009 (subject to normal year-end audit adjustments) in accordance with GAAP applied on a consistent basis. The calculations of operating income before depreciation and amortization, stock-based compensation, exit costs and restructuring charges shall be performed using the same methodology used by the Company for such calculations in its Form 10-Q for the quarterly period ended September 30, 2009.

Section 3.27  No Other Representations or Warranties.

(a) Except for the representations and warranties made by the Company in this Article III, neither the Company nor any other person makes any representation or warranty with respect to the Company or its Subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to Cable Buyer, Metro Parent, Merger Sub or any of their respective affiliates or representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing. Neither the Company nor any other person will have or be subject to any liability or other obligation to Cable Buyer, Metro Parent, Merger Sub or any other person resulting from the distribution to Cable Buyer, Metro Parent or Merger Sub, or either Parent’s or Merger Sub’s use of, any such information, including any information, documents, projections, forecasts or other material made available to Cable Buyer, Metro Parent or Merger Sub in the “data site” maintained by the Company for purposes of the transactions contemplated by this Agreement, management presentations or in any other form in expectation of, or in connection with, the transactions contemplated by this Agreement.

(b) The Company acknowledges and agrees, on behalf of itself, its Subsidiaries and each of their respective affiliates, that none of the Company, its Subsidiaries or any of their respective affiliates are third-party beneficiaries to the Equity Commitment Letters or the Debt Financing Commitments.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Cable Buyer, Metro Parent and Merger Sub represent and warrant to the Company as follows:

Section 4.1  Qualification; Organization; Subsidiaries; etc.

Each of Cable Buyer, Metro Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or limited liability company power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation or limited liability company, as the case may be, in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized or validly existing, or the failure to be so qualified or in good standing, or to have such power or authority, would not, individually or in the aggregate, prevent or materially delay or materially impair the ability of Cable Buyer, Metro Parent or Merger Sub to consummate the Cable Transfer, the Merger and the other transactions contemplated by this Agreement (a “Parent Material Adverse Effect”). The Parents have made available to the Company prior to the date of this Agreement true and complete copies of the certificate of incorporation and by-laws or other equivalent organizational documents of each of Cable Buyer, Metro Parent and Merger Sub, each as amended through the date hereof. Neither Parent nor Merger Sub is in violation of its certificate of incorporation or by-laws or other equivalent organizational documents, as applicable, in any material respect.

Section 4.2  Corporate Authority Relative to This Agreement; No Violation.

(a) Each of Cable Buyer, Metro Parent and Merger Sub has all requisite corporate or limited liability company power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized by the Boards of Directors or Managers, as applicable, of Cable Buyer, Metro Parent and Merger Sub and by Metro Parent, as the sole stockholder of Merger Sub, and, except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no other corporate or limited liability company proceedings on the part of Cable Buyer, Metro Parent or Merger Sub are necessary to authorize the consummation of the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by each of Cable Buyer, Metro Parent and Merger Sub and, assuming this Agreement constitutes the valid and binding agreement of the Company, this Agreement constitutes the valid and binding agreement of each of Cable Buyer, Metro Parent and Merger Sub, enforceable against each of Cable Buyer, Metro Parent and Merger Sub in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b) The execution, delivery and performance by each of Cable Buyer, Metro Parent and Merger Sub of this Agreement and the consummation of the Cable Transfer and the Merger by the Parents and Merger Sub do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to any Governmental Entity, other than (i) the filing of the Certificate of Merger and other applicable Transaction Documents with the applicable Governmental Entities, (ii) compliance with the applicable requirements of the HSR Act, (iii) such filings and approvals as may be required under the applicable requirements of the Exchange Act, (iv) compliance with any applicable state securities or blue sky laws, (v) the FCC Approvals, (vi) the State PUC Approvals and (vii) the LFA Approvals (collectively, clauses (i) through (vii), the “Parent Approvals”), and other than any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(c) The execution, delivery and performance by each of Cable Buyer, Metro Parent and Merger Sub of this Agreement and the consummation by each of Cable Buyer, Metro Parent and Merger Sub of the Cable Transfer, the Merger and the other transactions contemplated by this Agreement do not and will not (i) contravene or conflict with the organizational or governing documents of Cable Buyer, Metro Parent or any of their respective Subsidiaries, (ii) assuming compliance with the matters referenced in Section 4.2(b), contravene or conflict with or constitute a violation of any provision of any Law binding upon or applicable to Cable Buyer, Metro Parent or any of their respective Subsidiaries or any of their respective properties or assets or (iii) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, concession, franchise, right or license binding upon Cable Buyer, Metro Parent or any of their respective Subsidiaries or result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Cable Buyer, Metro Parent or any of their respective Subsidiaries, other than, in the case of clauses (ii) and (iii), any such conflict, violation, default, termination, cancellation, acceleration, loss or Lien that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.3  Investigations; Litigation.

(a) As of the date of this Agreement, (i) there is no investigation or review pending (or, to the knowledge of the Parents, threatened) by any Governmental Entity with respect to Cable Buyer, Metro Parent or any of their respective Subsidiaries which would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, and (ii) there are no Actions, inquiries or investigations pending (or, to the knowledge of the Parents, threatened) against or affecting Cable Buyer, Metro Parent or any of their respective Subsidiaries, or any of their respective properties at law or in equity before, and there are no orders, judgments or decrees of, or before, any Governmental Entity, in each case which would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Subject to obtaining all necessary consents and approvals from applicable Governmental Entities, including the FCC Approvals, the State PUC Approvals and the LFA Approvals, each of Cable Buyer, Metro Parent and Merger Sub is qualified and able to acquire and hold or control each Company Permit under applicable Law, including the Communications Act and the rules and regulations of the Governmental Entity that issued such Company Permit. To the knowledge of the Parents, there exist no circumstances or facts that would materially impair, delay or preclude the ability of Cable Buyer, Metro Parent or Merger Sub to obtain any of the FCC Approvals, the State PUC Approvals or the LFA Approvals. Without limiting the generality of the foregoing, (i) neither Cable Buyer, Metro Parent, Merger Sub, nor any entity holding 5% or more of the direct or indirect voting equity in Cable Buyer or Metro Parent has been determined by the FCC not to be qualified to hold an FCC license or to control a holder of an FCC license, and no proceeding in which such qualifications are at issue is pending or threatened before the FCC or on appeal of an FCC order; (ii) neither Cable Buyer, Metro Parent, Merger Sub, nor any entity holding 5% or more of the direct or indirect voting equity in Cable Buyer or Metro Parent has been determined by any State PUC or any other similar state agency in any state outside of the territory in which the Company and/or its Subsidiaries operate not to be qualified to hold a license or to control a holder of a license issued by any State PUC or such other similar state agency in any other state, and no proceeding in which such qualifications are at issue is pending or threatened before any State PUC or such other state agency or on appeal of a State PUC or other state agency order; (iii) neither Cable Buyer, Metro Parent, Merger Sub, nor any entity holding 5% or more of the direct or indirect voting equity in Cable Buyer or Metro Parent has been determined by any LFA or any other Governmental Entity in the territory in which the Company and/or its Subsidiaries operate or in any other jurisdiction outside of the territory in which the Company and/or its Subsidiaries operate not to be qualified to hold a franchise or other license or permit to operate a cable television system or other video distribution system or construct facilities of any nature in the public right of way; and (iv) any entity holding 10% or more of the direct or indirect voting equity in Cable Buyer or Metro Parent is a United States citizen.

Section 4.4  Proxy Statement; Other Information.  None of the information provided by or on behalf of Cable Buyer, Metro Parent or any of their respective Subsidiaries to be included in the Proxy Statement will, at the time it is first mailed to the stockholders of the Company or at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 4.5  Financing.

(a) The Parents have delivered to the Company complete and correct copies of (i) the executed equity commitment letter from ABRY Partners VI, L.P. (the “Sponsor”) pursuant to which, and subject to the terms and conditions of which, Sponsor has agreed to provide equity financing (the “Metro Equity Financing”) to Metro Parent and/or Merger Sub in connection with the transactions contemplated by this Agreement (the ”Metro Equity Commitment Letter”), (ii) the executed equity commitment letter from Sponsor pursuant to which, and subject to the terms and conditions of which, Sponsor has agreed to provide equity financing (the “Cable Equity Financing” and collectively with the Metro Equity Financing, the “Equity Financing”) to Cable Buyer in connection with the Cable Transfer (the “Cable Equity Commitment Letter” and collectively with the Metro Equity Commitment Letter, the “Equity Commitment Letters”), and (iii) executed debt commitment letters and related term sheets (the “Debt Financing Commitments,” as each may be amended or replaced from time to time to the extent permitted by Section  5.11(a)-(b), and, together with the Equity Commitment Letters, the “Financing Commitments”) from SunTrust Bank, General Electric Capital Corporation and Société Générale (the “Lenders”) pursuant to which, and subject to the terms and conditions of which, the Lenders have committed to provide loans in the amounts described therein, the proceeds of which may be used to consummate the transactions contemplated hereby to be consummated by Cable Buyer (the “Cable Debt Financing”) and Metro Parent (the “Metro Debt Financing” and collectively with the Cable Debt Financing, the “Debt Financing” (and, together with the Equity Financing pursuant to the Equity Commitment Letters, the “Financing”)). Each of the Financing Commitments is a legal, valid and binding obligation of Cable Buyer, Metro Parent or Merger Sub, as applicable, and to the knowledge of the Parents as of the date hereof, the other parties thereto. As of the date hereof, each of the Financing Commitments is in full force and effect, and none of the Financing Commitments has been withdrawn, rescinded or terminated or otherwise amended or modified in any respect, and no such amendment or modification is contemplated. Neither Cable Buyer, Metro Parent nor Merger Sub is in breach of any of the terms or conditions set forth in any of the Financing Commitments, and as of the date hereof no event has occurred which, with or without notice, lapse of time or both, would reasonably be expected to constitute a breach, default or failure to satisfy any condition precedent set forth therein. As of the date hereof, neither Cable Buyer, Metro Parent nor Merger Sub has reason to believe that any of the conditions in the Financing Commitments will not be satisfied, or that the Financing will not be made available on a timely basis in order to consummate the transactions contemplated by this Agreement. As of the date hereof, neither Sponsor nor any Lender has notified Cable Buyer, Metro Parent or Merger Sub of its intention to terminate any of the Financing Commitments or not to provide the Financing. The net proceeds from the Financing, together with any cash or cash equivalents held by the Company (not needed for other purposes) at the Effective Time, will be sufficient to consummate the Cable Transfer, the Merger and the other transactions contemplated by this Agreement, including the payment by the Parents and Merger Sub of the Cable Transfer Payment, the Merger Consideration, the Option and Stock-Based Consideration, any fees and expenses of or payable by Cable Buyer, Metro Parent, Merger Sub or the Surviving Corporation, and any related repayment or refinancing of any indebtedness of the Company or any of its Subsidiaries, and any other amounts required to be paid in connection with the consummation of the transactions contemplated by this Agreement. The Parents or Merger Sub have paid in full any and all commitment or other fees required by the Financing Commitments that are due as of the date hereof, and will pay, after the date hereof, all such commitments and fees as they become due. Except for fee letters with respect to fees and related arrangements with respect to the Financing Commitments, there are no side letters, understandings or other agreements or arrangements relating to the Financing to which Parent, Merger Sub or any of their affiliates are a party. There are no conditions precedent or other contingencies related to the funding of the full amount of the Debt Financing or Equity Financing or the conditions precedent thereto, other than as expressly set forth in this Agreement or the Financing Commitments or the payment of fees payable pursuant to the fee letters with respect to the Debt Financing Commitments (collectively, the “Disclosed Conditions”). No person has any right to impose, and none of Sponsor, any Lender, Cable Buyer or

Metro Parent has any obligation to accept, any condition precedent to such funding other than the Disclosed Conditions nor any reduction to the aggregate amount available under the Financing Commitments on the Closing Date (nor any term or condition which would have the effect of reducing the aggregate amount available under the Financing Commitments on the Closing Date). Subject to the Company’s compliance with this Agreement and the satisfaction (or waiver) of the conditions set forth in Section 6.1 and Section 6.3 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), neither Parent nor Merger Sub has any reason to believe that it will be unable to satisfy on a timely basis any conditions to the funding of the full amount of the Financing, or that the Financing will not be available on the Closing Date. For the avoidance of doubt, it is not a condition to Closing under this Agreement, nor to the consummation of the Cable Transfer or the Merger, for Cable Buyer, Metro Parent or Merger Sub to obtain the Financing or any alternative financing; provided, that in no event shall Cable Buyer, Metro Parent or Merger Sub be required to consummate the Closing any earlier than the second (2nd) business day immediately following the end of the Marketing Period.

(b) As of the date hereof, neither Parent, Merger Sub nor Sponsor has (i) retained any financial advisor on a basis exclusive to Cable Buyer, Metro Parent, Merger Sub and/or Sponsor other than advisors to which the Board of Directors of the Company has previously consented or (ii) entered into an exclusivity, lock-up or other similar agreement, arrangement or understanding with any bank or investment bank or other potential provider of debt or equity financing that could reasonably be expected to prevent or hinder such provider from providing or seeking to provide such financing to any third party in connection with a transaction relating to the Company or its Subsidiaries (including in connection with the making of any Alternative Proposal), in the case of clauses (i) and (ii), in connection with the Cable Transfer, the Merger or the other transactions contemplated by this Agreement. Neither Cable Buyer, Metro Parent, Merger Sub nor Sponsor has caused or induced any person to take any action that, if taken by Cable Buyer, Metro Parent, Merger Sub or Sponsor, would be a breach of, or would cause to be untrue, any of the representations in this Section 4.5(b).

Section 4.6  Capitalization of Merger Sub.

As of the date of this Agreement, the authorized capital stock of Merger Sub consists of 50,000,000 shares of common stock, par value $0.00001 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Metro Parent or a direct or indirect wholly-owned Subsidiary of Metro Parent. Merger Sub has outstanding no option, warrant, right or any other agreement pursuant to which any person other than Metro Parent may acquire any equity security of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has not conducted or engaged in any business activities prior to the date hereof and has, and prior to the Effective Time will have, no assets, liabilities or obligations of any nature other than the Metro Equity Commitment Letter and the Debt Financing Commitment relating to the Metro Debt Financing and those assets, liabilities and obligations incident to its formation and those assets, liabilities and obligations pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

Section 4.7  No Vote of Parent Stockholders.

No vote or consent of the stockholders of either Cable Buyer or Metro Parent or the holders of any other securities of Cable Buyer or Metro Parent (equity or otherwise) is required by any applicable Law, or the certificate of incorporation or by-laws or other equivalent organizational documents of either Cable Buyer or Metro Parent in connection with the Cable Transfer, the Merger or the other transactions contemplated by this Agreement.

Section 4.8  Finders or Brokers.

Neither Cable Buyer, Metro Parent nor any of their respective Subsidiaries has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who might be entitled to any fee or any commission in connection with or upon consummation of the Acquisition Transactions.

Section 4.9  Lack of Ownership of Company Common Stock.

Neither Cable Buyer, Metro Parent nor any of their respective Subsidiaries (a) beneficially owns, directly or indirectly, any shares of Company Common Stock or other securities convertible into, exchangeable into or exercisable for shares of Company Common Stock, or (b) is a party to any voting trusts or other agreements or understandings with respect to the voting of the capital stock or other equity interests of the Company or any of its Subsidiaries, in each case except in accordance with this Agreement. Neither Cable Buyer, Metro Parent nor Merger Sub is, nor at any time during the last three years has been, an “interested stockholder” of the Company as defined in Section 203 of the DGCL (other than as contemplated by this Agreement).

Section 4.10  WARN Act.

Cable Buyer, Metro Parent and Merger Sub are neither planning nor contemplating, and Cable Buyer, Metro Parent and Merger Sub have neither made nor taken, any decisions or actions concerning the Company Employees after the Closing that would require the service of notice under the WARN Act or similar local Laws.

Section 4.11  Solvency.

Neither Parent nor Merger Sub is entering into the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Cable Buyer, Metro Parent, Merger Sub, the Company or any of its Subsidiaries. As of the Closing and assuming receipt of the Financing, the Parents shall have taken all measures necessary to ensure that Merger Sub will have sufficient cash on hand to consummate the Merger and the other transactions contemplated by this Agreement. Assuming the satisfaction (or waiver) of the conditions set forth in Section 6.1 and Section 6.3 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), and immediately after giving effect to the transactions contemplated by this Agreement (including any financing in connection with the transactions contemplated by this Agreement, the payment of the Cable Transfer Payment, the aggregate Merger Consideration, the Option and Stock-Based Consideration, any fees and expenses of or payable by Cable Buyer, Metro Parent, Merger Sub or the Surviving Corporation, any related repayment or refinancing of any indebtedness of the Company or any of its Subsidiaries and any other amounts required to be paid in connection with the consummation of the transactions contemplated by this Agreement), with respect to the Surviving Corporation and its Subsidiaries, taken as a whole, and Cable Buyer and its Subsidiaries, taken as a whole, as the case may be, (a) such persons shall not have incurred liabilities (including a reasonable estimate of all contingent liabilities) beyond their ability to pay such liabilities as they mature, the then present fair salable value of the assets of such persons will exceed the amount that will be required to pay the probable liabilities of such persons (including the probable amount and value of all contingent liabilities) on their existing debts as they become absolute and matured, (b) the assets of such persons at a fair valuation, will exceed their respective debts (including the probable amount of all contingent liabilities) and (c) such persons will not have unreasonably small capital to carry on their respective businesses. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Cable Buyer, Metro Parent, Merger Sub, the Company or any of their respective Subsidiaries.

Section 4.12  Limited Guarantee.

Concurrently with the execution of this Agreement, the Parents and Merger Sub have delivered to the Company a limited guarantee of Sponsor in favor of the Company, dated the date hereof (as amended, modified or supplemented from time to time in accordance with its terms, the “Limited Guarantee”), the form of which is attached hereto as Exhibit A. The Limited Guarantee is in full force and effect and constitutes the legal, valid and binding obligation of Sponsor, enforceable in accordance with its terms, and has not been amended, withdrawn or rescinded in any respect. No event has occurred which, with or without notice, lapse of time or both, would constitute a default on the part of Sponsor under the Limited Guarantee.

Section 4.13  Absence of Arrangements with Management.

Other than this Agreement, as of the date hereof, there are no contracts, undertakings, commitments, agreements or obligations or understandings between Cable Buyer, Metro Parent or Merger Sub or any of their respective affiliates, on the one hand, and any member of the Company’s management or Board of Directors, on the other hand, relating to the transactions contemplated by this Agreement or the operations of the Company after the Effective Time.

Section 4.14  No Additional Representations.

(a) The Parents acknowledge that they and their respective Representatives (i) have received access to such books and records, facilities, equipment, contracts and other assets of the Company and its Subsidiaries which it and its Representatives have desired or requested to review, (ii) have had access to the “data site” maintained by the Company for purposes of the transactions contemplated by this Agreement, (iii) have conducted an independent investigation of the Company and its Subsidiaries and the transactions contemplated by this Agreement and (iv) have had access to management of the Company to discuss and ask questions regarding the businesses and assets of the Company and its Subsidiaries.

(b) The Parents acknowledge that neither the Company nor any person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Company or any of its Subsidiaries furnished or made available to the Parents and their respective Representatives except as expressly set forth in Article III (which includes and is subject to the Company Disclosure Schedule and the Company SEC Documents to the extent set forth herein), and neither the Company nor any other person shall be subject to any liability to either Parent or any other person resulting from the Company’s making available to the Parents or the Parents’ use of such information, or any information, documents or material made available to the Parents in the due diligence materials provided to the Parents, including in the “data site” maintained by the Company for purposes of the transactions contemplated by this Agreement, in management presentations (formal or informal) or in any other form in connection with the transactions contemplated by this Agreement. Without limiting the foregoing, the Company makes no representation or warranty to either Parent with respect to any financial projection or forecast relating to the Company or any of its Subsidiaries, whether or not included in any management presentation.

ARTICLE V

COVENANTS AND AGREEMENTS

Section 5.1  Conduct of Business by the Company and the Parents.

(a) From and after the date hereof and prior to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Section 7.1 (the “Termination Date”), and except (i) as may be required by applicable Law, (ii) as may be consented to in writing by either Parent, which consent, other than with respect to Sections 5.1(b)(i), 5.1(b)(vi), 5.1(b)(viii) or 5.1(b)(xiv), shall not be unreasonably withheld, delayed or conditioned, (iii) as may be expressly required or permitted by this Agreement or (iv) as set forth in Section 5.1(b) of the Company Disclosure Schedule, the Company shall use its commercially reasonable efforts to conduct its and its Subsidiaries’ businesses in all material respects in the ordinary course consistent with past practice and use its commercially reasonable efforts to: (v) timely file all Company SEC Documents required to be filed; (w) maintain and preserve its and each of its Subsidiary’s business organization and good standing under applicable Law, assets, rights and properties; (x) preserve its and each of its Subsidiary’s business relationships and contracts with customers, suppliers and others having business dealings with it in the ordinary course; (y) continue to make capital expenditures, in the aggregate, materially in accordance with its current capital expenditure budget set forth in Section 5.1(a) of the Company Disclosure Schedule (together with any future Company capital expenditure budgets mutually acceptable to the parties, the “Capital Expenditure Budget”); and (z) keep available the services of its current officers and key employees; provided, however, that no action by the Company or any of its Subsidiaries taken by any of them as is required or permitted by any provision of Section 5.1(b) shall be deemed a breach of this sentence unless such action would constitute a breach of such provision.

(b) Subject to the exceptions contained in clauses (i) through (iv) of Section 5.1(a) (including those exceptions set forth on Section 5.1(b) of the Company Disclosure Schedule), the Company agrees with the Parents, on behalf of itself and its Subsidiaries, that between the date hereof and the earlier of the Effective Time or the Termination Date, without the prior written consent of either Parent (which consent, other than with respect to Sections 5.1(b)(i), 5.1(b)(vi), 5.1(b)(viii) or 5.1(b)(xiv), shall not be unreasonably withheld, delayed or conditioned), the Company:

(i) shall not, and shall not permit any of its Subsidiaries to, authorize or pay any dividends on, or make any distribution with respect to, its outstanding shares of capital stock (whether in cash, assets, stock or other securities of the Company or its Subsidiaries), except dividends and distributions paid or made by such Subsidiaries to the Company or any wholly-owned Subsidiary of the Company;

(ii) shall not, and shall not permit any of its Subsidiaries to, split, combine, subdivide, pledge, modify or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of the Company which remains a wholly owned Subsidiary of the Company after consummation of such transaction;

(iii) except as required by existing written agreements set forth on Section 5.1(b)(iii) of the Company Disclosure Schedule or Company Benefit Plans in effect on the date hereof, as otherwise required by applicable Law (including Section 409A of the Code), shall not, and shall not permit any of its Subsidiaries to, (A) except for increases in salaries of non-officer employees in the ordinary course of business consistent with past practice, increase the compensation or other benefits payable or provided to the Company’s directors, officers or other employees, (B) adopt, enter into, terminate, amend, accelerate or waive rights and/or amend any Company Benefit Plan except as would not result in more than a de minimis increase in cost or liability to the Company or (C) enter into any employment, change of control, severance or retention agreement with any employee of the Company (except (1) for employment agreements terminable on less than thirty (30) days’ notice without penalty or (2) for severance agreements entered into with employees in the ordinary course of business consistent with past practice in connection with terminations of employment);

(iv) shall not, and shall not permit any of its Subsidiaries to, materially change its financial accounting policies or procedures or methods of reporting income, deductions or other items for financial accounting purposes, except as required by GAAP, SEC rule or policy or other applicable Law;

(v) shall not, and shall not permit any of its Subsidiaries to, adopt any amendments to its certificate of incorporation or by-laws or similar applicable organizational documents;

(vi) shall not, and shall not permit any of its Subsidiaries to, issue, sell, grant, pledge, dispose of or encumber, amend the terms of or accelerate or waive rights under or authorize the issuance, sale, grant, pledge, disposition or encumbrance or amendment of the terms of, any shares of its capital stock or other ownership interest in the Company or any of its Subsidiaries or any securities convertible into or exchangeable or exercisable for any such shares or ownership interest, or any rights, warrants or options to acquire or with respect to any such shares of capital stock, ownership interest or convertible or exchangeable or exercisable securities or take any action to cause to be exercisable any otherwise unexercisable option under any existing stock option plan (except as otherwise provided by the terms of this Agreement or the express terms of any unexercisable options outstanding on the date hereof), other than (A) issuances of shares of Company Common Stock in respect of any exercise of Company Stock Options and settlement of any Company Restricted Stock Units or Company Stock-Based Awards outstanding on the date hereof in accordance with the terms of the applicable Company Benefit Plan in effect on the date hereof, (B) the sale or issuance of shares of Company Common Stock pursuant to the exercise of Company Stock Options or the settlement of Company Restricted Stock Units, in each case that are outstanding on the date hereof, if necessary to effectuate an optionee direction upon exercise or for withholding of Taxes, (C) the issuance of Company Common Stock upon the valid exercise of any Warrants outstanding on the date of this Agreement in accordance with their terms and (D) the issuance of shares of capital stock by a wholly-owned Subsidiary of the Company to the Company or another wholly-owned Subsidiary; provided, however, that no action otherwise permissible under Section 5.1(b)(vi)(A)-(B) shall be taken if after giving effect to any such action, the number of Fully Diluted Shares would exceed 39,818,013;

(vii) shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, purchase, redeem or otherwise acquire any shares of its capital stock or any rights, warrants or options to acquire any such shares, other than (A) transactions among the Company and its wholly-owned Subsidiaries or among the Company’s wholly-owned Subsidiaries or (B) the acquisition of any Shares tendered at fair market value by current or former employees or directors in order to satisfy withholding Taxes or to pay the exercise price in connection with the settlement of Company Stock Options, Company Restricted Shares, Company Restricted Stock Units or Company Stock-Based Awards under the terms or conditions of any Company Stock Plan in effect on the date hereof;

(viii) shall not, and shall not permit any of its Subsidiaries to, incur, assume, guarantee, prepay or otherwise become liable for or materially amend, modify, accelerate or waive rights under any contract for, any indebtedness for borrowed money (directly, contingently or otherwise), other than (A) borrowings under the Credit Agreement, in the ordinary course of business consistent with past practice (including in terms both of timing and amount); (B) any indebtedness for borrowed money among the Company and its wholly-owned Subsidiaries or among the Company’s wholly-owned Subsidiaries, (C) indebtedness for borrowed money incurred to replace, renew, extend, refinance or refund any existing indebtedness for borrowed money on materially no less favorable terms (including, without limitation, as to interest rate, fees and prepayment penalties or premiums), (D) guarantees by the Company of indebtedness for borrowed money of Subsidiaries of the Company, which indebtedness is incurred in compliance with this Section 5.1(b), and (E) indebtedness for borrowed money not to exceed $10,000,000 in aggregate principal amount outstanding at any time incurred by the Company or any of its Subsidiaries other than in accordance with clauses (A)-(D), inclusive; provided, however, that with respect to clauses (A)-(C) and (E) above, any such prepayment thereunder may be made without material premium or penalty;

(ix) shall not sell, lease, license, transfer, exchange or swap, mortgage or otherwise encumber (including securitizations), or subject to any Lien (other than Permitted Liens) or otherwise dispose of (x) the capital stock of any of its Subsidiaries or (y) any portion of its properties or assets with a value or purchase price in the aggregate in excess of $10,000,000, other than in the case of clause (y) only: (A) with respect to sales of inventory in the ordinary course of business consistent with past practice, (B) as may be required by applicable Law or any Governmental Entity in order to permit or facilitate the consummation of the transactions contemplated by this Agreement, (C) dispositions of obsolete or worthless assets or (D) transactions among the Company and its wholly-owned Subsidiaries or among the Company’s wholly-owned Subsidiaries;

(x) shall not, and shall not permit any of its Subsidiaries to, modify, amend, terminate, accelerate or waive any rights under any Company Material Contract in any material respect in a manner which is adverse to the Company or any of its Subsidiaries other than in the ordinary course of business consistent with past practice;

(xi) shall not, and shall not permit any of its Subsidiaries to, enter into or renew any contract that (A) would constitute a Company Material Contract other than in the ordinary course of business consistent with past practice and, in the case of any such renewals, on terms that are, giving effect to prevailing industry conditions and past practices of the Company and its Subsidiaries, not materially less favorable to the Company and its Subsidiaries than the contract in effect as of the date hereof, (B) would contain any non-competition or other agreement that prohibits or otherwise restricts, in any material respect, the Company or any of its Subsidiaries or affiliates from freely engaging in business anywhere in the world (including any agreement restricting, in any material respect, the Company or any of its Subsidiaries or affiliates from competing in any line of business or in any geographic area), or (C) would otherwise require a material payment to such other party as a result of the transactions contemplated by this Agreement;

(xii) shall not, and shall not permit any of its Subsidiaries to, (A) make, change or revoke any material Tax election, (B) agree to any extension or waiver of the statute of limitations with respect to assessment or determination of a material amount of Taxes or enter into any closing agreement with respect to any material amount of Taxes, (C) file any material amended Tax Return or (D) settle or compromise any material liability for Taxes or surrender any material claim for a refund of Taxes, other than in the case of clauses (C) and (D) hereof in respect of any Taxes for which reserves have been established in the Company’s GAAP financial statements;

(xiii) shall not enter into any new line of business that is material to it and its Subsidiaries, taken as a whole;

(xiv) shall not adopt a plan or agreement of complete or partial liquidation or dissolution, consolidation, merger, restructuring, recapitalization or other reorganization of the Company or any of the Company’s Subsidiaries;

(xv) shall not pay, discharge, compromise, settle or agree to settle any pending or threatened suit, action or claim, other than compromises, settlements or agreements that would not (A) require payments to or by the Company or any of its Subsidiaries in excess of $2,000,000 (net of any insurance proceeds) in the aggregate, and excluding, in each such case, those matters that are permitted under Section 5.1(b)(xviii), (B) involve injunctive or equitable relief or material restrictions on the business activities of the Company and its Subsidiaries or (C) involve the issuance of capital stock of the Company or any of its Subsidiaries or interests or rights exchangeable or exercisable therefor;

(xvi) shall not make any capital expenditures or other expenditures with respect to its property, plant or equipment that are, in the aggregate, materially in excess of the aggregate amount for the Company and its Subsidiaries, taken as a whole, set forth in the Capital Expenditure Budget;

(xvii) shall not effectuate or permit a “plant closing” or “mass layoff,” as those terms are defined in the WARN Act, affecting in whole or in part any site of employment, facility, operating unit or employee of the Company or any of its Subsidiaries;

(xviii) shall not grant any material refunds, credits, rebates or other allowances by the Company or its Subsidiaries to any customer or supplier, in each case, other than in the ordinary course of business consistent with past practice;

(xix) where the requirements of Section 626 of the Communications Act are applicable or where otherwise required to submit such a notice by statute, ordinance, regulation or agreement, shall not fail to timely file a Section 626 notice for any Franchise that is scheduled to expire within thirty (30) months of the End Date;

(xx) shall not fail to timely give any requisite notices to the holders of the Warrants or the Warrant Agent that are required to be given pursuant to the Warrant Agreement prior to the Effective Date; and

(xxi) shall not, and shall not permit any of its Subsidiaries to, agree, in writing or otherwise, to take any of the foregoing actions.

(c) Each of Cable Buyer, Metro Parent and Merger Sub agrees with the Company, on behalf of themselves and their Subsidiaries and affiliates, that, between the date hereof and prior to the earlier of the Effective Time and the Termination Date, except as may be required by applicable Law or as may be consented to in writing by the Company, Cable Buyer, Metro Parent and Merger Sub shall not, and shall not permit any of their respective Subsidiaries or affiliates to take or agree to take any action (including entering into agreements with respect to any acquisitions, mergers, consolidations or business combinations), directly or indirectly, which would reasonably be expected to result in, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.2  Investigation.

(a) Upon reasonable advance notice, the Company shall, and shall cause its Subsidiaries to, afford to the Parents and to their respective officers, directors, employees, accountants, consultants, legal counsel, financial advisors, financing sources (and their consultants, legal counsel, agents and representatives) and agents and other representatives (collectively, “Representatives”) reasonable access during normal business hours, throughout the period after the date hereof and prior to the earlier of the Effective Time and the Termination Date, to its and its Subsidiaries’ properties, contracts, commitments, books and records, facilities, personnel and such other information as either Parent shall reasonably request; provided that Cable Buyer, Metro Parent and Merger Sub agree that any such access will give due regard to minimizing interference with the operations, activities and employees of the Company and its Subsidiaries. Notwithstanding the foregoing, the Company shall not be required to afford such access if it reasonably determines that it would (i) unreasonably disrupt or impair the business or operations of the Company or any of its Subsidiaries, (ii) cause a violation of any material agreement to which the Company or any of its Subsidiaries is a party, (iii) cause a material risk of a loss of privilege to the Company or any of its Subsidiaries, (iv) constitute a violation of any applicable Law or (v) cause a material risk of disclosure of any information that in the reasonable judgment of the Company would result in the disclosure of any trade secrets of third parties. The Company acknowledges and agrees that the Parents and their respective Representatives shall be permitted to perform any onsite procedure with respect to any property of the Company or any of its Subsidiaries, but only where such procedures are reasonably required by its Lenders; provided that any such access shall be subject to the Company’s reasonable security measures and insurance requirements.

(b) Without limiting the generality of Section 5.2(a), from the date hereof through the earlier of the Effective Time and the Termination Date, the Company shall (i) cause its employees that are management-level and above (including applicable general managers or vice presidents) to participate upon reasonable notice in a reasonable number of telephonic meetings with Parents’ representatives, during which such employees shall provide an update as to the operations and performance of the business of the Company and its Subsidiaries (including with respect to Franchise matters) and matters relating to the consummation of the transactions contemplated by this Agreement, (ii) deliver to the Parents, within twenty (20) days after the last day of each month (commencing with the month ending on March 31, 2010), or promptly following any such earlier time as they are made available to management-level employees of the Company and its Subsidiaries, all summary periodic reports customarily delivered to management-level employees of the Company and its Subsidiaries that are used to monitor the performance of the business, and (iii) make available to the Parents correct and complete copies of all correspondence, filings, submissions, and notices made to, or received from, the FCC, any State PUC, or any LFA between the date of this Agreement and the Closing, related to (A) any letter of inquiry or other investigation or proceeding by or before the Enforcement Bureau of the FCC, other than with respect to adjudication of any informal complaint; (B) compliance with Federal universal service reporting requirements, including Form 499-A and Form 499-Q; (C) any formal complaint, enforcement, or licensing proceeding by or before any State PUC, other than with respect to adjudication of any informal complaint; and (D) any renewal of, or any alleged breach, default, or non-performance under, any Franchise.

(c) Each of Cable Buyer and Metro Parent shall, and shall cause its affiliates and each of their respective Representatives to, hold in strict confidence all documents and information furnished to either Cable Buyer or Metro Parent, their respective affiliates or their respective Representatives in connection with this Agreement and the transactions contemplated by this Agreement pursuant to the terms and conditions of that certain Confidentiality Agreement, dated as of March 11, 2009, by and between the Company and ABRY Partners, LLC (as amended, the “Confidentiality Agreement”).

Section 5.3  Alternative Proposals.

(a) Notwithstanding anything to the contrary set forth in this Agreement, during the period commencing with the execution of this Agreement and continuing until 12:01 a.m. (Eastern time) on the forty-first (41st) day after the date of execution of this Agreement (the “No-Shop Period Start Date”), the Company and its Subsidiaries and their respective affiliates and Representatives shall have the right (acting under the direction of the Special Committee), directly or indirectly, pursuant to an Acceptable Confidentiality Agreement: (i) to initiate, solicit and/or encourage the submission of one or more Alternative Proposals from one or more persons and/or their affiliates or Representatives, including by furnishing to any person and/or its affiliates or Representatives any non-public information relating to the Company and/or its Subsidiaries or by affording to any person and/or its affiliates or Representatives access to the business, properties, assets, books, records or other non-public information, or to the personnel, of the Company and/or its Subsidiaries (provided that the Company shall promptly make available to the Parents any material non-public information concerning the Company and/or its Subsidiaries that is provided to any person given such access which was not previously made available to the Parents or Merger Sub or their respective Representatives), (ii) to continue, enter into, participate in and/or engage in any discussions or negotiations with one or more persons and/or their affiliates or Representatives with respect to one or more Alternative Proposals or any other proposals that could lead to an Alternative Proposal, and (iii) to the extent not otherwise prohibited by this Agreement, to otherwise cooperate with, assist or take any action to facilitate any Alternative Proposals or any other proposals that could lead to any Alternative Proposals.

(b) Subject to the provisions of this Section 5.3, on the No-Shop Period Start Date, the Company and its Subsidiaries and their respective officers and directors shall, and the Company shall instruct and use its reasonable best efforts to cause its and its Subsidiaries’ other representatives to, cease and cause to be terminated any discussions or negotiations with any person that would otherwise be prohibited by this Section 5.3(b). Promptly following the No-Shop Period Start Date, the Company shall deliver a written notice to each such person to the effect that, subject to the provisions of this Section 5.3, the Company is ending all discussions and negotiations with such person with respect to any Alternative Proposal, effective on and from the No-Shop Period Start Date, and the notice shall also request such person to promptly return or destroy all confidential information concerning the Company and/or its Subsidiaries. Subject to the provisions of this Section 5.3, during the period commencing on the No-Shop Period Start Date and continuing until the earlier to occur of the Effective Time and the Termination Date, the Company and its Subsidiaries shall not, and shall use its and their reasonable best efforts to cause its and their respective Representatives not to, directly or indirectly, (i) solicit, initiate or knowingly encourage any inquiry with respect to, or the making, submission or announcement of, any Alternative Proposal, (ii) furnish to any person (other than the Parents or Merger Sub or their respective designees) any non-public information relating to the Company and/or its Subsidiaries, or afford to any person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company and/or its Subsidiaries (other than the Parents or Merger Sub or their respective designees), in any such case relating to an Alternative Proposal or any inquiries or the making of any proposal that could lead to an Alternative Proposal, (iii) engage in, continue or otherwise participate in any discussions or negotiations regarding any Alternative Proposal with any person, except to notify such person as to the existence of the provisions of this Section 5.3, (iv) approve, endorse or recommend an Alternative Proposal, (v) grant any waiver, amendment or release under any standstill or confidentiality agreement (except for any portion of any such standstill or confidentiality agreement that restricts the ability of a person to communicate an Alternative Proposal to the Special Committee or the Board of Directors of the Company), or anti-takeover laws, (vi) otherwise knowingly facilitate any effort or attempt by any person to make an Alternative Proposal, or (vii) enter into any letter of intent or agreement in principle or any agreement providing for any Alternative Proposal (other than any Acceptable Confidentiality Agreement).

(c) Notwithstanding anything to the contrary set forth in this Section 5.3 or elsewhere in this Agreement, at all times during the period commencing on the No-Shop Period Start Date and continuing until the receipt of the Company Stockholder Approval, the Company (acting under the direction of the Special Committee) may, directly or indirectly through one or more affiliates or Representatives, participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company and/or its Subsidiaries to, and/or afford access to the business, properties, assets, books, records or other non-public information, or to the personnel, of the Company and/or its Subsidiaries pursuant to an Acceptable Confidentiality Agreement to (provided that the Company shall promptly make available to the Parents and Merger Sub any material non-public information concerning the Company and/or its Subsidiaries that is provided to any person given such access which was not previously made available to the Parents or Merger Sub or their respective Representatives) any person (and/or its affiliates or Representatives) that has made or delivered to the Company an Alternative Proposal that was not solicited in breach of Section 5.3(b); provided that, prior to initiating any such action: (i) the Special Committee shall have determined in good faith (after consultation with its financial advisor and outside legal counsel) that such Alternative Proposal either constitutes a Superior Proposal or could reasonably be expected to result in a Superior Proposal, and (ii) the Special Committee or the Board of Directors of the Company shall have determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take such action would be inconsistent with the directors’ exercise of their fiduciary obligations to the stockholders of the Company under applicable Laws.

(d) Except as provided by Section 5.3(e), at any time after the execution of this Agreement (whether before or after the No-Shop Period Start Date), neither the Special Committee nor the Board of Directors of the Company shall:

(i) resolve to withdraw, modify or qualify and/or withdraw, modify or qualify the Recommendation in a manner adverse to the Parents and/or Merger Sub (a “Change of Recommendation”); or

(ii) cause or permit the Company or any of its Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement (an “Alternative Acquisition Agreement”) relating to any Alternative Proposal (other than any Acceptable Confidentiality Agreement).

(e) Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to the receipt of the Company Stockholder Approval, (x) if the Company is then in receipt of a bona fide written Alternative Proposal from any person that is not withdrawn and that the Special Committee or the Board of Directors of the Company concludes in good faith (after consultation with its financial advisor and outside legal counsel) constitutes a Superior Proposal after giving effect to all adjustments to the terms of this Agreement, the Financing Commitments and/or the Limited Guarantee which may be offered by the Parents pursuant to clause (ii) below, the Special Committee or the Board of Directors of the Company may (1) effect a Change of Recommendation, and/or (2) adopt, approve, endorse or recommend, or publicly propose to adopt, approve, endorse or recommend, to the stockholders of the Company any Superior Proposal and authorize the Company to terminate this Agreement in accordance with Section 7.1(h) to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal (provided, that in such event under this clause (2), the Company concurrently terminates this Agreement pursuant to Section 7.1(h) and enters into a definitive Alternative Acquisition Agreement with respect to such Superior Proposal), or (y) if an event, fact, circumstance, development or occurrence that affects, or would reasonably be expected to affect, the business, assets, operations or results of operations of the Company or its Subsidiaries and that has not occurred or is unknown to the Board of Directors of the Company as of the date of this Agreement (an “Intervening Event”) occurs or becomes known to the Special Committee or the Board of Directors of the Company, then the Special Committee or the Board of the Directors of the Company may effect a Change of Recommendation, if and only if:

(i) in the case of clauses (x) and (y) above, the Special Committee or the Board of Directors of the Company shall have determined in good faith (after consultation with its financial advisor and outside legal counsel) that failure to take such action would be inconsistent with the directors’ exercise of their fiduciary obligations to the stockholders of the Company under applicable Laws;

(ii) in the case of clauses (x) and (y) above, (A) the Company shall have provided prior written notice to the Parents at least five (5) days in advance (the “Notice Period”), to the effect that absent any revision to the terms and conditions of this Agreement, the Special Committee or the Board of Directors of the Company has resolved to effect a Change of Recommendation and/or to terminate this Agreement pursuant to Section 7.1(g) or Section 7.1(h), which notice shall specify, as applicable, in reasonable detail the material terms and conditions of any such Superior Proposal (including the identity of the person making the Superior Proposal and the ultimate beneficial owner or owners and controlling persons thereof, to the extent such information is reasonably available to the Company) or such Intervening Event; and shall have contemporaneously provided a copy of each relevant proposed transaction agreement with the party making such Superior Proposal and any other material documents, including the then current form of Alternative Acquisition Agreement; (B) prior to effecting such Change of Recommendation, or, in the case of a Superior Proposal, approving or recommending such Superior Proposal or terminating this Agreement to enter into a proposed definitive agreement with respect to such Superior Proposal, the Company shall, and shall cause its financial and legal advisors to, during the Notice Period, negotiate with the Parents and their respective Representatives in good faith (to the extent that the Parents desire to negotiate) to make such adjustments in the terms and conditions of this Agreement as would allow the Special Committee or the Board of Directors of the Company not to effect a Change of Recommendation and/or terminate this Agreement; and (C) the Special Committee or the Board of Directors of the Company shall have considered in good faith any changes to this Agreement, the Financing Commitments and the Limited Guarantee offered in writing by the Parents and shall have determined that the Superior Proposal would continue to constitute a Superior Proposal if such changes were to be given effect; provided that in the event of any material or substantive revisions to the Alternative Proposal that the Special Committee or the Board of Directors of the Company has determined to be a Superior Proposal, the Company shall be required to deliver a new written notice to the Parents and to comply with the requirements of this Section 5.3 (including this Section 5.3(e)) with respect to such new written notice; provided, that if the Superior Proposal involves an acquisition proposal described in Section 5.3(l)(ii), the parties expressly acknowledge that the Parents’ rights hereunder shall, in addition to the foregoing, include the right not only to offer changes to this Agreement, but also the right to submit an Alternative Acquisition Agreement with respect to such Superior Proposal, which the Special Committee or the Board of Directors of the Company shall consider in good faith and in compliance with the provisions of this Section 5.3(e), and if the Special Committee or the Board of Directors of the Company determines that any such Superior Proposal described in Section 5.3(l)(ii) no longer constitutes a Superior Proposal in relation to the terms of the Parents’ Alternative Acquisition Agreement, the Special Committee or the Board of Directors of the Company shall approve the Parents’ Alternative Acquisition Agreement and this Agreement shall be deemed to have been terminated pursuant to Section 7.1(a) upon the parties entering into such Alternative Acquisition Agreement.

(iii) in the case of clause (x) above, the Company shall have complied in all material respects with its obligations under this Section 5.3 with respect to such Superior Proposal; and

(iv) in the case of clause (x)(2) above, the Company shall have validly terminated this Agreement in accordance with Section 7.1(h), including the payment of the Termination Fee in accordance with Section 7.2(a).

None of the Company, the Special Committee or the Board of Directors of the Company shall enter into any binding agreement with any person to limit or not to give prior notice to the Parents of its intention to effect a Change of Recommendation or to terminate this Agreement, in each case, in light of a Superior Proposal.

(f) The Company agrees that it will keep the Parents reasonably informed regarding the matters contemplated by this Section 5.3 (including any Alternative Proposals). Without limiting the generality of the foregoing, (i) the Company agrees that it will promptly (and, in any event, within forty-eight (48) hours) notify the Parents if any proposals or offers with respect to an Alternative Proposal are received by the Company or any of its Representatives indicating, in connection with such notice, the identity of the person or group of persons making such offer or proposal, the material terms and conditions of any proposals or offers (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements) and thereafter shall keep the Parents reasonably informed, on a prompt basis, of the status and terms of any such proposals or offers (including any amendments thereto) and the status of any such discussions or negotiations, including any change in the Company’s intentions as previously notified and (ii) following the No-Shop Period Start Date, the Company agrees that it will promptly (and, in any event, within forty-eight (48) hours) notify the Parents if any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company or any of its Representatives indicating, in connection with such notice, the identity of the person or group of persons and the status of any such discussions or negotiations, including any change in the Company’s intentions as previously notified.

(g) Nothing contained in this Agreement shall prohibit the Company, the Special Committee or the Board of Directors of the Company, directly or indirectly through advisors, agents or other intermediaries, from (i) taking and disclosing to its stockholders a position contemplated by Rules 14d-9 or 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder, or (ii) making any disclosure to its stockholders if the Special

Committee or the Board of Directors of the Company determines in good faith (after consultation with its outside legal counsel) that the failure to make such disclosure would be inconsistent with the directors’ exercise of their fiduciary obligations to the Company’s stockholders under applicable Law or would constitute a violation of applicable Law. It is understood and agreed that, for purposes of this Agreement (including Article VII), a factually accurate public statement by the Company that describes the Company’s receipt of an Alternative Proposal and the operation of this Agreement with respect thereto, or any “stop, look and listen” communication by the Special Committee or the Board of Directors of the Company, shall not constitute a Change of Recommendation or an approval or recommendation with respect to any Alternative Proposal.

(h) Other than with respect to the Financing Commitments, neither Cable Buyer, Metro Parent nor Merger Sub, nor any of their respective affiliates, shall make or enter into any formal or informal arrangements or understandings (whether or not binding) with any person, or have any discussions or other communications with any other person, in any such case with respect to any Alternative Proposal involving the Company.

(i) The Company shall not take any action to exempt any person (other than Cable Buyer, Metro Parent, Merger Sub and their respective affiliates) from the restrictions on “business combinations” contained in Section 203 of the DGCL (or any similar provisions of any other Law) or otherwise cause such restrictions not to apply, other than in connection with a termination of this Agreement under Section 7.1(g) or Section 7.1(h) (and the payment of any fee required pursuant to Section 7.2).

(j) As used in this Agreement, “Acceptable Confidentiality Agreement” shall mean a customary confidentiality and standstill agreement that contains confidentiality and standstill provisions that are not materially less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement (provided that such confidentiality agreement shall not be required to restrict a person from communicating an Alternative Proposal to the Special Committee or the Board of Directors of the Company, and provided further that such confidentiality agreement and any related agreements shall not include any provision calling for any exclusive right to negotiate with such party or having the effect of otherwise prohibiting the Company from compliance with any of the provisions of this Section 5.3) or, to the extent applicable, a confidentiality agreement entered into prior to the execution of this Agreement.

(k) As used in this Agreement, “Alternative Proposal” shall mean any proposal or offer, including any proposal or offer from or to the Company’s stockholders, made by any person or group (as defined under Rule 13(d) of the Exchange Act) other than Cable Buyer, Metro Parent or their respective Subsidiaries and/or affiliates relating to, whether in a single transaction or series of related transactions, and whether directly or indirectly, any (i) merger, reorganization, share exchange, consolidation, business combination, joint venture, partnership, recapitalization, dissolution, liquidation or similar transaction involving the Company and/or any Subsidiary or Subsidiaries of the Company whose business or businesses constitute twenty-five percent (25%) or more of the assets, revenues or earnings of the Company and its Subsidiaries, taken as a whole, (ii) acquisition of assets of the Company and/or its Subsidiaries equal to twenty-five percent (25%) or more of the consolidated assets of the Company and its Subsidiaries or to which twenty-five percent (25%) or more of the Company’s revenues or earnings on a consolidated basis are attributable or (iii) acquisition of beneficial ownership (as defined under Rule 13(d) of the Exchange Act) of equity interests representing a twenty-five percent (25%) or greater economic or voting interest in the Company or tender offer or exchange offer that, if consummated, would result in any person or group (as defined under Rule 13(d) of the Exchange Act) beneficially owning equity interests representing a twenty-five percent (25%) or greater economic or voting interest in the Company.

(l) As used in this Agreement, “Superior Proposal” shall mean any bona fide (i) Alternative Proposal (except that references to “twenty-five percent (25%) or more” in the definition thereof will be deemed to be references to “fifty percent (50%) or more”) or (ii) written proposal to acquire assets or businesses of the Company and/or its Subsidiaries for a Purchase Price in excess of $665,000,000, in each case made by any person that is on terms that the Special Committee or the Board of Directors of the Company determines in good faith (after consultation with its financial advisor and outside legal counsel and after taking into account all legal, financial (including the financing terms thereof), regulatory, timing and other aspects of the proposal, as well as any modification to this Agreement, the Limited Guarantee and/or the Financing Commitments (or

the terms of any Alternative Acquisition Agreement offered by the Parents, in the case of clause (ii)) that the Parents and Merger Sub propose to make in accordance with Section 5.3(e)(ii)), are more favorable to the Company’s stockholders from a financial point of view than the transactions contemplated by this Agreement.

(m) As used in this Agreement, “Purchase Price” shall mean the total amount of cash and the fair market value of any securities proposed to be paid to the Company and/or its Subsidiaries in connection with any proposed transaction or series of related transactions to acquire assets or businesses of the Company and/or its Subsidiaries, including the principal amount of any indebtedness for borrowed money (or similar non-trade liabilities or obligations) of the Company and/or its Subsidiaries repaid, retired, extinguished or assumed in connection with such transaction or series of related transactions and all amounts proposed to be paid into escrow in connection with such transaction or series of related transactions; but excluding any earn-out or similar contingent payments.

Section 5.4  Proxy Statement; Company Meeting.

(a) The Company shall prepare and file with the SEC, as promptly as practicable, but in any event within twenty five (25) days after the date hereof, a preliminary proxy statement in connection with seeking the adoption of this Agreement by the stockholders of the Company (such proxy statement, including any amendment or supplement thereto, the “Proxy Statement”), which shall, subject to Section 5.3, include the Recommendation, and shall use all reasonable efforts to promptly respond to any comments by the SEC staff in respect of the Proxy Statement. Without limiting the generality of the foregoing, each of Cable Buyer, Metro Parent and Merger Sub shall provide to the Company such information concerning Cable Buyer, Metro Parent and Merger Sub as the Company may reasonably request for inclusion in the Proxy Statement. If, at any time prior to the Company Meeting, any inaccuracy or omission of information relating to the Company or its affiliates, officers or directors should be discovered by the Company, or any inaccuracy or omission of information relating to Cable Buyer, Metro Parent or Merger Sub or any of their respective affiliates, officers or directors should be discovered by Cable Buyer, Metro Parent or Merger Sub, in either case which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, then such party shall promptly notify the other parties, and the Company shall file with the SEC an appropriate amendment or supplement describing such information. The Company shall cause the definitive Proxy Statement to be mailed promptly (but in no event later than five (5) business days) after the date the SEC staff advises that it has no further comments thereon or that the Company may commence mailing the Proxy Statement; provided that the Company shall not be required to mail the Proxy Statement (or file the definitive Proxy Statement with the SEC) prior to the No-Shop Period Start Date.

(b) The Company shall promptly notify the Parents of the receipt of all comments of the SEC staff with respect to the Proxy Statement and of any request by the SEC staff for any amendment or supplement thereto or for additional information and shall promptly provide to the Parents copies of all correspondence between the Company and/or any of its Representatives, on the one hand, and the SEC staff, on the other hand, with respect to the Proxy Statement.

(c) Subject to applicable Laws, notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement or filing any other required filings (or, in each case, any amendment or supplement thereto) or responding to any comments of the SEC staff with respect thereto, the Company shall promptly provide the Parents with an opportunity to review and comment on such document or response and shall in good faith consider for inclusion in such document or response comments reasonably and timely proposed by the Parents.

(d) Following the clearance of the Proxy Statement by the SEC, subject to the other provisions of this Agreement and unless this Agreement has been validly terminated pursuant to Section 7.1, the Company shall promptly (i) take all action necessary in accordance with the DGCL and its certificate of incorporation and by-laws to duly call, give notice of, convene and hold a meeting of its stockholders as promptly as practicable following the mailing of the definitive Proxy Statement (and in no event shall such meeting of stockholders be scheduled to occur later than twenty-five (25) business days after the filing of the definitive Proxy Statement with the SEC) for the purpose of obtaining the Company Stockholder Approval (the “Company Meeting”), and (ii) subject to Section 5.3, recommend such approval and use all reasonable efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the transactions contemplated by this Agreement; provided, however, for the avoidance of doubt, the Company may postpone or adjourn the Company Meeting: (A) with the consent of either Parent; (B) for the absence of a quorum; (C) to allow reasonable additional time for the filing and distribution of any supplemental or amended disclosure which the Special Committee or the Board of Directors of the Company has determined in good faith (after consultation with its outside legal counsel) is necessary under applicable Laws and for such supplemental or amended disclosure to be disseminated to and reviewed by the Company’s stockholders prior to the Company Meeting; or (D) if the Company has provided a written notice to the Parents and Merger Sub pursuant to Section 5.3(e)(ii) and the deadline contemplated by Section 5.3(e)(ii) with respect to such notice has not been reached.

Section 5.5  Stock-Based Awards; Employee Matters.

(a) Stock-Based Awards.

(i) Each option to purchase shares of Company Common Stock (each, a “Company Stock Option”) granted under the Company Stock Plans, whether vested or unvested, that is outstanding immediately prior to the Effective Time shall, as of the Effective Time, be automatically cancelled and shall cease to exist, and shall become fully vested and converted into the right to receive at the Effective Time an amount in cash in U.S. dollars equal to the product of (A) the total number of shares of Company Common Stock subject to such Company Stock Option and (B) the excess, if any, of the amount of the Merger Consideration over the exercise price per share of Company Common Stock subject to such Company Stock Option, with the aggregate amount of such payment rounded to the nearest cent (the aggregate amount of such cash hereinafter referred to as the “Option Consideration”) less such amounts as are required to be withheld or deducted under the Code or any provision of U.S. state or local Tax Law with respect to the making of such payment.

(ii) Each restricted share of Company Common Stock (each, a “Company Restricted Share”) granted under the Company Stock Plans, whether vested or unvested, that is outstanding immediately prior to the Effective Time shall, as of the Effective Time, be automatically cancelled and shall cease to exist, and become fully vested and converted into the right to receive at the Effective Time an amount in cash in U.S. dollars equal to the amount of the Merger Consideration, with the aggregate amount of such payment rounded to the nearest cent (the aggregate amount of such cash hereinafter referred to as the “Restricted Share Consideration”) less such amounts as are required to be withheld or deducted under the Code or any provision of U.S. state or local Tax Law with respect to the making of such payment.

(iii) Each restricted stock unit (each, a “Company Restricted Stock Unit”) granted under the Company Stock Plans, whether vested or unvested, that is outstanding immediately prior to the Effective Time shall, as of the Effective Time, be automatically cancelled and shall cease to exist, and become fully vested and converted into the right to receive at the Effective Time an amount in cash in U.S. dollars equal to the amount of the Merger Consideration, with the aggregate amount of such payment rounded to the nearest cent (the aggregate amount of such cash hereinafter referred to as the “Restricted Stock Unit Consideration”) less such amounts as are required to be withheld or deducted under the Code or any provision of U.S. state or local Tax Law with respect to the making of such payment.

(iv) Each right of any kind, contingent or accrued, to receive shares of Company Common Stock or benefits measured in whole or in part by the value of a number of shares of Company Common Stock granted under the Company Stock Plans or Company Benefit Plans (including phantom units, deferred stock units and dividend equivalents), all of which are set forth in Section 3.2(a) of the Company Disclosure Schedule, and other than Company Stock Options, Company Restricted Shares and Company Restricted Stock Units (each, other than Company Stock Options, Company Restricted Shares and Company Restricted Stock Units, a “Company Stock-Based Award”), whether vested or unvested, which is outstanding immediately prior to the Effective Time, shall, as of the Effective Time, cease to represent a right or award with respect to shares of Company Common Stock, shall be automatically cancelled and shall cease to exist, shall become fully vested and shall entitle the holder thereof to receive, at the Effective Time an amount in cash equal to the Merger Consideration in respect of each Share underlying a particular Company Stock-Based Award less any applicable exercise price or reference value with respect to such Company Stock-Based Award (the aggregate amount of such cash, together with the Option Consideration, the Restricted Share Consideration and the Restricted Stock Unit Consideration, hereinafter referred to as the “Option and Stock-Based Consideration”) less such amounts as are required to be withheld or deducted under the Code or any provision of U.S. state or local Tax Law with respect to the making of such payment.

(v) The Board of Directors of the Company or the Compensation Committee thereof, as appropriate, shall make such adjustments and amendments to or make such determinations with respect to Company Stock Options, Company Restricted Shares, Company Restricted Stock Units and Company Stock-Based Awards to (A) implement the foregoing provisions of this Section 5.5(a) and (B) terminate, as of the Effective Time, the Company Benefit Plans as to future grants of Company Stock Options, Company Restricted Shares, Company Restricted Stock Units and Company Stock-Based Awards.

(b) Employee Matters.

(i) For a period of twelve (12) months following the Effective Time, each of Cable Buyer and Metro Parent shall use its commercially reasonable efforts to provide, or cause to be provided, to each current and former Employee (“Company Employees”) compensation, salary, wages, cash incentive opportunities, severance, medical and other welfare benefit plans, programs and arrangements (in each case excluding equity compensation) that are comparable, in the aggregate, to the compensation, salary, wages, cash incentive opportunities, severance, medical and other welfare benefit plans, programs and arrangements (in each case excluding equity compensation) provided to Company Employees immediately prior to the Effective Time. Notwithstanding any other provision of this Agreement to the contrary, (A) each of Cable Buyer and Metro Parent shall use its commercially reasonable efforts to provide, or cause to be provided, to Company Employees whose employment terminates during the twelve (12)-month period following the Effective Time severance benefits at the levels and pursuant to the terms of the Company’s severance guidelines as in effect immediately prior to the Effective Time and consistent with past practices and (B) during such twelve-month period following the Effective Time, severance benefits offered to Company Employees shall be determined without taking into account any reduction after the Effective Time in compensation paid to Company Employees.

(ii) For all purposes (including purposes of vesting, eligibility to participate and benefits accruals) under the employee benefit plans of the Parents and their Subsidiaries (if any) providing benefits to any Company Employees after the Effective Time (the “New Plans”), each Company Employee shall be credited with his or her years of service with the Company and its Subsidiaries and their respective predecessors prior to the Effective Time, to the same extent as such Company Employee was entitled, prior to the Effective Time, to credit for such service under any similar Company Benefit Plan in which such Company Employee participated or was eligible to participate immediately prior to the Effective Time; provided that the foregoing shall not apply to the extent that its application would result in a duplication of benefits with respect to the same period of service. In addition, and without limiting the generality of the foregoing, (A) each Company Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans (if any) to the extent coverage under such New Plan is comparable to a Company Benefit Plan in which such Company Employee participated immediately prior to the Effective Time (such plans, collectively, the “Old Plans”) and (B) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Company Employee (if any), the applicable Parent shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such Company Employee and his or her covered dependents, unless such conditions would not have been waived under the comparable Old Plans of the Company or its Subsidiaries in which such Company Employee participated immediately prior to the Effective Time and the applicable Parent shall cause any eligible expenses incurred by such Company Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such Company Employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Company Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

(iii) In consideration of the foregoing, the Company shall use its commercially reasonable efforts to take such action as may be necessary to cause any of its Subsidiaries that will employ Company Employees as of the Effective Time to be included as participating employers in the Old Plans and to cause such Subsidiaries to be covered with respect to any insurance policies or services contracts providing services, coverage, stop-loss, or other benefits to Company Employees or their respective employers as of the date hereof. The Company shall reasonably cooperate and assist Cable Buyer and Metro Parent in such other endeavors as may be reasonably requested from time to time by Cable Buyer and Metro Parent in connection with this Section 5.5(b).

(iv) Each of the Parents hereby acknowledges that a “change of control” (or similar phrase) within the meaning of the Company Stock Plans and the Company Benefit Plans, as applicable, will occur at or prior to the Effective Time, as applicable.

(v) The Company and its Subsidiaries shall provide the Parents and Merger Sub with a copy of any written communication intended to be made to Employees relating to the transactions contemplated hereby, and will provide a reasonable opportunity for the Parents and Merger Sub to review and suggest revisions to such written communications.

(vi) Nothing in this Agreement, express or implied, shall affect the right of either Parent (or, following the Effective Time, the Surviving Corporation and its Subsidiaries) to terminate the employment of its employees. Nothing in this Agreement shall be construed to grant any Employee a right to continued employment by the Company, Cable Buyer, Metro Parent or any of their respective Subsidiaries. This Agreement shall not limit the ability of Cable Buyer, Metro Parent or any of their respective affiliates to amend or terminate any benefit or compensation plan or program of Cable Buyer, Metro Parent or any of their respective affiliates and nothing contained herein shall be construed as an amendment to or modification of any such plan. Nothing contained in this Agreement, express or implied, shall constitute an amendment to any Company Benefit Plan or other benefit plan, create any third party beneficiary rights or inure to the benefit of or be enforceable by any employee of Cable Buyer, Metro Parent, the Company or their respective Subsidiaries or of any entity or any person representing the interest of any employees.

Section 5.6  Reasonable Best Efforts.

(a) Subject to the terms and conditions set forth in this Agreement, each of the parties hereto shall use its reasonable best efforts (subject to, and in accordance with, applicable Law) to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary, proper or advisable under applicable Laws to consummate and make effective the Acquisition Transactions and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or non-actions, waivers, consents and approvals, including the Company Approvals and the Parent Approvals, from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an Action by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement; provided, however, that in no event shall the Company or any of its Subsidiaries prior to the Effective Time pay or agree to pay any material fee or penalty or other material consideration or grant any material concessions to any third party for any consent or approval required for the consummation of the transactions contemplated by this Agreement under any contract or agreement; provided further that neither the Company nor any of its Subsidiaries shall be required to materially modify any loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, lease, license, contract or other agreement, except (A) as expressly contemplated by this Agreement, or (B) where such modification is conditioned upon the consummation of the Merger.

(b) Without limiting the foregoing, and except with respect to the LFA Approvals (which are covered by Section 5.6(c) below), the Company, Cable Buyer, Metro Parent and Merger Sub shall (i) promptly, but in no event later than ten (10) business days after the date hereof, make their respective filings and thereafter make any other required submissions under the HSR Act, (ii) as promptly as practicable, make the necessary applications, requests, notices and other filings, and thereafter timely make all other filings and notifications, required to obtain or maintain all FCC Approvals and State PUC Approvals, (iii) use their respective reasonable best efforts to cooperate with each other in (A) determining whether any filings are required to be made with, or consents, permits, authorizations, waivers or approvals are required to be obtained from, any third parties or other Governmental Entities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and (B) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals, (iv) use their respective reasonable best efforts to obtain the FCC Approvals and State PUC Approvals as expeditiously as possible, (v) use their respective reasonable best efforts to take, or cause to be taken, all other actions that would not reasonably be expected to constitute, individually or in aggregate, a Company Material Adverse Effect, and do, or cause to be done, all other things that would not reasonably be expected to constitute, individually or in aggregate, a Company Material Adverse Effect, necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including taking all such further actions that would not reasonably be expected to constitute, individually or in aggregate, a Company Material Adverse Effect, as may be necessary to resolve such objections, if any, as the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, state antitrust enforcement authorities or competition authorities of any other nation or other jurisdiction (each of the foregoing, an “Antitrust Authority”) may assert under any Regulatory Law with respect to the transactions contemplated by this Agreement, and, consistent with the foregoing, to avoid or eliminate each and every impediment under any Law that would reasonably be expected to be asserted by any Governmental Entity with respect to the Acquisition Transactions so as to enable the Closing to occur as soon as reasonably possible (and in any event no later than the End Date), including, without limitation (A) proposing, negotiating, committing to and effecting, by consent decree, hold separate order, trust or otherwise, the sale, divestiture or disposition of such assets or businesses of Cable Buyer, Metro Parent or any of their respective Subsidiaries or affiliates or of the Company or its Subsidiaries to the extent such actions would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and (B) otherwise taking or committing to take actions that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect that after the Closing Date would limit the freedom of either Parent’s or its Subsidiaries’ (including the Surviving Corporation’s) or affiliates’ freedom of action with respect to, or its ability to retain, one or more of their Subsidiaries’ (including the Surviving Corporation’s) businesses, product lines or assets, in each case as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding which would otherwise have the effect of preventing or materially delaying the Closing, and (vi) subject to applicable legal limitations and the instructions of any Governmental Entity, keep each other apprised of the status of matters relating to the completion of the transactions contemplated thereby, including promptly furnishing the other with copies of notices or other communications received by the Company, Cable Buyer, Metro Parent or Merger Sub, as the case may be, or any of their respective Subsidiaries, from any third party and/or any Antitrust Authority, the FCC and/or State PUC with respect to such transactions.

(c) As soon as practicable after the date hereof, but in no event later than twenty (20) business days after the date hereof, the Company, Cable Buyer, Metro Parent and Merger Sub shall prepare and submit to the Local Franchising Authorities FCC Form 394 transfer applications, or such other applications, notices and/or requests, as the parties reasonably agree are appropriate in order to obtain the LFA Approvals, and the Company, Cable Buyer, Metro Parent and Merger Sub shall cooperate with each other to provide any information required by such applications.

(i) Each of the Company, Cable Buyer, Metro Parent and Merger Sub shall use their respective reasonable best efforts to obtain the LFA Approvals as expeditiously as possible.

(ii) The Company, Cable Buyer, Metro Parent and Merger Sub shall cooperate fully with each other in obtaining the LFA Approvals, including by helping each other to arrange and facilitate negotiations with the applicable Local Franchising Authorities.

(iii) None of the Company, Cable Buyer, Metro Parent or Merger Sub shall, without the prior written consent of the other parties hereto, (A) propose or agree to any amendments, conditions or modifications to the Franchises, (B) agree to any extension(s) of the 120-day period under the Communications Act for a Local Franchising Authority to act upon an LFA Approval application or (C) make any proposals or take other actions that would reasonably be expected to (x) adversely affect the likelihood that the LFA Approval will be granted or (y) delay the grant of any such LFA Approval beyond the 120-day period following submission of the FCC Form 394 transfer application.

(iv) At the outset of any communications and/or discussions with any Local Franchising Authority and as reasonably appropriate throughout such communications and discussions, (A) each of Cable Buyer, Metro Parent and Merger Sub shall reiterate to such Local Franchising Authority the willingness and ability of Cable Buyer, Metro Parent and Merger Sub to accept and assume all of the obligations of such Franchise, without material amendment, modification or imposition of any additional material obligations or commitments and (B) each of the Company, Cable Buyer, Metro Parent and Merger Sub shall reiterate that it desires to secure the LFA Approval as expeditiously as possible, and in no event later than the end of the 120-day period following submission of the Form 394 transfer application and other required information to the applicable Local Franchising Authority. If, at any time, a Local Franchising Authority indicates that it will approve the transfer of a Franchise in such form as it exists as of the date hereof without amendment, modification or imposition of any additional obligations or commitments, then the Company, Cable Buyer, Metro Parent and Merger Sub shall agree to accept the transfer approval on such terms.

(d) The Company, Cable Buyer, Metro Parent and Merger Sub shall permit counsel for the other parties hereto reasonable opportunity to review in advance, and consider in good faith the views of the other parties in connection with, any proposed written communication to any Governmental Entity. Each of the Company, Cable Buyer, Metro Parent and Merger Sub agrees, to the extent reasonably possible, not to participate in any substantive meeting or discussion, either in person or by telephone, with any Governmental Entity in connection with the transactions contemplated by this Agreement unless it consults with the other parties hereto in advance and, to the extent not prohibited by such Governmental Entity, gives the other parties reasonable advance notice of such meeting or discussion and the opportunity to attend and participate therein. Upon receipt of prior notice thereof, each of the Company, Cable Buyer, Metro Parent and Merger Sub shall ensure that its appropriate officers and employees shall be available to attend, as the Company, Cable Buyer, Metro Parent, Merger Sub or the applicable Governmental Entity may reasonably request, any scheduled hearings or meetings in connection with obtaining any FCC Approvals, State PUC Approvals or LFA Approvals. Notwithstanding anything to the contrary in this Section 5.6, materials provided to the other party or its outside counsel may be redacted to remove any estimate of the valuation of the Company, its business or its capital stock, or the identities of other potential acquirers. The parties shall take reasonable efforts to share information protected from disclosure under the attorney-client privilege, work product doctrine, joint defense privilege or any other privilege pursuant to this Section 5.6 so as to preserve any applicable privilege. As soon as reasonably practicable following the date hereof, the Company, Cable Buyer, Metro Parent and Merger Sub shall negotiate in good faith the terms of, and enter into, a joint defense agreement regarding certain matters of common interest arising from the transactions contemplated by this Agreement.

(e) In furtherance and not in limitation of the covenants of the parties contained in this Section 5.6, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Regulatory Law, each of the Company, Cable Buyer and Metro Parent shall cooperate in all respects with each other and shall use their respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.6 shall limit a party’s right to terminate this Agreement pursuant to Section 7.1(b) or Section 7.1(c) so long as such party has, prior to such termination, complied with its obligations under this Section 5.6.

(f) Except as expressly contemplated by this Agreement, neither Parent nor the Company shall, and each shall cause its respective affiliates not to, take any action (including any acquisition of businesses or assets) which would reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement due to the actions of any Antitrust Authority, State PUC or the FCC. Cable Buyer, Metro Parent and the Company acknowledge and agree that in the event that any affiliate of Cable Buyer, Metro Parent or the Company takes any such action that it shall be deemed to be a breach of this Agreement by Cable Buyer, Metro Parent or the Company, as appropriate.

(g) For purposes of this Agreement, “Regulatory Law” means the Sherman Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914, the Communications Act, and all other federal, state, local or foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws, including without limitation (i) any antitrust, competition or trade regulation Laws that are designed or intended to (A) prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition or (B) protect the national security or the national economy of any nation, and (ii) any Laws designed or intended to regulate the telecommunications and/or cable industries.

Section 5.7  Takeover Statute.

The Company and its Board of Directors shall take all action necessary to ensure that no “fair price,” “moratorium,” “control share acquisition” or other form of anti-takeover statute or regulation is or becomes applicable to this Agreement or the transactions contemplated by this Agreement. If any such statute or regulation becomes applicable to this Agreement or the transactions contemplated by this Agreement, each of the Company and the members of its Board of Directors shall grant such approvals and take such actions necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms and conditions contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated by this Agreement.

Section 5.8  Public Announcements.

The Parents and the Company agree to issue a joint press release announcing this Agreement. The Company and the Parents will consult with and provide each other the reasonable opportunity to review and comment upon any press release or other public statement, filing or comment prior to the issuance of such press release or other public statement, filing or comment relating to this Agreement or the transactions contemplated by this Agreement and shall not issue any such press release or other public statement, filing or comment prior to such consultation except, in each case, as may be required by applicable Law or by obligations pursuant to any listing agreement with, or requirement of, the NASDAQ Stock Market; provided, however, neither Parents’ nor Merger Sub’s consent shall be required, nor shall the Company be required to consult with either Parent or Merger Sub in connection with, or provide either Parent or Merger Sub an opportunity to review or comment upon, any press release or other public statement, filing or comment to be issued or made with respect to any Alternative Proposal or with respect to any Change of Recommendation. Notwithstanding the foregoing, without the prior consent of the other parties, the Company (a) may communicate with customers, vendors, suppliers, financial analysts, investors and media representatives in a manner consistent with its past practice in compliance with applicable Law and (b) may disseminate the information included in a press release or other document previously approved for external distribution by either Parent.

Section 5.9  Indemnification and Insurance.

(a) Each of the Parents and Merger Sub agree that all rights to exculpation, indemnification and advancement of expenses now existing in favor of each person who is now or has been prior to the date hereof, or who becomes prior to the Effective Time, a director or officer of the Company or its Subsidiaries (each an “Indemnified Party”) as provided in their respective certificates of incorporation or by-laws or other similar organizational documents or in any agreement identified on Section 5.9 of the Company Disclosure Schedule shall survive the Acquisition Transactions and shall continue in full force and effect. Except as otherwise required by applicable Law, for a period of six (6) years from the Effective Time, Metro Parent and the Surviving Corporation shall cause the certificate of incorporation and by-laws and similar organizational documents of the Surviving Corporation and its Subsidiaries to contain provisions no less favorable to the Indemnified Parties with respect to exculpation, limitation of liabilities and indemnification than are set forth in the certificate of incorporation and by-laws or similar organizational documents of the Company and its Subsidiaries in effect as of the date hereof, and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any person who is now or has been prior to the date hereof, or who becomes prior to the Effective Time, a director or officer of the Company or any of its Subsidiaries; provided, however, that all rights to indemnification in respect of any Action pending or asserted or any claim made within such period shall continue until the disposition of such Action or resolution of such claim. From and after the Effective Time, each of the Parents shall be jointly and severally liable for, and Metro Parent shall cause the Surviving Corporation and its Subsidiaries to honor, in accordance with their respective terms, each of the covenants contained in this Section 5.9 without limit as to time.

(b) From and after the Effective Time, each of the Parents and the Surviving Corporation shall, to the fullest extent permitted under applicable Law, indemnify and hold harmless each person who is now or has been prior to the date hereof, or who becomes prior to the Effective Time, an Indemnified Party against any costs or expenses (including advancing attorneys’ fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by Law), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any Action arising out of, relating to or in connection with the fact that such person is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, whether asserted or claimed prior to, at or after the Effective Time. In the event of any such Action, (i) each of the Parents and the Surviving Corporation shall cooperate with the Indemnified Party in the defense of any such Action and (ii) neither of the Parents nor the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in any Action pending or threatened in writing to which an Indemnified Party is a party (and in respect of which indemnification could be sought by such Indemnified Party hereunder), unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such Action or such Indemnified Party otherwise consents.

(c) For a period of six (6) years from the Effective Time, the Surviving Corporation shall maintain (and Metro Parent shall cause to be maintained) in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries with respect to matters arising on or prior to the Effective Time (provided that Metro Parent or the Surviving Corporation may substitute therefor polices of at least the same coverage with respect to matters existing or occurring at or prior to the Effective Time, including a “tail” policy); provided, however, that after the Effective Time, neither Metro Parent nor the Surviving Corporation shall be required to pay annual premiums in excess of 300% of the last annual premium paid by the Company prior to the date hereof in respect of the coverages required to be obtained pursuant hereto, but in such case shall purchase as much coverage as reasonably practicable for such amount. At the Company’s option, the Company may purchase at or prior to the Effective Time, a six-year prepaid “tail” policy on terms and conditions providing substantially equivalent benefits as the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries with respect to matters arising on or before the Effective Time, covering without limitation the transactions contemplated by this Agreement; provided that the premium for any such “tail” policy shall not be in excess of 300% of the last annual premium paid by the Company prior to the date hereof in respect of the coverages required to be obtained pursuant hereto. If such “tail” prepaid policy has been obtained by the Company prior to the Effective Time, it shall be deemed to satisfy all obligations to obtain insurance pursuant to this Section 5.9 and Metro Parent shall cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Corporation, and no other party shall have any further obligation to purchase or pay for insurance hereunder.

(d) The Surviving Corporation shall pay all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided in this Section 5.9.

(e) The rights of each Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such Indemnified Party may have, as of the date hereof, under the certificate of incorporation or by-laws or similar organizational documents of the Company or any of its Subsidiaries or the Surviving Corporation or any of its Subsidiaries, any other indemnification agreement or arrangement, the DGCL or otherwise. The provisions of this Section 5.9 shall survive the consummation of the Acquisition Transactions and expressly are intended to benefit, and are specifically enforceable by, each of the Indemnified Parties.

(f) In the event Metro Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in either such case, proper provision shall be made so that the successors and assigns of Metro Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.9.

(g) Notwithstanding anything to the contrary set forth in this Section 5.9, in the event Cable Buyer or Cable Opco or any of their respective successors or assigns (i) consolidates with or merges into any other person (other than Sponsor or any of Sponsor’s affiliates), and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person (other than Sponsor or any of Sponsor’s affiliates), then, and in either such case, all of Cable Buyer’s and its Subsidiaries’ obligations under this Section 5.9 shall cease and be of no further effect as of immediately prior to the consummation of such consolidation, merger or transfer.

Section 5.10  Control of Operations.

Nothing contained in this Agreement shall give either Parent, directly or indirectly, the right to control or direct the operations of the Company or any of its Subsidiaries prior to the Effective Time.

Section 5.11  Financing.

(a) Subject to the terms and conditions of this Agreement, each of Cable Buyer, Metro Parent and Merger Sub shall, and shall cause each of its affiliates to, use its reasonable best efforts to obtain the Metro Equity Financing and the Metro Debt Financing (together, the “Metro Financing”) and the Cable Equity Financing and the Cable Debt Financing (together, the ‘‘Cable Financing”), as applicable, on the terms and conditions described in the Financing Commitments, including using its reasonable best efforts to (i) comply with its obligations under the applicable Financing Commitments, (ii) maintain in effect the applicable Financing Commitments, (iii) negotiate and enter into definitive agreements with respect to the applicable Financing Commitments on terms and conditions not materially less favorable, in the aggregate and taken as a whole, to Cable Buyer, Metro Parent and Merger Sub than those contained in the applicable Financing Commitments, (iv) satisfy on a timely basis all conditions applicable to Cable Buyer, Metro Parent and Merger Sub contained in the applicable Financing Commitments (or any definitive agreements related thereto) within their control, including the payment of any commitment, engagement or placement fees required as a condition to the Metro Financing and the Cable Financing, as applicable, and (v) upon satisfaction of such conditions, and the conditions set forth in Section 6.1 and Section 6.3 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), enforce all of its rights under the applicable Financing Commitments (or any definitive agreements related thereto) and consummate the applicable Financing at or prior to the Closing Date, but in no event later than the End Date (it being understood that it is not a condition to Closing under this Agreement, nor to the consummation of the Cable Transfer or the Merger, for Cable Buyer, Metro Parent or Merger Sub to obtain the Financing or any Alternative Debt Financing; provided, that in no event shall Cable Buyer, Metro Parent or Merger Sub be required to consummate the Closing any earlier than the second (2nd) business day immediately following the end of the Marketing Period). The Parents shall keep the Company informed on a reasonable basis and in reasonable detail of the status of its efforts to arrange the Financing (including providing the Company with copies of all definitive agreements and other documents related to the Financing). The Parents shall give the Company prompt notice upon having knowledge of any breach by any party of any of the Financing Commitments or any termination of any of the Financing Commitments. Other than as set forth in Section 5.11(b), neither Parent shall, without the prior written consent of the Company (not to be unreasonably withheld, conditional or delayed), amend, modify, supplement or waive any of the conditions or contingencies to funding contained in the Financing Commitments (or any definitive agreements related thereto) or any other provision of, or remedies under, the Financing Commitments (or any definitive agreements related thereto), in each case to the extent such amendment, modification, supplement or waiver would reasonably be expected to have the effect of (A) adversely affecting in any material respect the ability of Cable Buyer, Metro Parent or Merger Sub to timely consummate the transactions contemplated by this Agreement, (B) amending, modifying, supplementing or waiving the conditions or contingencies to the Financing in a manner materially adverse to the Company or the holders of Shares or (C) materially delaying the Effective Time or the Closing. In the event all conditions applicable to the Financing Commitments have been satisfied and all of the conditions set forth in Section 6.1 and Section 6.3 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) have been satisfied (or waived), each of Cable Buyer and Metro Parent shall use its reasonable best efforts to cause the Lenders and Sponsor to fund the Metro Financing and the Cable Financing, as applicable, required to consummate the Cable Transfer, the Merger and the other transactions contemplated by this Agreement (including by taking enforcement action to cause the persons providing the Metro Financing and the Cable Financing, as applicable, to fund such Financing).

(b) Each of Cable Buyer, Metro Parent and Merger Sub may, and if all or any portion of the Debt Financing becomes unavailable (other than due to the failure of a condition to the consummation of the Debt Financing resulting from a breach of the representations, warranties, covenants or agreements of the Company set forth in this Agreement, in each case, after providing ten (10) days’ (or such shorter period of time as may then exist under the Debt Financing) written notice to the Company and a reasonable opportunity to cure), each of Cable Buyer, Metro Parent and Merger Sub shall use its reasonable best efforts to, (i) arrange to promptly obtain the Debt Financing or such portion of the Debt Financing from alternative sources, which may include one or more of a senior secured debt financing, an offering and sale of notes, or any other financing or offer and sale of other debt securities, or any combination thereof, in an amount sufficient, when added to the portion of the Financing that is available, together with any cash or cash equivalents held by the Company (not needed for other purposes) at the Effective Time, to pay in cash all amounts required to be paid by Cable Buyer, Metro Parent, Merger Sub and the Surviving Corporation in connection with the transactions contemplated by this Agreement (“Alternative Debt Financing”) and (ii) obtain a new financing commitment letter (the “Alternative Debt Commitment Letter”) and a new definitive agreement with respect thereto that provides for financing (A) on terms not materially less favorable, in the aggregate, to the Parents and Merger Sub, (B) containing conditions to draw and other terms that would reasonably be expected to affect the availability thereof that (1) are not more onerous, taken as a whole, than those conditions and terms contained in the Debt Financing Commitments as of the date hereof and (2) would not reasonably be expected to materially delay the Effective Time or the Closing and (C) in an amount that is sufficient, when added to the portion of the Financing that is available, together with any cash or cash equivalents held by the Company as of the Effective Time, to pay in cash all amounts required to be paid by Cable Buyer, Metro Parent, Merger Sub and the Surviving Corporation in connection with the transactions contemplated by this Agreement. In such event, the term “Debt Financing” as used in this Agreement shall be deemed to include any Alternative Debt Financing (and consequently the term “Financing” shall include the Equity Financing and the Alternative Debt Financing), and the term “Debt Financing Commitments” as used in this Agreement shall be deemed to include any Alternative Debt Commitment Letter.

(c) The Company will, and will cause its Subsidiaries to, and will request their respective Representatives to, cooperate reasonably with Cable Buyer, Metro Parent, Merger Sub and their authorized Representatives in connection with the arrangement and closing of the Debt Financing (including any Alternative Debt Financing), including, without limitation, (i) assisting in the preparation for and participating on reasonable advance notice in a reasonable number of lender and investor meetings, presentations, road shows, due diligence sessions, meetings with rating agencies and similar events, and providing reasonable assistance to the Parents in obtaining any ratings contemplated by the Debt Financing; (ii) furnishing information (including financial statements) reasonably required to be included in, and providing reasonable assistance with, the preparation of offering memoranda, private placement memoranda, bank information memoranda, prospectuses, rating agency presentations and similar documents; provided that any private placement memoranda or prospectuses in relation to high yield debt securities need not be issued by the Company or any of its Subsidiaries prior to the Effective Time; provided further that any such memoranda or prospectuses shall contain disclosure and financial statements with respect to the Company or the Surviving Corporation reflecting the Surviving Corporation and/or its Subsidiaries as the obligor or obligors; (iii) without limitation of clause (ii) above, as promptly as reasonably practicable, furnishing the Parents and their Lenders with financial and other information regarding the Company and its Subsidiaries as may be reasonably requested by the Parents (including in connection with the Parents’ preparation of pro forma financial statements), including annual and interim financial statements, financial data, audit reports and other information of the type required by Regulation S-X promulgated under the Securities Act and Regulation S-K for a registered public offering, and of type and form customarily included in private placements under Rule 144A, to consummate the Debt Financing contemplated by the Financing Commitments, or as otherwise reasonably required in connection with the Debt Financing and the transactions contemplated by this Agreement or as otherwise necessary in order to assist in receiving customary “comfort” (including “negative assurance” comfort) from independent accountants in connection with the Debt Financing contemplated by the Financing Commitments, including the Segment Financial Statements and the Pro Forma Segment Financial Information (each as defined in Section 5.11(d)) (all such foregoing information in this clause (iii), the “Required Information”), and any other financial statements or other information reasonably requested by the Lenders in connection with the Debt Financing; (iv) using reasonable best efforts to obtain customary accountants’ comfort letters, appraisals and surveys (including providing reasonable access to the Parents and their respective agents to all owned real property for such purposes), title insurance and other documentation and items relating to the Debt Financing as reasonably requested by the Parents and, if requested by the Parents or Merger Sub, to cooperate with and assist the Parents or Merger Sub in obtaining such documentation and items; (v) arranging for consents of accountants for appropriate use of their reports in any materials relating to the Debt Financing and reasonably facilitating the pledging or the re-affirmation of the pledge of collateral (including cooperation in connection with the pay-off of existing indebtedness and the release of related Liens); (vi) taking commercially reasonable actions necessary to (A) permit the Lenders to evaluate the Company’s and its Subsidiaries’ current assets, cash management and accounting systems, policies and procedures relating thereto for the purposes of establishing collateral arrangements as of the Effective Time and (B) assist the Parents to establish or maintain, effective as of the Effective Time, bank and other accounts and blocked account agreements and lock box arrangements in connection with the Financing; and (vii) taking all corporate actions, subject to the occurrence of the Effective Time, reasonably requested by the Parents that are necessary or customary to permit the consummation of the Debt Financing, including any high yield financing, and to permit the proceeds thereof, together with the cash or cash equivalents of the Company and its Subsidiaries (not needed for other purposes), to be made available to the Company on the Closing Date to consummate the Cable Transfer and the Merger. The Company agrees that it will supplement and keep current the Required Information on a reasonably periodic basis and provide any supplements reasonably requested by the Parents so that the Parents may access the financing markets. Any information provided to Cable Buyer, Metro Parent or Merger Sub pursuant to this Section 5.11(c) shall be subject to the Confidentiality Agreement. The Company and its Representatives shall be given a reasonable opportunity to review and comment on any financing documents and any materials that are to be presented during any meetings conducted in connection with the Financing, and the Parents shall give due consideration to all reasonable additions, deletions or changes suggested thereto by the Company and its Representatives. Cable Buyer, Metro Parent and Merger Sub acknowledge and agree that the Company and its affiliates and their respective Representatives shall not have any responsibility for, or incur any liability to any person under or in connection with, the arrangement of the Financing or any alternative financing that Cable Buyer, Metro Parent or Merger Sub may raise in connection with the transactions contemplated by this Agreement, and that Cable Buyer, Metro Parent and Merger Sub shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all losses suffered or incurred by them in connection with the arrangement of the Financing or any alternative financing (other than to the extent such losses arise from the willful misconduct or gross negligence of the Company, its Subsidiaries or their respective Representatives, as determined by a final, nonappealable judgment by a court of competent jurisdiction) and any information utilized in connection therewith (other than information provided by the Company or its Subsidiaries expressly for use in connection therewith). The Company consents, prior to the termination of this Agreement, to the reasonable use of the Company’s and its Subsidiaries’ logos in connection with the arrangement of the Financing in a manner customary for such financing transactions. Nothing in this Section 5.11(c) shall require the Company or any of its Subsidiaries to provide any assistance which would interfere unreasonably with the business or operations of the Company or any of its Subsidiaries.

(d) The “Segment Financial Statements” shall refer collectively to (i) the audited statements of income, equity and cash flows of the Cable Business for the fiscal years ended December 31, 2008 and December 31, 2009 and the audited balance sheets of the Cable Business as of December 31, 2008 and December 31, 2009, together with unaudited balance sheets and statements of income, equity and cash flows of the Cable Business as of or for any subsequent interim periods, and (ii) the audited statements of income, equity and cash flows of the Fiber Business for the fiscal years ended December 31, 2008 and December 31, 2009 and the audited balance sheets of the Fiber Business as of December 31, 2008 and December 31, 2009, together with unaudited balance sheets and statements of income, equity and cash flows of the Fiber Business as of or for any subsequent interim periods. The “Pro Forma Segment Financial Information” shall refer to separate pro forma financial statements in accordance with Rule 11-01 of Regulation S-X for each of the Cable Business and the Fiber Business, giving effect to these segments as stand-alone entities and the Debt Financing, as applicable, as of January 1, 2009 and any applicable interim period.

(e) In no event shall Cable Buyer, Metro Parent, Merger Sub or Sponsor (i) retain any financial advisor on an exclusive basis other than advisors to which the Special Committee consents (which consent shall not be unreasonably withheld, delayed or conditioned) or (ii) enter into any exclusivity, lock-up or other similar agreement, arrangement or understanding, with any bank or investment bank or other potential provider of debt or equity financing that could reasonably be expected to prevent such provider from providing or seeking to provide such financing to any third party in connection with a transaction relating to the Company or its Subsidiaries, in connection with the Cable Transfer, the Merger or the other transactions contemplated by this Agreement.

Section 5.12  Notification of Certain Matters.

The Company shall give prompt notice to the Parents and Merger Sub, and the Parents and Merger Sub shall give prompt notice to the Company, of (a) the occurrence or non-occurrence of any event whose occurrence or non-occurrence, as the case may be, would reasonably be expected to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect or would reasonably be expected to cause any condition set forth in Article VI not to be satisfied as of the Closing, and (b) any material failure of the Company, Cable Buyer, Metro Parent or Merger Sub, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.12 shall not affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement or otherwise limit or affect the remedies available hereunder to the parties.

Section 5.13  Obligations of Merger Sub.

Metro Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

Section 5.14  Rule 16b-3.

Prior to the Effective Time, the Company shall be permitted to take such steps as may be reasonably necessary or advisable hereto to cause dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.15  Delisting.

Metro Parent shall cause the Company’s securities to be delisted from the NASDAQ Stock Market and deregistered under the Exchange Act at or as soon as practicable following the Effective Time.

Section 5.16  Marketing Period.

Subject to the terms and conditions of this Agreement, the parties hereto acknowledge and agree that if the Marketing Period has not ended at the time of the satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing but subject to the satisfaction or waiver of such conditions at the Closing), the Closing shall occur on the earlier to occur of (a) a date during the Marketing Period specified by the Parents on no less than three (3) business days prior written notice to the Company and (b) the second (2nd) business day immediately following the end of the Marketing Period (as it may be extended under the terms of this Agreement), subject in each case to the satisfaction or waiver of all of the conditions set forth in Article VI for the Closing as of the date determined in accordance with clause (a) or (b) above, or on such other date, time or place as the Company and the Parents may agree in writing. The term “Marketing Period” shall mean the first period of thirty-five (35) consecutive calendar days after the date of this Agreement, beginning on the later of (x) the delivery of the Required Information and (y) the first business day following the date on which the conditions set forth in Section 6.1 (other than the conditions set forth in Section 6.1(d)) and Section 6.3 have been satisfied (other than those conditions that by their nature are to be satisfied at Closing), throughout and at the end of which (i) the Parents shall have (and their Lenders or other Financing sources shall have) access to the Required Information (it being understood that if at any time during the Marketing Period (A) the Required Information becomes stale, ceases to comport with the SEC requirements that would apply to a registered public offering of debt securities or otherwise does not include the “Required Information”, as defined, (B) the Required Information does not include audited financial statements of the Company and its Subsidiaries or the Cable Business as a stand-alone entity or the Fiber Business as a stand-alone entity, as of and for the year ended December 31, 2009, (C) the independent registered public accounting firm for the Company, or for the Cable Business as a stand-alone entity, or for the Fiber Business as a stand-alone entity, shall have withdrawn its audit opinion with respect to the most recently issued audited consolidated financial statements of the Company, the Cable Business as a stand-alone entity or the Fiber Business as a stand-alone entity, as the case may be, (D) the Company shall have been delinquent in filing any periodic report or material current report with the SEC required under the Exchange Act, (E) the Company shall have announced any intention to restate any material financial information included in the Required Information or that any such restatement is under consideration, then the Marketing Period shall not be deemed to have occurred and shall be deemed to have commenced only when such deficiency or condition has been cured or no longer exists) and (ii) the conditions set forth in Section 6.1 (other than the conditions set forth in Section 6.1(d)) and Section 6.3 are satisfied (other than those conditions that by their nature are to be satisfied at Closing); provided that the Marketing Period shall end on any earlier date on which the Debt Financing is consummated; and provided further that if the Company shall in good faith reasonably believe it has delivered the Required Information, it may deliver to the Parents a written notice to that effect (stating when it believes it completed such delivery), in which case the Required Information will be deemed to have been delivered on the date of such notice unless the Parents in good faith reasonably believe the Company has not completed delivery of the Required Information and, within three (3) business days after the delivery of such notice by the Company, deliver a written notice to the Company to that effect (stating with specificity which Required Information the Company has not delivered).

ARTICLE VI

CONDITIONS TO THE ACQUISITION TRANSACTIONS

Section 6.1  Conditions to Each Party’s Obligation to Effect the Acquisition Transactions.

The respective obligations of each party to effect the Acquisition Transactions shall be subject to the fulfillment (or waiver in writing by all parties, to the extent permitted by applicable Law) on or prior to the Closing Date of the following conditions:

(a) The Company Stockholder Approval shall have been obtained in accordance with the DGCL and the certificate of incorporation and by-laws of the Company.

(b) No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity that prohibits or makes illegal consummation of the Acquisition Transactions and shall continue to be in effect.

(c) Any applicable waiting period under the HSR Act shall have expired or been earlier terminated.

(d) The FCC Approvals, the State PUC Approvals, the LFA Approvals and the consents of any other Governmental Entity described on Section 6.1(d) of the Company Disclosure Schedule shall have become effective and shall remain in effect.

Section 6.2  Conditions to Obligation of the Company to Effect the Acquisition Transactions.

The obligation of the Company to effect the Acquisition Transactions is further subject to the fulfillment (or waiver, in whole or in part, in writing by the Company, to the extent permitted by applicable Law) on or prior to the Closing Date of the following further conditions:

(a) The representations and warranties of Cable Buyer, Metro Parent and Merger Sub set forth herein or in any other document delivered pursuant hereto shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” qualifiers set forth therein) would not have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Each of Cable Buyer, Metro Parent and Merger Sub shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c) Each of Cable Buyer, Metro Parent and Merger Sub shall have delivered to the Company a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or another senior officer, certifying to the effect that the conditions set forth in Section 6.2(a) and Section 6.2(b) have been satisfied.

Section 6.3  Conditions to Obligations of the Parents and Merger Sub to Effect the Acquisition Transactions.

The obligations of the Parents and Merger Sub to effect the Acquisition Transactions are further subject to the fulfillment (or waiver, in whole or in part, in writing by the Parents and Merger Sub, to the extent permitted by applicable Law) on or prior to the Closing Date of the following further conditions:

(a) The representations and warranties of the Company set forth in: (i) the final two sentences of Section 3.2(a) (Capital Stock) and the first sentence of Section 3.10 (Absence of Certain Changes or Events) shall be true and correct in all respects as of the Closing Date as if made on and as of the Closing Date; (ii) Section 3.26 (2009 Segment Results) shall be true and correct in all material respects as of the Closing Date as if made on and as of the Closing Date; (iii) Section 3.19 (Required Vote of the Company Stockholders) and Section 3.22 (Section 203 of the DGCL) shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time; (iv) Section 3.1 (Qualification;

Organization; Subsidiaries; etc.), Section 3.2 (Capital Stock) (other than the final two sentences of Section 3.2(a)), Section 3.3(a) (Corporate Authority Relative to This Agreement; No Violation) and Section 3.21 (Finders or Brokers), disregarding all qualifications contained therein relating to materiality or Company Material Adverse Effect, shall be true and correct in all material respects both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); and (v) Article III hereof (other than the Sections of Article III described in clauses (i)-(iv) above), shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except in the case of this clause (v) where the failure to be so true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” qualifiers set forth therein) has not resulted in or would not reasonably be expected to result in, individually or in the aggregate, a Company Material Adverse Effect.

(b) The Company shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c) Since the date of this Agreement, there shall not have occurred and be continuing any facts, circumstances, events, conditions, occurrences or changes that have had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d) The Company shall have delivered to the Parents a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or Chief Financial Officer, certifying to the effect that the conditions set forth in Section 6.3(a), Section 6.3(b) and Section 6.3(c) have been satisfied.

Section 6.4  Frustration of Closing Conditions.

Neither the Company, Cable Buyer, Metro Parent nor Merger Sub may rely, either as a basis for not consummating the Acquisition Transactions or for terminating this Agreement and abandoning the Acquisition Transactions, on the failure of any condition set forth in Section 6.1, Section 6.2 or Section 6.3, as the case may be, to be satisfied if such failure was caused by such party’s breach of any provision of this Agreement or failure to use its reasonable best efforts to consummate the Acquisition Transactions and the other transactions contemplated by this Agreement, as required by and subject to Section 5.6.

ARTICLE VII

TERMINATION

Section 7.1  Termination or Abandonment.

Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger or the other Acquisition Transactions by the stockholders of the Company (unless otherwise indicated below):

(a) by the mutual written consent of the Company and the Parents;

(b) by either the Company or the Parents if (i) the Effective Time shall not have occurred on or before September 4, 2010 (the “End Date”) and (ii) the party seeking to terminate this Agreement pursuant to this Section 7.1(b) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately caused the failure to consummate the Acquisition Transactions on or before such date;

(c) by either the Company or the Parents if (i) there shall be any applicable United States federal or state Law that makes the transactions contemplated by this Agreement illegal or otherwise prohibited or (ii) any Governmental Entity having competent jurisdiction shall have entered an injunction or other order permanently restraining, enjoining or otherwise prohibiting the consummation of the Acquisition Transactions and such injunction or order shall have become final and non-appealable; provided that the party seeking to terminate this Agreement pursuant to this Section 7.1(c) shall have used its reasonable best efforts to remove such injunction;

(d) by either the Company or the Parents if the Company Meeting (including any adjournments or postponements thereof) shall have concluded and the Company Stockholder Approval contemplated by this Agreement shall not have been obtained;

(e) by the Company, if Cable Buyer, Metro Parent or Merger Sub shall have breached or failed to perform in any material respect any of their respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in Section 6.1 or Section 6.2 and (ii) shall not have been cured, or is not capable of being cured, within twenty (20) days following receipt by either Parent of written notice of such breach or failure to perform from the Company (or if earlier, the End Date); provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(e) if it is then in breach of any of its representations, warranties, covenants or other agreements contained in this Agreement that would result in the conditions to Closing set forth in Section 6.1 or Section 6.3 not to be satisfied;

(f) by the Parents, if the Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would result in a failure of a condition set forth in Section 6.1 or Section 6.3 and (ii) shall not have been cured, or is not capable of being cured, within twenty (20) days following receipt by the Company of written notice of such breach or failure to perform from either Parent (or if earlier, the End Date); provided the Parents shall not have the right to terminate this Agreement pursuant to this Section 7.1(f) if either of the Parents or Merger Sub is then in breach of any of their representations, warranties, covenants or other agreements contained in this Agreement that would result in the conditions to Closing set forth in Section 6.1 or Section 6.2 not to be satisfied;

(g) by the Company, prior to receipt of the Company Stockholder Approval, if the Board of Directors of the Company or the Special Committee shall have effected a Change of Recommendation; provided, that the Company shall concurrently with a termination pursuant to this Section 7.1(g) pay the Termination Fee to the Parents or another person designated in writing by the Parents;

(h) by the Company, to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal pursuant to Section 5.3(e); provided that the Company shall concurrently with a termination pursuant to this Section 7.1(h) pay the Termination Fee to the Parents or another person designated in writing by the Parents;

(i) by the Parents, if (i) the Company has failed to make the Recommendation in the Proxy Statement or the Special Committee or the Board of Directors of the Company or any other authorized committee thereof has effected a Change of Recommendation prior to the Company Stockholder Approval; (ii) the Special Committee, the Board of Directors of the Company or any other authorized committee thereof shall have adopted, approved, endorsed or recommended to the stockholders of the Company an Alternative Proposal; (iii) a tender offer or exchange offer for outstanding shares of Company Common Stock that would, if consummated in accordance with its terms, constitute an Alternative Proposal shall have been commenced (other than by the Parents or any of their respective affiliates) and the Special Committee, the Board of Directors of the Company or any other authorized committee thereof recommends that the stockholders of the Company tender their shares in such tender or exchange offer or, within ten (10) business days after the public announcement of such tender or exchange offer or, if earlier, prior to the date of the Company Meeting, the Special Committee, the Board of Directors of the Company or any other authorized committee thereof fails to recommend against acceptance of such offer; (iv) the Company enters into an Alternative Acquisition Agreement; or (v) the Company, the Special Committee, the Board of Directors of the Company or any other authorized committee thereof shall have publicly announced its intention to do any of the foregoing;

(j) by the Company, if all of the conditions set forth in Section 6.1 and Section 6.3 have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the

Closing) and the Company has indicated in writing that the Company is ready, willing and able to consummate the transactions contemplated by this Agreement (subject to the satisfaction or waiver of all of the conditions set forth in Section 6.1 and Section 6.2), and the Parents and Merger Sub fail to consummate the transactions contemplated by this Agreement within ten (10) business days following the date on which the Closing should have occurred pursuant to Section 1.2 (it being understood that during the period of twelve (12) business days following the date on which the Closing should have occurred pursuant to Section 1.2, the Parents shall not be entitled to terminate this Agreement pursuant to Section 7.1(b)). For the avoidance of doubt, the Company may not exercise the termination right in this Section 7.1(j) if the Company’s failure to comply in any material respect with its obligations under Section 5.11(c) caused or contributed materially to the failure of Cable Buyer, Metro Parent and Merger Sub to consummate the transactions under the circumstances described herein; or

(k) by the Parents, if after the date of this Agreement, there shall have occurred any facts, circumstances, events, conditions, occurrences or changes that have had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, which (if curable) shall not have been cured by the Company within twenty (20) days following receipt by the Company of written notice from the Parents of such Company Material Adverse Effect (or if earlier, the End Date).

Section 7.2  Effect of Termination.

(a) Notwithstanding any provision of this Agreement to the contrary, if:

(i) (A) this Agreement is validly terminated pursuant to Section 7.1(b), Section 7.1(d) or Section 7.1(f) (due to a breach of Section 5.3 or Section 5.4), (B) following the execution and delivery of this Agreement and in the case of a termination pursuant to Section 7.1(b) or Section 7.1(f), prior to such termination, and in the case of a termination pursuant to Section 7.1(d), prior to the Company Meeting, any bona fide Alternative Proposal (substituting fifty percent (50%) for the twenty-five percent (25%) thresholds set forth in the definition of “Alternative Proposal”) (a ‘‘Qualifying Transaction”) shall have been communicated to the Company or a member of the Company’s Board of Directors (whether or not publicly disclosed) and not withdrawn or otherwise abandoned (and, if publicly disclosed, not publicly withdrawn or otherwise abandoned) and (C) within twelve (12) months following the termination of this Agreement pursuant to Section 7.1(b), Section 7.1(d) or Section 7.1(f), as applicable, either a Qualifying Transaction is consummated or the Company enters into a definitive agreement providing for any Qualifying Transaction (in each case, whether or not the Qualifying Transaction was the same Qualifying Transaction referred to in clause (B), and whether or not during such twelve (12)-month period such Qualifying Transaction is subsequently consummated); or

(ii) this Agreement is terminated by the Company pursuant to Section 7.1(g) or Section 7.1(h) or by the Parents pursuant to Section 7.1(i);

then in any such event the Company shall pay to the Parents (or a person designated in writing by the Parents) by wire transfer of same-day funds a fee equal to the Termination Fee. ‘‘Termination Fee” shall mean an amount equal to ten million dollars ($10,000,000) if such termination is effected pursuant to Section 7.1(h) in order to enter into a transaction with respect to a Superior Proposal prior to the No-Shop Period Start Date, and shall mean an amount equal to seventeen million five hundred thousand dollars ($17,500,000) in all other circumstances. Such payment shall be made, in the case of a termination referenced in clause (i) above, upon the earlier of the entry into a definitive agreement with respect to any Qualifying Transaction or the consummation of any Qualifying Transaction, or in the case of a termination referenced in clause (ii) above, concurrently with the termination of this Agreement by the Company pursuant to Section 7.1(g) or Section 7.1(h) or within two (2) business days after termination of this Agreement by the Parents pursuant to Section 7.1(i).  For the avoidance of doubt, in no event shall the Company be required to pay the Termination Fee on more than one occasion.

(b) Notwithstanding any provision of this Agreement to the contrary, (i) if this Agreement is terminated (A) by either the Parents or the Company pursuant to Section 7.1(d), or (B) by the Parents pursuant to Section 7.1(k) and (ii) neither Parent nor Merger Sub is in material breach of any of its representations, warranties, covenants or other agreements contained in this Agreement that would cause the conditions to Closing set forth in Section 6.1 or Section 6.2 not to be satisfied, then in such event the Company shall pay to the Parents (or a person designated in writing by the Parents) by wire transfer of immediately available funds an amount equal to the Parent Expense Amount not later than three (3) business days after such termination. The “Parent Expense Amount” shall mean the actual documented, out-of-pocket expenses incurred by or on behalf of the Parents or their respective affiliates relating to the transactions contemplated by this Agreement (including, but not limited to, all reasonable fees and expenses of the Parents’ counsel, accountants, financial advisors, financing sources, hedging counterparties, experts and consultants) up to a maximum of six million dollars ($6,000,000). For the avoidance of doubt, in no event shall the Company be required to pay the Parent Expense Amount on more than one occasion. If the Company subsequently becomes obligated to pay the Termination Fee pursuant to Section 7.2(a)(i) above, then the Company shall receive credit to the extent of the Parent Expense Amount actually paid to the Parents pursuant to this Section 7.2(b).

(c) Notwithstanding anything to the contrary in this Agreement, in the circumstances in which the Termination Fee is or becomes payable pursuant Section 7.2(a) or the Parent Expense Amount is or becomes payable pursuant to Section 7.2(b), the Parents’ and Merger Sub’s sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) against the Company or any of its affiliates with respect to the facts and circumstances giving rise to such payment obligation shall be payment of the Termination Fee pursuant to Section 7.2(a) or payment of the Parent Expense Amount pursuant to Section 7.2(b), as applicable, together with any amounts payable pursuant to Section 7.2(f) and/or Section 8.2, and upon payment in full of such amount, none of Cable Buyer, Metro Parent nor Merger Sub or any of their respective affiliates nor any other person shall have any rights or claims against the Company or any of its affiliates (whether at law, in equity, in contract, in tort or otherwise) under or relating to this Agreement or the transactions contemplated hereby, except to the extent that following any payment of the Parent Expense Amount, the Termination Fee subsequently becomes payable pursuant to Section 7.2(a)(i) (but subject to the final sentence of Section 7.2(b)).

(d) The Parents shall pay, or cause to be paid, to the Company a termination fee equal to thirty million dollars ($30,000,000) (the “Parent Termination Fee”) if this Agreement is terminated by the Company pursuant to Section 7.1(e) or Section 7.1(j).  Any fee due under this Section 7.2(d) shall be paid to the Company or its designee by wire transfer of same-day funds within two (2) business days after the date of termination of this Agreement pursuant to Section 7.1(e) or Section 7.1(j), as applicable. For the avoidance of doubt, in no event shall the Parents be required to pay the Parent Termination Fee on more than one occasion.

(e) Notwithstanding anything to the contrary in this Agreement, if Cable Buyer, Metro Parent and Merger Sub fail to effect the Closing for any reason or no reason or otherwise breach this Agreement (whether willfully, intentionally, unintentionally or otherwise) or fail to perform hereunder (whether willfully, intentionally, unintentionally or otherwise), then, except for an order of specific performance as and only to the extent expressly permitted under Section 8.5, the Company’s sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) against Cable Buyer, Metro Parent, Merger Sub, Sponsor, any Lender (or other financing source) and any affiliate of any of the foregoing for any breach, loss or damage shall be to terminate this Agreement and, to the extent and only to the extent provided by Section 7.2(d) or pursuant to the Limited Guarantee, as applicable, to receive payment of the Parent Termination Fee from the Parents or Merger Sub (or Sponsor under the Limited Guarantee), together with any amounts payable pursuant to Section 7.2(f) and/or Section 8.2, and upon payment in full of such amounts, neither the Company nor any other person shall have any rights or claims against Cable Buyer, Metro Parent, Merger Sub, Sponsor, any Lender (or other financing source) or any affiliate of any of the foregoing under or relating to this Agreement, the Financing Commitments or the Limited Guarantee or the transactions contemplated hereby or thereby, nor shall the Company or any other person be entitled to bring or maintain any other claim, action or proceeding against Cable Buyer, Metro Parent, Merger Sub, Sponsor, any Lender (or other financing source) or any affiliate thereof arising out of this Agreement, the Financing Commitments or the Limited Guarantee, any of the transactions contemplated hereby or thereby; provided, however, that nothing in this Section 7.2(e) shall limit the rights of the Company to seek the remedy of specific performance under Section 8.5.  In no event shall the Company be entitled to seek the remedy of specific performance of this Agreement other than solely under the specific circumstances and as specifically set forth in Section 8.5.

(f) If the Company or the Parents, as the case may be, fail to timely pay any amount due pursuant to this Section 7.2, and, in order to obtain the payment, the Parents or the Company, as the case may be, commence litigation or arbitration which results in a judgment (or any settlement payment) against the other party for the payment set forth in this Section 7.2, such paying party shall pay the other party its reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees) in connection with such suit, together with interest on such amount at prime rate of JPMorgan Chase & Co. in effect on the date such payment was required to be made plus five percent (5%) per annum through the date such payment was actually received.

(g) The parties acknowledge that the agreements contained in this Section 7.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement. The parties acknowledge that the Termination Fee and the Parent Termination Fee, in the circumstances in which such fees become payable, constitute liquidated damages and are not a penalty. Each of the Termination Fee, the Parent Expense Amount and the Parent Termination Fee provided for in this Section 7.2 is payable under the terms provided in this Section 7.2 whether or not there has been any breach of this Agreement.

(h) There shall be deducted from any payments made pursuant to this Section 7.2 such amounts as may be required to be withheld therefrom under the Code or under any provision of U.S. state or local Tax Law.

(i) The party seeking to terminate this Agreement pursuant to Section 7.1 (other than Section 7.1(a)) shall give written notice of such termination, including a description in reasonable detail of the reasons for such termination, to the other party in accordance with Section 8.7, specifying the provision or provisions hereof pursuant to which such termination is effected. Except as otherwise provided in this Article VII, any valid termination of this Agreement pursuant to Section 7.1 (other than Section 7.1(a)) shall be effective immediately upon the delivery of notice of the terminating party to the other party or parties hereto, as applicable. In the event of a valid termination of this Agreement pursuant to Section 7.1, this Agreement shall be of no further force or effect without liability of any party or parties hereto, as applicable (or any partner, member, stockholder, director, officer, employee, affiliate, agent or other representative of such party or parties) to the other party or parties hereto, as applicable, except (i) for the terms of Section 3.21, Section 4.8, Section 4.12, Section 5.8, Article VII, Article VIII, the Limited Guarantee and the Confidentiality Agreement, each of which shall survive the termination of this Agreement (subject, in the case of the Limited Guarantee and the Confidentiality Agreement, to the terms thereof), and (ii) subject to Section 7.2 and Section 8.5(c), nothing in this Agreement shall relieve any party or parties hereto, as applicable, from liability for any breach of this Agreement.

ARTICLE VIII

MISCELLANEOUS

Section 8.1  No Survival of Representations and Warranties.

None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement (other than the Limited Guarantee) shall survive the consummation of the Acquisition Transactions. This Section 8.1 shall not limit any covenant or agreement of the parties hereto which by its terms requires performance after the Effective Time.

Section 8.2  Expenses.

Except as set forth in Section 7.2, whether or not the Acquisition Transactions are consummated, all costs and expenses incurred in connection with the Acquisition Transactions, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring or required to incur such expenses; provided, however, that all fees paid in respect of any HSR or other regulatory filings (including in connection with the FCC Approvals, the State PUC Approvals and the LFA Approvals) shall be borne fifty percent (50%) by the Parents and fifty percent (50%) by the Company.

Section 8.3  Counterparts; Effectiveness.

This Agreement may be executed in two or more counterparts (including by facsimile or electronic transmission), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, electronic transmission or otherwise) to the other parties.

Section 8.4  Governing Law.

This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

Section 8.5  Enforcement; Jurisdiction

(a) Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that, subject to Section 7.2 and Section 8.5(b), prior to the valid termination of this Agreement, the parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case without posting a bond or undertaking, this being in addition to any other remedy to which they are entitled at law or in equity. Without limiting the foregoing, but subject to the provisions of Section 7.2, in the event of any breach of this Agreement by the Company, each of Cable Buyer, Metro Parent and Merger Sub retain the right to pursue any and all remedies available at law, in equity, in contract or otherwise, including without limitation specific performance and monetary damages. Subject to Section 8.5(b), the foregoing right shall include the right of the Company to cause each of Metro Parent and Merger Sub to seek to enforce the terms of the Metro Equity Financing and the Debt Financing Commitments related to the Metro Debt Financing (and any definitive agreements related thereto) and to cause Cable Buyer to seek to enforce the terms of the Cable Equity Financing and the Debt Financing Commitments related to the Cable Debt Financing (and any definitive agreements related thereto) against the Lenders, Sponsor and any other applicable party to the fullest extent permissible pursuant to such Financing Commitments (or any definitive agreements related thereto) and applicable Laws and to thereafter cause the Cable Transfer and the Merger to be consummated, in each case, if the conditions set forth in Section 6.1 and Section 6.3 have been satisfied or waived (other than conditions which by their nature cannot be satisfied until the Closing, but subject to the satisfaction or waiver of those conditions at the Closing). Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

(b) Notwithstanding the foregoing, it is explicitly agreed that the Company shall be entitled to seek specific performance of Metro Parent’s obligation to cause the Metro Equity Financing to be funded to fund the Merger and Cable Buyer’s obligation to cause the Cable Equity Financing to be funded to fund the Cable Transfer and to consummate the transactions contemplated by this Agreement only in the event that (i) Cable Buyer, Metro Parent and Merger Sub are required to complete the Closing pursuant to Section 1.2, (ii) the Debt Financing has been funded or will be funded at the Closing if the Equity Financing is funded at the Closing, (iii) Cable Buyer, Metro Parent and Merger Sub fail to complete the Closing pursuant to Section 1.2 and (iv) the Company has irrevocably confirmed that if specific performance is granted and the Equity

Financing and Debt Financing are funded, then the Closing will occur. For the avoidance of doubt, in no event shall the Company be entitled to enforce or to seek to enforce specifically Metro Parent’s obligation to cause the Metro Equity Financing to be funded to complete the Merger or Cable Buyer’s obligation to cause the Cable Equity Financing to be funded to complete the Cable Transfer if the Cable Debt Financing or the Metro Debt Financing has not been funded (or will not be funded at the Closing if the Cable Equity Financing and the Metro Equity Financing are funded at the Closing). In connection with the performance by Cable Buyer, Metro Parent and Merger Sub of their obligations to seek to enforce the terms of the Financing Commitments (or any definitive agreements related thereto) pursuant to this Section 8.5, each of Cable Buyer, Metro Parent and Merger Sub shall reasonably consult and reasonably cooperate with the Company in connection with any Action or other enforcement efforts related to the Financing Commitments by (A) promptly providing the Company with copies of all material correspondence between Cable Buyer, Metro Parent or Merger Sub and/or any of their respective Representatives, on the one hand, and the Lenders, Sponsor and any other applicable party, on the other hand, (B) keeping the Company advised on a weekly basis with respect to any such Action or other enforcement efforts and (C) in good faith considering the views and advice of the Company, in each case, in connection with the enforcement of the Financing Commitments (or any definitive agreements related thereto); provided, however, that in no event shall anything in this sentence be deemed to require any party to disclose information or otherwise take any action in compliance herewith if such party reasonably determines that doing so would (I) cause a violation of any material agreement to which such person is a party, (II) cause a material risk of loss of privilege to such person, or (III) constitute a violation of any applicable Law. Notwithstanding anything to the contrary set forth in this Agreement, except as and to the extent expressly permitted by this Section 8.5, the parties acknowledge that the Company shall not be entitled to an injunction or injunctions to prevent breaches of this Agreement by Cable Buyer, Metro Parent or Merger Sub or any remedy to enforce specifically the terms and provisions of this Agreement and that the Company’s sole and exclusive remedy with respect to any such breach shall be the remedies set forth in Section 7.2.

(c) Without limiting the rights of the Parents or their respective affiliates under and to the extent provided in this Section 8.5, the Parents and Merger Sub acknowledge and agree that each of them has no right of recovery against, and no personal liability shall attach to, in each case with respect to damages of the Parents or their respective affiliates, any of the Company Parties (other than the Company to the extent provided in this Agreement), through the Company or otherwise, whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of the Company against any Company Party, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Law, or otherwise. Without limiting the rights of the Company under and to the extent provided in this Section 8.5, the Company acknowledges and agrees that it has no right of recovery against, and no personal liability shall attach to, in each case with respect to damages of the Company and its affiliates, any of the Parent Parties (as defined below) (other than Cable Buyer, Metro Parent and Merger Sub to the extent provided in this Agreement and Sponsor to the extent provided in the Limited Guarantee), through either Parent or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil, by or through a claim by or on behalf of either Parent against Sponsor or any other Parent Party, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Law, or otherwise, except for its rights to recover from Sponsor (but not any other Parent Party (including any general partner or managing member)) under and to the extent provided in the Limited Guarantee and subject to the limitations described therein. Recourse against Sponsor under the Limited Guarantee shall be the sole and exclusive remedy of the Company and its affiliates against Sponsor and any other Parent Party (other than Cable Buyer, Metro Parent and Merger Sub to the extent provided in this Agreement) in respect of any liabilities or obligations arising under, or in connection with, this Agreement or the transactions contemplated hereby.

(d) For purposes hereof: (i) “Parent Parties” shall mean, collectively, Cable Buyer, Metro Parent, Merger Sub, Sponsor, the Lenders or other funding sources and any of their respective former, current or future directors, officers, employees, agents, general or limited partners, managers, members, stockholders, affiliates or assignees or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, affiliate or assignee of any of the foregoing, and (ii) “Company Parties” shall mean, collectively, the Company and its Subsidiaries and any of their respective former, current or future directors, officers, employees, agents, general or limited partners, managers, members, stockholders, affiliates or assignees or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, affiliate or assignee of any of the foregoing.

(e) Each of the parties hereto irrevocably agrees that any Action arising out of or relating to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such Action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any Action arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives (to the fullest extent permitted by applicable Law), and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 8.5, (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) any claim that (A) the Action in such court is brought in an inconvenient forum, (B) the venue of such Action is improper or (C) this Agreement, or the subject mater hereof, may not be enforced in or by such court. Each of the parties hereto agrees that notice or the service of process in any Action arising out of or relating to this Agreement shall be properly served or delivered if delivered in the manner contemplated by Section 8.7.

Section 8.6  WAIVER OF JURY TRIAL.

EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. FURTHER, EACH OF THE PARTIES HERETO HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF ANY OTHER PARTY OR ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY OR PERSON WOULD NOT, IN THE EVENT OF SUCH ACTION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. EACH OF THE PARTIES HERETO HEREBY ACKNOWLEDGES THAT THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY THIS SECTION 8.6.

Section 8.7  Notices.

Any notice, request, instruction or other communication required or permitted hereunder shall be in writing and delivered personally, sent by reputable overnight courier service (charges paid by sender), sent by registered or certified mail (postage prepaid), or sent by facsimile, according to the instructions set forth below. Such notices shall be deemed given: at the time delivered by hand, if personally delivered; one business day after being sent, if sent by reputable overnight courier service; at the time receipted for (or refused) on the return receipt, if sent by registered or certified mail; and at the time when confirmation of successful transmission is received by the sending facsimile machine, if sent by facsimile:

To Cable Buyer, Metro Parent or Merger Sub:

c/o ABRY Partners
111 Huntington Avenue
Boston, MA 02199

Attention:	Jay Grossman
Blake Battaglia

Facsimile:	617-859-8797

with copies to:

Edwards Angell Palmer & Dodge LLP
111 Huntington Avenue
Boston, MA 02199

Attention:	Stephen O. Meredith, Esq.
Peter J. Barrett, Esq.
Matthew J. Gardella, Esq.

Facsimile:	617-227-4420

To the Company:

RCN Corporation
196 Van Buren Street
Herndon, VA 20170

Attention:	Michael T. Sicoli

Facsimile:	703-434-8457

with copies to:

Jenner & Block LLP
353 N. Clark Street
Chicago, IL 60654-3456

Attention:	Thomas A. Monson, Esq.
Donald E. Batterson, Esq.
Jill R. Sheiman, Esq.

Facsimile:	312-840-8711
312-923-2707

or to such other address or to the attention of such other party that the recipient has specified by prior notice to the other party in accordance with the preceding.

Section 8.8  Assignment; Binding Effect.

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 8.9  Severability.

Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 8.10  Entire Agreement; No Third-Party Beneficiaries.

This Agreement (including the exhibits and schedules hereto), the Company Disclosure Schedule, the Limited Guarantee and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties, or between any of them, with respect to the subject matter hereof and thereof. This Agreement is not intended to, and shall not, confer upon any other person any rights or remedies hereunder, except (a) as provided in Section 5.9 and (b) from and after the Effective Time, if the Effective Time occurs, the rights of holders of shares of Company Common Stock to receive the Merger Consideration set forth in Article II.

Section 8.11  Amendments; Extensions of Time; Waivers.

At any time prior to the Effective Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Cable Buyer, Metro Parent and Merger Sub, or in the case of a waiver, by the party against whom the waiver is to be effective; provided, however, that after receipt of the Company Stockholder Approval, if any such amendment or waiver shall by applicable Law or in accordance with the rules and regulations of the NASDAQ Stock Market require further approval of the stockholders of the Company, the effectiveness of such amendment or waiver shall be subject to the approval of the stockholders of the Company. At any time prior to the Effective Time, any party may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of any other party hereto, (b) extend the time for the performance of any of the obligations or acts of any other party hereto or (c) waive compliance by any other party hereto with any of the agreements contained herein or, except as otherwise provided herein, waive any of such party’s conditions. Notwithstanding the foregoing, no failure or delay by the Company, Cable Buyer, Metro Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 8.12  Headings.

Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 8.13  No Presumption Against Drafting Party.

Each of Cable Buyer, Metro Parent, Merger Sub and the Company acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived by each party.

Section 8.14  Interpretation.

When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References in this Agreement to specific laws or to specific provisions of laws shall include all rules and regulations promulgated thereunder.

Section 8.15  Disclaimer.

The representations and warranties in this Agreement are the product of negotiations among the parties hereto, are for the sole benefit of such parties and are subject to disclosures set forth in the Company SEC Documents and on the Company Disclosure Schedule. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 8.11 without notice or liability to any other person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties. Consequently, persons other than the parties hereto should not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 8.16  Definitions.

(a) References in this Agreement to “Subsidiaries” of any party shall mean any corporation, partnership, association, trust or other form of legal entity of which (i) more than 50% of the outstanding voting securities are directly or indirectly owned by such party or (ii) such party or any Subsidiary of such party is a general partner (excluding partnerships in which such party or any Subsidiary of such party does not have a majority of the voting interests in such partnership). References in this Agreement (except as specifically otherwise defined) to ‘‘affiliates” shall mean, as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person. As used in the immediately preceding sentence, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise. References in this Agreement (except as specifically otherwise defined) to ‘‘person” shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including, without limitation, a Governmental Entity, and any permitted successors and assigns of such person. As used in this Agreement, “knowledge” means (i) with respect to Cable Buyer and/or Metro Parent, the actual knowledge of the individuals listed on Section 8.16(a)(i) of the Company Disclosure Schedule and (ii) with respect to the Company, the actual knowledge of the individuals listed on Section 8.16(a)(ii) of the Company Disclosure Schedule. As used in this Agreement, “business day” shall mean any day other than a Saturday, Sunday or a day on which the banks in New York are authorized by law or executive order to be closed.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Acceptable Confidentiality Agreement	5.3(j)
Acquisition Transactions	1.1(b)
Action	3.7(c)(ii)
affiliates	8.16(a)
Agreement	Preamble
Alternative Acquisition Agreement	5.3(d)(ii)
Alternative Debt Commitment Letter	5.11(b)
Alternative Debt Financing	5.11(b)
Alternative Proposal	5.3(k)
Antitrust Authority	5.6(b)
Applicable Date	3.4(a)
Book-Entry Shares	2.2(a)
business day	8.16(a)
Cable Business	3.1

Cable Buyer	Preamble
Cable Debt Financing	4.5(a)
Cable Equity Commitment Letter	4.5(a)
Cable Equity Financing	4.5(a)
Cable Financing	5.11(a)
Cable Opco	1.1(a)(i)
Cable Transfer	1.1(b)(iii)
Cable Transfer Payment	1.1(b)(iii)
Cancelled Shares	2.1(b)
Capital Expenditure Budget	5.1(a)
Certificate of Merger	1.1(b)(iv)
Certificates	2.2(a)
Change of Recommendation	5.3(d)(i)
Closing	1.2
Closing Date	1.2
Code	2.2(b)(iii)
Communications Act	3.3(b)
Company	Preamble
Company Approvals	3.3(b)
Company Benefit Plans	3.9(a)
Company Common Stock	2.1(a)
Company Disclosure Schedule	Article III Preamble
Company Employees	5.5(b)(i)
Company Material Adverse Effect	3.1
Company Material Contract	3.20(a)
Company Meeting	5.4(d)
Company Parties	8.5(d)
Company Permits	3.7(b)
Company Preferred Stock	3.2(a)
Company Restricted Share	5.5(a)(ii)
Company Restricted Stock Unit	5.5(a)(iii)
Company SEC Documents	3.4(a)
Company Stock-Based Award	5.5(a)(iv)
Company Stock Option	5.5(a)(i)
Company Stock Plans	3.2(a)
Company Stockholder Approval	3.19
Confidentiality Agreement	5.2(c)
control	8.16(a)
Credit Agreement	1.1(b)(iii)
Debt Financing	4.5(a)
Debt Financing Commitments	4.5(a)
DGCL	1.1(a)
Disclosed Conditions	4.5(a)
Dissenting Shares	2.1(d)
EBITDA	3.26

Effective Time	1.1(b)(iv)
Employee	3.15
End Date	7.1(b)
Environmental Law	3.8(b)
Equity Commitment Letters	4.5(a)
Equity Financing	4.5(a)
ERISA	3.9(a)
Exchange Act	3.3(b)
Exchange Fund	2.2(a)
FCC	3.3(b)
FCC Approvals	3.3(b)
Federal Communications Laws	3.7(c)(v)
Fiber Business	3.1
Financing	4.5(a)
Financing Commitments	4.5(a)
Fixed NY Assets	1.1(a)(vi)
Franchise	3.3(b)
Fully Diluted Shares	3.2(a)
GAAP	3.4(b)
Governmental Entity	3.3(b)
Hazardous Substance	3.8(c)
HSR Act	3.3(b)
Indemnified Party	5.9(a)
Intellectual Property	3.16
Intervening Event	5.3(e)
IRS	3.9(b)
ISDA Agreements	1.1(b)(iii)
knowledge	8.16(a)
Law	3.7(a)
Laws	3.7(a)
Lenders	4.5(a)
LFA	3.3(b)
LFA Approvals	3.3(b)
Lien	3.3(c)
Limited Guarantee	4.12
Local Franchising Authority	3.3(b)
Marketing Period	5.16
Merger	Recitals
Merger Consideration	2.1(a)
Merger Sub	Preamble
Metro Debt Financing	4.5(a)
Metro Equity Commitment Letter	4.5(a)
Metro Equity Financing	4.5(a)
Metro Financing	5.11(a)
Metro Parent	Preamble

New Plans	5.5(b)(ii)
No-Shop Period Start Date	5.3(a)
Notice Period	5.3(e)(ii)
Old Plans	5.5(b)(ii)
Option and Stock-Based Consideration	5.5(a)(iv)
Option Consideration	5.5(a)(i)
Parent Approvals	4.2(b)
Parent Expense Amount	7.2(b)
Parent Material Adverse Effect	4.1
Parent Parties	8.5(d)
Parent Termination Fee	7.2(d)
Parents	Preamble
Paying Agent	2.2(a)
Permitted Lien	3.3(c)
person	8.16(a)
Pre-Acquisition Transactions	1.1(a)
Pro Forma Segment Financial Information	5.11(d)
Proxy Statement	5.4(a)
Purchase Price	5.3(m)
Qualifying Transaction	7.2(a)
RCN-BecoCom LLC	1.1(a)(iv)
RCN D.C.	1.1(a)(iii)
RCN IL	1.1(a)(ii)
RCN Internet	1.1(a)(x)
RCN ISP LLC	1.1(a)(x)
RCN MA Inc.	1.1(a)(iv)
RCN NY LLC 1	1.1(a)(vi)
RCN NY LLC 2	1.1(c)(i)
RCN NY Newco	1.1(a)(vi)
RCN PA Newco	1.1(a)(v)
RCN Telecom	1.1(a)(v)
RCN Telecom (Lehigh)	1.1(a)(vi)
RCN Telecom (Philadelphia)	1.1(a)(v)
RCN TS NY LP	1.1(a)(vi)
Real Property	3.17
Recommendation	3.3(a)
Regulation S-K	3.4(b)
Regulatory Law	5.6(g)
Representatives	5.2(a)
Required Information	5.11(c)
Restricted Share Consideration	5.5(a)(ii)
Restricted Stock Unit Consideration	5.5(a)(iii)
Sarbanes-Oxley Act	3.4(a)
SEC	3.4(a)
Securities Act	3.4(a)

Segment Financial Statements	5.11(d)
Share	2.1(a)
Special Committee	Recitals
Sponsor	4.5(a)
Starpower	1.1(a)(iii)
State Communications Laws	3.7(c)(v)
State PUC	3.3(b)
State PUC Approvals	3.3(b)
Subsidiaries	8.16(a)
Superior Proposal	5.3(l)
Surviving Corporation	1.1(b)(iv)
Tax Return	3.14(j)
Taxes	3.14(j)
Termination Date	5.1(a)
Termination Fee	7.2(a)
Transaction Documents	1.1(d)
WARN Act	3.15
Warrant Agent	3.2(a)
Warrant Agreement	3.2(a)
Warrants	3.2(a)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

YANKEE CABLE ACQUISITION, LLC

By:	/s/ Jay Grossman

Name: Jay Grossman Title:	President

YANKEE METRO PARENT, INC.

By:	/s/ Jay Grossman

Name: Jay Grossman Title:	President

YANKEE METRO MERGER SUB, INC.

By:	/s/ Jay Grossman

Name: Jay Grossman Title:	President

RCN CORPORATION

By:	/s/ Peter D. Aquino

Name: Peter D. Aquino Title:	President and Chief Executive Officer

Signature Page to Agreement and Plan of Merger

Annex B

March 5, 2010

Special Committee of the Board of Directors
Board of Directors
RCN Corporation
196 Van Buren Street
Herndon, VA 20170

Gentlemen:

Deutsche Bank Securities Inc, (“Deutsche Bank”) has acted as financial advisor to the Special Committee of the Board of Directors of RCN Corporation (the “Company”) in connection with the Agreement and Plan of Merger, dated March 5, 2010 (the “Merger Agreement”), among the Company, and Yankee Cable Acquisition, LLC (“Cable Buyer”), Yankee Metro Parent, Inc., (“Metro Parent” along with Cable Buyer, the “Acquiror”) and Yankee Metro Merger Sub, Inc., a subsidiary of Metro Parent (the “Metro Sub”), which provides, among other things, for (i) the Company to establish a subsidiary (“Cable Opco”) to own the Company’s Residential/SMB operating segment including the Company’s assets and businesses that deliver video, cable modem internet and voice services primarily to residential and small and medium sized business customers, (ii) the acquisition of Cable Opco by Cable Buyer (the “Cable Acquisition”) and (iii) the merger of the Metro Sub with and into the Company, as a result of which the Company will become a wholly owned subsidiary of Metro Parent (the “Merger,” along with the Cable Acquisition, the “Transaction”). As set forth more fully in the Merger Agreement, as a result of the Transaction, each share of common stock, par value $0.01 per share of the Company (the “Company Common Stock”) (other than dissenting shares and shares owned directly or indirectly by the Company, any of its subsidiaries or the Acquiror) will be converted into the right to receive $15.00 in cash (the “Merger Consideration”).

You have requested our opinion as to the fairness of the Merger Consideration, from a financial point of view, to the holders of the outstanding shares of Company Common Stock, excluding the Acquiror and its affiliates.

In connection with our role as financial advisor to the Special Committee of the Board of Directors, and in arriving at our opinion, we reviewed certain publicly available financial and other information concerning the Company and certain internal analyses, financial forecasts and other information relating to the Company prepared by management of the Company. We have also held discussions with certain senior officers and other representatives and advisors of the Company regarding the businesses and prospects of the Company. In addition, Deutsche Bank has (i) reviewed the reported prices and trading activity for the Company Common Stock, (ii) to the extent publicly available, compared certain financial and stock market information for the Company with similar information for certain other companies we considered relevant whose securities are publicly traded, (iii) reviewed the Merger Agreement and certain related documents, including the Metro Debt Commitment Letter from SunTrust Bank and SunTrust Robinson Humphrey, Inc. dated March 5, 2010, the Cable Debt Commitment Letter from SunTrust Bank, SunTrust Robinson Humphrey, Inc., General Electric Capital Corporation, GE Capital Markets, Inc., Société Générale and SG Americas Securities, LLC dated March 5, 2010, the Metro Equity Commitment Letter from ABRY Partners VI, LP dated March 5, 2010 and the Cable Equity Commitment Letter from ABRY Partners VI, LP dated March 5, 2010, (collectively, the “Financing Commitments”) and the Limited Guarantee of ABRY Partners VI, LP in favor of the Company dated March 5, 2010 (the “Limited Guarantee”) and (iv) performed such other studies and analyses and considered such other factors as we deemed appropriate.

Special Committee of the Board of Directors of RCN Corporation
Board of Directors of RCN Corporation
March 5, 2010

Deutsche Bank has not assumed responsibility for independent verification of, and has not independently verified, any information, whether publicly available or furnished to it, concerning the Company, including, without limitation, any financial information considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, Deutsche Bank has, with your permission, assumed and relied upon the accuracy and completeness of all such information. Deutsche Bank has not conducted a physical inspection of any of the properties or assets, and has not prepared or obtained any independent evaluation or appraisal of any of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities), of the Company or the Acquiror or any of their respective affiliates, nor have we evaluated the solvency or fair value of the Company under any state or federal law relating to bankruptcy, insolvency or similar matters. With respect to the financial forecasts made available to Deutsche Bank and used m its analyses, Deutsche Bank has assumed with your permission that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby. In rendering its opinion, Deutsche Bank expresses no view as to the reasonableness of such forecasts or the assumptions on which they are based. Deutsche Bank’s opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to it, as of the date hereof. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.

For purposes of rendering its opinion, Deutsche Bank has assumed with your permission that, in all respects material to its analysis, the Transaction will be consummated in accordance with its terms, without any material waiver, modification or amendment of any term, condition or agreement, and without any adjustment to the Merger Consideration attributable to changes in the outstanding shares of Company Common Stock. Deutsche Bank has also assumed that all material governmental, regulatory, contractual or other approvals and consents required in connection with the consummation of the Transaction will be obtained and that in connection with obtaining any necessary governmental, regulatory, contractual or other approvals and consents, no material restrictions, terms or conditions will be imposed. We are not legal, regulatory, tax or accounting experts and have relied on the assessments made by the Company and its advisors with respect to such issues.

This opinion has been approved and authorized for issuance by a fairness opinion review committee, is addressed to, and for the use and benefit of, the Special Committee of the Board of Directors and the Board of Directors of the Company and is not a recommendation to the stockholders of the Company to approve the Transaction. This opinion is limited to the fairness, from a financial point of view of the Merger Consideration to the holders of the Company Common Stock. You have not asked us to, and this opinion does not, address the fairness of the Transaction, or any consideration received in connection therewith, to the holders of any other class of securities, creditors or other constituencies of the Company, nor does it address the fairness of the contemplated benefits of the Transaction. Deutsche Bank expresses no opinion as to the merits of the underlying decision by the Company to engage in the Transaction or the relative merits of the Transaction as compared to alternative business strategies, nor do we express any opinion as to how any holder of shares of Company Common Stock should vote with respect to the Transaction. In addition, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of the Company’s officers, directors, or employees, or any class of such persons, in connection with the Transaction relative to the Merger Consideration to be received by the holders of the Company Common Stock.

Special Committee of the Board of Directors of RCN Corporation
Board of Directors of RCN Corporation
March 5, 2010

Deutsche Bank will be paid a fee for its services as financial advisor to the Special Committee of the Board of Directors in connection with the Transaction, a portion of which is contingent upon delivery of this opinion and a substantial portion of which is contingent upon consummation of the Transaction. The Company has also agreed to reimburse Deutsche Bank for its expenses, and to indemnify Deutsche Bank against certain liabilities, in connection with its engagement. We are an affiliate of Deutsche Bank AG (together with its affiliates, the “DB Group”). One or more members of the DB Group have, from time to time, provided investment banking, commercial banking (including extension of credit) and other financial services to the Company or its affiliates for which it has received compensation, including the Company’s acquisition of Neon Communications Group, Inc. and the refinancing of Company senior bank debt in 2007. A portion of the proceeds from the Transaction will be used to repay indebtedness of the Company which has been extended in part by one or more members of the DB Group. DB Group may also provide investment and commercial banking services to the Acquiror and the Company and their respective affiliates in the future, for which we would expect the DB Group to receive compensation. In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of the Company or affiliates of the Acquiror for their own accounts and for the accounts of their customers. Accordingly, the DB Group may at any time hold a long or short position in such securities, instruments and obligations.

Based upon and subject to the foregoing assumptions, limitations, qualifications and conditions, it is Deutsche Bank’s opinion as investment bankers that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock, excluding the Acquiror and its affiliates.

This opinion may not be disclosed, summarized, referred to, or communicated (in whole or in part) to any other person for any purpose whatsoever except with our prior written approval. This opinion may be included in any disclosure document filed by the Company with the Securities and Exchange Commission with respect to a Transaction, provided that it is reproduced in full and that any description of or reference to Deutsche Bank or any summary of this opinion in the disclosure document is in a form reasonably acceptable to Deutsche Bank and its counsel but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

/s/  Deutsche Bank Securities Inc.

DEUTSCHE BANK SECURITIES INC.

ANNEX C

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

(8 Del. C. 1953, § 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, § 24; 57 Del. Laws, c. 148, §§ 27-29; 59 Del. Laws, c. 106, § 12; 60 Del. Laws, c. 371, §§ 3-12; 63 Del. Laws, c. 25, § 14; 63 Del. Laws, c. 152, §§ 1, 2; 64 Del. Laws, c. 112, §§ 46-54; 66 Del. Laws, c. 136, §§ 30-32; 66 Del. Laws, c. 352, § 9; 67 Del. Laws, c. 376, §§ 19, 20; 68 Del. Laws, c. 337, §§ 3, 4; 69 Del. Laws, c. 61, § 10; 69 Del. Laws, c. 262, §§ 1-9; 70 Del. Laws, c. 79, § 16; 70 Del. Laws, c. 186, § 1; 70 Del. Laws, c. 299, §§ 2, 3; 70 Del. Laws, c. 349, § 22; 71 Del. Laws, c. 120, § 15; 71 Del. Laws, c. 339, §§ 49-52; 73 Del. Laws, c. 82, § 21; 76 Del. Laws, c. 145, §§ 11-16; 77 Del. Laws, c. 14, §§ 12, 13.)

[PRELIMINARY COPIES - SUBJECT TO COMPLETION]
SPECIAL MEETING OF STOCKHOLDERS OF
RCN CORPORATION
[                    ], 2010
Please sign, date and mail your proxy card in the envelope provided as soon as possible.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ITEM 1.
1. To adopt the Agreement and Plan of Merger, dated as of March 5, 2010, as it may be amended from time to time, by and among RCN Corporation, Yankee Cable Acquisition, LLC, Yankee Metro Parent, Inc. and Yankee Metro Merger Sub, Inc., and to approve the transactions contemplated thereby.

FOR	AGAINST	ABSTAIN
☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ITEM 2.
2. To approve an adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement and to approve the transactions contemplated thereby.

FOR	AGAINST	ABSTAIN
☐	☐	☐

To change the address on your account, please check the box below and indicate your new address in the address space provided above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder	Date:

Signature of Stockholder	Date:
Note: Please sign exactly as your name or names appear on this proxy card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

RCN CORPORATION
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
As an alternative to completing this form, you may enter your vote instruction by telephone at [                    ] or via the Internet at [                    ] and follow the simple instructions.
The undersigned stockholder hereby appoints [                    ] and [                    ], and each of them, officers and proxies for the undersigned with full power of substitution, to act and vote, with the powers the undersigned would possess if personally present, at the special meeting of stockholders of RCN Corporation, to be held at [                    ] on [                    ] and any adjournments or postponements thereof, as directed on the reverse side, with respect to the matters set forth on the reverse side and with discretionary authority on all other matters that may properly come before the special meeting and any adjournments or postponements thereof, as more fully described in the proxy statement received by the undersigned stockholder. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted “FOR” Item 1 and “FOR” Item 2, and as the proxies deem advisable on such other matters as may properly come before the special meeting and any adjournments or postponements thereof.
(Continued and to be signed on the reverse side)

SPECIAL MEETING OF STOCKHOLDERS OF
RCN CORPORATION
[                    ], 2010
PROXY VOTING INSTRUCTIONS
YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week.
Internet and telephone voting are available through 11:59 PM EST the day prior to the special meeting day.
INTERNET - Access [                    ] and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the following control number: [      ].
TELEPHONE - Call toll-free [                    ] in the United States or [   ] from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call, and use the following control number: [      ].
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the special meeting.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ITEM 1.
1. To adopt the Agreement and Plan of Merger, dated as of March 5, 2010, as it may be amended from time to time, by and among RCN Corporation, Yankee Cable Acquisition, LLC, Yankee Metro Parent, Inc. and Yankee Metro Merger Sub, Inc., and to approve the transactions contemplated thereby.

FOR	AGAINST	ABSTAIN
☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ITEM 2.
2. To approve an adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement and to approve the transactions contemplated thereby.

FOR	AGAINST	ABSTAIN
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To change the address on your account, please check the box below and indicate your new address in the address space provided above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder	Date:

Signature of Stockholder	Date:
Note: Please sign exactly as your name or names appear on this proxy card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.